--------------------------------------------------------------------------------


                         MORGAN STANLEY CAPITAL I INC.,
                                  as Depositor,


                                       and
                        CONNING ASSET MANAGEMENT COMPANY,
                    as Master Servicer and Special Servicer,


                                       and


                            THE CHASE MANHATTAN BANK,
                                   as Trustee,


                    ----------------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 1999

                    ----------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1


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


                                TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----
ARTICLE I--DEFINITIONS.........................................................................................
Section 1.1         Definitions................................................................................
Section 1.2         Calculations Respecting Mortgage Loans.....................................................
Section 1.3         Calculations Respecting Accrued Interest...................................................
Section 1.4         Interpretation.............................................................................
ARTICLE II--DECLARATION OF TRUST;
                    ISSUANCES OF CERTIFICATES..................................................................
Section 2.1         Conveyance of Mortgage Loans...............................................................
Section 2.2         Acceptance by Trustee......................................................................
Section 2.3         Sellers'Repurchase of Mortgage Loans for Document Defects and Breaches of
                      Representations and Warranties...........................................................
Section 2.4         Representations and Warranties.............................................................
Section 2.5         Conveyance of Interests....................................................................
ARTICLE III--THE CERTIFICATES..................................................................................
Section 3.1         The Certificates...........................................................................
Section 3.2         Registration...............................................................................
Section 3.3         Transfer and Exchange of Certificates......................................................
Section 3.4         Mutilated, Destroyed, Lost or Stolen Certificates..........................................
Section 3.5         Persons Deemed Owners......................................................................
Section 3.6         Access to List of Certificateholders'Names and Addresses...................................
Section 3.7         Book-Entry Certificates....................................................................
Section 3.8         Notices to Clearing Agency.................................................................
Section 3.9         Definitive Certificates....................................................................
ARTICLE IV--ADVANCES 67
Section 4.1         P&I Advances by Master Servicer............................................................
Section 4.2         Servicing Advances.........................................................................
Section 4.3         Advances by the Trustee....................................................................
Section 4.4         Evidence of Nonrecoverability..............................................................
Section 4.5         Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage
                      Loan.....................................................................................
Section 4.6         Reimbursement of Advances and Advance Interest.............................................
ARTICLE V--ADMINISTRATION OF THE TRUST.........................................................................
Section 5.1         Collections................................................................................
Section 5.2         Application of Funds in the Certificate Account and Interest Reserve Account...............
Section 5.3         Distribution Account.......................................................................
Section 5.4         Trustee Reports............................................................................
Section 5.5         Trustee Tax Reports........................................................................
ARTICLE VI--DISTRIBUTIONS......................................................................................
Section 6.1         Distributions Generally....................................................................
Section 6.2         REMIC I....................................................................................
Section 6.3         REMIC II...................................................................................
Section 6.4         REMIC III..................................................................................
Section 6.5         Allocation of Realized Losses, Expense Losses and Shortfalls Due to
                      Nonrecoverability........................................................................
Section 6.6         Net Aggregate Prepayment Interest Shortfalls...............................................
Section 6.7         Adjustment of Servicing Fees...............................................................
Section 6.8         Appraisal Reductions.......................................................................
Section 6.9         Compliance with Withholding Requirements...................................................
Section 6.10        Prepayment Premiums........................................................................
ARTICLE VII--CONCERNING THE TRUSTEE............................................................................
Section 7.1         Duties of Trustee..........................................................................
Section 7.2         Certain Matters Affecting the Trustee......................................................
Section 7.3         The Trustee Not Liable for Certificates or Interests or Mortgage Loans.....................
Section 7.4         The Trustee May Own Certificates...........................................................
Section 7.5         Eligibility Requirements for the Trustee...................................................
Section 7.6         Resignation and Removal of the Trustee.....................................................
Section 7.7         Successor Trustee..........................................................................
Section 7.8         Merger or Consolidation of Trustee.........................................................
Section 7.9         Appointment of Co-Trustee, Separate Trustee, Agents or Custodian...........................
Section 7.10        Authenticating Agents......................................................................
Section 7.11        Indemnification of Trustee.................................................................
Section 7.12        Fees and Expenses of Trustee...............................................................
Section 7.13        Collection of Moneys.......................................................................
Section 7.14        Trustee To Act; Appointment of Successor...................................................
Section 7.15        Notification to Holders....................................................................
Section 7.16        Representations and Warranties of the Trustee..............................................
Section 7.17        Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee..........
ARTICLE VIII--ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...................................................
Section 8.1         Servicing Standard; Servicing Duties.......................................................
Section 8.2         Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Master
                      Servicer.................................................................................
Section 8.3         Master Servicer's General Power and Duties.................................................
Section 8.4         Sub-Servicing..............................................................................
Section 8.5         Master Servicer May Own Certificates.......................................................
Section 8.6         Maintenance of Hazard Insurance, Other Insurance, Taxes and Other..........................
Section 8.7         Enforcement of Due-On-Sale and Due-on-Encumbrance Clauses; Assumption Agreements...........
Section 8.8         Trustee to Cooperate; Release of Trustee Mortgage Files....................................
Section 8.9         Documents, Records and Funds in Possession of Master Servicer to be Held for the
                      Trustee for the Benefit of the Certificateholders........................................
Section 8.10        Servicing Compensation.....................................................................
Section 8.11        Master Servicer Reports; Account Statements................................................
Section 8.12        Annual Statement as to Compliance..........................................................
Section 8.13        Annual Independent Public Accountants'Servicing Report.....................................
Section 8.14        Annual Reports Regarding the Mortgaged Properties..........................................
Section 8.15        Other Available Information and Certain Rights of the Trustee and the Master
                      Servicer.................................................................................
Section 8.16        Rule 144A Information......................................................................
Section 8.17        Inspections................................................................................
Section 8.18        Modifications, Waivers, Amendments, Extensions and Consents................................
Section 8.19        Specially Serviced Mortgage Loans..........................................................
Section 8.20        Representations, Warranties and Covenants of the Master Servicer...........................
Section 8.21        Merger or Consolidation....................................................................
Section 8.22        Resignation of Master Servicer.............................................................
Section 8.23        Assignment or Delegation of Duties by Master Servicer......................................
Section 8.24        Limitation on Liability of the Master Servicer and Others..................................
Section 8.25        Indemnification; Third-Party Claims........................................................
Section 8.26        Exchange Act Reporting.....................................................................
Section 8.27        Compliance with REMIC Provisions...........................................................
Section 8.28        Termination................................................................................
Section 8.29        Procedure Upon Termination.................................................................
ARTICLE IX--ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY SPECIAL SERVICER..............
Section 9.1         Duties of Special Servicer.................................................................
Section 9.2         Fidelity Bond and Errors and Omissions Insurance Policy of Special Servicer................
Section 9.3         Sub-Servicers..............................................................................
Section 9.4         Special Servicer General Powers and Duties.................................................
Section 9.5         "Due-on-Sale"and "Due-on-Encumbrance"Clauses; Assignment and Assumption Agreements;
                      Modifications of Specially Serviced Mortgage Loans.......................................
Section 9.6         Release of Mortgage Files..................................................................
Section 9.7         Documents, Records and Funds in Possession of Special Servicer To Be Held for the
                      Trustee..................................................................................
Section 9.8         Representations, Warranties and Covenants of the Special Servicer..........................
Section 9.9         Standard Hazard, Flood and Comprehensive General Liability Insurance Policies..............
Section 9.10        Presentment of Claims and Collection of Proceeds...........................................
Section 9.11        Compensation to the Special Servicer.......................................................
Section 9.12        Realization Upon Defaulted Mortgage Loans..................................................
Section 9.13        Foreclosure................................................................................
Section 9.14        Operation of REO Property..................................................................
Section 9.15        Sale of REO Property.......................................................................
Section 9.16        Realization on Collateral Security.........................................................
Section 9.17        Sale of Defaulted Mortgage Loans...........................................................
Section 9.18        Annual Officer's Certificate as to Compliance..............................................
Section 9.19        Annual Independent Accountants'Servicing Report............................................
Section 9.20        Merger or Consolidation....................................................................
Section 9.21        Resignation of Special Servicer............................................................
Section 9.22        Assignment or Delegation of Duties by Special Servicer.....................................
Section 9.23        Limitation on Liability of the Special Servicer and Others.................................
Section 9.24        Indemnification; Third-Party Claims........................................................
Section 9.25        [RESERVED.]................................................................................
Section 9.26        Special Servicer May Own Certificates......................................................
Section 9.27        Tax Reporting..............................................................................
Section 9.28        Application of Funds Received..............................................................
Section 9.29        Compliance with REMIC Provisions...........................................................
Section 9.30        Termination................................................................................
Section 9.31        Procedure Upon Termination.................................................................
Section 9.32        Certain Special Servicer Reports...........................................................
Section 9.33        Special Servicer to Cooperate with the Master Servicer.....................................
Section 9.34        [RESERVED.]................................................................................
Section 9.35        [RESERVED.]................................................................................
Section 9.36        Sale of Defaulted Mortgage Loans and REO Properties........................................
Section 9.37        Operating Adviser; Elections...............................................................
Section 9.38        Limitation on Liability of Operating Adviser...............................................
Section 9.39        Duties of Operating Adviser................................................................
ARTICLE X--PURCHASE AND TERMINATION OF THE TRUST...............................................................
Section 10.1        Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans..................
Section 10.2        Procedure Upon Termination of Trust........................................................
Section 10.3        Additional Trust Termination Requirements..................................................
ARTICLE XI--RIGHTS OF CERTIFICATEHOLDERS.......................................................................
Section 11.1        Limitation on Rights of Holders............................................................
Section 11.2        Access to List of Holders..................................................................
Section 11.3        Acts of Holders of Certificates............................................................
ARTICLE XII--REMIC ADMINISTRATION..............................................................................
Section 12.1        REMIC Administration.......................................................................
Section 12.2        Prohibited Transactions and Activities.....................................................
Section 12.3        Modifications of Mortgage Loans............................................................
Section 12.4        Liability with Respect to Certain Taxes and Loss of REMIC Status...........................
ARTICLE XIII--MISCELLANEOUS PROVISIONS.........................................................................
Section 13.1        Binding Nature of Agreement................................................................
Section 13.2        Entire Agreement...........................................................................
Section 13.3        Amendment..................................................................................
Section 13.4        GOVERNING LAW..............................................................................
Section 13.5        Notices....................................................................................
Section 13.6        Severability of Provisions.................................................................
Section 13.7        Indulgences; No Waivers....................................................................
Section 13.8        Headings Not to Affect Interpretation......................................................
Section 13.9        Benefits of Agreement......................................................................
Section 13.10       Special Notices to the Rating Agencies.....................................................
Section 13.11       Counterparts...............................................................................
Section 13.12       Intention of Parties.......................................................................
Section 13.13       Recordation of Agreement...................................................................
Section 13.14       Rating Agency Monitoring Fees..............................................................


                             Exhibits and Schedules
                             ----------------------

Exhibit A-1         Form of Class A-1 Certificate
Exhibit A-2         Form of Class A-2 Certificate
Exhibit A-3         Form of Class A-3 Certificate
Exhibit A-4         Form of Class A-4 Certificate
Exhibit A-5         Form of Class B Certificate
Exhibit A-6         Form of Class C Certificate
Exhibit A-7         Form of Class D Certificate
Exhibit A-8         Form of Class E Certificate
Exhibit A-9         Form of Class F Certificate
Exhibit A-10        Form of Class G Certificate
Exhibit A-11        Form of Class H Certificate
Exhibit A-12        Form of Class J Certificate
Exhibit A-13        Form of Class K Certificate
Exhibit A-14        Form of Class L Certificate
Exhibit A-15        Form of Class M Certificate
Exhibit A-16        Form of Class N Certificate
Exhibit A-17        Form of Class O Certificate
Exhibit A-18        Form of Class R-I Certificate
Exhibit A-19        Form of Class R-II Certificate
Exhibit A-20        Form of Class R-III Certificate
Exhibit A-21        Form of Class X Certificate
Exhibit B-1         Form of Initial Certification of Trustee
Exhibit B-2         Form of Final Certification of Trustee
Exhibit C           Form of Request for Release
Exhibit D-1         Form of Transferor Certificate for Transfers of Definitive
                    Privately Offered Certificates
Exhibit D-2A        Form I of Transferee Certificate for Transfers of Definitive
                    Privately Offered Certificates
Exhibit D-2B        Form II of Transferee Certificate for Transfers of
                    Definitive  Privately Offered  Certificates
Exhibit D-3A        Form I of Transferee  Certificate  for Transfers of
                    Interests in Book-Entry Privately Offered Certificates
Exhibit D-3B        Form II of Transferee Certificate for Transfers of Interests
                    in Book-Entry Privately Offered Certificates
Exhibit E-1         Form of Transfer Affidavit and Agreement for Transfers of
                    REMIC Residual Certificates
Exhibit E-2         Form of Transferor Certificate for Transfers of REMIC
                    Residual Certificates
Exhibit F           Form of Regulation S Certificate
Exhibit G           Reserved
Exhibit H           Form of Exchange Certification
Exhibit I           Form of Euroclear or CEDEL Certificate
Exhibit J           Servicing Fee Schedule
Exhibit K           Reserved
Exhibit L           Form of Inspection Report
Exhibit M           Form of Monthly Certificateholder Report
Exhibit N           Form of Annual Report
Exhibit O           Form of Special Servicer Monthly Report
Exhibit P           Reserved
Exhibit Q           Form of Mortgage Loan Information
Exhibit R-1         Representations and Warranties of General American in
                    Respect of General American Loans
Exhibit R-2         Representations and Warranties of Retirement System in
                    Respect of Retirement System Loans
Exhibit S-1         Form of Power of Attorney for Master Servicer
Exhibit S-2         Form of Power of Attorney for Special Servicer
Exhibit T           Procedures for Calculating Debt Service Coverage Ratio
Schedule I          General American Loan Schedule
Schedule II         Retirement System Loan Schedule

                  THIS POOLING AND SERVICING AGREEMENT is dated as of July 1, 1999 (this "Agreement") among MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), CONNING ASSET MANAGEMENT COMPANY, as master servicer (the "Master Servicer") and special servicer (the "Special Servicer") and THE CHASE MANHATTAN BANK, as trustee of the Trust (the "Trustee").

                              PRELIMINARY STATEMENT

                  On the Closing Date, the Depositor will acquire the Mortgage Loans from General American Life Insurance Company, as seller ("General
American"), and City and County of San Francisco Employees' Retirement System Pension Trust, as seller ("Retirement System"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificate as consideration for its transfer to the Trust of the Mortgage Loans and the other property constituting the Trust; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC Regular I Interests to the Trust; and (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (C) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, the Residual Certificates, and REMIC Regular Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                  The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates have been offered for sale pursuant to the prospectus (the "Prospectus") dated June 28, 1999, as supplemented by the preliminary prospectus supplement dated June 28, 1999 (together with the Prospectus, the "Preliminary Prospectus Supplement") and as further supplemented by the final prospectus supplement dated July 9, 1999 (together with the Prospectus, the "Final Prospectus Supplement") and the Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates have been offered for sale pursuant to the Private Placement Memorandum dated July 9, 1999 (the "Private Placement Memorandum").

                  The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC I Regular Interests and the Class R-I Certificates comprising the interests in REMIC I, each Class of REMIC II Regular Interests and the Class R-II Certificate comprising the interests in REMIC II and each Class of REMIC III Certificates comprising the interests in REMIC III created hereunder:

                                     REMIC I

                  Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest, will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a latest possible maturity date set to the Maturity Date (as defined herein) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates. The Class R-I Certificate will be designated as the sole Class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

                  The REMIC II Regular Interests, have the pass-through rates and Certificate Balances set forth in the definition thereof. The Class R-II Certificate will be designated as the sole Class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all classes of REMIC II Regular Interests have been paid in full.

                                    REMIC III

                                      Initial Aggregate
                        Initial          Certificate
                     Pass-Through        Principal or        Final Scheduled            Final Rated
    Designation         Rate(a)        Notional Amount    Distribution Date(b)      Distribution Date(c)
    -----------         -------        ---------------    --------------------      --------------------
Class A-1               6.54000%           $95,763,000       April 2004                  March 2032
Class A-2               6.76000%          $180,000,000       November 2008               March 2032
Class A-3               6.92000%          $167,680,000       November 2008               March 2032
Class A-4               7.02000%          $205,751,000       November 2009               March 2032
Class X                 0.61555%          $806,455,937       September 2018              March 2032
Class B                 7.12000%           $26,209,000       December 2010               March 2032
Class C                 7.36995%           $26,210,000       December 2011               March 2032
Class D                 7.49995%           $12,097,000       May 2012                    March 2032
Class E                 7.49995%           $20,161,000       June 2013                   March 2032
Class F                 7.49995%            $8,065,000       September 2013              March 2032
Class G                 6.54000%           $14,113,000       January 2014                March 2032
Class H                 6.54000%           $14,112,000       July 2014                   March 2032
Class J                 6.54000%            $6,049,000       January 2015                March 2032
Class K                 6.54000%            $8,064,000       November 2015               March 2032
Class L                 6.54000%            $6,049,000       May 2016                    March 2032
Class M                 6.54000%            $6,048,000       June 2017                   March 2032
Class N                 6.54000%            $4,032,000       January 2018                March 2032
Class O                 6.54000%            $6,052,937       September 2018              March 2032
Class R-III(d)            N/A                  N/A                 N/A                       N/A

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate."

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms.

(c) The Final Rated Distribution Date for each Class of Certificates is the Distribution Date in March 2032. That date is approximately 36 months following the end of the amortization term of the Mortgage Loan that, as of the Closing Date, has the longest remaining amortization term.

(d) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all Classes of Certificates have been reduced to zero.

                  As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $806,455,937.

                  As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the Mortgage Loans) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole Class of "residual interests" in REMIC I.

                  As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment  conduit  ("REMIC  II").  The  REMIC  II  Regular  Interests  will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

                  As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC Regular Certificates, the "REMIC III Certificates") will be designated as the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions.


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "ACCOUNTANT" means a person engaged in the practice of accounting who is Independent.

                  "ACCRUED CERTIFICATE INTEREST" means with respect to each Distribution Date and any Class of Interests or Certificates, other than the Class X Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X Certificates for each Distribution Date will equal the Class X Interest Amount.

                  "ACQUISITION DATE" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property.

                  "ADDITIONAL  TRUST EXPENSE" means any of the following  items:
(i) Special Servicing Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that has been determined to be non-recoverable based on a Final Recovery Determination; (iii) amounts paid from the Trust to indemnify the Master Servicer, Special Servicer or Trustee (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Account or Distribution Account, (v) the amount of any Advance that is not recovered from the proceeds of a Mortgage Loan upon a Final Recovery Determination and (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the Master Servicer (or Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof. Notwithstanding anything to the contrary, "Additional Trust Expenses" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses.

                  "ADMINISTRATIVE COST RATE" means the sum of the Servicing Fee Rate, the Trustee Fee Rate and the Excess Servicing Fee Rate for any month (in each case, expressed as a per annum rate) for any Mortgage Loan in such month.

                  "ADVANCE" means either a P&I Advance or a Servicing Advance.

                  "ADVANCE INTEREST" means interest payable to the Master Servicer or the Trustee on outstanding Advances pursuant to Section 4.5 of this Agreement.

                  "ADVANCE RATE" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the Trustee in its reasonable discretion.

                  "ADVANCE REPORT DATE" means 4:00 p.m. New York City time on the Business Day prior to each Distribution Date.

                  "ADVERSE REMIC EVENT" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

                  "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGGREGATE CERTIFICATE BALANCE" means the aggregate of the Certificate Balances of the REMIC III Certificates, the REMIC I Interests or the REMIC II Interests, as the case may be, at any date of determination. With respect to a Class of Certificates or Interests, Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination or by Percentage Interest, in the case of the Class R-I, Class R-II or Class R-III Certificates.

                  "AGGREGATE PRINCIPAL BALANCE" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

                  "AGREEMENT" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

                  "ANNUAL REPORT" means a report substantially in the form of Exhibit N.

                  "APPRAISAL" means an appraisal by an Independent licensed MAI appraiser having at least five years experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

                  "APPRAISAL EVENT" means, with respect to any Mortgage Loan, not later than the earliest of (i) the date 60 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to a Money Term of a Mortgage Loan, other than an extension of the due date that a Balloon Payment is due for a period of less than six months, and (iv) the date 30 days following the date the related Mortgaged Property becomes an REO Property.

                  "APPRAISAL REDUCTION" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.8, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan), (ii) to the extent not previously advanced, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances and interest on Advances at the Advance Rate with respect to such Mortgage Loan, and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be. Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of, or in certain cases will be reduced by the amount of any Realized Principal Loss on the related Mortgage Loan incurred prior to the liquidation or disposition thereof. Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed, the Appraisal Reduction will equal the greater of (A) the amount calculated above and (B) 25% of the Scheduled Principal Balance of the Mortgage Loan.

                  "APPRAISED VALUE" means, with respect to any Mortgaged Property, the appraised value thereof determined by an Appraisal of such Mortgaged Property made by an Independent appraiser selected by the Master Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed pursuant to Section 6.8, the value of the Mortgaged Property determined by such internal valuation.

                  "ASSIGNMENT OF LEASES" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

                  "ASSIGNMENT OF MORTGAGE" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

                  "ASSUMED SCHEDULED PAYMENT" means: (i) with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

                  "AUTHENTICATING AGENT" means any authenticating agent serving in such capacity pursuant to Section 7.10.

                  "AUTHORIZED OFFICER" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

                  "AVAILABLE  ADVANCE   REIMBURSEMENT  AMOUNT"  shall  have  the
meaning set forth in Section 4.6(a) hereof.

                  "AVAILABLE DISTRIBUTION AMOUNT" means in general, for any Distribution Date: (A) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master Servicer or the Special Servicer through the end of the related Collection Period exclusive of (i) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period, (ii) Prepayment Premiums; (iii) amounts that are payable or reimbursable to any person other than the Certificateholders pursuant to this Agreement (including, among other things, amounts payable to the Trustee as compensation or in reimbursement of outstanding Advances to the extent collected); (iv) amounts deposited in the Distribution Account in error; and (v) if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; (B) to the extent not already included in clause (a), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and (C) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

                  "BALLOON MORTGAGE LOAN" means Mortgage Loans which provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity and which are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of each Mortgage Loan as of their respective Stated Maturity Date.

                  "BALLOON PAYMENT" means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

                  "BANKRUPTCY LOSS" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

                  "BASE INTEREST FRACTION" means, with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Certificates, a fraction (a) whose numerator is the amount, if any, by which (1) the Pass-Through Rate on the related Class of Certificates exceeds (2) the yield rate used in calculating the Yield Maintenance Payment with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which
(1) the Mortgage Rate on such Mortgage Loan exceeds (2) the yield rate used in calculating the Yield Maintenance Payment with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the yield rate is greater than or equal to the lesser of (a) the Mortgage Rate on such Mortgage Loan and (b) the related Pass-Through Rate, then the Base Interest Fraction will equal zero.

                  "BENEFIT PLAN OPINION" means an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that any proposed transfer will not (i) cause the assets of any REMIC to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor, the Master Servicer, the Special Servicer or the Trustee.

                  "BOOK-ENTRY CERTIFICATES" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

                  "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York, Texas or St. Louis, Missouri or the principal cities in which the Special Servicer, the Trustee or the Master Servicer conducts servicing or trust operations, or (iii) a day on which banking institutions or savings associations in New York, New York, Texas or St. Louis, Missouri are authorized or obligated by law or executive order to be closed.

                  "CASH LIQUIDATION" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the amount of all Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or Recoveries with respect to a Final Recovery Determination. The Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Master Servicer), of each Cash Liquidation.

                  "CEDEL" means Cedelbank, societe anonyme.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

                  "CERTIFICATE ACCOUNT" means one or more separate accounts established and maintained by the Master Servicer (or any Sub-Servicer on behalf of the Master Servicer) pursuant to Section 5.1(a), which each account shall be an Eligible Account.

                  "CERTIFICATE BALANCE" means, with respect to any Certificate or Interest (other than the Class X Certificates and the Residual Certificates) as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement (in the case of an Interest), minus (i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.4(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or Section 6.3(a), as the case may be, (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate pursuant to
Section 6.5, and (iii) Expense Losses allocated to such Interest or Certificate pursuant to Section 6.5.

                  "CERTIFICATE OWNER" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                  "CERTIFICATE  REGISTER"  has the  meaning  provided in Section
3.2.

                  "CERTIFICATE REGISTRAR" means the registrar appointed pursuant to Section 3.2.

                  "CERTIFICATEHOLDERS"   has  the   meaning   provided   in  the
definition of "Holder."

                  "CERTIFICATES"    means,    collectively,    the   REMIC   III
Certificates, the Class R-I Certificates and the Class R-II Certificates.

                  "CLASS" means, with respect to the REMIC I Interests, REMIC II Interests or REMIC III Certificates, any Class of such Certificates or Interests.

                  "CLASS A-1 CERTIFICATES," "CLASS A-2 CERTIFICATES," "CLASS A-3 CERTIFICATES," "CLASS A-4 CERTIFICATES," "CLASS X CERTIFICATES," "CLASS B CERTIFICATES," "CLASS C CERTIFICATES," "CLASS D CERTIFICATES," "CLASS E
CERTIFICATES,"   "CLASS  F  CERTIFICATES,"  "CLASS  G  CERTIFICATES,"  "CLASS  H
CERTIFICATES,"   "CLASS  J  CERTIFICATES,"  "CLASS  K  CERTIFICATES,"  "CLASS  L
CERTIFICATES,"   "CLASS  M  CERTIFICATES,"  "CLASS  N  CERTIFICATES,"  "CLASS  O
CERTIFICATES," "CLASS R-I CERTIFICATES," "CLASS R-II CERTIFICATES" or "CLASS R-III CERTIFICATES," mean the Certificates designated as "Class A-1," "Class A-2," "Class A-3," "Class A-4," "Class X," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class O," "Class R-I," "Class R-II" and "Class R-III," respectively, on the face thereof, in substantially the form attached hereto as Exhibits A-1 through A-21 hereof.

                  "CLASS A CERTIFICATES" means the Class A-1 Certificates, Class
A-2   Certificates,   Class  A-3  Certificates   and  Class  A-4   Certificates,
collectively.

                  "CLASS A-2 SCHEDULED PRINCIPAL AMOUNT" means, with respect to any Distribution Date, an amount equal to the product of (a) the Principal Distribution Amount and (b) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of the Class A-2 Certificates and the denominator of which is equal to the sum of the aggregate outstanding Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates.

                  "CLASS X CERTIFICATES" means the Class X Certificates.

                  "CLASS X INTEREST AMOUNT" means, with respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates, and (ii) the Class X Notional Amount for such Distribution Date.

                  "CLASS  X  NOTIONAL   AMOUNT"  means,   with  respect  to  any
Distribution Date, the aggregate of the Certificate Balances of the REMIC Regular Certificates as of the close of business on the related Distribution Date.

                  "CLASS X STRIP RATE" means, for any Distribution Date, with respect to any Class of Certificates (other than the Class X Certificates and the Residual Certificates), the excess, if any, of the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (i) the Pass-Through Rate for such Class of Certificates.

                  "CLEARING AGENCY" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

                  "CLOSING DATE" means July 21, 1999.

                  "CODE" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

                  "COLLECTION PERIOD" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

                  "COMPENSATING INTEREST PAYMENT" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Collection Period over (B) Prepayment Interest Excesses resulting from Principal Prepayments during the same Collection Period, but in any event (i) with respect to Compensating Interest Payments to be paid by the Master Servicer hereunder, not more than the portion of the aggregate Servicing Fee for the related Collection Period calculated in respect of all the Mortgage Loans (including REO Mortgage Loans) and (ii) with respect to Compensating Interest Payment to be paid by the Special Servicer hereunder, not more than the portion of the aggregate Special Servicing Fee for the related Collection Period calculated in respect of all the Specially Serviced Mortgage Loans, including REO Mortgage Loans.

                  "CONDEMNATION PROCEEDS" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

                  "CONNING ASSET MANAGEMENT COMPANY" has the meaning assigned in the Preliminary Statement hereof.

                  "CONTROLLING CLASS" means the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than 50%, with respect to the Class N and Class O Certificates, and 25%, with respect to all other Classes of Certificates, of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of Certificates.

                  "CONTROLLING PERSON" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

                  "CORPORATE TRUST OFFICE" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the office of the Certificate Registrar and, with respect to other purposes, the principal corporate trust office of the Trustee. The principal corporate trust office of the Trustee and Certificate Registrar is presently located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Capital Markets Fiduciary Services (CMBS), Telecopy (212) 946-7317, or at such other address as the Trustee or the Certificate Registrar, as the case may be, may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.

                  "CORRESPONDING REMIC I REGULAR INTEREST" means with respect to each Mortgage Loan, the REMIC I Regular Interest having an initial Certificate Balance equal to the principal balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

                  "CORRESPONDING REMIC II REGULAR INTEREST" means with respect to each Class of Certificates, the REMIC II Regular Interest having the same letter designation.

                  "CURRENTLY PAYING CLASS" means any one of the Class of Interests which is currently receiving distributions of principal pursuant to
Section 6.2 hereof.

                  "CUSTODIAN" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

                  "CUSTOMER" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "CUT-OFF DATE" means the end of business on July 1, 1999.

                  "CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE" means, with respect to the Mortgage Loans on the Closing Date, the Aggregate Principal Balance for all such Mortgage Loans as of the Cut-Off Date, reduced by all payments of principal due on or before the Cut-Off Date whether or not paid, and increased by Scheduled Payments of principal due after the Cut-Off Date but received by the Master Servicer on or before the Cut-Off Date.

                  "DEBT SERVICE COVERAGE RATIO" means, with respect to any Mortgage Loan, as of any date of determination and for any period, the amount calculated for such date of determination in accordance with the procedures set forth in Exhibit T.

                  "DEBT SERVICE REDUCTION AMOUNT" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

                  "DEFAULTED MORTGAGE LOAN" means a Mortgage Loan which is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired.

                  "DEFEASANCE COLLATERAL" means, with respect to any Defeasance Loan, the United States Treasury obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

                  "DEFEASANCE LOAN" means any Mortgage Loan which requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

                  "DEFICIENT VALUATION" means, with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property relating to a Mortgage Loan in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan.

                  "DEFICIENT VALUATION AMOUNT" means the amount by which the total amount due with respect to a Mortgage Loan (excluding interest not yet accrued), including the principal balance of a Mortgage Loan plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation.

                  "DEFINITIVE CERTIFICATES" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

                  "DELETED MORTGAGE LOAN" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

                  "DEPOSITOR" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

                  "DEPOSITORY" has the meaning set forth in Section 3.7(a).

                  "DEPOSITORY AGREEMENT" means the Letter of Representations by and among the Depositor, the Trustee, as agent thereunder, and the Depository.

                  "DETERMINATION DATE" means, with respect to any Distribution Date, the 5th Business Day prior to the related Distribution Date, commencing August 9, 1999.

                  "DIRECTLY  OPERATE"  means,  with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15 or Section 9.36), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

                  "DISCOUNT RATE" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

                  "DISQUALIFIED ORGANIZATION" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code, and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMIC Pools, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

                  "DISTRIBUTABLE CERTIFICATE INTEREST AMOUNT" means, in respect of any Class of REMIC Regular Certificates for any Distribution Date, the sum of: (A) Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by: (i) any Net Aggregate Prepayment Interest Shortfalls and (ii) Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of this Agreement; plus (B) the Unpaid Interest.

                  "DISTRIBUTION   ACCOUNT"   means  the   Distribution   Account
maintained by the Trustee, in accordance with the provisions of Section 5.3, which account shall be an Eligible Account.

                  "DISTRIBUTION DATE" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing August 16, 1999.

                  "DOCUMENT DEFECT" has the meaning set forth in Section 2.3(a).

                  "DUE DATE" means, with respect to a Mortgage Loan, the date on which a Scheduled Payment is due.

                  "ELIGIBLE ACCOUNT" means (i) an account or accounts maintained with a depository institution or trust company the long-term unsecured debt obligations of which are rated at least "AA" or better by Fitch, or if not so rated by Fitch then otherwise approved by Fitch, and at least "AA" by S&P if rated by S&P or if not so rated by S&P, then S&P has issued a Rating Agency Confirmation with respect to the maintenance of such account or accounts; or
(ii) an account or accounts in which funds will be held therein for 30 days or less which are maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "F-1+" or better by Fitch, or if not so rated by Fitch then otherwise approved by Fitch, and "A-1" or better by S&P if rated by S&P, or if not so rated by S&P then S&P has issued a Rating Agency Confirmation with respect to the maintenance of such account or accounts, in each case at the time of any deposit therein; or (iii) a segregated trust account or accounts maintained with the corporate trust department of a federally or state chartered depository institution or trust company acting in its fiduciary capacity, which may be the Master Servicer (or any Affiliate of the Master Servicer) or Trustee, provided any such institution is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b) and the maintenance of such account in such institution will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Class of Certificates as evidenced in writing by each Rating Agency; or (iv) any account which is fully insured by the United States Government, the Federal Deposit Insurance Corporation ("FDIC") or any other agency or instrumentality of the United States; or (v) any account, the establishment and maintenance of which is the subject of a Rating Agency Confirmation; or (vi) an account or accounts maintained with The Chase Manhattan Bank, provided that the long-term unsecured obligations of The Chase Manhattan Bank are rated "AA" or better by Fitch and "AA" or better by S&P. Eligible Accounts may bear interest.

                  "ELIGIBLE INVESTMENTS" means any one or more of the following financial assets or other property.

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

                  (ii) time deposits in, unsecured certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer, the Special Servicer or the Trustee acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "AA" or better by Fitch or otherwise approved by Fitch if not rated by Fitch, and "A-1+" or better by S&P, or if not rated by S&P then S&P has issued a Rating Agency Confirmation with respect to such time deposits, certificates of deposit, or bankers' acceptances or time deposits of The Chase Manhattan Bank, provided that the long-term unsecured obligations of The Chase Manhattan Bank are rated "AA" or better by Fitch and the short-term unsecured debt obligations of The Chase Manhattan Bank are rated "A-1+" by S&P;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next Distribution Date upon which such amounts are required to be withdrawn from the related account and which meets the minimum rating requirement for such entity described above;

                  (iv) debt issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have ratings from Fitch and S&P that are at least equal to the highest long-term credit ratings assigned by Fitch and "AA" or better by S&P, respectively, unless otherwise consented to in a Rating Agency Confirmation; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Certificate Account to exceed 10% of the sum of the Aggregate Principal Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account;

                  (v) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "F-1+" by Fitch (if rated by Fitch, and, if not by Fitch, then Fitch has issued a Rating Agency Confirmation) and "A-1+" by S&P (if rated by S&P, and if not by S&P, then S&P has issued a Rating Agency Confirmation with respect to such commercial paper);

                  (vi) money market funds rated in the highest long-term category by Fitch, or if not rated by Fitch then otherwise approved by Fitch, and "AAAm" or "AAAmg" by S&P or if not rated by S&P then S&P has issued a Rating Agency Confirmation with respect to such money market funds; and

                  (vii) such other investments bearing interest or sold at a discount, or earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1) (as evidenced by an Opinion of Counsel delivered to the Trustee by the Master Servicer at the Master Servicer's expense) that are the subject of a Rating Agency Confirmation and otherwise treated as "permitted investments" under Code Section 860G(a)(5);

provided, that if such investment is rated by S&P, it must not have an "r" highlighter affixed to its rating; provided, further (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(1) of the Treasury Regulations and (B) that no such instrument shall be an Eligible Investment if such instrument evidences either (X) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (Y) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (Z) if it may be redeemed at a price below the purchase price (the foregoing clause (B) shall not apply to investments in units of money market funds pursuant to clause (vi) or clause (viii) above); and provided, further, that interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC (including any amounts collected by the Master Servicer but not yet deposited in the Certificate Account) may be invested in investments treated as equity interests for Federal income tax purposes, unless the Master Servicer and the Trustee shall receive an Opinion of Counsel (which shall be at the expense of the party requesting such investment in equity interests) to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Each Eligible Investment shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change and shall not be subject to liquidation prior to maturity. No Eligible Investments shall be purchased at a price in excess of par or have maturities in excess of one year. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

                  "ENVIRONMENTAL  LAWS"  means  any and all  federal,  state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ESCROW ACCOUNT" means an account established by the Master Servicer pursuant to Section 8.3(e).

                  "ESCROW AMOUNT" means any amount payable with respect to a Mortgage Loan for taxes, assessments, water rates, all insurance premiums, ground lease payments, reserves for capital improvements, deferred maintenance, tenant improvements, leasing commissions, environmental matters and other reserves or comparable items.

                  "EVENT  OF  DEFAULT"  has the  meaning  set  forth in  Section
8.28(b).

                  "EXCESS SERVICING FEE" means with respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Excess Servicing Fee Rate and (ii) the stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). The Excess Servicing Fee shall be freely assignable and non-terminable. The Trustee will treat the Excess Servicing Fee as a "Stripped Coupon" within the meaning of Section 1286 of the Code, owned by the Master Servicer or any assignee or successor thereof.

                  "EXCESS SERVICING FEE RATE" means, with respect to each Mortgage Loan, the rate as specified on Exhibit J hereto.

                  "EXCHANGE CERTIFICATION" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A-IAI Global Certificate, as applicable.

                  "EXPENSE LOSS" means a loss realized upon payment by the Trust of an Additional Trust Expense.

                  "EXTENSION" has the meaning set forth in Section 9.15(a).

                  "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "FHLMC  AUDIT  PROGRAM"  shall have the  meaning  set forth in
Section 8.13.

                  "FINAL  CERTIFICATION"  has the  meaning  set forth in Section
2.2.

                  "FINAL PROSPECTUS SUPPLEMENT" has the meaning set forth in the preliminary statement hereto.

                  "FINAL RATED DISTRIBUTION DATE" means with respect to each rated Class of Certificates, the date shown on the chart in the Preliminary Statement.

                  "FINAL RECOVERY DETERMINATION" means a determination with respect to any Mortgage Loan by the Master Servicer (or, with respect to any Specially Serviced Mortgage Loan, by the Special Servicer) in respect of any Defaulted Mortgage Loan (including a Mortgage Loan that became an REO Property), in each case, in its good faith discretion, consistent with the Servicing Standard that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or Recoveries which Master Servicer or Special Servicer, as applicable, expects to be finally recoverable on such Mortgage Loan, without regard to any obligation of the Master Servicer or the Trustee, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. The Special Servicer shall be required to provide the Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan upon making such determination. The Master Servicer shall notify the Trustee of such determination and the Trustee shall deliver a copy of such notice to each Rating Agency.

                  "FINAL SCHEDULED DISTRIBUTION DATE" means, for each Class of rated Certificates, the Distribution Date on which such Class will be paid in full assuming that timely payments will be made on the Mortgage Loans in accordance with their terms.

                  "FITCH" means Fitch IBCA, Inc. or its successor in interest.

                  "FNMA" means the Federal National Mortgage Association, or any successor thereto.

                  "GENERAL AMERICAN" has the meaning assigned in the Preliminary Statement hereof.

                  "GENERAL AMERICAN LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement I and shown on Schedule I hereto.

                  "GLOBAL   CERTIFICATE"   means   any  Rule   144A-IAI   Global
Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

                  "HOLDER" means the Person in whose name a Certificate is registered on the Certificate Register.

                  "INDEPENDENT" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause
(B) or (C) above.

                  "INDEPENDENT CONTRACTOR" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the Master Servicer (other than the Master Servicer, but which may be an Affiliate of the Master Servicer) or, (B) that is a Specially Serviced Mortgage Loan, any Person designated by the Special Servicer that would be an "independent contractor" with respect to the applicable REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Class R-III Certificates), a Percentage Interest of 35% or more in the Class R-III Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC Pool is at arm's length all within the meaning of Treasury Regulation Section 1.856 - 4(b)(5) or (ii) any other Person (including the Master Servicer or the Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "INDIRECT   PARTICIPANTS"  means  entities,   such  as  banks,
brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

                  "INITIAL CERTIFICATION" has the meaning set forth in Section 2.2.

                  "INITIAL DEPOSIT" means the amount of all collections made on the Mortgage Loans due and collected after the Cut-Off Date to and excluding the Closing Date.

                  "INSPECTION REPORT" means the report delivered by the Master Servicer or the Special Servicer, as the case may be, substantially in the form of Exhibit L hereto.

                  "INSTITUTIONAL    ACCREDITED    INVESTOR"    shall   mean   an
institutional  accredited investor  qualifying pursuant to Rule 501(a)(1),  (2),
(3) or (7) of Regulation D of the 1933 Act.

                  "INSURANCE POLICIES" means, collectively, any insurance policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

                  "INSURANCE PROCEEDS" means amounts paid by the insurer under any Insurance Policy, other than amounts required to be paid over to the Mortgagor pursuant to law, the related Mortgage Loan or the Servicing Standard.

                  "INTEREST" means a REMIC I Interest or a REMIC II Interest, as applicable.

                  "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Residual Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

                  "INTEREST   RESERVE  ACCOUNT"  means,  that  Interest  Reserve
Account maintained by the Trustee pursuant to Section 5.1(a) which account shall be an Eligible Account.

                  "INTEREST RESERVE AMOUNT" shall having the meaning set forth in Section 5.1(d).

                  "INTEREST RESERVE LOANS" means a Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months.

                  "INTERESTED PERSON" means, as of any date of determination, the Master Servicer, the Special Servicer, the Depositor, any Seller, with respect to any Mortgage Loan, the holder of any related Junior Indebtedness, a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor engaged by the Master Servicer or the Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

                  "JUNIOR INDEBTEDNESS" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

                  "LATE COLLECTIONS" means, with respect to any Mortgage Loan, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

                  "LATE FEES" shall mean a fee payable to the Master Servicer or the Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan in connection with a late payment made by such Mortgagor.

                  "LIQUIDATION EXPENSES" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to enforcement and disposition of the Specially Serviced Mortgage Loan shall be paid (i) out of income from the related REO Property, to the extent available or (ii) advanced by the Master Servicer, subject to Section 4.4 hereof, as a Servicing Advance.

                  "LIQUIDATION FEE" means a fee equal to the product of (x) 1.0% and (y) the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property.

                  "LIQUIDATION   PROCEEDS"  means  proceeds  from  the  sale  or
liquidation of a Mortgage Loan or related REO Property, net of Liquidation Expenses and any related Advances and interest thereon.

                  "LIQUIDATION REALIZED LOSS" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of (A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition, plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate, plus (C) any expenses incurred in connection with such Mortgage Loan that are reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income applied as recoveries of principal or interest on the related Mortgage Loan or REO Property, and (ii) Liquidation Proceeds received during the Collection Period in which such Cash Liquidation or REO Disposition occurred. REO Income and Liquidation Proceeds shall be applied first against any Expense Losses (to the extent not included in the definition of Liquidation Expenses) for such Mortgage Loan, the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the principal balance of such Mortgage Loan, calculated as described in clause (A) above.

                  "LOAN-TO-VALUE RATIO" means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date.

                  "LOCK-BOX ACCOUNT" shall have the meaning set forth in Section 8.3(g).

                  "LOCK-BOX AGREEMENT" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer pursuant to which a Lock-Box Account is created.

                  "LOSSES" has the meaning set forth in Section 12.4.

                  "MASTER SERVICER" means Conning Asset Management Company and its permitted successors or assigns.

                  "MASTER SERVICER REMITTANCE DATE" means for each Distribution Date the Business Day immediately preceding such Distribution Date.

                  "MASTER SERVICER REMITTANCE REPORT" means a report prepared by the Master Servicer and in such media as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed to the Certificateholders pursuant to this Agreement and to furnish the Monthly Statement to Certificateholders required to be delivered hereunder and containing such additional information as the Master Servicer, the Trustee and the Depositor may from time to time mutually agree.

                  "MATURITY DATE" means, with respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or (ii) any grace period permitted by the related Mortgage Note.

                  "MODIFICATION FEE" means a fee, if any, collected from a Mortgagor by the Master Servicer in connection with a modification of any Mortgage Loan other than a Specially Serviced Mortgage Loan or collected by the Special Servicer in connection with the modification of a Specially Serviced Mortgage Loan.

                  "MODIFICATION LOSS" means (i) a decrease in the principal balance of a Mortgage Loan as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the Special Servicer or the Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of a Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

                  "MONEY TERM" means with respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium, Yield Maintenance Payment or Percentage Premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

                  "MONTHLY  STATEMENT  TO  CERTIFICATEHOLDERS"  means  a  report provided pursuant to Section 5.4 by the Trustee monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and (B) Prepayment Premiums; (iii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Distribution Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (v) with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof; (vi) as of the related Determination Date
(A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer or Master Servicer, as the case may be, that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;
(vii) the aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer including the amount of any Excess Servicing Fees; (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans, including a description of any Expense Losses; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding that have been made by the Master Servicer and the Trustee, separately stated; and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date. In the case of information furnished pursuant to subclauses (i), (ii) and (xi) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

                  "MORTGAGE" means the mortgage, deed of trust or other similar instrument securing a Mortgage Note.

                  "MORTGAGE FILE" means the mortgage documents listed below where applicable:

                  (i) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of The Chase Manhattan Bank, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1, without recourse" or if the original Mortgage
Note is not included therein, then a lost note affidavit and indemnity with a true and complete copy of the Mortgage Note attached thereto;

                  (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, either (a) a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof or (b) a title insurance policy with no exceptions or qualifications related to the authority of the person or entity executing the Mortgage for the Mortgagor; provided that if such original Mortgage or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and complete copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a copy of such Mortgage, certified by the appropriate county recording office where such Mortgage is recorded to be a true and complete copy of the original recorded Mortgage;

                  (iii)    the   originals   of  all  Money  Term  or   material
modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with
(A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a copy of such modification, consolidation or extension agreement certified by the appropriate county recording office where such document is recorded to be a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any, each signed by the holder of record in favor of "The Chase Manhattan Bank, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1;"

                  (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in favor of "The Chase Manhattan Bank, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1;"

                  (v) originals of all intervening Assignments of Mortgage, if any, with evidence of recording thereon or, if such original Assignments of Mortgage have been delivered to the appropriate recording office for recordation, certified true copies of such Assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening Assignment retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening Assignment has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening Assignment that has been lost after recordation, a copy of such intervening Assignment certified by the appropriate county recording office where such assignment is recorded to be a true and complete copy of the original recorded intervening Assignment;

                  (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned from the applicable public recording office, a copy of such Assignment of Leases certified by the applicable Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (A) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable Seller to be a true and complete copy of the original assignment submitted for recording, and
(B) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "The Chase Manhattan Bank, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1," which assignment may be effected in the related Assignment of Mortgage;

                  (vii) the original of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

                  (viii) the original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original specimen title policy or title binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

                  (ix) certified or acknowledgement copies of all UCC Financing Statements and continuation statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property constituting security for such Mortgage Loan (in each case with evidence of filing thereon), and original UCC assignments in a form suitable for filing, sufficient to transfer such security interest to the Trustee;

                  (x) copies of ground leases, if any, related to any Mortgage Loan where the Mortgagor is the lessee under such lease and there is a lien in favor of the mortgagee in such lease;

                  (xi)     copies of any  lock-box   agreements,   intercreditor
agreements and management agreements, if any, related to any Mortgage Loan;

                  (xii) the original of each letters of credit, if any, constituting additional collateral for such Mortgage Loan, together with the original supporting documentation evidencing a beneficial transfer, in favor of "The Chase Manhattan Bank, as trustee for Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates, Series 1999-CAM1"; provided, however, the Trustee shall hold such Letter of Credit only in a custodial capacity and shall have no obligation to maintain, extend the term of, enforce, or otherwise preserve any rights under such Letter of Credit; provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received; and

                  (xiii) any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "MORTGAGE LOAN" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3, and Mortgage Loan shall also include any Defeasance Loan.

                  "MORTGAGE  LOAN  PURCHASE   AGREEMENT"   means  Mortgage  Loan
Purchase Agreement I or Mortgage Loan Purchase Agreement II, as the case may be.

                  "MORTGAGE LOAN PURCHASE AGREEMENT I" means that certain Mortgage Loan Purchase Agreement, dated as of July 1, 1999, between General American and the Depositor with respect to the General American Loans.

                  "MORTGAGE LOAN PURCHASE AGREEMENT II" means that certain Mortgage Loan Purchase Agreement, dated as of July 1, 1999, between Retirement System and the Depositor with respect to the Retirement System Loans.

                  "MORTGAGE LOAN SCHEDULE" or "LOAN SCHEDULE" means collectively the schedule attached hereto as Schedule I, which identifies each General American Loan, and the schedule attached hereto as Schedule II, which identifies each Retirement System Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

                  "MORTGAGE   NOTE"   means  the  note  or  other   evidence  of
indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "MORTGAGE RATE" means, for a given Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

                  "MORTGAGED PROPERTY" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

                  "MORTGAGEE" means, with respect to any Mortgage as of any date of determination, the holder of the related Mortgage Note as of such date.

                  "MORTGAGOR" means the obligor on a Mortgage Note.

                  "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means for any Distribution Date, (i) with respect to all Mortgage Loans which are not Specially Serviced Mortgage Loans, the excess, if any, of aggregate Prepayment Interest Shortfalls for such Mortgage Loans over the sum of (A) Compensating Interest Payments received on account of such Prepayment Interest Shortfalls and
(B) the aggregate Prepayment Interest Excesses for such Collection Period for all Mortgage Loans which are not Specially Serviced Mortgage Loans, and (ii) with respect to all Specially Serviced Mortgage Loans on which there have been voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), the excess, if any, of aggregate Prepayment Interest Shortfalls for such Mortgage Loans over the sum of
(A) Compensating Interest Payments received on account of such Prepayment Interest Shortfalls and (B) the aggregate Prepayment Interest Excesses for such Collection Period for all Specially Serviced Mortgage Loans (including REO Mortgage Loans).

                  "NEW LEASE" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

                  "NEW YORK PRESENTING OFFICE" means an office, if any, of an agent of the Trustee or the Certificate Registrar, as the Trustee or the Certificate Registrar may designate from time to time by written notice to the Depositor and the Certificateholders.

                  "1933 ACT" means the Securities Act of 1933, as amended.

                  "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                  "NONDISQUALIFICATION OPINION" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax to be imposed on any REMIC Pool or the Trust.

                  "NONRECOVERABLE ADVANCE" means the portion of any Advance (including interest accrued thereon at the Advance Rate) previously made or proposed to be made by the Master Servicer or the Trustee as applicable that, in its sole discretion, exercised in good faith and, with respect to the Master Servicer, in accordance with the Servicing Standard, will not or, in the case of a current delinquency, would not be, ultimately recoverable, from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds, with respect to the related Mortgage Loan or REO Property, as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee is delivering such Officer's Certificate) and (in either case) to the Special Servicer in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. In determining whether an Advance with respect to any Mortgage Loan will be recoverable, the Master Servicer or the Trustee, as applicable, shall take into account amounts that may be realized on the related Mortgaged Property in its "as is" or then current condition and occupancy. Absent bad faith, the Master Servicer's determination as to the recoverability of any Advance shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee.

                  "NON-REGISTERED CERTIFICATE" means unless and until registered under the Securities Act, any Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Residual Certificate.

                  "NOTIONAL AMOUNT" means, as of any date of determination: (i) with respect to all of the Class X Certificates as a Class, the Class X Notional Amount as of such date of determination; and (ii) with respect to any Class X Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X Notional Amount as of such date of determination.

                  "OFFICER'S CERTIFICATE" means (x) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (y) in the case of the Master Servicer and the Special
Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (z) in the case of the Trustee, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement.

                  "OPERATING  ADVISER"  shall  have  the  meaning  specified  in
Section 9.37(a).

                  "OPERATING ADVISER VOTES" shall mean the votes cast at a duly called meeting by the Holders of the Controlling Class to elect an Operating Adviser.

                  "OPINION OF COUNSEL" means a written opinion of counsel addressed to the Trustee, reasonably acceptable in form and substance to the Trustee, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of the Trustee, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of the Trust or any REMIC Pool.

                  "OWNERSHIP INTEREST" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "P&I ADVANCE" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (other than a Balloon Payment) due during the related Collection Period was not received by the Master Servicer as of the related Determination Date, the portion of such Scheduled Payment not received; (ii) with respect to any Balloon Mortgage Loan (including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment) as to which a Balloon Payment was due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and
(iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the Mortgage Loan related to such REO Property during the related Collection Period, over remittances of REO Income to the Master Servicer by the Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the interest portion of any Scheduled Payment or Assumed Scheduled Payment shall be advanced at a per annum rate equal to the sum of (x) the REMIC I Net Mortgage Rate relating to such Mortgage Loan or Mortgage Loan relating to such REO Property and (y) the Trustee Fee Rate, such that the Scheduled Payment or Assumed Scheduled Payment to be advanced as a P&I Advance shall be net of the Servicing Fee and Excess Servicing Fee; and provided, further, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the amount of the interest portion of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount of interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction and the denominator of which is the Principal Balance of the Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage Loans that have been modified shall be calculated on the basis of their terms as modified.

                  "P&I ADVANCE AMOUNT" means, with respect to any Mortgage Loan or REO Property, the amount of the P&I Advance for each Mortgage Loan computed for any Distribution Date.

                  "PASS-THROUGH RATE" or "PASS-THROUGH RATES" means initially with respect to any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates, other than the X Certificates, for any Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter, the Pass-Through Rates for (i) the REMIC I Regular Interests shall equal the REMIC I Net Mortgage Rate on the related Mortgage Loan for such Distribution Date, (ii) the REMIC II Regular Interests shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (iii) with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, the lesser of (A) the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto and (B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (iv) the Class X Certificates, the per annum rate equal to the quotient of the Accrued Certificate Interest thereon for such Distribution Date and the Class X Notional Amount, (v) the Class C Certificates, the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date minus 0.13%, (vi) the Class D Certificates, the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (vii) the Class E Certificates, the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date and (viii) the Class F Certificates, the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date.

                  "PERCENTAGE INTEREST" means with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "PERCENTAGE PREMIUM" means, with respect to any Distribution Date, any amount received as a Prepayment Premium other than Yield Maintenance Payment, that is calculated as a percentage of the principal amount prepaid.

                  "PERMITTED TRANSFEREE" means any Transferee other than a Disqualified Organization.

                  "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "PLACEMENT AGENT" means Morgan Stanley & Co. Incorporated.

                  "PHASE I ENVIRONMENTAL  REPORT" means a report prepared at the expense of the Person desiring to contribute such property, by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has had not less than five years experience in such matters which indicates such property is in compliance with applicable Environmental Laws and that there are no circumstances present at such property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean up or remediation could be required under any Federal, state or local law or regulation.

                  "PLAN" has the meaning set forth in Section 3.3(d).

                  "PLAN  ASSET   REGULATIONS"  means  the  Department  of  Labor
regulations set forth in 29 C.F.R. section 2510.3-101.

                  "PRELIMINARY PROSPECTUS SUPPLEMENT" has the meaning set forth in the preliminary statement hereto.

                  "PREPAYMENT INTEREST EXCESS" means, in a case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such Mortgage Loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment from such Due Date to the date such payment was made (net of the Servicing Fee and Excess Servicing Fee (or, if the related Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee) and the Trustee
Fee).

                  "PREPAYMENT INTEREST SHORTFALL" means, for any Distribution Date and with respect to any Mortgage Loan the related Mortgagor has made a full or partial Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in such Collection Period, the excess of:
(A) the aggregate amount of interest (net of the Servicing Fee and Excess Servicing Fee (or, if the related Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee) and the Trustee Fee) which would have accrued on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over (B) the aggregate interest that did so accrue through the date such payment was made.

                  "PREPAYMENT PREMIUM" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments or a Defeasance Loan.

                  "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan or the related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due prior to the Cut-Off Date, reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal on such Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during any related Collection Period.

                  "PRINCIPAL BALANCE CERTIFICATES" means, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

                  "PRINCIPAL DISTRIBUTION AMOUNT" means, on any Distribution Date, the sum of the following amounts: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period; (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and any other collections (including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

                  "PRINCIPAL PREPAYMENT" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided, that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

                  "PRIVATE PLACEMENT MEMORANDUM" has the meaning set forth in the preliminary statement hereto.

                  "PROPOSED DISPOSITION" means a proposed disposition of any Defaulted Mortgage Loan or the Mortgaged Property related thereto to be performed as provided in Section 9.15 or 9.17 of this Agreement.

                  "PROSPECTUS" has the meaning set forth in the preliminary statement hereto.

                  "PURCHASE PRICE" means, with respect to the purchase or repurchase of a Mortgage Loan or REO Property pursuant to Article II or Article IX of this Agreement, a price equal to the sum of (A) 100% of the unpaid principal balance of such Mortgage Loan (or deemed principal balance, in the case of an REO Property), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase occurs, plus (C) the amount of any expenses related to such Mortgage Loan or REO Property (including any Servicing Advances, Advance Interest related to such Mortgage Loan and any Special Servicer Fees and Liquidation Fees) that are reimbursable to the Master Servicer, the Special Servicer or the Trustee.

                  "PURCHASE PROCEEDS" means any cash amounts received by the Master Servicer in connection with: (i) the repurchase of a Mortgage Loan by a Seller pursuant to Section 2.3 or (ii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer or the holders of the Class R-I Certificates pursuant to Section 10.1(b).

                  "QIB" means a "qualified institutional buyer," as defined in Rule 144A.

                  "QUALIFIED INSURER" means, (i) with respect to any Mortgage Loan, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided, and that has a claim paying ability rating no lower than two ratings categories (without regard to pluses or minuses or numerical qualifiers) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "AA" by S&P, if rated by S&P or if not rated by S&P, then S&P has issued a Rating Agency Confirmation with respect to such insurer, and "AA" by Fitch if rated by Fitch or if not rated by Fitch, then otherwise approved by Fitch, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability rating of no lower than two ratings categories (without regard to pluses or minuses or numerical qualifiers) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "BBB" by S&P, if rated by S&P or if not rated by S&P, then S&P has issued a Rating Agency Confirmation with respect to such insurer, and "BBB" by Fitch if rated by Fitch or if not rated by Fitch, then "A-IX" by A.M. Best or otherwise approved by Fitch, or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained.

                  "QUALIFIED MORTGAGE" means a Mortgage Loan that is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury Regulations promulgated pursuant thereto.

                  "QUALIFYING SUBSTITUTE MORTGAGE LOAN" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the principal balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the principal balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value ratio (equal to the principal balance on the date of substitution divided by its current Appraised Value) not higher than the current Loan-to-Value Ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution;
(vi) has a Phase I Environmental Report relating to the related Mortgaged Property in its Mortgage Files and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard raise material issues that have not been adequately addressed; (vii) as to which the Trustee has received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; and
(viii) has a Debt Service Coverage Ratio not lower than that of the Deleted Mortgage Loan as of the Cut-Off Date unless otherwise approved by the Special Servicer; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (B) the rates referred to in clauses (ii) above and the remaining term to stated maturity referred to in clause (iii) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee, which shall deliver a copy of such certification to the Special Servicer promptly, and in any event within five Business Days, following the Trustee's receipt of such certification.

                  "RATING AGENCIES" means Fitch and S&P.

                  "RATING AGENCY CONFIRMATION" means, with respect to any matter, confirmation in writing by each Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the rating then assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

                  "REALIZED INTEREST LOSS" means (i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee or (iv) in the case of a Modification Loss, a Modification Loss described in clauses (ii) and (iii) of the definition thereof.

                  "REALIZED   LOSS"  means  a  Liquidation   Realized   Loss,  a
Modification Loss, a Bankruptcy Loss or an Expense Loss.

                  "REALIZED PRINCIPAL LOSS" means (i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the principal balance of the Mortgage Loan (or deemed principal balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the amount of such Realized Loss, to the extent that it does not exceed the principal balance of the Mortgage Loan (or deemed principal balance, in the case of REO Property), and (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss.

                  "RECORD DATE" means, for each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "RECOVERIES" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

                  "REGISTERED CERTIFICATES" means, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates.

                  "REGULATION S" means Regulation S under the 1933 Act.

                  "REGULATION S CERTIFICATE" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

                  "REGULATION S GLOBAL CERTIFICATES" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

                  "REGULATION S PERMANENT GLOBAL CERTIFICATE" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

                  "REGULATION S TEMPORARY GLOBAL CERTIFICATE" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

                  "REHABILITATED  MORTGAGE  LOAN" means any  Specially  Serviced
Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) the Trust has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event or such amounts have been forgiven.

                  "RELEASE DATE" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

                  "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

                  "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and the Distribution Account, the Insurance Policies and any REO Properties, for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

                  "REMIC I INTERESTS" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

                  "REMIC I NET MORTGAGE RATE" means, as to any REMIC I Regular Interest, a rate per annum equal to the Mortgage Rate for the related Mortgage Loan as of the Cut-Off Date (and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date) calculated on a 360 day year consisting of twelve 30 day months regardless of the actual terms of the related Mortgage Loan, minus the Administrative Cost Rate.

                  "REMIC  I  REGULAR   INTERESTS"   means,   collectively,   the
uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Mortgage Loan, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan.

                  "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

                  "REMIC II A-2 SCHEDULED PRINCIPAL AMOUNT" means, with respect to any Distribution Date, an amount equal to the product of (a) the Principal Distribution Amount and (b) a fraction, the numerator of which is equal to the Aggregate Certificate Balance of the REMIC II Regular Interest Class A-2 and the denominator of which is equal to the sum of the Aggregate Certificate Balances of the REMIC II Regular Interest Class A-1, REMIC II Regular Interest Class A-2 and REMIC II Regular Interest Class A-3.

                  "REMIC II INTERESTS" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

                  "REMIC II REGULAR INTEREST A-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class A-1 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST A-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the aggregate Certificates Balance of the Class A-2 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST A-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class A-3 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST A-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the aggregate Certificates Balance of the Class A-4 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class B Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class C Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class D Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST E" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class E Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST F" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class F Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST G" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class G Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST H" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class H Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class J Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class K Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class L Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class M Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class N Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTEREST O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class O Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                  "REMIC II REGULAR INTERESTS" means, collectively, the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O.

                  "REMIC III CERTIFICATES" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

                  "REMIC III REGULAR INTERESTS" means,  collectively,  the Class
A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K and Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates.

                  "REMIC POOL" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof.

                  "REMIC PROVISIONS" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation which, as proposed, would have an effective date prior to enactment thereof and any proposed regulations.

                  "REMIC REGULAR CERTIFICATES" means, collectively, the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

                  "RENT LOSS POLICY" or "RENT LOSS INSURANCE" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

                  "RENTS FROM REAL PROPERTY" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

                  "REO ACCOUNT" shall have the meaning set forth in Section 9.14(a) hereof.

                  "REO DISPOSITION" means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

                  "REO INCOME" means, with respect to any REO Property for any Collection Period, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period.

                  "REO MORTGAGE LOAN" means a Mortgage Loan as to which the related Mortgaged Property is an REO Property.

                  "REO PROPERTY" means a Mortgaged Property acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

                  "REPORT DATE" means the third Business Day before the related Distribution Date.

                  "REQUEST FOR RELEASE" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

                  "REQUIRED APPRAISAL LOAN" means any Mortgage Loan as to which an Appraisal Event has occurred. A Mortgage Loan will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

                  "REQUIRED INSURANCE POLICY" means with respect to any Mortgaged Property, any insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgaged Property, including each Standard Hazard Insurance Policy and, if applicable, flood insurance policy.

                  "RESIDUAL CERTIFICATES" means, with respect to REMIC I, the Class R-I Certificates, with respect to REMIC II, the Class R-II Certificates and with respect to REMIC III, the Class R-III Certificates.

                  "RESPONSIBLE OFFICER" means, when used with respect to the initial Trustee, any officer assigned to the Capital Markets Fiduciary Services
(CMBS), with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer.

                  "RETIREMENT   SYSTEM"   has  the   meaning   assigned  in  the
Preliminary Statement hereof.

                  "RETIREMENT SYSTEM LOANS" means collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement II and shown as Schedule II hereto.

                  "REVERSE SEQUENTIAL ORDER" means sequentially to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates.

                  "RULE 144A" means Rule 144A under the 1933 Act.

                  "RULE 144A-IAI GLOBAL CERTIFICATE" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain institutional "accredited investors" within the meaning of Rule 501(a)(1), (2),
(3) or (7) of Regulation D of the 1933 Act, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

                  "SCHEDULED PAYMENT" means each scheduled payment of principal of, and interest on, a Mortgage Loan required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts).

                  "SCHEDULED PRINCIPAL BALANCE" means, with respect to any Mortgage Loan or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan or REO Mortgage Loan.

                  "SELLER" means General American or Retirement System, as the case may be.

                  "SENIOR   CERTIFICATES"   means   the  Class  A  and  Class  X
Certificates.

                  "SERVICER ERRORS AND OMISSIONS INSURANCE POLICY" or "ERRORS AND OMISSIONS INSURANCE POLICY" means an errors and omissions insurance policy maintained by the Master Servicer, the Special Servicer or the Trustee, as the case may be, in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

                  "SERVICER FIDELITY BOND" or "FIDELITY BOND" means a bond or insurance policy under which the insurer agrees to indemnify the Master Servicer, the Special Servicer or the Trustee, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's, Special Servicer's or the Trustee's, as the case may be, directors, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

                  "SERVICER'S MORTGAGE FILE" means copies of mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan in the possession of the Master Servicer or originals of any of such documents released to the Master Servicer from time to time pursuant to the terms of this Agreement.

                  "SERVICING ADVANCE" means any cost or expense of the Master Servicer or the Trustee, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by the Master Servicer or the Trustee, as the case may be, to protect and preserve the security for such Mortgage Loan.

                  "SERVICING FEE" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Servicing Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each such Mortgage Loan immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest Payment, as set forth in Section 8.10(c) but not including the Excess Servicing Fee.

                  "SERVICING FEE RATE" means, with respect to each Mortgage Loan (including any Mortgage Loan relating to an REO Property), 0.04% per annum.

                  "SERVICING OFFICER" means any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by the Master Servicer and signed by an officer of the Master Servicer, as such list may from time to time be amended.

                  "SERVICING   STANDARD"  means,  with  respect  to  the  Master
Servicer and the Special Servicer the higher of the following standards of care:

                  (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; or

                  (b) the care, skill, prudence and diligence the Master Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are similar to the Mortgage Loans, giving due consideration to the maximization of the net present value of the mortgage loans;

but without regard to: any relationship that the Master Servicer or Special Servicer or any Affiliate of the Master Servicer or Special Servicer may have with the related Mortgagor; the ownership of any Certificate by the Master Servicer or Special Servicer or any Affiliate; the ownership of any Junior Indebtedness by the Master Servicer or Special Servicer or any Affiliate with respect to the Mortgaged Property securing any Mortgage Loan; the Master Servicer or Special Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; the servicing of the Mortgage Loans that are not Specially Serviced Mortgage Loans by the Master Servicer; and the Master Servicer's obligation to make Advances and Servicing Advances as specified herein or General American's obligation to repurchase any Mortgage Loan under the Mortgage Loan Purchase Agreement I or Retirement System's obligation to repurchase any Mortgage Loan under Mortgage Loan Purchase Agreement II.

                  "SERVICING TRANSFER EVENT" means the occurrence of any of the following events: (i) any Mortgage Loan as to which a Balloon Payment is past due, and the Master Servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the Second Due Date succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due; (ii) any Mortgage Loan as to which, to the Master Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of an involuntary appointment of a conservator or a receiver or a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 60 days; (iii) any Mortgage Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;
(iv) any Mortgage Loan as to which the Master Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of the Master Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days);
(v) any Mortgage Loan as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and (vi) any Mortgage Loan as to which, in the good faith reasonable judgment of the Master Servicer, a default has occurred or in the judgment of the Master Servicer is imminent or is likely to occur within 60 days.

                  "SINGLE-PURPOSE ENTITY" means a Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning and operating Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with affiliates on an arm's length basis pursuant to written agreements; (viii) holds itself out as being a legal entity, separate and apart from any other Person; (ix) does not commingle its assets with those of any other Person and holds all of its assets in its own name; (x) pays its own liabilities and expenses only out of its own funds; (xi) observes all organizational formalities; (xii) pays the salaries of its own employees from its own funds; (xiii) will not hold out its credit as being available to satisfy the obligations of any other Person; (xiv) will not acquire the obligations or securities of its Affiliates; (xv) will not make loans to any other Person or buy or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities); (xvi) will allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate; (xvii) will not pledge its assets for the benefit of any other Person; (xviii) will correct any known misunderstanding regarding its separate identity; (xix) will not identify itself as a division of any other Person; (xx) will maintain adequate capital in light of its contemplated business operations; (xxi) will not incur indebtedness other than the related Mortgage Loan; (xxii) will not engage in any dissolution, liquidation, consolidation, merger or sale of its assets and (xxiii) will at all times have at least one duly appointed member of the board of directors (an "Independent Director") or will have a managing member or general partner which will have an Independent Director, who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director: (1) a shareholder of, or an officer, director, attorney, counsel, partner, member or employee of, the Single-Purpose Entity or any affiliate, (2) a customer of, or supplier to, or other person who derives more than 10% of its purchases or revenues from its activities with the Single-Purpose Entity or any affiliate,
(3) a person or other entity controlling, controlled by or under common control with any such shareholder, officer, director, attorney, counsel, partner, member, employee, customer, supplier or other person, or (4) a member of the immediate family of any such shareholder, officer, director, attorney, counsel, partner, member, employee, customer, supplier or other person. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities or a person or entity, whether through ownership of voting securities or other beneficial interest, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

                  "SPECIAL SERVICER" means Conning Asset Management Company or any successor Special Servicer as herein provided.

                  "SPECIAL SERVICER COMPENSATION" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees for such period.

                  "SPECIAL   SERVICER   MONTHLY   REPORTS"   mean  the   reports
substantially in the form of Exhibit O attached hereto.

                  "SPECIAL SERVICER REMITTANCE DATE" means the Business Day preceding each Determination Date.

                  "SPECIAL SERVICING FEE" means, for each calendar month, as to each Mortgage Loan which is a Specially Serviced Mortgage Loan, the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest Payments as set forth in Section 9.11.

                  "SPECIAL SERVICING FEE RATE" means 0.25% per annum.

                  "SPECIAL SERVICING OFFICER" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

                  "SPECIALLY SERVICED MORTGAGE LOAN" means, as of any date of determination, any Mortgage Loan with respect to which the Master Servicer has notified the Special Servicer and the Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and the Special Servicer has received all information, documents and records relating to such Mortgage Loan as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the Master Servicer and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan has become a Rehabilitated Mortgage Loan with respect to such Servicing Transfer Event, unless and until the Master Servicer notifies the Special Servicer and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan exists or occurs.

                  "STANDARD HAZARD INSURANCE POLICY" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

                  "SUB-SERVICER"  shall  have the  meaning  set forth in Section
8.4.

                  "SUB-SERVICING FEE" means with respect to each Mortgage Loan (including Mortgage Loans relating to REO Properties) the monthly fee payable to the applicable Sub-Servicer based on the per annum rate specified on the Mortgage Loan Schedule.

                  "SUBORDINATE CERTIFICATES" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

                  "TAX MATTERS PERSON" means the person designated as the "tax matters person" of each REMIC Pool pursuant to Treasury Regulation Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T.

                  "TERMINATION  PRICE"  shall  have  the  meaning  set  forth in
Section 10.1(b) herein.

                  "TITLE INSURANCE POLICY" means a title insurance policy maintained with respect to a Mortgage Loan issued on the date of origination of the related Mortgage Loan.

                  "TRANSFER" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "TRANSFEREE" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "TRANSFEROR" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "TRUST" means the trust created pursuant to this Agreement, the assets which consist of all the assets of REMIC I (including the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Insurance Policies, any REO Properties and other items referred to in Section 2.1(a) hereof), REMIC II and REMIC III.

                  "TRUSTEE" means The Chase Manhattan Bank, as Trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then Trustee shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section
7.9 hereof), as the case may be.

                  "TRUSTEE FEE" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each Mortgage Loan immediately before the Due Date occurring in such month.

                  "TRUSTEE FEE RATE" means 0.0025% per annum.

                  "TRUSTEE MORTGAGE FILE" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

                  "UCC" means The Uniform Commercial Code, as enacted in each applicable state.

                  "UCC FINANCING STATEMENT" means a financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

                  "UNDERWRITER" means each of Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated or their respective successors in interest.

                  "UNPAID INTEREST" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate other than unpaid interest relating to Net Aggregate Prepayment Interest Shortfalls.

                  "U.S. PERSON" means a person that is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations), created or organized in or under the laws of the United States, any State or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S.
Persons).

                  "USAP" shall have the meaning set forth in Section 8.13.

                  "WEIGHTED AVERAGE REMIC I NET MORTGAGE RATE" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balances as of the close of business on the preceding Distribution Date.

                  "WORK-OUT FEE" means a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the product of (x) 1.00% and (y) the amount of each collection of interest (other than default interest) and principal received on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

                  "YIELD  MAINTENANCE   PAYMENT"  means,  with  respect  to  any
Distribution Date, any amount received as a Prepayment Premium which is calculated based upon a yield maintenance formula.

                  SECTION 1.2 CALCULATIONS RESPECTING MORTGAGE LOANS. Calculations required to be made by the Trustee pursuant to this Agreement with respect to any Mortgage Loan shall be made based upon then-current information as to the terms of the Mortgage Loans and reports of payments received from the Master Servicer on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Trustee has actual knowledge of an error in the calculations, the Trustee shall inform the Master Servicer of such error.

                  SECTION 1.3 CALCULATIONS RESPECTING ACCRUED INTEREST. Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months and Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

                  SECTION 1.4       INTERPRETATION.

                  (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Statement to the Certificateholders, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

                  (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                  (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

                  (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.


                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

                  SECTION 2.1       CONVEYANCE OF MORTGAGE LOANS.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned pursuant to Sections 14 or 15 thereof as applicable, (iii) the Initial Deposit (which shall be deposited into the Certificate Account) and (iv) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from the Cut-Off Date.

                  (b) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." The Depositor hereby represents that each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan within 30 days following the Closing Date. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by either Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this
Section 2.1(b).

                  (c) The Master Servicer shall, at the expense of the applicable Seller of the related Mortgage Loan, as to each Mortgage Loan, promptly (and in any event within 45 days following the receipt thereof) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (v),
(vi) and (ix) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Master Servicer shall obtain therefrom at the expense of the related Seller a certified copy of the recorded original. The Master Servicer shall forward copies thereof to the Trustee and the Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Master Servicer shall direct each Seller pursuant to the applicable Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Master Servicer shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

                  (d) The Depositor shall deliver, or shall cause the Sellers to deliver, all relevant servicing documents and records in the possession of the Depositor or the Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof to the Master Servicer on or before the Closing Date and such documents and records shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. The Depositor shall deliver or cause the related Seller to deliver to the Special Servicer a copy of each Mortgage File to the extent that (i) such copy has not previously been delivered to the Special Servicer and (ii) the Special Servicer requests (in writing) such copy within 180 days following the Closing Date. The Depositor shall deliver or cause the related Seller to deliver such copy within a reasonable period following such request by the Special Servicer.

                  (e) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall deliver to the Trustee on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date as are set forth on Exhibits R-1 and R-2 hereto.

                  (f)      Concurrently herewith, the Depositor has acquired the
General American Loans from General American and the Retirement System Loans from Retirement System. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with true and complete copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the General American Loans to the Trustee, with the Trustee, on behalf of the
Certificateholders, inserted in the endorsement in blank executed by General American, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes relating to the Retirement System Loans to the Trustee, with the Trustee, on behalf of the Certificateholders, inserted in the endorsement in blank executed by Retirement System, as described in the definition of Mortgage file, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, General American and Retirement System, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of UCC financing statements naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the General American Loans shall be deemed to have been transferred from General American to the Depositor, the Retirement System Loans shall be deemed to have been transferred from Retirement System to the Depositor, and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

                  SECTION 2.2 ACCEPTANCE BY TRUSTEE. The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I Regular Interests and (iii) the REMIC II Regular Interests, in each case, in trust for the use and benefit of all present and future Certificateholders.

                  Upon execution and delivery of this Agreement in respect of the Initial Certification, and within 90 days after the Closing Date in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Master Servicer and the Special Servicer a certification (the "Initial Certification" and the "Final Certification", respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto) (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (v) and
(viii) of the definition of Mortgage File required to be included in the Mortgage File, and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent known by a Responsible Officer of the Trustee to be required pursuant to this Agreement, are in its possession,
(B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the Mortgage Note and Mortgage, the street address of the Mortgaged Property and the name of the Mortgagor set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed and each Assignment of Mortgage has been delivered as provided in clause (i) and clause (iv), respectively, of the definition of Mortgage File. The Trustee shall deliver to the Master Servicer, the Special Servicer and each Seller (as to its respective Mortgage Loans only), a copy of such Final Certification. Within 360 days after the Cut-Off Date, the Trustee shall provide a confirmation of receipt of recorded assignments of Mortgage to the Master Servicer, the Special Servicer and each Seller, and if any recorded assignment of Mortgage has not been received by the Trustee by such time, the Trustee shall provide information in such confirmation on the status of missing assignments. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

                  If, in the course of such review, the Trustee finds any document constituting a part of a Trustee Mortgage File which does not meet the requirements of clauses (A) through (D) in the preceding paragraph, the Trustee shall promptly notify the applicable Seller, the Master Servicer, the Special Servicer, the Operating Adviser, and the Depositor in writing and the Master Servicer shall, and the Special Servicer may, request such Seller to correct or cure such defect in the manner and within the period or periods set forth in the applicable Mortgage Loan Purchase Agreement and absent such correction or cure, and, in the case of a defect which results from a failure to meet one or more requirements of clauses (A) through (C) in the preceding paragraph, such defect materially and adversely affects the value of the related Mortgage Loan or the interest of the Trustee in the related Mortgage Loan (in the good faith judgment of the Master Servicer or the Trustee), or in any event in the case of a defect under (D), the Master Servicer shall, and the Special Servicer may, request the applicable Seller, at such Seller's election, to, and such Seller shall be required promptly upon such request, either (i) substitute for the related Mortgage Loan, without recourse, a Qualifying Substitute Mortgage Loan or Loans, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3; or (ii) purchase such Mortgage Loan from the Trust at the Purchase Price therefor in accordance with the related Mortgage Loan Purchase Agreement. The Purchase Price for any such Mortgage Loan shall be paid to the Master Servicer and deposited by the Master Servicer in the Certificate Account. Upon receipt by the Trustee of written notification of deposit of the Purchase Price or other amount required of the applicable Seller, signed by a Servicing Officer of the Master Servicer (which notification shall include a statement as to the accuracy of the calculation of the Purchase Price or other required deposit), the Trustee shall release the related Trustee Mortgage File to the applicable Seller and the Trustee and the Depositor shall execute and deliver such instruments of transfer or assignment in the forms presented to it, in each case without recourse, representation or warranty as shall be necessary to vest in such Seller, or its designee, title (to the extent that such title was transferred to the Depositor or the Trustee) to any Mortgage Loan released pursuant hereto.

                  The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

                  SECTION 2.3 SELLERS' REPURCHASE OF MORTGAGE LOANS FOR DOCUMENT DEFECTS AND BREACHES OF REPRESENTATIONS AND WARRANTIES.

                  (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgage Properties as set forth in the related Mortgage Loan Purchase Agreements, and in either case such defect (a "Document Defect") or breach (a "Breach") materially and adversely affects the interests of the holders of the Certificates, such party shall give prompt written notice to the other parties hereto and to each Rating Agency. Promptly upon becoming aware of any such Document Defect or Breach, the Master Servicer shall, and the Special Servicer may, request that the related Seller, not later than 90 days from such Seller's receipt of the notice of such Document Defect or Breach, cure such Document Defect or Breach, as the case may be, in all material respects; provided, however, that if such Document Defect or Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days.

                  If any such Document Defect or Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller will be obligated, not later than the last day of such permitted cure period, to
(i) repurchase the affected Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related
Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at the Seller's option, replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Document Defect or Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or substitution must occur within the earlier of (i) 90 days from the earlier of the date the Seller discovered or was notified of the defect or (ii) two years from the Closing Date.

                  As to any Qualifying Substitute Mortgage Loan or Loans, the Master Servicer shall cause the related Seller to deliver to the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section 2.1. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by Master Servicer and remitted by the Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

                  The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment the Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee and the Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan substituted for pursuant to this Section 2.3.

                  In any month in which the related  Seller  substitutes  one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of any expenses related to such Deleted Mortgage Loan or REO Property (including any Servicing Advances, Advance Interest related to such Deleted Mortgage Loan and any Special Servicer Fees and Liquidation Fees) that are reimbursable to the Master Servicer, the Special Servicer or the Trustee. The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee and the Master Servicer of such event which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall.

                  If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, the delivery of a commitment to issue a Title Insurance Policy in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Document Defect with respect to any Mortgage File if such actual Title Insurance Policy is delivered to the Trustee or a Custodian on its behalf not later than the 180th day following the Closing Date.

                  (b) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by the Master Servicer.

                  (c) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach. The parties hereunder understand that (i) General American, as Seller under the Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to General American Loans, and (ii) Retirement System will be providing the remedies with respect to the Retirement System Loans under the Mortgage Loan Purchase Agreement II.

                  SECTION 2.4 REPRESENTATIONS AND WARRANTIES. The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer and the Trustee (in its capacity as Trustee of the Trust) as of the Closing Date that:

                  (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

                  (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

                  (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Master Servicer, the Special Servicer and the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

                  (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

                  (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or ERISA.

                  SECTION 2.5 CONVEYANCE OF INTERESTS. Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to
(i) the REMIC I Regular  Interests in exchange  for the REMIC II  Interests  and
(ii) the REMIC II Regular Interests in exchange for the REMIC III Certificates.


                                   ARTICLE III

                                THE CERTIFICATES

                  SECTION 3.1       THE CERTIFICATES.

                  (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-21 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

                  The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

                  (b) The Class A Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class R-I, Class R-II and Class R-III Certificates will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof.

                  (c) Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an Authorized Officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof.

                  SECTION 3.2 REGISTRATION. The Trustee shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Trustee or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the
Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

                  SECTION 3.3       TRANSFER AND EXCHANGE OF CERTIFICATES.

                  (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar (which shall be located, as of the Closing Date, at 450 West 33rd Street, 14th Floor, New York, New York 10001; Capital Markets Fiduciary Services (CMBS), duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this
Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

                  (b)      A  Certificate may be exchanged by the Holder thereof
for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such) to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Trustee, the Master Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

                  (d) No transfer of a Subordinate or Residual Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Subordinate Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Subordinate or Residual Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar and the Trustee with a certification of facts and a Benefit Plan Opinion which establish to the satisfaction of the Certificate Registrar and the Trustee that such transfer will not constitute or result in a non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Subordinate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinate Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60.

                  (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                           (A) Each Person  holding or acquiring  any  Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and a U.S. Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection  with any proposed  Transfer of any
                  Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a U.S. Person, and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a U.S. Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                           (D) Each Person  holding or  acquiring  an  Ownership
                  Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a U.S. Person.

                           (E) Each Person  holding or  acquiring  an  Ownership
                  Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder", by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding acquiring such Ownership Interest in a Residual Certificate.

                           (F) If any purported Transferee shall become a Holder
                  of a Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a U.S. Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this
                  Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar
                  shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                           (G) If any purported Transferee shall become a Holder
                  of a Residual Certificate in violation of the restrictions in this Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a U.S. Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation, and for the reimbursement of reasonable expenses, of the Master Servicer and the Trustee for providing such information.

                  The provisions of this Section 3.3(e) set forth above may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Certificate Registrar, the Master Servicer and the Depositor the following:

                           (i) written  notification  from each Rating Agency to
                  the  effect  that  the   modification   of,   addition  to  or
                  elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

                           (ii) an Opinion of Counsel  (delivered by, and at the
                  expense, of the party requesting such modification, addition or elimination of such provisions), in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

                  (f)      None  of the  Master  Servicer,  the  Trustee  or the
Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in
Section 3.3(e). The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in
Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

                  (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

                  (h) The Certificate Registrar shall provide notice to the Master Servicer, the Special Servicer and the Depositor of each transfer of a Certificate on the Certificate Register and, upon written request at the expense of the requesting Person, provide each such Person with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

                  (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

                  SECTION 3.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate
Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 3.5 PERSONS DEEMED OWNERS. Prior to presentation of a Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Trustee, the Operating Adviser and any agent of the Master Servicer, the Special Servicer, the Trustee or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Trustee, the Operating Adviser nor any agent of the Master Servicer, the Special Servicer, the Trustee or the Operating Adviser shall be affected by any notice to the contrary.

                  SECTION 3.6 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, the Master Servicer, the Special Servicer, the Operating Adviser or the Depositor (A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicer, the Special Servicer, the Depositor or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  SECTION 3.7       BOOK-ENTRY CERTIFICATES.

                  (a)      Notwithstanding  the foregoing,  the Class A-1, Class
A-2, Class A-3, Class A-4, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.9:

                     (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

                     (ii) the Depositor, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

                     (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
Section 3.7 shall control with respect to each such Class; and

                     (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

                  (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

                  (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or to
Institutional Accredited Investors shall be represented by the Rule 144A-IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Certificates evidenced by any Rule 144A-IAI Global Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

                  (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear or CEDEL; provided, however, that such interests may be exchanged for interests in the Rule 144A-IAI Global Certificate for such Class in accordance with the certification requirements described in Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

                  On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or CEDEL (as applicable) a Regulation S
Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or CEDEL with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or CEDEL, as applicable, thereof). Euroclear or CEDEL, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear or CEDEL with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A-IAI Global Certificate for such Class as described in Section 3.7(f).

                  (e) Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Book-Entry Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Book-Entry Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Book-Entry Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Placement Agents. Ownership of beneficial interests in a Book-Entry Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Book-Entry Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

                  So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee and the Certificate Registrar, as applicable, shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and CEDEL).

                  (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear or CEDEL, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A-IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A-IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A-IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear or CEDEL, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate
Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

                  SECTION 3.8 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

                  SECTION 3.9       DEFINITIVE CERTIFICATES.

                  (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Depository notifies the Depositor and the Certificate Registrar in writing that the Depository is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or (iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Depository through the Participants in writing (and the Depository so advises the Depositor, the Certificate Registrar and the Master Servicer in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided, that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Depository and request the Depository to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive
Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

                  (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.


                                   ARTICLE IV

                                    ADVANCES

                  P&I Advances and Servicing Advances shall be made by the Master Servicer and, if the Master Servicer does not make such Advances, by the Trustee ( except that its obligation to make Advances shall be subject to the same limitations, and it shall have the same rights, as described herein for the Master Servicer), except to the extent that the Master Servicer or the Trustee, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

                  SECTION 4.1       P&I ADVANCES BY MASTER SERVICER.

                  (a) At or prior to the Advance Report Date, the Master Servicer shall notify the Trustee if the P&I Advance Amount for the related Distribution Date is greater than zero, and the Master Servicer shall make a P&I Advance of such amount no later than 4:00 p.m. New York City time on the Master Servicer Remittance Date. It is understood that the obligation of the Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the Master Servicer shall not be required to make such P&I Advance, if the Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance. Such determination shall be conclusive and binding on the Trustee and the Certificateholders. The Special Servicer shall not be required to make P&I Advances under this Agreement.

                  (b) If the Master Servicer determines that there is a P&I Advance Amount for a Distribution Date, the Master Servicer shall on the Master Servicer Remittance Date either (A) deposit in the Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in the Certificate Account being held for future distributions or withdrawals to make such Advance. If a Scheduled Payment due during the related Collection Period is received after the Determination Date and on or before the Master Servicer Remittance Date, the Master Servicer shall include such Scheduled Payment in the amounts deposited into the Distribution Account pursuant to Section 5.2(a)(xi) and shall not make any P&I Advance with respect to such Scheduled Payment. Any funds being held in the Certificate Account for future distribution or withdrawal and so used shall be replaced by the Master Servicer from its own funds by deposit in the Certificate Account on or before 4:00 p.m. New York City time on any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Trustee or other Persons required to be made on such date.

                  SECTION 4.2 SERVICING ADVANCES. The Master Servicer and, if the Master Servicer does not, the Trustee shall make Servicing Advances to the extent provided in this Agreement, except to the extent that the Master Servicer or the Trustee, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. Such determination shall be conclusive and binding on the Trustee and the Certificateholders. The Special Servicer shall not be required to make Servicing Advances under this Agreement.

                  SECTION 4.3       ADVANCES BY THE TRUSTEE.

                  (a) To the extent that the Master Servicer fails to make a P&I Advance by 4:00 p.m. New York City time on the Master Servicer Remittance Date (other than a P&I Advance that the Master Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance on the related Distribution Date unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Trustee is required hereunder to make P&I Advances, it shall deposit the amount thereof in the Distribution Account by 1:00 p.m. (New York City time) on such Distribution Date.

                  (b) To the extent that the Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that the Master Servicer determines is a
Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

                  SECTION 4.4 EVIDENCE OF NONRECOVERABILITY. If the Master Servicer determines at any time, in its sole discretion, exercised in good faith in accordance with the Servicing Standard, that any Advance previously made or proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Special Servicer by the Business Day prior to the Distribution Date. Such Officer's Certificates shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the Master Servicer's possession, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any appraisals performed in accordance with MAI standards within the last 12 months on the Mortgaged Property, and, if such reports are used by the Master Servicer to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee determines at any time that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee delivered to the Depositor, the Master Servicer and the Special Servicer similar to the Officer's Certificate of the Master Servicer described in the prior sentence. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer that any Advances previously made or any proposed Advance, if made, would constitute a Nonrecoverable Advance, and, in particular shall not be required to make an Advance that the Master Servicer has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicer or the Trustee shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith judgment that such Advance or such payment (including interest accrued thereon at the Advance
Rate) would be a Nonrecoverable Advance. The Master Servicer's determination in accordance with the above provisions shall be conclusive and binding on the Trustee and the Certificateholders. The Trustee's determination in accordance with the above provisions shall be conclusive and binding on the Certificateholders.

                  SECTION 4.5 INTEREST ON ADVANCES; CALCULATION OF OUTSTANDING ADVANCES WITH RESPECT TO A MORTGAGE LOAN. Any unreimbursed Advance funded from the Master Servicer's or the Trustee's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from the date such Advance was made until the date on which such Advance has been reimbursed. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance made with respect to such Mortgage Loan and then each succeeding P&I Advance made with respect to such Mortgage Loan to the extent not inconsistent with Section 4.6. Except with respect to Specially Serviced Mortgage Loans, the Master Servicer shall use reasonable efforts to collect (but shall have no obligation to collect) Late Fees in an amount sufficient to pay Advance Interest from the related Mortgagor. The Master Servicer shall be entitled to retain Late Fees and default interest in excess of the Mortgage Rate of the Mortgage Loan paid by any Mortgagor with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain Late Fees and default interest in excess of the Mortgage Rate for such Mortgage Loan), as additional servicing compensation to the extent such Late Fees and default interest in exces of the Mortgage Rate for such Mortgage Loan or Specially Serviced Mortgage Loan exceed Advance Interest. The Master Servicer (with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan), shall pay from any related Late Fees and default interest in excess of the Mortgage Rate for such Mortgage Loan which it collects, outstanding and unpaid Advance Interest owed to the Trustee. The Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any related Late Fees and default interest in excess of the Mortgage Rate for such Mortgage Loan which it collects, outstanding and unpaid Advance Interest first, owed to the Trustee and then owed to the Master Servicer, and
(ii) retain any remaining portion of such Late Fees and default interest in excess of the Mortgage Rate for such Mortgage Loan as additional Special Servicer Compensation.

                  SECTION 4.6    REIMBURSEMENT OF ADVANCES AND ADVANCE INTEREST.

                  (a) Advances made with respect to each Mortgage Loan or Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances pursuant to Sections 5.2 collected in any Collection Period with respect to Mortgage Loans or Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

                  (b) To the extent that Advances have been made on Mortgage Loans, Specially Serviced Mortgage Loans or REO Property, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans or Specially Serviced Mortgage Loans or REO Property, plus any Advance Interest owed to the Trustee with respect to such Advances and then (ii) the Master Servicer for any Advances outstanding to the Master Servicer with respect to any of such Mortgage Loans or Specially Serviced Mortgage Loans or REO Property, plus any Advance Interest owed to the Master Servicer with respect to such Advances. To the extent that any Advance Interest payable to the Master Servicer or the Trustee with respect to a Specially Serviced Mortgage Loan or REO Property cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be treated as a Servicing Advance and shall be payable to the Trustee or the Master Servicer, as the case may be, from amounts on deposit in the Certificate Account or the Distribution Account pursuant to Section 5.2(a) or Section 5.3(b)(ii). The Master Servicer's and the Trustee's right of reimbursement under this Agreement for Advances shall be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or REO Properties, and the Trustee's right of reimbursement under this Agreement for Advances shall be prior to the rights of the Master Servicer to be reimbursed for such amounts.

                  (c) Amounts applied to reimburse Advances shall first be applied to reduce the Advance Interest thereon and then reduce the outstanding amount of such Advances.

                  (d) To the extent that the Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the Master Servicer shall reimburse the Special Servicer for such expenditures within 30 days after receiving an invoice and a report from the Special Servicer, subject to Section
4.4. With respect to each Collection Period, the Special Servicer shall deliver such invoice and report to the Master Servicer by the following Determination Date. All such amounts reimbursed by the Master Servicer shall be a Servicing Advance. In the event that the Master Servicer defaults under its obligation to reimburse the Special Servicer hereunder or the Master Servicer determines that such Servicing Advance, if made, would be a Nonrecoverable Advance, the Special Servicer shall notify the Master Servicer in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The Master Servicer and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this Section 4.6(d) and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(d).


                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

                  SECTION 5.1       COLLECTIONS.

                  (a) On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "Conning Asset Management Company, as Master Servicer for The Chase Manhattan Bank, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1" (the "Certificate Account"). On or prior to the Closing Date, the Trustee shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "The Chase Manhattan Bank, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1" (the "Interest Reserve Account").

                  (b) On or prior to the date the Master Servicer shall first deposit funds in a Certificate Account, the Master Servicer shall give to the Trustee prior written notice of the name and address of the depository institution at which the Certificate Account is maintained and the account number of such account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Certificate Account to hold such account in the name of the Master Servicer as provided in Section 5.1(a), subject to the Master Servicer's (or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement. The Trustee shall take such actions as are necessary to cause the depository institution holding the Interest Reserve Account to hold such account in the name of the Trustee as provided in Section 5.1(a), subject to the Trustee's right to direct payments and instruments and its rights of withdrawal under this Agreement.

                  (c) The Master Servicer shall deposit, or cause to be deposited, into the Certificate Account on the Business Day following receipt (or, in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to the Master Servicer by the Special Servicer from an REO Account pursuant to
Section 9.14 or as a Compensating Interest Payment pursuant to Section 9.11), other than in respect of interest and principal on the Mortgage Loans due on or before the Cut-Off Date which shall be remitted to the Depositor (provided that the Master Servicer may retain amounts otherwise payable to the Master Servicer as provided in Section 5.2(a) rather than deposit them into the Certificate Account):

                           (A) Principal:  all payments on account of principal,
                  including Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof on the Mortgage Loans;

                           (B) Interest: all payments on account of interest, including Compensating Interest Payments paid by the Special Servicer pursuant to Section 9.11 (minus any portion of any such payment that is allocable to the period prior to the Cut-Off Date which shall be remitted to the Depositor);

                           (C) Liquidation  Proceeds:  all Liquidation  Proceeds
                  with respect to the Mortgage Loans;

                           (D) Insurance Proceeds:  all insurance proceeds other
                  than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

                           (E) Condemnation  Proceeds: all condemnation proceeds
                  other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

                           (F) REO  Income:  all REO  Income  received  from the
                  Special Servicer;

                           (G) Investment Losses: any amounts required to be deposited by the Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Account;

                           (H) Advances:  all P&I Advances  unless made directly
                  to the Distribution Account; and

                           (I) Other:  all other amounts,  including  Prepayment
                  Premiums, required to deposited in the Certificate Account pursuant to this Agreement, including Purchase Proceeds of any Mortgage Loans repurchased by a Seller or substitution shortfall amounts (as described in the fifth paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans.

                  Remittances from any REO Account to the Master Servicer for deposit in the Certificate Account shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

                  (d) The Trustee, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit from the Distribution Account into the Interest Reserve Account in respect of each Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount").

                  (e) Funds in the Certificate Account and Interest Reserve Account may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer with respect to the Certificate Account and the Trustee with respect to the Interest Reserve Account in Eligible Investments selected by the Master Servicer or the Trustee, as applicable, which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "The Chase Manhattan Bank, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1." None of the Depositor, the Mortgagors or the Trustee shall be liable for any loss incurred on such Eligible Investments in the Certificate Account. None of the Depositor, the Mortgagor or Master Servicer shall be liable for any loss incurred on such Eligible Investments in the Interest Reserve Account.

                  An amount equal to all income and gain realized from any such investment in the Certificate Account shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any net losses incurred in respect of any such investments in the Certificate Account shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Certificate Account out of its own funds before the related Master Servicer Remittance Date. If the Master Servicer deposits in any Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account any provision herein to the contrary notwithstanding.

                  An amount equal to all income and gain realized from any such investment in the Interest Reserve Account shall be paid to the Trustee as additional trustee compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments in the Interest Reserve Account shall be for the account of the Trustee which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Interest Reserve Account out of its own funds before the related Distribution Date. If the Trustee deposits in any Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account any provision herein to the contrary notwithstanding.

                  (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment in the Certificate Account, or if a default occurs in any other performance required under any Eligible Investment in the Certificate Account, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Master Servicer shall have deposited in the Certificate Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Master Servicer as additional servicing compensation) the Master Servicer shall have the sole right to enforce such payment or performance.

                  (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The Master Servicer shall deal with these amounts in accordance with the Servicing Standard and the terms of the related Mortgage Loans.

                  SECTION 5.2 APPLICATION OF FUNDS IN THE CERTIFICATE ACCOUNT AND INTEREST RESERVE ACCOUNT.

                  (a) The Master Servicer shall, from time to time, make withdrawals from the Certificate Account and remit them by wire transfer on the related Master Servicer Remittance Date in immediately available funds to the account specified in this Section or otherwise (w) to such account as it shall determine from time to time of amounts payable to the Master Servicer from the Certificate Account pursuant to clauses (i), (ii), (iii), (iv), (vi), (viii) and
(ix) below; (x) to the account specified in writing by the Trustee from time to time of amounts payable to the Trustee from the Certificate Account pursuant to clauses (ii), (iii), (vi), (xi) and (xii) below; (y) with respect to clause (v), to the Distribution Account, the amount payable to the Trustee as described herein; and (z) to the Special Servicer from time to time of amounts payable to the Special Servicer from such Certificate Account pursuant to clauses (i),
(iv), (vi), and (vii) below of the following amounts, from the amounts specified for the following purposes:

                     (i) Fees: the Master Servicer shall pay (A) to itself Late Fees (in excess of Advance Interest) and default interest with respect to each Mortgage Loan payable at a rate above the Mortgage Rate (in excess of Advance Interest) relating to Mortgage Loans which are not Specially Serviced Mortgage Loans, Modification Fees, assumption fees and extension fees relating to
Mortgage  Loans which are not Specially  Serviced  Mortgage Loans as provided in
Section  8.18,  Section  8.7(a) and Section  8.10,  respectively,  or other fees payable to the Master Servicer hereunder and (B) directly to the Special Servicer, Late Fees (in excess of Advance Interest) and default interest with respect to each Mortgage Loan payable at a rate above the Mortgage Rate (in excess of Advance Interest) on Specially Serviced Mortgage Loans and Modification Fees, assumption fees, extension fees and other fees collected on Specially Serviced Mortgage Loans, in each case from funds paid by the applicable Mortgagor to the extent provided for herein;

                     (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): to apply, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section 4.4 that any Advance is a Nonrecoverable Advance, payments made by the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds or (y) after a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property), to reimburse the Trustee and itself, in that order, as provided in, and subject to, Article IV hereof, for any Servicing Advances (and Advance Interest thereon) made with respect to a Mortgage Loan or REO Property and not previously reimbursed;

                     (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): to apply pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, payments made by the related Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds, in each case, within one Business Day after the date such amount is received, or (y) after a Final Recovery Determination or determination in accordance with Section 4.4 that any Advance is a Nonrecoverable Advance, for any Mortgage Loan, any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property), to reimburse the Trustee and itself, in that order, in accordance with Article IV hereof, for any P&I Advances (and Advance Interest thereon) previously made by it with respect to the related Mortgage Loan or REO Property and not previously reimbursed;

                     (iv) Servicing Fee, Excess Servicing Fee and Special Servicer Compensation: to pay to itself the Servicing Fee (to the extent not previously retained by the Master Servicer), to pay the Excess Servicing Fee, to pay to the Special Servicer the Special Servicing Fee and Workout Fee, in each case, subject to reduction for any Compensating Interest Payment;

                     (v) Trustee Fee: to deposit into the Distribution Account, for withdrawal by the Trustee, an amount sufficient to pay the Trustee's Fee;

                     (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses (other than Liquidation Fees) (at the time set forth herein or in the definition thereof), the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

                     (vii) Liquidation Fees: upon the occurrence of a Final Recovery Determination to pay to the Special Servicer from the Certificate Account, the amount certified by the Special Servicer equal to the Liquidation Fee, to the extent provided in Section 9.11 hereof;

                     (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in the Certificate Account relating to the Trust;

                     (ix) Prepayment Interest Excesses: to pay to the Master Servicer the amount of the aggregate Prepayment Interest Excesses relating to Mortgage Loans which are not Specially Serviced Mortgage Loans (to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans); and to pay to the Special Servicer the amount of the aggregate Prepayment Interest Excesses relating to Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans.

                     (x) Correction of Errors: to withdraw funds deposited in the Certificate Account in error;

                     (xi) Distribution Account: to make payment by 4:00 p.m. (New York City time) on each Master Servicer Remittance Date to the Distribution Account of the remaining amounts in the Certificate Account other than amounts held for payment in future periods or pursuant to Section 5.2(b) below; and

                     (xii) Clear and Terminate: to clear and terminate the Certificate Account pursuant to
Section 8.29.

                  The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Certificate Account.

                  (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the Certificate Account and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate.

                  (c) On each Master Servicer Remittance Date in March of every year commencing in March 2000, the Trustee shall withdraw all amounts then in the Interest Reserve Account and deposit such amounts into the Distribution Account.

                  SECTION 5.3       DISTRIBUTION ACCOUNT.

                  (a)      The  Trustee,  shall  establish,  on or  prior to the
Closing Date, and maintain in the name of the Trustee, an account (the "Distribution Account"), to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "The Chase Manhattan Bank, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1, Distribution Account." The Distribution Account shall be an Eligible Account. Funds in the Distribution Account shall not be invested. The Distribution Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

                  (b) The Trustee shall deposit into the Distribution Account on the Business Day received all moneys remitted by the Master Servicer pursuant to this Agreement, including P&I Advances made by the Master Servicer and the Trustee. On any Master Servicer Remittance Date, the Master Servicer shall have no duty to remit to the Distribution Account any amounts other than amounts held in the Certificate Account and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2(a) and the P&I Advance Amount. On the Master Servicer Remittance Date occurring in March of any year, commencing in March 2000, the Trustee will deposit into the Distribution Account amounts held in the Interest Reserve Account. The Trustee shall make withdrawals from the Distribution Account and the Interest Reserve Account only for the following purposes:

                     (i) to withdraw amounts deposited in the Distribution Account and the Interest Reserve Account in error and pay such amounts to the Persons entitled thereto;

                     (ii) to pay any amounts payable to the Trustee (including the Trustee's Fee) or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

                     (iii) to make distributions to the Certificateholders pursuant to Section 6.4;

                     (iv) to make deposits into the Interest Reserve Account as provided for in Section 5.1(d);

                     (v) to clear and terminate the Distribution Account and the Interest Reserve Account pursuant to Section 10.2; and

                     (vi) with respect to the Interest Reserve Account, to make deposits into the Distribution Account as provided for in Section 5.2(c); and

                     (vii) to make withdrawals of net investment earnings from the Interest Reserve Account earned pursuant to Section 5.1(e).

                  SECTION 5.4       TRUSTEE REPORTS.

                  (a) Based solely on (and to the extent of the information contained in) the Master Servicer Remittance Report provided to the Trustee by the Master Servicer (no later than the Report Date), on each Distribution Date, the Trustee shall be required to provide or make available either electronically or by first class mail (or such other medium as the Depositor shall reasonably request, the incremental cost of which shall be paid in advance by the recipient thereof), to each Certificateholder, the Rating Agencies, the Master Servicer, the Special Servicer, the Placement Agent, each Underwriter, the Depositor and anyone the Depositor, the Placement Agent or any Underwriter reasonably designates (i) a Monthly Statement to Certificateholders in CSSA format
(substantially in the form of Exhibit M) and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I. The Trustee shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information and the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

                  Upon written request, the Trustee shall send the reports described in the preceding paragraph to any Certificate Owner (identified as such by such Certificate Owner) or Certificateholder by first class mail at no cost to such Certificate Owner or Certificateholder. In addition, the Trustee shall make the reports described in the preceding paragraph available through its website, initially located at www.chase.com/sfa (the "Trustee's Website"), its electronic bulletin board and its customer service. The Trustee's electronic bulletin board may be initially accessed by calling 1-800-204-2737, and the Trustee's customer service may be initially accessed by calling (212) 946-3471. For assistance with the above-mentioned Trustee services, Certificateholders or any party hereto may initially call (212) 946-3228. In addition, the Trustee may also make (i) Mortgage Loan information as presented in the "CSSA" standard file format, the "CSSA" loan setup file format and the "CSSA" loan periodic update file format, (ii) the Special Servicer Monthly Report and (iii) the Annual Report available each month to any Certificateholder, any Certificate Owner, the Rating Agencies or any other interested party via the Trustee's Website or, if requested by a Certificateholder or Certificate Owner (identified as such by such Certificate Owner) in writing, by first class mail. In addition, the Trustee will make available, as a convenience for interested parties (and not in the furtherance of the distribution of the Final Prospectus Supplement under the securities laws) this Agreement and the Final Prospectus Supplement via the
Trustee's Website. The Trustee shall not be deemed to have made any representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by it of which information the Trustee is not the original source. In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Trustee may otherwise have in performance of its duties hereunder.

                  (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder that is a savings association, bank, or insurance company, the Trustee shall provide (to the extent in its possession) to each such Certificateholder such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Trustee shall be entitled to be reimbursed by such Certificateholder for the Trustee's actual expenses incurred in providing such reports and access.

                  (c)      Within  a reasonable  period of time after the end of
each calendar year, the Trustee shall send to the Rating Agencies and to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items (in clauses (i), (ii) and (iii) of the definition of Monthly Statement to Certificateholders) provided to Certificateholders pursuant to this Section 5.4 on an annual basis and such other customary information as the Trustee deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

                  (d) On each Distribution Date, the Trustee shall provide to the Placement Agent, the Underwriters, the Rating Agencies, the Depositor, the Operating Adviser, the Master Servicer, the Special Servicer, anyone the Depositor or the Placement Agent or Underwriters reasonably designates, and upon request to any Certificateholder, Certificate Owner (identified as such by such Certificate Owner) or prospective Certificate Owner (as identified to the Trustee by any existing Certificateholder or Certificate Owner), a report substantially in the form of Exhibit Q (which may be delivered in an electronic medium as the Trustee may determine from time to time) with the information contained therein updated to the date of such report.

                  (e) The Trustee shall afford the Rating Agencies, the Depositor, the Master Servicer, the Special Servicer, the Operating Adviser, any Certificateholder, prospective Certificate Owner or any Person reasonably designated by the Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Trustee.

                  (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicer, the Special Servicer, the Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Trustee of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

                  SECTION 5.5 TRUSTEE TAX REPORTS. The Trustee shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.
Consistent with this Agreement, the Trustee shall provide or cause to be provided (i) to the United States Treasury or other Persons (including, but not limited to, the transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Master Servicer shall on a timely basis provide the Trustee with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool as the Trustee may reasonably request from time to time. The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans and REO Property in order for the Master Servicer to comply with its obligations under this Section 5.5. The Trustee shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information.


                                   ARTICLE VI

                                  DISTRIBUTIONS

                  SECTION 6.1 DISTRIBUTIONS GENERALLY. Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Trustee shall (1) first, withdraw from the Distribution Account and pay to the Trustee any unpaid Trustee Fee and shall withdraw any amounts deposited into the Distribution Account in error and direct such amounts to the proper recipient thereof, and (2) second, make distributions in the manner and amounts set forth below.

                  Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Trustee (except with respect to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates by the registered owner of these Certificates with an aggregate initial Certificate Balance (or in the case of the Class X Certificates, a Notional Amount) of less than $50,000) no later than five days after the related Record Date (or upon standing instructions given to the Trustee on the Closing Date or within five days after any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee five days after the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided, that (i) remittances to the Trustee shall be made by wire transfer of immediately available funds to the Distribution Account; and
(ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Trustee in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

                  SECTION 6.2       REMIC I.

                  (a) On each Distribution Date, the Trustee shall be deemed to distribute to REMIC II, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

                     (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

                     (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or REO Property, principal to the Corresponding REMIC I Regular Interest, until the Certificate Balance thereof is reduced to zero;

                     (iii) any remaining funds, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such Realized Losses previously allocated thereto, compounded monthly at the applicable Pass-Through Rates; and

                     (iv) thereafter, to the Class R-I Certificateholders.

                  SECTION 6.3       REMIC II.

                  On each Distribution Date, the Trustee shall be deemed to distribute, from the Available Distribution Amount, to REMIC III, as holder of the REMIC II Regular Interests, for the following purposes and in the following order of priority:

                     (i) an amount equal to Distributable Certificate Interest for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class X Certificates to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, divided among such REMIC II Regular Interests in proportion to (A) in the case of the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3 and REMIC II Regular Interest A-4, the related Accrued Certificate Interest for such Distribution Date and (B) in the case of REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, one-twelfth of the product of the Certificate Balance of such Interest and the related Class X Strip Rate (if any);

                     (ii) to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2 and REMIC III Regular Interest A-3, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2 and REMIC II Regular Interest A-3 has been reduced to zero pro rata in proportion to the aggregate amount to be distributed pursuant to this clause as follows: (A) to REMIC II Regular Interest A-2, the REMIC II A-2 Scheduled Principal Amount and
(B) to the REMIC II Regular Interest A-1, until the aggregate outstanding Certificate Balance of the REMIC II Regular Interest A-1 has been reduced to zero, and then to REMIC II Regular Interest A-3 until the Certificate Balance of REMIC II Regular Interest A-3 has been reduced to zero, an amount equal to the difference between the Principal Distribution Amount and the REMIC II A-2 Scheduled Principal Amount;

                     (iii) upon payment in full of the Certificate Balance of REMIC II Regular Interest A-3, to REMIC II Regular Interest A-4, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the REMIC II Regular Interest A-4 has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2 and REMIC II Regular Interest A-3;

                     (iv) pro rata (a) to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3 and REMIC II Regular Interest A-4, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (vi)(b) below), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate; and (b) to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, pro rata on the basis of their respective entitlements to reimbursement described in this clause
(vi), to reimburse any Realized Losses previously allocated to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O as a result of the allocation of Realized Interest Losses to the Class X Certificates plus interest on such Realized Losses compounded monthly at one-twelfth of the applicable Pass-Through Rate;

                     (v) to REMIC II Regular Interest B, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (vi) upon payment in full of the Certificate Balances of REMIC II Regular Interest A-4, to REMIC II Regular Interest B, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest B has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3 and REMIC II Regular Interest A-4;

                     (vii) to REMIC II Regular Interest B, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (viii) to REMIC II Regular Interest C, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (ix) upon payment in full of the Certificate Balance of REMIC II Regular Interest B, to REMIC II Regular Interest C, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest C has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC Interest A-3, REMIC II Regular Interest A-4, and REMIC II Regular Interest B;

                     (x) to REMIC II Regular Interest C, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xi) to REMIC II Regular Interest D, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (xii) upon payment in full of the Certificate Balance of REMIC II Regular Interest C, to REMIC II Regular Interest D, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest D has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B and REMIC II Regular Interest C;

                     (xiii) to REMIC II Regular Interest D, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xiv) to REMIC II Regular Interest E, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (xv) upon payment in full of the Certificate Balance of REMIC II Regular Interest D, to REMIC II Regular Interest E, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest E has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C and REMIC II Regular Interest D;

                     (xvi) to REMIC II Regular Interest E, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xvii) to REMIC II Regular Interest F, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (xviii) upon payment in full of the Certificate Balance of REMIC II Regular Interest E, to REMIC II Regular Interest F, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest F has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D and REMIC II Regular Interest E;

                     (xix) to REMIC II Regular Interest F, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xx) to REMIC II Regular Interest G, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (xxi) upon payment in full of the Certificate Balance of REMIC II Regular Interest F, to REMIC II Regular Interest G, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest G has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E and REMIC II Regular Interest F;

                     (xxii) to REMIC II Regular Interest G, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xxiii) to REMIC II Regular Interest H, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (xxiv) upon payment in full of the Certificate Balance of REMIC II Regular Interest G, to REMIC II Regular Interest H, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest H has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G;

                     (xxv) to REMIC II Regular Interest H, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(B) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xxvi) to REMIC II Regular Interest J, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (xxvii) upon payment in full of the Certificate Balance of REMIC II Regular Interest H, to REMIC II Regular Interest J, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest J has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G and REMIC II Regular Interest H;

                     (xxviii) to REMIC II Regular Interest J, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xxix) to REMIC II Regular Interest K, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (xxx) upon payment in full of the Certificate Balance of REMIC II Regular Interest J to REMIC II Regular Interest K, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest K has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H and REMIC II Regular Interest J;

                     (xxxi) to REMIC II Regular Interest K, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xxxii) to REMIC II Regular Interest L, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (xxxiii) upon payment in full of the Certificate Balance of REMIC II Regular Interest K to REMIC II Regular Interest L, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest L has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J and REMIC II Regular Interest K;

                     (xxxiv) to REMIC II Regular Interest L, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xxxv) to REMIC II Regular Interest M, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (xxxvi) upon payment in full of the Certificate Balance of REMIC II Regular Interest L to REMIC II Regular Interest M, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest M has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K and REMIC II Regular Interest L;

                     (xxxvii) to REMIC II Regular Interest M, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xxxviii) to REMIC II Regular Interest N, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (xxxix) upon payment in full of the Certificate Balance of REMIC II Regular Interest M to REMIC II Regular Interest N, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest N has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L and REMIC II Regular Interest M;

                     (xl) to REMIC II Regular Interest N, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xli) to REMIC II Regular Interest O, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                     (xlii) upon payment in full of the Certificate Balance of REMIC II Regular Interest N to REMIC II Regular Interest O, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of REMIC II Regular Interest O has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N;

                     (xliii) to REMIC II Regular Interest O, to reimburse any unreimbursed Realized Losses previously allocated thereto (and not reimbursed pursuant to clause (iv)(b) above), plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate; and

                     (xliv) thereafter, to the Class R-II Certificateholders.

                  SECTION 6.4       REMIC III.

                  (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount in the following amounts and order of priority:

                     (i) to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class X Certificates, Distributable Certificate Interest for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest payable to each such Class;

                     (ii) to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates has been reduced to zero pro rata in proportion to the aggregate amount to be distributed pursuant to this clause as follows: (A) to the Class A-2 Certificates, the Class A-2 Scheduled Principal Amount and (B) to the Class A-1 Certificates, until the aggregate outstanding Certificate Balance of the Class A-1 Certificates has been reduced to zero, and then to the Class A-3 Certificates until the Certificate Balance of the Class A-3 Certificates has been reduced to zero, an amount equal to the difference between the Principal Distribution Amount and the Class A-2 Scheduled Principal Amount;

                     (iii) upon payment in full of the Certificate Balance of the Class A-3 Certificates, to the Holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates), until the Certificate Balance of the Class A-4 Certificates has been reduced to zero;

                     (iv) to the Holders of the Class A Certificates and Class X Certificates, pro rata on the basis of their respective entitlements to reimbursement described in this clause (iv), to reimburse any Realized Losses previously allocated thereto plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (v)  to  the   Holders   of  the   Class  B   Certificates,
Distributable Certificate Interest for such Distribution Date;

                     (vi) upon payment in full of the Certificate Balance of the Class A-4 Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A Certificates), until the Certificate Balance of the Class B Certificates has been reduced to zero;

                     (vii) to the Holders of the Class B Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate);

                     (viii)  to  the  Holders  of  the  Class  C   Certificates,
Distributable Certificate Interest for such Distribution Date;

                     (ix) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A and Class B Certificates), until the Certificate Balance of the Class C Certificates has been reduced to zero;

                     (x) to the Holders of the Class C Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xi)  to  the   Holders   of  the  Class  D   Certificates,
Distributable Certificate Interest for such Distribution Date;

                     (xii) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B and Class C Certificates), until the Certificate Balance of the Class D Certificates has been reduced to zero;

                     (xiii) to the Holders of the Class D Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xiv)  to  the   Holders  of  the  Class  E   Certificates,
Distributable Certificate Interest for such Distribution Date;

                     (xv) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C and Class D Certificates), until the Certificate Balance of the Class E Certificates has been reduced to zero;

                     (xvi) to the Holders of the Class E Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xvii)  to  the  Holders  of  the  Class  F   Certificates,
Distributable Certificate Interest for such Distribution Date;

                     (xviii) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D and Class E Certificates), until the Certificate Balance of the Class F Certificates has been reduced to zero;

                     (xix) to the Holders of the Class F Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                     (xx)  to  the   Holders   of  the  Class  G   Certificates,
Distributable Certificate Interest for such Distribution Date;

                     (xxi) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E and Class F Certificates), until the Certificate Balance of the Class G Certificates has been reduced to zero;

                     (xxii) to the Holders of the Class G Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

                     (xxiii) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date;

                     (xxiv) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates), until the Certificate Balance of the Class H Certificates has been reduced to zero;

                     (xxv) to the Holders of the Class H Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

                     (xxvi)  to  the  Holders  of  the  Class  J   Certificates,
Distributable Certificate Interest for such Distribution date;

                     (xxvii) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by a any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates), until the Certificate Balance of the Class J Certificates has been reduced to zero;

                     (xxviii) to the Holders of the Class J Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

                     (xxix)  to  the  Holders  of  the  Class  K   Certificates,
Distributable Certificate Interest for such Distributable Date;

                     (xxx) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates), until the Certificate Balance of the Class K Certificates has been reduced to zero;

                     (xxxi) to the Holders of the Class K Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

                     (xxxii) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distributable Date;

                     (xxxiii) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates), until the Certificate Balance of the Class L Certificates has been reduced to zero;

                     (xxxiv) to the Holders of the Class L Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

                     (xxxv)  to  the  Holders  of  the  Class  M   Certificates,
Distributable Certificate Interest for such Distributable Date;

                     (xxxvi) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates), until the Certificate Balance of the Class M Certificates has been reduced to zero;

                     (xxxvii) to the Holders of the Class M Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

                     (xxxviii) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distributable Date;

                     (xxxix) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, and Class K, Class L, Class M Certificates), until the Certificate Balance of the Class N Certificates has been reduced to zero;

                     (xl) to the Holders of the Class N Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

                     (xli)  to  the   Holders  of  the  Class  O   Certificates,
Distributable Certificate Interest for such Distributable Date;

                     (xlii) upon payment in full of the Certificate Balance of the Class N Certificates, to the Holders of the Class O Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates), until the Certificate Balance of the Class O Certificates has been reduced to zero;

                     (xliii) to the Holders of the Class O Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate; and

                     (xliv) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC Regular Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC Regular Certificates, any amounts remaining on deposit in the Distribution Account.

                  Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

                  (b)      [RESERVED]

                  SECTION 6.5 ALLOCATION OF REALIZED LOSSES, EXPENSE LOSSES AND SHORTFALLS DUE TO NONRECOVERABILITY.

                  (a)      REMIC  I.  On  each  Distribution   Date,  except  as
provided in subsection (b) below,

                     (i)  Realized   Principal  Losses  on  each  Mortgage  Loan
realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

                     (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interest; and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss;

                     (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances after making all other allocations for such Distribution Date.

                  (b) In the event that the Master Servicer or the Trustee determines that an Advance previously made by it is a Nonrecoverable Advance and the Master Servicer withdraws the amount of such Advance from the Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to Section 4.6), it shall determine the portion of the amount so withdrawn that is attributable to (w) interest on the related Mortgage Loan; (x) principal on the related Mortgage Loan; (y) Servicing Advances; and (z) Advance Interest. The portion of the amount so withdrawn from the Certificate Account that is allocable to:

                     (i) amounts previously advanced as interest on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the amount of interest paid on each REMIC I Regular Interest on such Distribution Date in proportion to Distributable Certificate Interest otherwise payable thereon, and shall result in Unpaid Interest on each such REMIC I Regular Interest;

                     (ii) amounts previously advanced as principal on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the principal paid on each REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

                     (iii) amounts previously advanced as Servicing Advances, as well as Advance Interest owing to the Master Servicer or the Trustee with respect to Advances shall be treated as Expense Losses and allocated in accordance with Section 6.5(a)(iii) above.

                  (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the Master Servicer previously had withdrawn amounts from the Certificate Account following a determination that Advances previously made were Nonrecoverable Advances, or at such other time as a Realized Loss shall occur with respect to any such Mortgage Loan, the Master Servicer shall compute the Realized Loss with respect to such Mortgage Loan and the Trustee shall allocate such Realized Loss as follows:

                     (i) to the extent that any Realized Principal Loss does not exceed the Certificate Balance on the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to such REMIC I Regular Interest; and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests with respect to which distributions of principal were reduced pursuant to Section 6.5(b)(i) above, in proportion to the amount of such reductions;

                     (ii) any Realized Interest Loss shall be allocated to the Corresponding REMIC I Interest to the extent of Unpaid Interest thereon and any remaining portion of the Realized Interest Loss shall be allocated as a Realized Interest Loss on each REMIC I Regular Interest with respect to which Unpaid Interest was created pursuant to Section 6.5(b)(ii) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.5(b)(ii) above;

                     (iii) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as recoveries of principal on the Mortgage Loan shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest until the Certificate Balance thereof is reduced to zero and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to
Section 6.5(b)(i) above, in proportion to the amount of such reductions;

                     (iv) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as recoveries of interest on the Mortgage Loan shall be applied first, to make payments of Unpaid Interest on the Corresponding REMIC I Regular Interest and thereafter to make payments of interest on each REMIC I Interest with respect to which Unpaid Interest was created pursuant to Section 6.5(b)(ii) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.5(b)(ii) above; and

                     (v) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that is treated as a recovery of expenses on the Mortgage Loan shall be applied in reimbursement of Expense Losses on each REMIC I Regular Interest with respect to which an Expense Loss was created pursuant to Section 6.5(b)(iii) above in proportion to the amount of the Expense Loss allocated thereto pursuant to
Section 6.5(b)(iii) above.

                  (d) On each Distribution Date, all Realized Losses and Expense Losses on the REMIC I Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Corresponding REMIC II Regular Interests in the amounts and in the manner as will be allocated to the REMIC Regular Certificates relating thereto pursuant to Section 6.5(e). Realized Losses allocated to the Class X Certificates shall be allocated among REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the Class X Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

                  (e) REMIC III. On each Distribution Date, all Realized Losses on the REMIC III Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC Regular Certificates in Reverse Sequential Order, with such reductions being allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class X Certificates, pro rata, in each case reducing (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Class A Certificates); (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class, provided, that Realized Losses and Expense Losses shall not reduce the aggregate Certificate Balance of the REMIC Regular Certificates below the sum of the aggregate Certificate Balances of the REMIC II Regular Interests.

                  SECTION 6.6 NET AGGREGATE PREPAYMENT INTEREST SHORTFALLS. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC I, shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfalls on the REMIC III Regular Interests in the aggregate shall be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date.

                  SECTION 6.7 ADJUSTMENT OF SERVICING FEES. The total Servicing Fee and Special Servicing Fee payable to the Master Servicer and the Special Servicer, respectively, shall be adjusted as provided in Section 8.10(c) and
Section 9.11 herein. Any amount retained by REMIC I as a result of a reduction of the Servicing Fee and the Special Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Servicing Fee or Special Servicing Fee adjustment occurs.

                  SECTION 6.8 APPRAISAL REDUCTIONS. Not later than the date on which the earliest Appraisal Event occurs, the Special Servicer will obtain (A) an Appraisal of the Mortgaged Property securing such Mortgage Loan, if such Principal Balance exceeds $1,000,000 or (B) at the option of the Special Servicer, if such Principal Balance is less than or equal to $1,000,000, either an internal valuation prepared by the Special Servicer in accordance with MAI Standards or an Appraisal; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, such Appraisal will be obtained no later than 60 days after the Appraisal Event and an internal valuation will be obtained no later than 30 days after the Appraisal Event. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. ss.
225.65 and shall be updated at least annually to the extent such Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust and may be paid from REO Income, treated as an Additional Trust Expense or, to the extent collections from such related Mortgage Loan does not cover the expense, such unpaid expense shall be advanced by the Master Servicer in which event it shall be treated as a Servicing Advance, subject to Section 4.4 hereof. The Master Servicer, based on the Appraisal or internal valuation provided to it by the Special Servicer, shall calculate any Appraisal Reduction. The Master Servicer shall calculate or recalculate the Appraisal Reduction for any Mortgage Loan based on updated Appraisals or internal valuations provided from time to time to it by the Special Servicer. In addition, the Operating Adviser may at any time request the Special Servicer to obtain (at the Operating Adviser's expense) an updated Appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

                  SECTION 6.9 COMPLIANCE WITH WITHHOLDING REQUIREMENTS. Notwithstanding any other provision of this Agreement to the contrary, the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Trustee withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate to such Certificateholder the amount withheld.

                  SECTION 6.10 PREPAYMENT PREMIUMS. On each Distribution Date, the Trustee shall be deemed to distribute, as holder of the REMIC I Regular Interests, any Prepayment Premiums collected on or with respect to the Mortgage Loans. On each Distribution Date, the Trustee shall be deemed to distribute, as holder of the REMIC II Regular Interests, any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, to be deemed distributed to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of such REMIC II Regular Interests is entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed to be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such deemed distributions of principal). Any Yield Maintenance Payment collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as between the Class X Certificates and all other eligible Classes based upon the Base Interest Fraction. The product of the Base Interest Fraction and the aggregate amount of such Yield Maintenance Payment will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date. The product of (a) the amount of principal distributed to each Class of
Certificates (other than the Class X Certificates) as a percentage of the principal distributed to all Classes multiplied by (b) the related Base Interest Fraction and multiplied by (c) the amount of Yield Maintenance Payments collected, will be distributed to each such Class of Certificates. The remainder of such Yield Maintenance Payment will be distributed to the Class X Certificates. Twenty-five percent (25%) of any Percentage Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A, Class B, Class C, Class D, Class E and Class F Certificates entitled to receive principal distributions on the related Distribution Date on a pro rata basis, based on the amount of principal distributed to each such Class as a percentage of the amount of principal distributed to all Classes. The remainder of such Percentage Premiums will be allocated to the Class X Certificates. Notwithstanding the foregoing, no Percentage Premiums or Yield Maintenance Payments will be distributed to holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Residual Certificates. Instead, after the Certificate Balances have been reduced to zero, all Percentage Premiums and Yield Maintenance Payments will be distributed to holders of the Class X Certificates.


                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

                  SECTION 7.1       DUTIES OF TRUSTEE.

                  (a) The Trustee shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. The Trustee shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) The Trustee upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee shall request the providing party to correct the instrument and if not so corrected, the Trustee shall inform the Certificateholders.

                  (c) Neither the Trustee nor any of its respective directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee or any of its respective directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

                  (d) Neither the Trustee nor any of its respective directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

                     (i) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                     (ii) Neither the Trustee nor any of its respective directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or either Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

                     (iii) The execution by the Trustee of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee as to the adequacy of such form or plan of liquidation;

                     (iv) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust and the Trustee shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

                     (v) The Trustee shall not be charged with knowledge of any failure by the Master Servicer or the Special Servicer or by each other to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure.

                  (e) The Trustee covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by such entity and used by such entity in the course of operation or management of, or the compiling, reporting or generation of date required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

                  (f) The Trustee represents that it will use commercially reasonable efforts to cure (by August 31, 1999) any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems used by the Trustee in the conduct of its trust business which would materially and adversely affect its ability to perform its obligations under this Agreement. The Trustee further represents that it will use reasonable commercial efforts to obtain reasonable assurances from each third party vendor of licensed computer software systems used by the Trustee in the conduct of its trust business that such vendors shall use reasonable commercial efforts to cure any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in such systems which would materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                  SECTION 7.2       CERTAIN MATTERS AFFECTING THE TRUSTEE.

                  (a)      Except as otherwise provided in Section 7.1:

                     (i) the Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                     (ii) the Trustee may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                     (iii) neither the Trustee nor any of its respective directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                     (iv) the  Trustee  shall  not be under  any  obligation  to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Principal Amount of the Certificates then outstanding provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee shall be paid by the Certificateholders requesting such examination;

                     (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on it by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Master Servicer, the Special Servicer, the Depositor or the actions or omissions of each other;

                     (vi) the Trustee shall not be required to obtain a deficiency judgment against a Mortgagor;

                     (vii) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                     (viii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement;

                     (ix) unless otherwise specifically required by law, the Trustee shall not be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

                     (x) except as specifically provided hereunder in connection with the performance of its specific duties, the Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or of each other.

                  (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

                  (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  (d)      [RESERVED.]

                  SECTION 7.3 THE TRUSTEE NOT LIABLE FOR CERTIFICATES OR INTERESTS OR MORTGAGE LOANS. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement or Final Prospectus Supplement for the REMIC III Certificates or Residual Certificates (other than the certificate of authentication on the Certificates if the Trustee is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer or the Special Servicer or by any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Master Servicer or the Special Servicer or of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement and Final Prospectus Supplement or the Certificates (except with respect to the Trustee to the extent of information furnished by the Trustee under the caption entitled "DESCRIPTION OF THE CERTIFICATES--The Trustee" in the Preliminary Prospectus Supplement and Final Prospectus Supplement), the Certificates, the Mortgage Loans or the assignment thereof against the Trustee in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. The Trustee shall not be liable for any action or failure of any action by the Depositor or the Master Servicer or the Special Servicer or by each other hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor or the Master Servicer or the Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Master Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer or the Special Servicer.

                  SECTION 7.4 THE TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee.

                  SECTION 7.5 ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC,
(ii) a corporation, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose long-term senior unsecured debt is rated not less than "AA" by S&P and, if rated by Fitch, "BBB" by Fitch, and if not rated by Fitch, then otherwise acceptable to Fitch. If such corporation or national bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 7.6.

                  SECTION 7.6       RESIGNATION AND REMOVAL OF THE TRUSTEE.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. It shall be a condition to the appointment of a successor trustee that the Rating Agencies shall have confirmed in writing that such appointment shall not result in a downgrading, qualification or withdrawal of the ratings of each Class of Certificates then rated.

                  (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5(a) and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii) or (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies. In the case of removal under clauses (i), (ii),
(iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed.

                  (c) The Holders of more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.7. Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee shall not be liable for any action or omission of any successor Trustee.

                  SECTION 7.7       SUCCESSOR TRUSTEE.

                  (a)      Any   successor  Trustee  appointed  as  provided  in
Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver (at such predecessor's own expense) to the successor Trustee all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee shall also deliver all records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

                  (b) No successor Trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 7.5.

                  (c) Upon acceptance of appointment by a successor Trustee as provided in this Section, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee. If the successor Trustee fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee.

                  SECTION 7.8 MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Persons succeeding to the business of such Trustee shall be the successor of such Trustee hereunder, as applicable, provided that such Person shall be eligible under the provisions of Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 7.9 APPOINTMENT OF CO-TRUSTEE, SEPARATE TRUSTEE, AGENTS OR CUSTODIAN.

                  (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further, that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

                  (b) The Trustee may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding, the terms of any agreement, the Trustee shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

                  (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                     (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                     (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                     (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                     (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

                  (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

                  (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

                  (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed pursuant to this
Section 7.9 to the extent,  and in accordance  with the standards,  specified in
Section 7.12 hereof.

                  (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

                  SECTION 7.10      AUTHENTICATING AGENTS.

                  (a) The Trustee shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Wherever reference is made in this Agreement to the execution and authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include execution and authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan, the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

                  (b)      Any Person into which the Authenticating Agent may be
merged  or  converted  or  with  which  it may be  consolidated,  or any  Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c)      The  Authenticating  Agent may at any time  resign by
giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of
Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                  SECTION 7.11      INDEMNIFICATION OF TRUSTEE.

                  (a) The Trustee and each of its respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgements and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Master Servicer, the Special Servicer or the Depositor or of each other such Person hereunder but only to the extent the Trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee and each of its respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee of the reports required to be provided by it pursuant to this Agreement; provided that:

                     (i) with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer, and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee shall have knowledge thereof; provided, however, that failure to give such notice to the Depositor, Master Servicer, each other and the Holders of Certificates shall not affect the Trustee's rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

                     (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

                     (iii)  notwithstanding  anything  to the  contrary  in this
Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

                  (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee.

                  (c) The Depositor shall indemnify and hold harmless the Trustee, its respective directors, officers, employees or agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, its respective directors, officers, employees or agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, in the Preliminary Prospectus Supplement or Final Prospectus Supplement, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, its respective directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus Supplement or Final Prospectus Supplement in reliance upon and in conformity with written information concerning the Trustee furnished to the Depositor by or on behalf of such person specifically for inclusion therein. It is hereby expressly agreed that the only written information provided by the Trustee for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is set forth in the case of the Trustee in the first and second sentences of the first paragraph under the caption titled "DESCRIPTION OF THE CERTIFICATES--The Trustee." The Trustee shall immediately notify the Depositor if a claim is made by a third party with respect to this Section 7.11(c) entitling such person, its directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, its respective directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee.

                  SECTION 7.12 FEES AND EXPENSES OF TRUSTEE. The Trustee shall be entitled to receive the Trustee Fee pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Trustee. The Trustee shall also be entitled to additional compensation of interest or other income earned on deposits in the Interest Reserve Account (but only to the extent of the net investment earnings, if any, with respect to such account). The Trustee shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee.

                  SECTION 7.13 COLLECTION OF MONEYS. Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

                  SECTION 7.14      TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

                  (a) On and after the time the Master Servicer is terminated pursuant to this Agreement, the Trustee shall be the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Master Servicer contained in this Agreement or (ii) any obligation incurred by the Master Servicer prior to its termination or resignation (including, without limitation, the Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement). In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Master Servicer in this Agreement. As compensation therefor and subject to Section 8.10(a), the Trustee shall be entitled to receive all the compensation payable to the Master Servicer set forth in this Agreement, including, without limitation, the Servicing Fee but excluding the Excess Servicing Fee.

                  (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to the Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as Master Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to
Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the Master Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

                  (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30(a)(ii), the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in this Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation, subject to Section 9.11(a).

                  (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a special servicer as Special Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the Special Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

                  SECTION 7.15 NOTIFICATION TO HOLDERS. Upon termination of the Master Servicer, or the Special Servicer, or appointment of a successor to the Master Servicer, or the Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies and the Certificateholders at their respective addresses appearing on the Certificate Register.

                  SECTION 7.16 REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants as of the Closing Date that:

                  (a) the Trustee is a New York banking corporation, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                  (b) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                  (c) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

                  (d) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  (e) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

                  SECTION 7.17 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY MAINTAINED BY THE TRUSTEE. The Trustee, at its own expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees in similar transactions (unless the Trustee, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "BBB" as rated by S&P and "AA" as rated by Fitch, if rated by Fitch, the Trustee may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.


                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

                  SECTION 8.1       SERVICING STANDARD; SERVICING DUTIES.

                  (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, the Master Servicer shall service and administer the Mortgage Loans in accordance with the Servicing Standard and the terms of this Agreement.

                  In connection with such servicing and administration, the Master Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes in the best economic interests of the Certificateholders as a whole; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Master Servicer, including with respect to Servicing Fees, Excess Servicing Fees and other compensation or the right to be reimbursed for Advances.

                  (b) The Master Servicer, in the case of an event specified in clause (x) of this subclause (b), and the Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Rating Agencies within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

                  (c) The Master Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Master Servicer and used by the Master Servicer in the course of operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

                  SECTION 8.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY MAINTAINED BY THE MASTER SERVICER. The Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Master Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "BBB" as rated by S&P and "AA" as rated by Fitch, respectively, the Master Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

                  SECTION 8.3       MASTER SERVICER'S GENERAL POWER AND DUTIES.

                  (a) The Master Servicer shall service and administer the Mortgage Loans and shall, subject to the Servicing Standard and to Sections 8.7, 8.18, 8.19, 8.27 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement, the Master Servicer shall have full power and authority with respect to each Mortgage Loan and Mortgaged Property (other than any Specially Serviced Mortgaged Loan and the related Mortgaged Property or any REO Property) to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and Section 8.7, (C) to collect any Insurance Proceeds and Liquidation Proceeds, (D) to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the Master Servicer deems reasonable under the circumstances, in each case subject to Section 8.7, (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise, (F) to bring an action in a court of law or equity to enforce rights of the Trustee and the Certificateholders with respect to the related Mortgaged Properties, (G) to execute and deliver, on behalf of the Certificateholders and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes under the terms of the Mortgage, including all rights of consent or approval thereunder, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants, (K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) hold in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. Notwithstanding the above, the Master Servicer shall have no power to (i) waive any Prepayment Premiums or (ii) consent to any modification of a Money Term of a Mortgage Loan. Nothing contained in this Agreement shall limit the ability of the Master Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

                  (b) The Master Servicer shall not be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. The Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing and P&I Advances as set forth herein and to render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. The Master Servicer shall give notice within three Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and the Master Servicer. The Special Servicer shall instruct within one Business Day after receiving such notice the Master Servicer on how to apply such funds. The Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. The Master Servicer shall not be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

                  (c) Concurrently with the execution of this Agreement, the Trustee will sign the Power of Attorney attached hereto as Exhibit S-1. The Master Servicer, shall promptly notify the Trustee of the execution and delivery of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of written request of the Master Servicer, the Trustee shall furnish the Master Servicer with any additional powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. The
Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by the Master Servicer.

                  (d) The Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

                  (e) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one
(1) Business Day after receipt and identification of the proper application of such amounts. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made by the Master Servicer only:

                     (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

                     (ii) to transfer funds to the Certificate Account to reimburse the Master Servicer for any Advance relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

                     (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

                     (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

                     (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer; and

                     (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

                  Subject to the immediately succeeding sentence, (i) the Master Servicer may direct any depository institution or trust company in which the Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established; (ii) the Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) the Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss. The Master Servicer shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicer shall not be required to invest amounts on deposit in Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicer is required by either law or under the terms of any related Mortgage Loan to deposit or invest such amounts in another type of investments or accounts. In the event the Master Servicer is not entitled to direct the investment of such funds, (1) the Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require the Master Servicer to invest such funds in accordance with the Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicer shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Master Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

                  (f) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

                  (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage. Unless there is a daily sweep into the Certificate Account with respect to such Lock-Box Account, such Lock-Box Account is required to be an Eligible Account (unless otherwise prevented from being an Eligible Account by the terms of the related Mortgage Loan). The Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage, any Lock-Box Agreement and in accordance with the Servicing Standard.

                  (h) The Master Servicer shall not permit defeasance of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and the Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium, if any, the Master Servicer shall, to the extent it is not inconsistent with the Servicing Standard, require such defeasance, provided that (i) the defeasance collateral consists of U.S. Treasury obligations, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral or (B) the Master Servicer has established for the benefit of the Trust a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans, and (iv) the Master Servicer has requested and received from the Mortgagor (A) an opinion of counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Maturity Date and to timely pay each Scheduled Payment to be due prior thereto but after the defeasance and (C) the Master Servicer has received Rating Agency Confirmation. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

                     (i) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                  SECTION 8.4 SUB-SERVICING. The Master Servicer may appoint one or more sub-servicers (each, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders. The Master Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any Sub-Servicer appointed by it. The terms of any arrangement or agreement between the Master Servicer and a Sub-Servicer, shall provide that such agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such Master Servicer is terminated in accordance with this Agreement. In addition, neither the Trustee nor the Certificateholders shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The Master Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the applicable Mortgage Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans.

                  SECTION 8.5 MASTER SERVICER MAY OWN CERTIFICATES. The Master Servicer and any agent of the Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer or such agent; provided, however, that if the Master Servicer is Conning Asset Management Company, then the Master Servicer may not purchase any Certificate for a price greater than such Certificates' fair market value. Any such interest of the Master Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer.

                  SECTION 8.6 MAINTENANCE OF HAZARD INSURANCE, OTHER INSURANCE, TAXES AND OTHER. Subject to the limitations set forth below, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgage Loan (other than any REO Mortgage Loan), and if the related Mortgagor does not so maintain, the Master Servicer shall cause to be maintained with a Qualified Insurer, (A) a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding principal balance of such Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (B) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage, provided the Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property unless such insurance was required at origination and is available at commercially reasonable rates; provided, however, that the Special Servicer shall have the right, but not the duty, to obtain, at its own expense, earthquake insurance on any Mortgaged Property.

                  Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If the Mortgaged Property is located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained, but only to the extent that the terms of such Mortgage Loan permit the Master Servicer to require such coverage and maintenance of such coverage conforms to the Servicing Standard. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which such Mortgaged Property is located is participating in such program. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the Certificate Account.

                  Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by the Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be paid as a Servicing Advance by the Master Servicer, subject to Section 4.4 hereof.

                  Notwithstanding the above, the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, the Master Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. The Master Servicer shall notify the Trustee in the event it makes such determination.

                  The Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if the Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Master Servicer self-insures for its obligations as set forth in the first paragraph of this Section 8.6, provided that its long-term rating is not less than "AA" by S&P and "AA" by Fitch. In the event that the Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related
Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

                  With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Master Servicer (other than with respect to REO Mortgage Loans) shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan, unless, with respect to the payment of taxes and assessments, the Master Servicer reasonably anticipates that such bill will be paid by the Mortgagor by the close of business on or before the delinquency date, but in any event the Master Servicer shall make such advance within 90 days after such date or five Business Days after the Master Servicer has received confirmation that such item has not been paid, whichever is earlier, provided that during such 90-day period the Master Servicer shall use best efforts consistent with the Servicing Standard to confirm whether such bill has been paid. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item, subject to
Section 4.4 hereof. No costs incurred by the Master Servicer or the Trustee as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums shall, for the purpose of calculating distributions to Certificateholders, be added to the principal balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  SECTION 8.7 ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES; ASSUMPTION AGREEMENTS.

                  (a) In the event the Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that expressly permits, without mortgagee's consent, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person, the Master Servicer shall obtain relevant information for purposes of evaluating such request. The Master Servicer shall provide to the Special Servicer a copy of such request along with its recommendation for processing such request and the materials upon which such recommendation is based and (A) the Special Servicer shall have the right, subject to the Servicing Standard, hereunder to grant or withhold consent to the Master Servicer's recommendation for procedure for such assignment and assumption in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within three Business Days following the Master Servicer's delivery of the recommendation described above and the relevant loan information on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not take any action with respect to such assignment or assumption unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding subclause (B). Upon consent or deemed consent by the Special Servicer to such procedure of the Master Servicer, the Master Servicer shall process such request of the related Mortgagor and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. To the extent permitted by applicable law, the Master Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor is in compliance with the Master Servicer's regular commercial mortgage origination or servicing standards and criteria. The Master Servicer shall notify the Trustee and the Special Servicer of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). The Master Servicer shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution executed pursuant to this Section 8.7(a) and the Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee. A Mortgage Loan will not be considered a Specially Serviced Mortgage Loan solely due to any action taken by the Special Servicer under this paragraph of Section 8.7(a). In addition, the Special Servicer will not be entitled to any fee for any action it takes under this paragraph of Section 8.7(a) other than as described in the previous sentence.

                  In the event the Master Servicer receives notice from a Mortgagor regarding the incurrence of additional indebtedness by such Mortgagor pursuant to the provisions of any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that expressly permits additional indebtedness of the Mortgagor without lender consent, whether secured or unsecured by the Mortgaged Property, the Master Servicer shall obtain relevant information with respect to such additional indebtedness. The Master Servicer shall provide to the Special
Servicer a copy of such request along with its recommendation for processing such request and the materials upon which such recommendation is based and (A) the Special Servicer shall have the right, subject to the Servicing Standard, hereunder to grant or withhold consent to the Master Servicer's recommendation for procedure for such additional encumbrance in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within three Business Days following the Master Servicer's delivery of the recommendation described above and the relevant loan information on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not take any action with respect to such additional encumbrance unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding subclause (B). Upon consent or deemed consent by the Special Servicer to such procedure of the Master Servicer, the Master Servicer shall process such request of the related Mortgagor and shall be authorized to enter into additional agreements with respect to such additional encumbrance, such as an intercreditor agreement; provided, however, that the Master Servicer shall not enter into any agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Master Servicer shall notify the Trustee and the Special Servicer of any additional indebtedness of any Mortgagor. A Mortgage Loan will not be considered a Specially Serviced Mortgage Loan solely due to any action taken by the Special Servicer under this paragraph of Section 8.7(a). In addition, the Special
Servicer will not be entitled to any fee for any action it takes under this paragraph of Section 8.7(a).

                  (b) Other than with respect to the assignment and assumptions referred to in subsection (a) above, if any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale of the related Mortgaged Property, or (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Master Servicer, on behalf of the Trust, shall, in accordance with the Servicing Standard, either (i) enforce such due-on-sale clause or (ii) if it believes such action would be in the best economic interest of the Trust, waive the effect of such provision; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 2% of the Aggregate Certificate Balance, but, in any case, at least $20 million (the "Review Threshold"), then prior to waiving the effect of such provision, the Master Servicer shall obtain Rating Agency Confirmation regarding such waiver; provided further, but subject to the foregoing proviso, the Master Servicer shall provide to the Special Servicer a copy of such request along with its recommendation for processing such request and the materials upon which such recommendation is based and (A) the Special Servicer shall have the right, subject to the Servicing Standard, hereunder to grant or withhold consent to the Master Servicer's recommendation for procedure for such assignment and assumption in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within three Business Days following the Master Servicer's delivery of the recommendation described above and the relevant loan information on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not take any action with respect to such assignment or assumption unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding subclause (B). Subject to the prior sentence, the Master Servicer is authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided, that any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the Master Servicer shall enter into an assumption or substitution agreement only if the credit status of the prospective new mortgagor and the underwriting of the new mortgagor is in compliance with the Master Servicer's regular commercial mortgage origination or servicing standards and criteria. The Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the Special Servicer, the Trustee and the Rating Agencies. The Master Servicer and the Special Servicer shall each be entitled to (as additional special servicing compensation) 50% of any fee collected from a Mortgagor in connection with the Master Servicer granting or withholding such consent. A Mortgage Loan will not be considered a Specially Serviced Mortgage Loan solely due to any action taken by the Special Servicer under this paragraph of Section 8.7(b). In addition, the Special Servicer will not be entitled to any fee for any action it takes under this paragraph of
Section 8.7(b) other than as described in the previous sentence.

                  If any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause that
(i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then, the Master Servicer, on behalf of the Trust, shall, in accordance with the Servicing Standard, either (i) enforce such due-on-encumbrance clause or (ii) if it believes such action would be in the best economic interest of the Trust, waive the effect of such provision; provided, however, that prior to waiving the effect of such provision, the Master Servicer shall obtain Rating Agency Confirmation regarding such waiver; provided, further, but subject to the foregoing proviso, that the Master Servicer shall provide to the Special Servicer a copy of such request along with its recommendation for processing such request and the materials upon which such recommendation is based and (A) the Special Servicer shall have the right, subject to the Servicing Standard, hereunder to grant or withhold consent to the Master Servicer's recommendation for procedure for such additional encumbrance in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within three Business Days following the Master Servicer's delivery of the recommendation described above and the relevant loan information on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not take any action with respect to such additional encumbrance unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding subclause (B). The Master Servicer is also authorized to take or enter into agreements relating to the additional encumbrance, including any intercreditor agreement relating to such additional indebtedness; provided, that any such agreements shall contain no terms that could result in an Adverse REMIC Event. The Master Servicer shall promptly forward copies of the documents relating to any additional encumbrance to the Special Servicer, the Trustee and the Rating Agencies. The Master Servicer and the Special Servicer shall each be entitled to (as additional servicing compensation) 50% of any fee collected from a Mortgagor in connection with the Master Servicer granting or withholding such consent. A Mortgage Loan will not be considered a Specially Serviced Mortgage Loan solely due to any action taken by the Special Servicer under this paragraph of Section 8.7(b). In addition, the Special Servicer will not be entitled to any fee for any action it takes under this paragraph of Section 8.7(b) other than as described in the previous sentence.

                  (c) The Master Servicer shall have the right to consent to any transfers of interest of a Mortgagor, to the extent such transfer is allowed under the terms of the related Mortgage Loan, including any consent to transfer to any subsidiary or affiliate of Mortgagor or to a person acquiring less than a majority interest in the Mortgagor. The Master Servicer shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation.

                  (d) The Trustee for the benefit of the Certificateholders shall execute any necessary instruments in the form presented to it by the Master Servicer (pursuant to subsection (a) or (b)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee except to the extent such documents have been submitted to the recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee and the Special Servicer.

                  SECTION 8.8 TRUSTEE TO COOPERATE; RELEASE OF TRUSTEE MORTGAGE FILES. Upon the payment in full of any Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Trustee Mortgage File in the form of Exhibit C hereto the Trustee shall promptly release the related Trustee Mortgage File to the Master Servicer and the Trustee shall execute and deliver to the Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by the Master Servicer together with the Mortgage Note with written evidence of cancellation thereon. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicer to execute and deliver, on behalf of the Trustee, the Certificateholders or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors or Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee Mortgage File to the Master Servicer or the Special Servicer, as the case may be.

                  SECTION 8.9 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD FOR THE TRUSTEE FOR THE BENEFIT OF THE CERTIFICATEHOLDERS. Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee Mortgage File or any funds that are deposited in the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

                  SECTION 8.10      SERVICING COMPENSATION.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Servicing Fee and the Excess Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account or otherwise collected from the Mortgage Loans as provided in Section
5.2. The Excess Servicing Fee is payable to Conning Asset Management Company and is non-terminable and freely assignable.

                  (b) Additional servicing compensation in the form of assumption fees, extension fees, default interest payable at a rate above the Mortgage Rate (net of Advance Interest), Modification Fees, forbearance fees, Late Fees (net of Advance Interest) or other usual and customary charges and fees actually received from Mortgagors shall be retained by the Master Servicer; provided, that the Master Servicer shall be entitled to (i) receive 50% of the assumption fees collected on Mortgage Loans as provided in Section 8.7, (ii) Modification Fees as provided in Section 8.18 hereof; and (iii) 100% of any extension fees collected from the related Mortgagor in connection with the extension of the Maturity Date of any Mortgage Loan as provided in Section 8.18; provided, however, that the Master Servicer shall not be entitled to any such fees in connection with any Specially Serviced Mortgage Loans. If the Master Servicer collects any amount payable to the Special Servicer hereunder in connection with a REO Mortgage Loan or Specially Serviced Mortgage Loan, the Master Servicer shall promptly remit such amount to the Special Servicer as provided in Section 5.2. The Master Servicer shall be required to pay all applicable expenses incurred by it in connection with its servicing activities hereunder.

                  (c) Notwithstanding any other provision herein, the Servicing Fee for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest Payment (if any) relating to Mortgage Loans which are not Specially Serviced Mortgage Loans for such Determination Date.

                  (d) The Master Servicer shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are not Specially Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii) interest or other income earned on deposits in the Certificate Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Escrow Accounts.

                  SECTION 8.11      MASTER SERVICER REPORTS; ACCOUNT STATEMENTS.

                  (a) For each Distribution Date, (i) the Master Servicer shall deliver to the Trustee, no later than the related Report Date, the Master Servicer Remittance Report with respect to such Distribution Date and (ii) the Master Servicer shall deliver to the Trustee at or before the related Advance Report Date, the amount of the P&I Advance to be made by the Master Servicer on the related Master Servicer Remittance Date. The Special Servicer is required to provide all information relating to Specially Serviced Mortgage Loans in order for the Master Servicer to satisfy its duties in this Section 8.11.

                  (b) The Master Servicer shall deliver to the Trustee and the Special Servicer within 30 days following each Distribution Date a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Certificate Account.

                  (c) The Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the Certificate Account in order to permit the Special Servicer to make deposits therein.

                  (d) The Master Servicer shall deliver to the Rating Agencies, the Trustee, the Special Servicer and the Depositor within 30 days after receipt any annual, monthly or quarterly financial statements the Master Servicer receives from any Mortgagor relating to the Mortgage Loans. Except as provided in Section 8.14, the Master Servicer shall have no duty to conform or normalize any of the data or information contained in such statements.

                  (e) The Master Servicer shall deliver a copy of any reports or information delivered to the Trustee pursuant to subsection (a) or subsection (b) of this Section 8.11 to the Depositor, the Special Servicer and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

                  SECTION 8.12 ANNUAL STATEMENT AS TO COMPLIANCE. The Master Servicer shall deliver to the Depositor and the Trustee on or before March 15 each year, commencing in March 2000, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Master Servicer shall forward a copy of each such statement to the Rating Agencies.

                  SECTION 8.13 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. On or before March 15 of each year, beginning with March 15, 2000, the Master Servicer at its expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Master Servicer) to furnish to the Trustee, the Depositor and each Rating Agency a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding 12 months and that the assertion of management of the Master Servicer that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon an examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") or the Audit Program for Mortgages serviced for FHLMC (the "FHLMC Audit Program"), which statement meets the standards applicable to accountant's reports intended for general distribution; provided that the Master Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation form the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

                  SECTION 8.14 ANNUAL REPORTS REGARDING THE MORTGAGED PROPERTIES. Not later than the Report Date occurring in March of each year, beginning in March 2000, the Master Servicer shall deliver to the Trustee, the Placement Agent, the Underwriters, the Rating Agencies, any Operating Adviser and the Depositor an Annual Report for each Mortgage Loan, based on the most recently available year-end financial statements and most recently available rent rolls of each applicable Mortgagor (to the extent provided to the Master Servicer by or on behalf of each Mortgagor, or, in the case of Specially Serviced Mortgaged Loans, as provided to the Special Servicer, which Special Servicer shall forward such information to the Master Servicer on or before April 15 of each such year), containing such information and analyses for each Mortgage Loan as would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income. In addition, upon request the Master Servicer shall make available to the Special Servicer and the Trustee, within 30 days following receipt thereof by the Master Servicer, copies of any operating statements and rent rolls collected with respect to the Mortgaged Properties. As and to the extent reasonably requested by the Special Servicer, the Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgage Property in general. The Trustee shall provide or make available either electronically or, if requested by a Certificateholder or Certificate Owner in writing, by first class mail at no cost to such Certificateholder or Certificate Owner, of such Annual Reports pursuant to
Section 5.4(a).

                  SECTION 8.15 OTHER AVAILABLE INFORMATION AND CERTAIN RIGHTS OF THE TRUSTEE AND THE MASTER SERVICER.

                  (a) Subject to paragraph (c) below, the Trustee shall make available at its corporate trust offices during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, the Placement Agent, any Underwriter, each Rating Agency or the Depositor, originals or copies of, among other things, the following items:
(i) this Agreement and any amendments thereto, (ii) all final and released Annual Reports and Master Servicer Remittance Reports delivered to the Trustee,
(iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee since the Closing Date, (iv) all accountants' reports delivered to the Trustee since the Closing Date, (v) the most recent property Inspection Reports in the possession of the Trustee in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statement and rent roll, if any, collected by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and (viii) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, Placement Agent or Underwriters) sufficient to cover the reasonable costs and expenses of making such information available and the cost of providing copies.

                  (b) Subject to the restrictions described below, the Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Special Servicer, the Placement Agent, the Underwriters, the Operating Adviser, any Certificateholder or Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement not listed in Section 8.15(a), and access to Servicing Officers of the Master Servicer responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master Servicer upon request; provided, however, that the Master Servicer shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Special Servicer, the Placement Agent, the Underwriters, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

                  (c) Nothing herein shall be deemed to require the Trustee or Master Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report, included in any communication from the Special Servicer or Mortgagor. Notwithstanding the above, the Trustee and Master Servicer shall not have any liability to the Depositor, the Trustee, the Special Servicer, any Certificateholder, any Certificate Owner, the Placement Agent, the Underwriters, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer or the Trustee (or any employee, attorney, officer, director or agent thereof), the Trust (from amounts held in any account or otherwise) shall hold harmless and indemnify the Master Servicer or the Trustee from any loss or expense (including attorney fees) relating to or arising from such claims.

                  (d) The Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans. In the event the Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Special Servicer, the Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders or Certificate Owners. Any transmittal of information by the Master Servicer to any Person other than the Trustee, the Master Servicer, the Special Servicer, the Rating Agencies or the Depositor may be accompanied by a letter from the Master Servicer containing the following provision:

                  "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

                  (e) The Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

                  (f) The Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in its possession as the Rating Agencies may reasonably request.

                  SECTION 8.16 RULE 144A INFORMATION. For so long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Master Servicer agrees to provide to the Trustee for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Trustee, upon the request of such Certificateholder, such Certificate Owner or the Trustee, subject to this
Section 8.16 and the provisions of Section 8.15, any information prepared by the Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

                  Any recipient of information provided pursuant to this Section
8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the Master Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agent or the Underwriters shall be responsible for the physical delivery of the information requested pursuant to this Section
8.16. As a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Master Servicer will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Placement Agent or Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

                  SECTION 8.17 INSPECTIONS. The Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property other than Mortgaged Properties related to Specially Serviced Mortgage Loans, every calendar year beginning in 2000, or every second calendar year beginning in 2000 if the principal balance of the related Mortgage Loan is under $2 million. In addition, the Special Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan. The Master Servicer shall prepare an Inspection Report relating to each inspection. The Master Servicer shall promptly forward the applicable Inspection Report to the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Trustee and the Special Servicer. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection.

                  SECTION 8.18 MODIFICATIONS, WAIVERS, AMENDMENTS, EXTENSIONS AND CONSENTS.

                  Subject to the limitations of Section 8.7 and Section 12.3 hereof, the Master Servicer shall have the following powers:

                  (a) (i) The Master Servicer in accordance with the Servicing Standard may agree to any modification, waiver, amendment or consent of or relating to any term other than a Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such amendment would not result in an Adverse REMIC Event; provided, further, that if any consent relates to a release of a letter of credit relating to any Mortgage Loan, then (A) the Master Servicer shall notify the Special Servicer of any Mortgagor's request to release such letter of credit which the Master Servicer recommends to release, and (B) if the terms of the related Mortgage Loan do not require the Master Servicer to approve such release, then the Special Servicer shall within five days provide notice to the Master Servicer on whether the Master Servicer should approve the release and the failure of the Special Servicer to give the Master Servicer such notice shall automatically be deemed to be an approval by the
Special Servicer that the Master Servicer should grant such release. Notwithstanding the preceding sentence, if any such proposed modification, waiver, amendment or consent is deemed material by the Master Servicer in its reasonable discretion and the Master Servicer recommends to approve such modification, waiver, amendment or consent, the Master Servicer shall provide to the Special Servicer a copy of the Master Servicer's recommendation and the relevant information obtained or prepared by the Master Servicer in connection therewith and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and such consent of the Special Servicer shall not be unreasonably withheld, consistent with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer, within three Business Days following the Master Servicer's delivery of the recommendation described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in clause (B) above. In any event, the Master Servicer shall promptly notify the Special Servicer of any material modification, waiver, amendment or consent executed by the Master Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof. In the event that the Special Servicer is required to give consent to a modification, waiver, amendment or consent, the Master Servicer shall be entitled to (as additional servicing compensation) 50% of any Modification Fee collected from a Mortgagor in connection with an assignment and assumption or substitution executed pursuant to this Section 8.18(a)(i) and the Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee. In all other circumstances, the Master Servicer shall be entitled to 100% of the Modification Fee. A Mortgage Loan will not be considered a Specially Serviced Mortgage Loan solely due to any action taken by the Special Servicer under this
Section 8.18(a)(i). In addition, the Special Servicer will not be entitled to any fee for any action it takes under this Section 8.18(a)(i) other than as described in this paragraph.

                     (ii) The Master Servicer may, in accordance with the Servicing Standard, without the consent of the Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced
Mortgage Loan to a date that is not more than 60 days following the original Maturity Date, if in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery on a net present value basis than liquidation of such Mortgage Loan. The Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension.

                  (b) The Master Servicer may require, in its discretion in accordance with the Servicing Standard, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Master Servicer a reasonable and customary modification fee to the extent permitted by law. The Master Servicer may charge the Mortgagor for any costs and expenses (including attorney's fees) incurred by the Master Servicer in connection with any request for a modification, waiver or amendment. The failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses, and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor).

                  (c) The Master Servicer shall notify the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee. The Master Servicer shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan.

                  SECTION 8.19      SPECIALLY SERVICED MORTGAGE LOANS.

                  (a) The Master Servicer shall send a written notice to the Special Servicer, the Rating Agencies and the Trustee within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing
Transfer Event and, except for the Rating Agencies and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File.

                  (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the Special Servicer).

                  (c) Any calculations or reports prepared by the Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to the Master Servicer in writing by the Special Servicer as provided hereby. The Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

                  (d) On or prior to each Distribution Date, the Master Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Master Servicer elects to provide such ad hoc reports, it may require the Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

                  SECTION 8.20 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER.

                  (a) The Master Servicer hereby represents and warrants to and covenants with the Trustee, as of the date hereof:

                     (i) the Master Servicer is duly organized, validly existing and in good standing as a corporation under the laws of Missouri, and shall be and thereafter remain, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                     (ii) the Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee and the Special Servicer, evidences the valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                     (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its articles of incorporation or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which breach, conflict, violation, acceleration or default materially and adversely affects its ability to perform its obligations under this Agreement;

                     (iv) no litigation is pending or, to the Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                     (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, except to the extent that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder;

                     (vi) the performance of the services by the Master Servicer contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

                     (vii) any Sub-Servicing Agreement entered into by the Master Servicer with any Sub-Servicer is and will be in compliance with this
Article VIII; and

                     (viii) the Servicer Fidelity Bond or Servicer Errors and Omissions Insurance Policy described in Section 8.2 is in place as of the date of this Agreement (or the Master Servicer self-insures in a manner consistent with Section 8.2 of this Agreement).

                  (b)      It  is  understood  that  the   representations   and
warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

                  (c) Any cause of action against the Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Trustee or the Master Servicer. The Master Servicer shall give prompt notice to the Trustee, the Depositor and the Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

                  SECTION 8.21 MERGER OR CONSOLIDATION. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to substantially all of the servicing business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation. If the conditions to the provisions in the foregoing sentence are not met, the Trustee may terminate the Master Servicer's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

                  SECTION 8.22      RESIGNATION OF MASTER SERVICER.

                  (a) Except as otherwise provided in Section 8.22(B) hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee at the expense of the Master Servicer. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor, shall have assumed the Master Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Master Servicer to the Trustee.

                  (b) The Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee, provided that (i) a successor servicer (x) is available, (y) has assets of at least $15,000,000 and (z) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided; (ii) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

                  SECTION 8.23 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER. The Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Master Servicer or Sub-Servicers (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder or
(B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) the Master Servicer gives the Depositor, the Special Servicer and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and
(v) the Depositor consents to such assignment and delegation, such consent not to be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B) (but not any such assignment or delegation pursuant to clause (A) above) of this Section, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, the Master Servicer may appoint Sub-Servicers in accordance with Section 8.4 hereof.

                  SECTION 8.24 LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS.

                  (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Placement Agent, the Underwriters or the Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Master Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that the Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans (subject to the Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein), or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of Section 4.4 hereof.

                  (b) In addition, the Master Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Master Servicer shall have the right to rely on information provided to it by the Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Master Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgement made in good faith by any officer, unless it shall be proved that the Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicer nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

                  (c) The Master Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicer or Trustee in this Agreement. The Trust shall indemnify and hold harmless the Master Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent the Master Servicer is unable to recover such amounts from the Person in breach.

                  (d)      Except as otherwise specifically provided herein:

                     (i) the Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

                     (ii) the Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                     (iii) the Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

                     (iv) the Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

                  (e) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by (i) the Trustee and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Trustee's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of negligent disregard of its duties hereunder, and (ii) the Special Servicer and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Special Servicer's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of negligent disregard of its duties hereunder, other than, in each case, any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder. The Master Servicer shall immediately notify the Trustee or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer to indemnification hereunder, whereupon the Trustee or the Special Servicer, as applicable, may assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and the Trustee or the Special Servicer, as applicable, will pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee or the Special Servicer, as applicable, shall not affect any rights the Master Servicer or the Trust may have to indemnification under this Agreement or otherwise, unless the Trustee's or the Special Servicer's, as applicable, defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder. Any payment hereunder made by the Trustee or the Special Servicer, as applicable, pursuant to this paragraph to the Master Servicer shall be paid from the Trustee's or the Special Servicer's, as applicable, own funds, without reimbursement from the Trust therefor except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee or the Special Servicer, as applicable, shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee or the Special Servicer, as applicable, was not culpable or found to have acted with willful misfeasance, bad faith or negligence or negligent disregard in the performance of its duties.

                  SECTION 8.25      INDEMNIFICATION; THIRD-PARTY CLAIMS.

                  (a) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, any Mortgage Loans, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder. The Master Servicer shall promptly notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer to indemnification hereunder, whereupon the Trustee, on behalf of the Trust, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trust is prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement. The Trustee or the Master Servicer shall promptly make from the Certificate Account any payments certified by the Master Servicer to the Trustee as required to be made to the Master Servicer pursuant to this Section 8.25.

                  (b) The Master Servicer agrees to indemnify the Trustee, the Special Servicer, the Trust, the Depositor, and any director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Special Servicer, the Depositor, and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder and if in any such situation the Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Special Servicer, or the Depositor, as applicable, shall immediately notify the Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Depositor, the Special Servicer, or the Trust to indemnification under this
Section 8.25(b), whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Special Servicer, or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer shall not affect any rights the Trustee, the Special Servicer, the Depositor, or the Trust may have to indemnification under this Agreement or otherwise, unless the Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Special Servicer and the Trustee. Any expenses incurred or indemnification payments made by the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Master Servicer was not culpable or that the Master Servicer did not act with willful misfeasance, bad faith or negligence.

                  (c) The parties expressly agree that the only written information concerning the Master Servicer furnished by or on behalf of the Master Servicer for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is the information set forth under the first three paragraphs under the caption "SERVICING OF THE MORTGAGE LOANS -- The Master Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

                  SECTION 8.26 EXCHANGE ACT REPORTING. The Master Servicer, the Special Servicer and the Trustee shall reasonably cooperate with the Depositor in connection with the Depositor's satisfying the reporting requirements in respect of the Trust under the Exchange Act. The Trustee shall prepare and file on behalf of the Depositor periodic reports with respect to the Trust as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder; provided that such items shall have been received by the Trustee (to the extent not generated by the Trustee) in electronic format; and provided, further, that any such items that are required to be delivered by the Master Servicer, the Special Servicer, the Depositor or any other Person to the Trustee shall be so delivered in electronic format (in addition to any other required format). The Trustee shall have no responsibility to file any such items that have not been received in electronic format. The Depositor shall seek from the Securities and Exchange Commission a no-action letter or other exemptive relief relating to reduced reporting requirements in respect of the Trust under the Exchange Act and shall, in accordance with and to the extent permitted by applicable law, file a Form 15 relating to the automatic termination of reporting in respect of the Trust under the Exchange Act.

                  SECTION  8.27  COMPLIANCE  WITH REMIC  PROVISIONS.  The Master
Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the three REMIC Pools as REMICs under the Code. The Master Servicer shall use its best efforts to take no action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)).

                  SECTION 8.28      TERMINATION.

                  (a) The obligations and responsibilities of the Master Servicer created hereby (other than the obligation of the Master Servicer to make payments to the Trustee as set forth in Section 8.29 and the obligations of the Master Servicer to the Trustee, the Special Servicer and the Trust) shall terminate on the date which is (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding or (B) the disposition of all REO Property, (ii) if an Event of Default described in clauses 8.28(b)(ii) or (iii) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated, (iii) if an Event of Default described in clauses 8.28(b)(i), (v), (vi) or (vii) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to the Master Servicer that the Master Servicer is terminated or (iv) a successor Master Servicer is appointed pursuant to the second paragraph of this Section 8.28(a). After any Event of Default, (i) the Trustee may elect to terminate the Master Servicer by providing such notice and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the Trustee.

                  If the Master Servicer is terminated solely due to an Event of Default described in Section 8.28(b)(iv), the Master Servicer will have sixty days to sell the rights and obligations of the Master Servicer under this Agreement to a successor servicer that meets the requirements of a Master Servicer under this Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of the Master Servicer will be effective when such servicer has succeeded the Master Servicer as successor servicer and such successor servicer has assumed the Master Servicer's obligations and responsibilities with respect to the Mortgage Loans, as set forth in an agreement substantially in accordance with Section 8.29. If a successor Master Servicer is not appointed within sixty days, the Trustee or the Depositor will give written notice to the Master Servicer that the Master Servicer is terminated.

                  (b) "Event of Default," wherever used herein, means any one of the following events:

                     (i) any failure by the Master Servicer to remit to the Trustee any payment required to be remitted by the Master Servicer under the terms of this Agreement, including any required Advances; or

                     (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee; provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further, that such cure period may not exceed 90 days; or

                     (iii) any breach of the representations and warranties contained in Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach; provided, further, that such cure period may not exceed 90 days; or

                     (iv) the Trustee shall receive notice from Fitch to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates or if the Master Servicer is not an "approved" Master Servicer by S&P; or

                     (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                     (vi) the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer or relating to all or substantially all of its property; or

                     (vii) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

                  SECTION 8.29      PROCEDURE UPON TERMINATION.

                  (a)      Notice  of any termination  pursuant to clause (i) of
Section 8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by the Master Servicer to the Trustee shall be made, shall be given promptly in writing by the Master Servicer to the Trustee no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of the Master Servicer (other than the obligation of the Master Servicer to pay to the Trustee the amounts remaining in the Certificate Account as set forth below and the obligations of the Master Servicer to the Trustee and the Trust as provided herein) shall terminate and the Master Servicer shall transfer to the Trustee the amounts remaining in the Certificate Account after making the withdrawals permitted to be made pursuant to Section 5.2 and shall thereafter terminate the Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

                  (b) On the date specified in a written notice of termination given to the Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to the Master Servicer pursuant to clause (iii) of Section 8.28(a) or the second paragraph of Section 8.28(a) all authority, power and rights of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate except for any rights of the Master Servicer related to accrued and unpaid Servicing Fees, unreimbursed Advances, accrued and unpaid Advance Interest and, if Conning Asset Management Company is terminated as Master Servicer, the Excess Servicing Fee; provided that in no event shall the termination of the Master Servicer be effective until a successor servicer shall have succeeded the Master Servicer as successor servicer, notified the Master Servicer of such designation, and such successor servicer shall have assumed the Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof (or, in the case of the Trustee succeeding to the rights, powers, responsibilities and obligations of the Master Servicer, pursuant to this Agreement), with respect to the Mortgage Loans. Except as provided in the next sentence, the Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Master Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that the Master Servicer is terminated as a result of an event described in Section 8.28(b)(i), 8.28(b)(v), 8.28(b)(vi) or 8.28(b)(vii), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to the Master Servicer and shall use its best efforts within 90 days of assuming the duties of the Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions.

                  The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume the Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

                  (c) Notwithstanding anything else to the contrary herein, no resignation, termination, removal, merger or assignment of servicing rights or obligations shall affect, limit or impede payment of the Excess Servicing Fee to Conning Asset Management Company or its assigns, such Excess Servicing Fee being non-terminable except upon termination of the Trust. Nothing herein shall restrict or impair the ability of Conning Asset Management Company to assign its rights to the Excess Servicing Fee.


                                   ARTICLE IX

           ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE
                            LOANS BY SPECIAL SERVICER

                  SECTION 9.1       DUTIES OF SPECIAL SERVICER.

                  (a) For and on behalf of the Certificateholders and the Trustee, the Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard.

                  (b) The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) the Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Special Servicer elects to provide such ad hoc reports, the Special Servicer may require the Master Servicer to pay a reasonable fee to cover the costs of the preparation thereof. The Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

                  (c) The Special Servicer shall send a written notice to the Master Servicer and the Trustee within two Business Days (or sooner, if required by the Servicing Standard) after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the Master Servicer and the Trustee, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the Master Servicer.

                  (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special Servicer, the Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the Special Servicer shall, within two Business Days, advise the Master Servicer of any changes to be made, and return the monthly statement to the Master Servicer. The Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

                  (e) All amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Property) shall be deposited in the Certificate Account. The Master Servicer shall within three Business Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special Servicer shall, within one Business Day thereafter, instruct the Master Servicer in writing how to apply such payment.

                  (f) The Special Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Special Servicer and used by the Special Servicer in the course of operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

                  SECTION 9.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY OF SPECIAL SERVICER. The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Special Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "BBB" as rated by S&P and "AA" as rated by Fitch, the Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.

                  SECTION 9.3 SUB-SERVICERS. The Special Servicer may appoint one or more Sub-Servicers to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders. The Special Servicer shall notify the Master Servicer and Trustee of the appointment of any Sub-Servicer of the Special Servicer. The Special Servicer shall not enter into any Sub-Servicing Agreement unless: (i) Fitch has provided Rating Agency
Confirmation with respect to such Sub-Servicing Agreement or (ii) the Sub-Servicing Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage Loans previously sub-serviced in accordance with this section) that represent less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans. With respect to any such Sub-Servicer, the Special Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Specially Serviced Mortgage Loans by any Sub-Servicer appointed by it. The terms of any arrangement or agreement between the Special Servicer and a Sub-Servicer, shall provide that such agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such Special Servicer is terminated in accordance with this Agreement. In addition, neither the Trustee nor the Certificateholders shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The Special Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Special Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the applicable Mortgage Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Special Servicer alone were servicing and administering the Mortgage Loans.

                  SECTION 9.4       SPECIAL SERVICER GENERAL POWERS AND DUTIES.

                  (a) Subject to the other terms and provisions of this Agreement, the Special Servicer is hereby authorized and empowered when the Special Servicer believes it appropriate in accordance with the Servicing
Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the Master Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date a Power of Attorney in the form of Exhibit S-2 hereto and shall furnish the Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as the Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided, that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, the Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless the Special Servicer reasonably believes that such action should be taken in less than five Business days to preserve the property of the Trust for the benefit of Certificateholders, and the Trustee may within five Business Days of its receipt of such notice advise the Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that the Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust, as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust. In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust, be deemed to be the agent of the Trust. The Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any director, officer, employee, agent or Controlling Person of it or its affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of the Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the Master Servicer or the Depositor that is not attributable to the failure of the Special Servicer to perform its obligations hereunder. The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

                  (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard. The Special Servicer shall conduct, or cause to be conducted, inspections, at its own expense, of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided, that the Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve-month period that ends on June 30 of any calendar year (commencing with the twelve-month period ending June 30, 2000); provided, further, that the Special Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan. The Special Servicer shall provide to the Master Servicer and the Operating Adviser copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

                  SECTION 9.5 "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES; ASSIGNMENT AND ASSUMPTION AGREEMENTS; MODIFICATIONS OF SPECIALLY SERVICED MORTGAGE LOANS.

                  Subject to the Servicing  Standard and to the  limitations  of
Section 12.3, the Special Servicer shall have the following duties and rights:

                  (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                     (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

                     (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, the Special Servicer, on behalf of the Trust, shall, after notification to the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 2% of the Aggregate Certificate Balance, but in any case, at least $20 million (the "Review Threshold"), then prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver.

                  After notice to the Operating Adviser, subject to the foregoing paragraph, the Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided, that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the Special Servicer shall enter into an assumption or substitution agreement only if the credit status of the prospective new mortgagor and the underwriting of the new mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standards and criteria. The Special Servicer shall notify the Master Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

                  (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,

then, the Special Servicer, on behalf of the Trust, shall, after notification to the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-encumbrance clause contained in the related Mortgage Note or Mortgage; provided, however, that prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver.

                  After notice to the Operating Adviser, subject to the foregoing paragraph, the Special Servicer is also authorized to take or enter into agreements relating to the additional encumbrance, including any intercreditor agreement relating to such additional indebtedness; provided, that except as otherwise permitted by Section 9.5(c), any such agreements shall contain no terms that could result in an Adverse REMIC Event. The Special Servicer shall notify the Master Servicer of any such additional agreements and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section 9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

                  (c) Subject to the Servicing Standard and Section 9.34 and this Section, and the rights and duties of the Master Servicer under Section 8.18, the Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at related Mortgage Rate),
(C) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39, the Special Servicer has made such notice.

                  In no event, however, shall the Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease.

                  The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph shall be evidenced by an Officer's Certificate setting forth the information required under subsection
(c).

                  (d) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 9.5(c) or pledge additional collateral for the Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense; provided, further, that the Special Servicer shall obtain Rating Agency Confirmation prior to permitting such substitution of collateral.

                  (e) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser, the Trustee and the Rating Agencies a notice, specifying any such assignments and assumptions, modifications, waivers or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall be delivered to the Trustee and shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

                  (f) No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulation ss. 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the Mortgagor. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

                  (g) The Special Servicer shall cooperate with the Master Servicer (as provided in Section 8.7) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans, and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to
Section 8.7. A Mortgage Loan will not be considered a Specially Serviced Mortgage Loan solely due to any action taken by the Special Servicer under
Section 8.7(a) or (b). In addition, the Special Servicer will not be entitled to any fee for any action it takes under Section 8.7(a) or (b) other than as described in this paragraph.

                  (h) Notwithstanding anything herein to the contrary, the Special Servicer shall not be permitted to take or refrain from taking any action pursuant to instructions from the Operating Adviser that would cause it to violate any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

                  SECTION 9.6       RELEASE OF MORTGAGE FILES.

                  (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Special Servicer will immediately notify the Master Servicer. The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the Master Servicer.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the Special Servicer and delivery to the Trustee or Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to the Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the Special Servicer, in accordance with the Servicing Standard, the Master Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the Special Servicer, of such transfer.

                  (c) The Special Servicer shall send notification in writing, to the Master Servicer to request any documents and instruments in the possession of the Master Servicer related to any Specially Serviced Mortgage Loan.

                  (d) The Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the Master Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the Master Servicer in accordance with the Servicing Standard, the Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

                  SECTION 9.7 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF SPECIAL SERVICER TO BE HELD FOR THE TRUSTEE.

                  (a) The Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be transmitted to the Master Servicer within one Business Day of receipt to the Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the REO Account. The Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the Master Servicer, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided, further, that the Trustee and the Master Servicer shall be entitled to receive from the Special Servicer all such information as the Trustee and the Master Servicer shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the Master Servicer's or the Operating Adviser's purposes.

                  (b) The Special Servicer hereby acknowledges that the Trust owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that are collected by the Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special Servicer, shall be held by the Special Servicer for and on behalf of the Trust.

                  (c) The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

                  SECTION 9.8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPECIAL SERVICER.

                  (a) The Special Servicer hereby represents, warrants to and covenants with the Trustee (in its capacity as Trustee of the Trust) that as of the date hereof:

                     (i) the Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the state of Missouri and shall be and thereafter remain, in compliance with the laws of each state in which any Mortgaged Property (including any REO Property) which is, or is related to, a Specially Serviced Mortgage Loan is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Special Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                     (ii) the Special Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Special Servicer has duly and validly authorized the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee and the Master Servicer evidences the valid and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, receivership, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                     (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its articles of incorporation or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which breach, conflict, violation, acceleration or default materially and adversely affects its ability to perform its obligations under this Agreement.

                     (iv) no litigation is pending or, to the Special Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                     (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, except to the extent that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder;

                     (vi) the performance of the services by the Special Servicer contemplated by this Agreement are in the ordinary course of business of the Special Servicer; and

                     (vii) the Servicer Fidelity Bond or Servicer Errors and Omissions Insurance Policy described in Section 9.2 is in place as of the date of this Agreement (or the Special Servicer self-insures in a manner consistent with Section 9.2 of this Agreement).

                  (b)      It  is  understood  that  the   representations   and
warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

                  (c) Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Trustee, the Master Servicer or the Special Servicer. The Special Servicer shall give prompt notice to the Trustee, the Depositor, the Operating Adviser and the Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

                  SECTION 9.9 STANDARD HAZARD, FLOOD AND COMPREHENSIVE GENERAL LIABILITY INSURANCE POLICIES.

                  (a) For all REO Property, to the extent consistent with the Servicing Standard, the Special Servicer shall use efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid principal balance plus all unpaid interest of such REO Mortgage Loan and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the REO Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the REO Mortgage Loan and unpaid Advances (plus Advance
Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1 million per occurrence. All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee. The costs of such insurance shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

                  (b) Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

                  (c) Notwithstanding the above, (i) the Special Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements and (ii) the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. The Special Servicer shall notify the Trustee of any such determination.

                  The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the REO Property, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Special Servicer self-insures for its obligations as set forth in the first paragraph of this Section 9.9, provided that the rating of such Person's long-term debt is not less than "AA" by S&P and "AA" by Fitch. In the event that the Special Servicer shall cause any REO Property to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby) shall be paid by the Master Servicer as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related REO Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related
Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related REO Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the REO Property, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

                  SECTION 9.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the Special Servicer in respect of such policies shall be promptly remitted to the Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

                  SECTION 9.11      COMPENSATION TO THE SPECIAL SERVICER.

                  (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and (iii) the Work-Out Fee. Such amounts, if any, collected by the Special Servicer from the related Mortgagor shall be transferred by the Special Servicer to the Master Servicer within one Business Day of receipt thereof, and deposited by the Master Servicer in the Certificate Account. The Special Servicer shall be entitled to receive a Liquidation Fee from the Liquidation Proceeds received in connection with a Final Disposition of a Specially Serviced Mortgage Loan or REO Property. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. If the Special Servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on Mortgage Loans that became Rehabilitated Mortgage Loans while it acted as Special Servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such Mortgage Loan becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. The successor Special Servicer will not be entitled to any portion of such Workout Fees. Notwithstanding any other provision herein, the Special Servicing Fee for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest Payment, if any, relating to Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications of Specially Serviced Mortgage Loans) for such Determination Date. The Special Servicer shall also be entitled to additional servicing compensation of an amount equal to the excess, if any, of the aggregate
Prepayment Interest Excess relating to Mortgage Loans which are Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications of Specially Serviced Mortgage Loans) for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date.

                  (b) The Special Servicer shall be entitled to cause the Master Servicer to withdraw from the Certificate Account the Special Servicer Compensation in respect of each such Specially Serviced Mortgage Loan in the time and manner set forth in Section 5.2 of this Agreement. The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

                  (c) Additional Special Servicer compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, Modification Fees, forbearance fees, Late Fees (net of Advance Interest) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the Special Servicer, to the extent not required to be deposited in the Certificate Account pursuant to the terms of this Agreement. The Special Servicer shall also be permitted to receive 50% of all assumption fees collected with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in
Section 8.7. To the extent any component of Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, the Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, the Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

                  SECTION 9.12      REALIZATION UPON DEFAULTED MORTGAGE LOANS.

                  (a) The Special Servicer, in accordance with the Servicing Standard and subject to Section 9.4(a), shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard. The foregoing is subject to the proviso that the Special Servicer shall not request that the Master Servicer make a Servicing Advance for Liquidation Expenses unless the Special Servicer shall in its sole discretion determine, consistent with the Servicing Standard, (i) that such foreclosure or restoration will increase on a net present value basis the Liquidation Proceeds of the Specially Serviced Mortgage Loan to the Trust and (ii) that such Liquidation Expenses will be recoverable from Liquidation Proceeds, and any such Servicing Advance by the Master Servicer or the Trustee shall be subject to the determination(s) of recoverability contemplated by Section 4.4.

                  (b) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

                     (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                     (ii) the Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC will not cause the imposition of a tax on any REMIC Pool under the Code or cause any REMIC Pool to fail to qualify as a REMIC.

                  (c) Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or affiliate of the Master Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

                     (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions; and

                     (ii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

provided, however, that such compliance pursuant to clause (i) above or the taking of such action pursuant to this clause (ii) shall only be required to the extent that the cost thereof is a Servicing Advance of the Master Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

                  (d) The cost of the Phase I Environmental Report contemplated by Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has not been made with respect to such Specially Serviced Mortgage Loan, the Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor in connection with the curing of the default under the Specially Serviced Mortgage Loan.

                  (e)      If  the  Special  Servicer  determines,  pursuant  to
Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust, including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the principal balance of the related Mortgage Loan, the Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

                  (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

                  SECTION 9.13 FORECLOSURE. In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

                  The Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The Special Servicer, on behalf of the Trust, shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in Section 9.15. Subject to
Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust solely for the purpose of its prompt disposition and sale.

                  SECTION 9.14      OPERATION OF REO PROPERTY.

                  (a) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property an account held in trust for the benefit of the Certificateholders in the name of "The Chase Manhattan Bank, as Trustee for the Holders of Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates Series 1999-CAM1 [name of Property Account]" (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Account on the Business Day following receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

                  (b) On or before each Special Servicer Remittance Date, the Special Servicer shall withdraw from each REO Account and deposit in the Certificate Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties and reinvestment income thereon; provided, however, that the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in the REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The Special Servicer shall notify the Master Servicer of all such deposits (and the REO Properties to which the deposits relate) made into the Certificate Account.

                  (c) If the Trust acquires the Mortgaged Property, the Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interest of the Trust, and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the Trust), to the extent such amounts cannot be paid from REO Income:

                     (i) all insurance premiums due and payable in respect of such REO Property;

                     (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

                     (iii)  all  costs  and  expenses   necessary  to  maintain,
operate, lease and sell such REO Property (other than capital expenditures);

                     (iv) Notwithstanding the above, the Special Servicer shall pay for such items if, but only if, in the Special Servicer's good faith reasonable business judgment, such amounts will be recoverable from (i) proceeds received in respect of such REO Property prior to the final liquidation of such REO Property or (ii) Liquidation Proceeds, subject to the provisions of Section
4.4 hereof.

                  (d) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO Property, provided that:

                     (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                     (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulations Section 1.856-4(b)(5);

                     (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

                     (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

                     (v) if the Independent Contractor is an Affiliate of the Special Servicer, the consent of the Operating Adviser and a Nondisqualification Opinion must be obtained; and

                     (vi) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust pursuant to this subsection (d) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced as a Servicing Advance, subject to the provisions of Section 4.4 hereof.

                  (e) Notwithstanding any other provision of this Agreement, the Special Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon REMIC I or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The Special Servicer shall notify the Trustee and the Master Servicer of any election by it to incur such tax, and the Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Trustee with all information for the Trustee to file the necessary tax returns in connection therewith and (iii) upon request by the Trustee, pay from such account to the Trustee the amount of the applicable tax. The Trustee shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

                     (i) Subject to, and without limiting the generality of the foregoing, the Special Servicer, on behalf of the Trust, shall not:

                     (ii) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                     (iii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                     (iv) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                     (v) directly operate, other than through an Independent Contractor, or allow any other Person to directly operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                  SECTION 9.15      SALE OF REO PROPERTY.

                  (a)      In  the  event  that  title  to any REO  Property  is
acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Operating Adviser and the Trustee, shall use its reasonable best efforts to sell any REO Property in accordance with the Servicing Standard, but prior to the end of the third calendar year following the end of the year of its acquisition, but in any event prior to the Final Rated Distribution Date, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property, in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in
Section 860F(a)(2) of the Code, or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Operating Adviser and the Trustee, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that before an Interested Person may purchase the REO Property, the Trustee must determine (with the aid of an independent real estate adviser and an appraisal) what constitutes a fair price and the Interested Person may not purchase the REO Property for less than such price except as provided in Section 9.36; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the fair market value set forth in such Appraisal. Neither any Seller nor the Depositor may purchase REO Property at a price in excess of the fair market value thereof.

                  (b) Within 30 days of the sale of the REO Property, the Special Servicer shall provide to the Trustee and the Master Servicer a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date, (v) final property operating statements, and (vi) such other information as the Trustee may reasonably request in writing.

                  (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the Certificate Account within one Business Day of receipt.

                  (d) The Special Servicer shall provide the necessary information to the Master Servicer to allow the Master Servicer to prepare, deliver and file reports of foreclosure and abandonment in accordance with
Section 6050J and Section 6050P, if required, of the Code with respect to such REO Property and shall deliver such information with respect thereto as the Master Servicer or the Trustee may request in writing.

                  SECTION 9.16 REALIZATION ON COLLATERAL SECURITY. In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

                  SECTION 9.17 SALE OF DEFAULTED MORTGAGE LOANS. In lieu of exercising remedies pursuant to the terms of any Mortgage Loan and Mortgage, the Special Servicer may sell a Specially Serviced Mortgage Loan that is a Defaulted Mortgage Loan for cash in accordance with Section 9.36 hereof.

                  SECTION 9.18 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE. The Special Servicer shall deliver to the Depositor, the Paying Agent, the Master Servicer, the Trustee and each Rating Agency on or before the Report Date occurring in August of each year, commencing in August 2000, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Special Servicer during the preceding calendar year or portion thereof and of the performance of the Special Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  SECTION 9.19 ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. On or before March 15 of each year, beginning with March 15, 2000, the Special Servicer at its expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Special Servicer) to furnish to the Trustee, the Depositor and each Rating Agency a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding 12 months and that the assertion of management of the Special Servicer that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon an examination conducted substantially in compliance with USAP or the FHLMC Audit Program, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that the Special Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

                  SECTION 9.20 MERGER OR CONSOLIDATION. Any Person into which the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Special Servicer shall be a party, or any Person succeeding to substantially all of the servicing business of the Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides written acknowledgment that its rating of the Certificates in effect immediately prior to such merger, consolidation, or succession will not be qualified or reduced as a result of such merger, consolidation or succession. If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate the Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

                  SECTION 9.21      RESIGNATION OF SPECIAL SERVICER.

                  (a) Except as otherwise provided in this Section 9.21, the Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Operating Adviser, and the Trustee at the expense of the Special Servicer. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) satisfied the requirements that would apply pursuant to Section 9.20 hereof if a merger of the Special Servicer had occurred, (ii) assumed the Special Servicer's responsibilities and obligations under this Agreement and (iii) Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Special Servicer to the Master Servicer and the Trustee.

                  (b) The Special Servicer may resign from the obligations and duties hereby imposed on it, upon thirty days' notice to the Trustee, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

                  (c) No such resignation under paragraph (B) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

                  SECTION 9.22 ASSIGNMENT OR DELEGATION OF DUTIES BY SPECIAL SERVICER. The Special Servicer shall have the right without the prior written consent of the Trustee to delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Special Servicer or Sub-Servicers (to the extent provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder. In no case, however, shall any such delegation or subcontracting to an Affiliate of the Special Servicer relieve the Special Servicer of any responsibility, obligation or liability hereunder. Except as expressly provided herein including
Section 9.3, the Special Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Special Servicer hereunder; provided that the Special Servicer shall have the right without the prior written consent of the Trustee to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Special Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder provided that (i) the Special Servicer gives the Depositor, the Master Servicer and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; and (iv) such assignment and delegation is the subject of a Rating Agency Confirmation. Notwithstanding the above, the Special Servicer may appoint Sub-Servicers in accordance with Section 9.3 hereof. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Special Servicer relieve the Special Servicer of any responsibility, obligation or liability hereunder. Notice of any such permitted assignment or delegation shall be given promptly by the Special Servicer to the Master Servicer and the Trustee, and any cost thereof shall be borne by the Special Servicer.

                  SECTION 9.23 LIMITATION ON LIABILITY OF THE SPECIAL SERVICER AND OTHERS.

                  (a) Neither the Special Servicer nor any of the directors, officers, employees or agents of the Special Servicer shall be under any liability to the Certificateholders or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment; provided that this provision shall not protect the Special Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer and any director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the Master Servicer or any director, officer, employee or agent of the Master Servicer) respecting any matters arising hereunder. The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Specially Serviced Mortgage Loans, or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and the Special Servicer shall be entitled to be reimbursed therefor as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, the Special Servicer shall not be relieved from liability to, or entitled to indemnification from, the Trust for any action taken by it at the direction of the Operating Adviser which is in conflict with the Servicing Standard.

                  (b) In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgement made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Special Servicer shall be entitled to rely on reports and information supplied to it by the Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

                  (c) The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Master Servicer or Trustee in this Agreement. The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

                  (d)      Except as otherwise specifically provided herein:

                     (i) the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

                     (ii) the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                     (iii) the Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

                     (iv) the Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed or in good faith believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

                  (e) The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified by the Trustee and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Trustee's respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder. The Special Servicer shall promptly notify the Trustee if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the Trustee shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer). Any failure to so notify the Trustee shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Trustee is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Special Servicer hereunder. Any payment hereunder made by the Trustee pursuant to this paragraph to the Special Servicer shall be paid from the Trustee's own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement.

                  SECTION 9.24      INDEMNIFICATION; THIRD-PARTY CLAIMS.

                  (a) The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified by the Trust, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to (i) this Agreement, and (ii) any action taken by the Special Servicer in accordance with the instruction delivered in writing to the Special Servicer by the Trustee or the Master Servicer pursuant to any provision of this Agreement in each case and the Special Servicer and each of its directors, officers, employees and agents shall be entitled to indemnification from the Trust for any loss, liability or expense (including attorney's fees) incurred in connection with the provision by the Special Servicer of any information included by the Special Servicer in the report required to be provided by the Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer shall promptly notify the Trustee if a claim is made by a third party with respect hereto or the Specially Serviced Mortgage Loans entitling the Special Servicer to indemnification hereunder, whereupon the Trustee shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer) and the Trust shall pay, from amounts on deposit in the Certificate Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Trust is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party responsible, or if not recovered by the Special Servicer from such Person, then by the Trust, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable.

                  (b) The Special Servicer agrees to indemnify the Trust, and the Trustee, the Depositor, the Master Servicer and any director, officer, employee or agent or Controlling Person of the Trustee, the Depositor and the Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Depositor or the Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by the Special Servicer. The Trustee, the Depositor or the Master Servicer shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Depositor or the Master Servicer, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Depositor or the Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Depositor or the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer or the Trustee. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable or found to have acted with willful misfeasance, bad faith or negligence.

                  (c) The initial Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the Special Servicer for inclusion in the Prospectus Supplement is the information set forth in the first three paragraphs under the caption "SERVICING OF THE MORTGAGE LOANS -- The Master Servicer" and the first two paragraphs under the caption "SERVICING OF THE MORTGAGE LOANS - The Special Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

                  SECTION 9.25      [RESERVED.]

                  SECTION 9.26 SPECIAL SERVICER MAY OWN CERTIFICATES. The Special Servicer or any agent of the Special Servicer (if the Special Servicer is not Conning Asset Management Company unless Conning Asset Management Company acquires the Certificates at the then fair market value of such Certificates) in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent. Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

                  SECTION 9.27 TAX REPORTING. From and after the Closing Date, the Special Servicer shall provide the necessary information to the Master Servicer to allow the Master Servicer to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicer copies of any such reports. The Master Servicer shall forward such reports to the Trustee.

                  SECTION 9.28 APPLICATION OF FUNDS RECEIVED. It is anticipated that the Master Servicer will be collecting all payments with respect to the Mortgage Loans (other than payments with respect to REO Income). If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income) it shall, within one Business Day of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any, (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), either, (i) forward such payment (endorsed, if applicable, to the order of the Master Servicer), to the Master Servicer, or (ii) deposit such amounts, or cause such amounts to be deposited, in the Certificate Account. The Special Servicer shall notify the Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

                  SECTION 9.29 COMPLIANCE WITH REMIC PROVISIONS. The Special Servicer shall act in accordance with this Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of any REMIC Pool as a REMIC under the Code or, as appropriate, adopt a plan of complete liquidation. The Special Servicer shall not take any action or cause any REMIC to take any action that would (i) endanger the status of any REMIC as a REMIC under the Code or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)) unless the Master Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicer shall comply with the provisions of Article XII hereof.

                  SECTION 9.30      TERMINATION.

                  (a) The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the Master Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan, (ii) if an event described in Section 9.30(b)(ii), (iii) or (iv) or
Section 9.30(c) has occurred, 60 days following the date on which the Trustee or the Operating Adviser has given written notice to the Special Servicer that the Special Servicer is terminated, (iii) if an event described in Section 9.30(b)(i), (v), (vi) or (vii) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to the Special Servicer that the Special Servicer is terminated and (iv) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with
Section 9.21.

                  (b) The Trustee, by providing notice to the Special Servicer, (i) may elect to terminate the Special Servicer and (ii) shall elect to terminate the Special Servicer if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the Trustee, in the event that

                     (i) the Special Servicer has failed to remit to the Trustee or the Master Servicer when due any amount required to be so remitted under the terms of this Agreement;

                     (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer contained in this Agreement which continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee; provided, however, that to the extent that the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended for up to an additional 60 days;

                     (iii) any breach by the Special Servicer of the representations and warranties contained in this Agreement that materially and adversely affects the interests of the holders of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that to the extent that the Special Servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended for up to an additional 60 days;

                     (iv) the Trustee shall receive notice from Fitch IBCA to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch IBCA to any Class of Certificates or if the Special Servicer is not an "approved" special servicer by S&P;

                     (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

                     (vi) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property; or

                     (vii) the Special Servicer's having admitted in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing. Such termination shall be effective on the date after the date of any of the above events that the Trustee specifies in a written notice to the Special Servicer specifying the reason for such termination.

                  (c) The Operating Adviser shall have the right to direct the Trustee to terminate the Special Servicer, provided that the Operating Adviser shall appoint a successor Special Servicer who will (i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation from each Rating Agency prior to the termination of the Special Servicer. The Special Servicer shall not be terminated pursuant to this subsection (c) until a successor Special Servicer shall have been appointed.

                  All costs of the Trust in connection with such a termination of the Special Servicer will be paid by the Operating Adviser.

                  SECTION 9.31      PROCEDURE UPON TERMINATION.

                  (a)      Notice  of any termination  pursuant to clause (i) of
Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the duties of the Special Servicer (other than the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate and the Special Servicer shall transfer to the Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

                  (b) On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided, that in no event shall the termination of the Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the Special Servicer of such designation, and such successor Special Servicer shall have assumed the Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans (or, in the case of the Trustee succeeding to the rights, powers, responsibilities and obligations of the Special Servicer, pursuant to this Agreement). The Trustee or other successor Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section
9.20 hereof. Notwithstanding the foregoing sentence, in the event that the Special Servicer is terminated as a result of an event described in Section 9.30(b)(i), (v), (vi) or (vii), the Trustee shall act as successor special servicer immediately upon delivery of a notice of termination to the Special Servicer and shall use its best efforts within 90 days of assuming the duties of the Special Servicer, either to satisfy the conditions of Section 9.20 hereof or to transfer the duties of the Special Servicer to a successor special servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume the Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer in any REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.

                  SECTION 9.32      CERTAIN SPECIAL SERVICER REPORTS.

                  (a) The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the Master Servicer and the Trustee on or prior to the Determination Date for each month, a Special Servicer Monthly Report substantially in the form of Exhibit O or in such electronic format as is mutually acceptable to the Master Servicer, the Trustee and the Special Servicer. The Master Servicer and the Trustee may use such reports or information contained therein to prepare its reports and the Master Servicer may, at its option, forward such Special Servicer Monthly Reports directly to the Depositor and the Rating Agencies. The Special Servicer Monthly Report shall be substantially in the form of Exhibit O and shall contain a narrative description for each Specially Serviced Mortgage Loan of the current status of such Loan including the status of any workout or foreclosure, the change in such status since the prior Special Servicer Monthly Report, and other information described in Exhibit O.

                  (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Specially Serviced Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and the Rating Agencies no later than the tenth Business Day following such Final Recovery Determination.

                  (c)      The  Special  Servicer  shall  provide  to the Master
Servicer at the reasonable request in writing of the Master Servicer any information in its possession with respect to the Specially Serviced Mortgage Loans which the Master Servicer shall require in order for the Master Servicer to comply with its obligations under this Agreement; provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The Master
Servicer will provide the Special Servicer at the request of the Special Servicer any information in its possession with respect to the Mortgage Loans which the Master Servicer shall require in order for the Special Servicer to comply with its obligations under this Agreement.

                  (d) Not later than 20 days after each Special Servicer Remittance Date, the Special Servicer shall forward to the Master Servicer a statement setting forth the status of each REO Account as of the close of business on such Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

                  (e) The Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver to the Master Servicer, the Operating Adviser and the Rating Agencies, on or before April 15 of each year, commencing with April 15, 2000, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property, (ii) a copy of the most recent rent roll available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above.

                  (f) The Special Servicer shall deliver to the Master Servicer, the Depositor, the Trustee and the Rating Agencies all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the Master Servicer, the Trustee or Depositor may from time to time reasonably request; provided, however, that the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

                  (g)      The   Special   Servicer   shall  deliver  a  written
Inspection  Report of each Specially  Serviced  Mortgage Loan in accordance with
Section 9.4(b).

                  (h) The Special Servicer shall provide as soon as practicable after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, to the Master Servicer its estimate of the net recoverable amount to the Certificateholders and anticipated expenses in connection therewith (and a general description of the plan to achieve such recovery) of such Specially Serviced Mortgage Loan and other information reasonably requested by the Master Servicer. The Special Servicer shall update such information on a quarterly basis.

                  SECTION 9.33 SPECIAL SERVICER TO COOPERATE WITH THE MASTER SERVICER.

                  (a) The Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the Master Servicer to enable it to perform its duties under this Agreement; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or
(ii) expose the Special Servicer, the Trust or the Trustee to liability or materially expand the scope of the Special Servicer's responsibilities under this Agreement. In addition, the Special Servicer shall notify the Master
Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the Master Servicer as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof. The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

                  (b) The Special Servicer shall from time to time make reports, recommendations and analyses to the Operating Adviser with respect to the following matters, the expense of which shall be charged to the Operating Adviser, but in no event shall such costs be an expense of the Trust:

                     (i)  whether  the  foreclosure  of  a  Mortgaged   Property
relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;

                     (ii) if the Special Servicer elects to proceed with a foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

                     (iii)   whether   the   waiver   or   enforcement   of  any
"due-on-sale" clause or "due-on-encumbrance" clause contained in a Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

                     (iv) in connection with entering into an assumption agreement from or with a person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan has been or is about to be conveyed, or to release the original Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standard;

                     (v) in  connection  with  the  foreclosure  on a  Specially
Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

                     (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver, amendment, discounted payoff or sale of a Specially Serviced Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Specially Serviced Mortgage Loan; such analysis shall specify the basis on which the Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

                  SECTION 9.34      [RESERVED.]

                  SECTION 9.35      [RESERVED.]

                  SECTION 9.36 SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES.

                  (a) Any of the Master Servicer, the Special Servicer and any holder of Certificates evidencing a majority interest in the Controlling Class has the right to purchase from the Trust, at the applicable Purchase Price, those defaulted Mortgage Loans that are at least 60 days delinquent and which the Special Servicer has determined, in its reasonable good faith judgment, in accordance with the Servicing Standard, will become the subject of foreclosure proceedings (other than any such Mortgage Loan that it determines, in its reasonable good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction).

                  The Special Servicer may, after providing notice to the Operating Adviser and the Trustee, subject to the limitations in paragraph (d) below, offer to sell for cash to any Person, for an amount equal to the Purchase Price therefor, any REO Property or Defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph (other than any such Mortgage Loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction), if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust; provided, that with respect to the Mortgage Loans identified as Loan Number 38 and 55, such action of the Special Servicer shall be limited by the right of the ground lessor of the related Mortgaged Property to purchase the related Mortgage Loan pursuant to the provisions of such Mortgage Loan. In the case of REO Property, the Special Servicer shall offer to sell such REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property on or prior to the date specified in Section 9.15 and in any event prior to the Final Rated Distribution Date. The Special Servicer shall give the Operating Adviser, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, and in respect of such sale, the Special Servicer shall offer such Defaulted Mortgage Loan or REO Property in a commercially reasonable manner for a period of not less than 30 days.

                  Unless the Special Servicer determines that acceptance, in accordance with the Servicing Standard, of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Defaulted Mortgage Loan or REO Property. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property.

                  In addition, the Special Servicer may accept a lower bid (including a bid lower than the Purchase Price) of a Person other than an Interested Person or the Operating Adviser, if any, if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable), provided, that if any Defaulted Mortgage Loan or REO Property as to which an Appraisal Reduction has occurred is to be sold by the Special Servicer, the Special Servicer shall notify the Operating Adviser, if any, before it accepts any bid for such loan or property that is less than 90% of the appraised value of the related Mortgaged Property (based on the appraisal used in determining the related Appraisal Reduction). The Special Servicer, after notice to the Operating Adviser, if any, shall determine no later than six months prior to the end of the third calendar year referred in Section 9.15 with respect to any REO Property whether a sale of such REO Property pursuant to any bids being made with respect thereto is in the best economic interests of the Certificateholders as a whole. If the Special Servicer so determines in accordance with the Servicing Standard after notice to the Operating Adviser, if any, that such a sale would not be in the best interests of the Certificateholders, the Special Servicer shall seek an extension of such period in the manner described in
Section 9.15.

                  With respect to whether any bid received from an Interested Person or whether the price to be paid by the Special Servicer or any Affiliate thereof represents a fair price or market value for any Defaulted Mortgage Loan or any REO Property, the Special Servicer is required to request that the Trustee make a determination as to whether such bid constitutes a fair price. Upon request of the Special Servicer for such a determination, the Trustee will, within a reasonable period of time, make such a determination which it will base upon an Appraisal of such REO Property by an Independent MAI-designated appraiser selected by the Trustee at the expense of the Trust. In determining whether any bid constitutes a fair price or market value for any Defaulted Mortgage Loan or any REO Property, the Special Servicer shall take into account, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust's obligation to dispose of any REO Property prior to the end of the third calendar year referred to in Section 9.15.

                  (b)      Subject to the REMIC Provisions, the Special Servicer
shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer, the Master Servicer, or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor, or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

                  (c) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one Business Day in the Certificate Account.

                  (d) Notwithstanding anything herein to the contrary, the Special Servicer shall not be required to take or refrain from taking any action pursuant to instructions from the Operating Adviser that would cause it to violate any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

                  SECTION 9.37      OPERATING ADVISER; ELECTIONS.

                  (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the operating adviser (the "Operating Adviser"). The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicer in respect of the Specially Serviced Mortgage Loans.

                  (b) An election of an Operating Adviser also shall be held upon the resignation or removal of the Person acting as Operating Adviser. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Trustee, at the direction of the Trustee not less than 10 nor more than 60 days prior to the meeting (at the sole expense of the Operating Adviser). The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Trustee shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

                  (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Trustee shall promptly notify the Master Servicer of the identity of the Operating Advisor. Until an Operating Advisor is elected or in the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

                  (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

                  (e) The Trustee shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Trustee shall be conclusive. Notwithstanding any other provisions of this
Section 9.37, the Trustee may make such reasonable regulations as it may deem advisable for any election.

                  (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that the Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected, (i) the Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and (ii) to the extent any Person other than the Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the Special Servicer.

                  (g) All expenses of the Operating Adviser will be paid by the Controlling Class.

                  SECTION 9.38 LIMITATION ON LIABILITY OF OPERATING ADVISER. The Operating Adviser shall have no liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement, or using reasonable business judgment. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict. Notwithstanding any term in this Agreement, the Special Servicer shall not be entitled to indemnification from the Trust for any action taken by it at the direction of the Operating Adviser which is in conflict with the Servicing Standard.

                  SECTION 9.39 DUTIES OF OPERATING ADVISER. The Operating Adviser may advise, and receive notice from, the Special Servicer, but is not required to do so on any of the following actions:

                     (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                     (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original Maturity Date of a Mortgage Loan for two years or less;

                     (iii) any proposed sale of a Defaulted Mortgage Loan (other than upon termination of the Trust pursuant to Article X);

                     (iv) any determination to bring an REO Property into compliance with Environmental Laws; and

                     (v) any acceptance of substitute or additional collateral for a Mortgage Loan.

In no event shall the Special Servicer be obligated to take any action, or be delayed in taking any action, with respect to any Specially Serviced Mortgage Loan, as a result of any notice or advice received by, or noticed or advice required to be given to, the Operating Adviser.

                  In addition, the Operating Adviser may direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment, the Trustee shall have received (A) Rating Agency Confirmation from each Rating Agency and (B) a Nondisqualification Opinion (which shall not be an expense of the Trustee or the Trust). All costs of the Trust in connection with such a termination of a Special Servicer shall be paid by the Operating Adviser.


                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

                  SECTION  10.1   TERMINATION   OF  TRUST  UPON   REPURCHASE  OR
LIQUIDATION OF ALL MORTGAGE LOANS.

                  (a) The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders and REMIC III Certificateholders as set forth in Section 10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with
Section 10.1(b); provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St.
James, living on the date hereof.

                  (b) The Master Servicer shall give the Trustee notice of the date when the Aggregate Certificate Balance of the Certificates, after giving effect to distributions of principal made on the next Distribution Date, is less than or equal to one percent (1%) of the initial Aggregate Certificate Balance of the Certificates as of the Cut-Off Date. The Trustee shall promptly forward such notice to the Depositor, the Master Servicer, the Special Servicer and the Holders of the Class R-I Certificates, who in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Trustee's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the Master Servicer for the benefit of the Depositor, the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Scheduled Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon at the applicable Mortgage Rates, with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus any related expenses reimbursable to the Master Servicer, the Special Servicer or the Trustee, including unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC I. The Trustee shall consult with the Placement Agent and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if the Placement Agent or any Underwriter or an Affiliate of the Placement Agents or Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the Operating Adviser is not an Affiliate of the Depositor, the Class R-I Holder, the Special Servicer or the Master Servicer, or a third party chosen by the Depositor unless the Depositor is bidding for such property, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Depositor, the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Depositor, such Holders, the Special Servicer or the Master Servicer, as the case may be, stating that such termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

                  SECTION 10.2      PROCEDURE UPON TERMINATION OF TRUST.

                  (a)      Notice of any termination  pursuant to the provisions
of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Rating Agencies, the Class R-I and REMIC III Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II and REMIC III Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II and REMIC III Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation  and  surrender  of the  Class  R-I,  Class  R-II,  and  REMIC  III
Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II and REMIC III Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II and REMIC III Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer to terminate, the Certificate Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II and REMIC III Certificateholders in trust without interest pending such payment.

                  (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II and REMIC III Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II and REMIC III Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II and REMIC III Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-I, Class R-II and REMIC III
Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II and REMIC III Certificateholders due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Trustee pending distribution under this Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMICs and shall be beneficially owned by the related Holder.

                  SECTION 10.3      ADDITIONAL TRUST TERMINATION REQUIREMENTS.

                  The Trust and each REMIC shall be terminated in accordance with the following additional requirements, unless at the request of the Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Trustee subsequently receives an Opinion of Counsel (at the expense of the Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor and the Trustee to the effect that the failure of the Trust to comply with the requirements of this Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (a) The Trustee shall select, and shall specify in a statement attached to the final federal income tax return of each REMIC Pool, a date which is within 89 days prior to the time of the making of the final payment on the REMIC III Certificates as the date of adoption of a plan of complete liquidation of each REMIC Pool;

                  (b) At or after the time of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the REMIC III Certificates, the Trustee shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

                  (c) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC Interests, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

                  (d) In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date selected as the date of adoption of the plan of complete liquidation.


                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

                  The  provisions  of this Article XI shall apply to each of the
REMIC  I  Regular  Interests,   REMIC  II  Regular   Interests,   REMIC  Regular
Certificateholders and Residual Certificateholders to the extent appropriate.

                  SECTION 11.1      LIMITATION ON RIGHTS OF HOLDERS.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 25% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.2      ACCESS TO LIST OF HOLDERS.

                  (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

                  (b) If the Depositor, the Operating Adviser, the Special Servicer, the Master Servicer or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single
"applicant" for these purposes) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

                  (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Master Servicer and the Trustee that neither the Depositor, the Certificate Registrar, the Master Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  SECTION 11.3      ACTS OF HOLDERS OF CERTIFICATES.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.


                                   ARTICLE XII

                              REMIC ADMINISTRATION

                  The provisions of this Article XII shall apply to each REMIC Pool.

                  SECTION 12.1      REMIC ADMINISTRATION.

                  (a) An election will be made by the Trustee to treat the segregated pool of assets consisting of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the Distribution Account and the Interest Reserve Account, the Insurance Policies and any REO Properties as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate Class of "regular interests" in the REMIC I and the Class R-I Certificates shall be designated as the sole Class of "residual interests" in the REMIC I. The Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMICs other than the REMIC I, REMIC II and REMIC III Regular Interests and the Residual Certificates.

                  An election will be made by the Trustee to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interest is issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole Class of the "residual interests" in REMIC II.

                  An election will be made by the Trustee to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole Class of "residual interests" in REMIC III.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trustee shall pay all routine tax related expenses (not including any taxes, however denominated (including any additions to tax, penalties and interest)) of each REMIC Pool, excluding any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

                  (d) The Trustee shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer. The Trustee shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

                  (e) The Trustee shall prepare or cause to be prepared and filed, and the Trustee shall sign, each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool direct representative; the expenses of preparing such returns shall be borne by the Trustee and the cost of filing such returns shall be borne by the applicable REMIC Pool, except that if additional state tax returns are required to be filed in more than three states, the Trustee shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicer and the Special Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or the Master Servicer and the Special Servicer has received or prepared by virtue of its role as Depositor or Master Servicer and the Special Servicer hereunder and reasonably requested by the Trustee to enable it to perform its obligations under this subsection, and the Trustee shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust and the Trustee for any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information which the Depositor is responsible for preparing. The Master Servicer and the Special Servicer shall indemnify the Trustee and the Depositor for any liability or assessment against the Trustee, the Depositor or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorney's fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Master Servicer or the Special Servicer, as the case may be, caused by the negligence, willful misconduct or bad faith of the Master Servicer or the Special Servicer, as the case may be. The Trustee shall indemnify the Master Servicer, the Depositor or any REMIC Pool for any expense incurred by the Master Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Trustee. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of the Master Servicer, the Special Servicer and the Trustee or the termination of this Agreement.

                  (f) The Trustee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Trustee shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

                  (g) The Trustee shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Form 1099 information returns and such other information within the control of the Trustee as the Depositor may reasonably request in writing. Moreover, the Trustee shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Trustee be required by applicable law and shall prepare and disseminate to Certificateholders Forms 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Trustee will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

                  (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Trustee and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Trustee as its agent and attorney in fact. If the Code or applicable regulations prohibits the Trustee from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Trustee shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (i) The Trustee, the Holders of the Residual Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, the Master Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC or, as appropriate, adopt a plan of complete liquidation.

                  (j) The Trustee, the Master Servicer, the Special Servicer and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2)) unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee or the Holders of the Residual Certificates to undertake such action.

                  (k) In the event that any tax is imposed on REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under this Agreement (which breach constitutes negligence or willful misconduct of the Trustee) and such breach is not caused by the breach of another party; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement (which breach constitutes negligence or willful misconduct of the Special Servicer) and such breach is not caused by the breach of another party;
(iii) the Master Servicer, if such tax arises out or results from a breach by the Master Servicer of any of its obligations under this Agreement (which breach constitutes negligence or willful misconduct of the Master Servicer) and such breach is not caused by the breach of another party; or (iv) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

                  (l) The Trustee and, to the extent that records are maintained by the Master Servicer or the Special Servicer in the normal course of its business, the Master Servicer and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

                  (m) Neither the Trustee, the Master Servicer nor the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

                  (n) In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Senior Certificates, Subordinate Certificates and Residual Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee and each REMIC Pool arising from any errors or miscalculations of the Trustee pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee (but not resulting from the methodology employed by the Trustee) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Trustee.

                  The Trustee agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Trustee and its parent, or (ii) in connection with its rights and obligations under this Agreement.

                  (o) At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC Pool as "qualified mortgages" as defined in Section
860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (p)      Solely     for    the     purposes     of     Section
1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates representing a regular interest in the REMIC would be reduced to zero is the Final Rated Distribution Date.

                  SECTION 12.2 PROHIBITED TRANSACTIONS AND ACTIVITIES. Neither the Trustee, the Master Servicer nor the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Account or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the REMIC Certificates, other than the Residual Certificates, as the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

                  SECTION 12.3 MODIFICATIONS OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Master Servicer nor the Special Servicer shall permit any modification of any Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan or relating to the collateral for a Mortgage Loan or a Specially Serviced Mortgage Loan unless (i) if the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, the Trustee and the Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treas. Reg. Sec. 1.860G-2(B) of the Code) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

                  SECTION 12.4 LIABILITY WITH RESPECT TO CERTAIN TAXES AND LOSS OF REMIC STATUS. In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Special Servicer, the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicer, the Special Servicer, the Depositor or such Holders of the Residual Certificates on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                  SECTION 13.1 BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  SECTION 13.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  SECTION 13.3      AMENDMENT.

                  (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum and in the Preliminary Prospectus Supplement and Final Prospectus Supplement,
(iii) to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iv) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC for the purposes of federal income tax law (or comparable provisions of state income tax law), (v) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, subject to the receipt of Rating Agency Confirmation, (vi) to modify, add to or eliminate the provisions of Article III relating to transfers of Residual Certificates or (vii) any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents), subject to the receipt of Rating Agency Confirmation. No such amendment effected pursuant to clause (i), (iii) or (v) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Holder not consenting thereto, and no amendment shall adversely affect the status of any REMIC Pool as a REMIC without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC Pool as a REMIC. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses
(i), (ii), (iii) and (iv), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee reasonably requests such amendment, such amendment and opinions shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to any of the rated Certificates that were currently being rated by the Rating Agencies (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor). The placement of an "original issue discount" legend on, or any change required to correct any such legend previously placed on, a Certificate shall not be deemed an amendment to this Agreement.

                  (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel (at the expense of the party requesting the amendment) that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement.

                  (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate the Master Servicer's or the Trustee's obligation to Advance, or alter the Servicing Standard, except as may be necessary or desirable to comply with the REMIC Provisions or (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion) without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders); provided that no such amendment may modify Section 8.18 of this Agreement without the approval of the Rating Agencies. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel (at the expense of the party requesting the amendment) that any amendment pursuant to this Section 13.3(c) is permitted by this Agreement.

                  (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii), (iii) and (iv) of
Section 13.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

                  (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

                  (f) It shall not be necessary for the consent of Holders under this Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

                  SECTION 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  SECTION 13.5 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Russell Rahbany, with a copy to: Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036,
Attention: General Counsel; (B) in the case of the Trustee at the Corporate Trust Office at The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, N.Y. 10001-2697, Attention: Capital Markets Fiduciary Services (CMBS); (C) in the case of the Master Servicer, Conning Asset Management Company, 700 Market Street, St. Louis, MO 63101, Attention: Michael D. McLellan, with a copy to Steven P. Traynor, Esq., Conning Asset Management Company, 700 Market Street, St. Louis, MO 63101; or (D) in the case of the Special Servicer, Conning Asset Management Company, 700 Market Street, St. Louis, MO 63101, Attention: Michael
D. McLellan, with a copy to Stephen P. Traynor, Conning Asset Management Company, 700 Market Street, St. Louis, MO 63101; or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  SECTION 13.6 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 13.7 INDULGENCES; NO WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  SECTION 13.8 HEADINGS NOT TO AFFECT INTERPRETATION. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

                  SECTION 13.9 BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                  SECTION 13.10     SPECIAL NOTICES TO THE RATING AGENCIES.

                  (a) The Trustee shall give prompt notice to the Depositor, the Rating Agencies, the Master Servicer, the Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

                     (i) any  amendment  to this  Agreement  pursuant to Section
13.3 hereof;

                     (ii) the Initial Certification and the Final Certification required pursuant to Section 2.2 hereof;

                     (iii) notice of the repurchase of any Mortgage Loan pursuant to Section 2.3(a) hereof;

                     (iv) any resignation of the Master Servicer, Special Servicer or the Trustee pursuant to this Agreement;

                     (v)  the   appointment  of  any  successor  to  the  Master
Servicer, the Trustee or the Special Servicer pursuant to Section 7.7 or 7.14 hereof;

                     (vi) waiver of a due-on-sale clause as provided in Section 8.7;

                     (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties;

                     (viii) the making of a final  payment  pursuant  to Section
10.3 hereof; and

                     (ix) a Servicing Transfer Event.

                  (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

                  If to Fitch, to:

                           Fitch IBCA, Inc.
                           One State Street Plaza
                           New York, New York 10004
                           Attention:  Commercial Mortgage Surveillance
                           Fax:  212-635-0294

                  If to S&P, to:

                           Standard & Poors Rating Services, a division of the McGraw-Hill Companies, Inc.
                           55 Water Street
                           New York, New York 10041
                           Attention:  CMBS Surveillance
                           Fax: 212-438-2662

                  If to any other Rating Agency, at such address as shall be provided in writing to the Trustee by such Rating Agency.

                  (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee, shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

                     (i) the  resignation or removal of the Trustee  pursuant to
Section 7.6; or

                     (ii) the  appointment  of a successor  trustee  pursuant to
Section 7.7; or

                     (iii) the appointment of a successor Operating Adviser pursuant to Section 9.37.

                  (d) The Master Servicer shall deliver to the Rating Agencies, the Depositor and the Special Servicer reports prepared pursuant to this Agreement (including the reports described in Sections 8.12, 8.13 and 8.14 and the Special Servicer Reports in its possession prepared pursuant to Section 9.32) and any other information as reasonably requested by the Rating Agencies and the Depositor. The Trustee and the Special Servicer shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

                  (e) Any notice or other document required to be delivered or mailed by the Depositor, Master Servicer or Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

                  SECTION 13.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                  SECTION 13.12 INTENTION OF PARTIES. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

                     (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses (1)-(4) below: (1) the Mortgage Loans, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies identified on the Mortgage Loan Schedule, including all Qualified Substitute Mortgage Loans, all distributions with respect thereto payable after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, all REO Accounts, the
Interest Reserve Account and the Certificate Account, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreements;

                     (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                     (iii) All cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above.

                  The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

                  Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

                  The Depositor and, at the Depositor's direction, the Master Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Master Servicer shall file, at the expense of the Trust as an Additional Trust Expense, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

                  SECTION 13.13 RECORDATION OF AGREEMENT. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

                  SECTION  13.14  RATING  AGENCY  MONITORING  FEES.  The  Master
Servicer  shall  promptly  pay, when due, out of its own funds,  all  reasonable
monitoring  fees  of  the  Rating  Agencies   relating  to  the  rating  of  the
Certificates.

                     [Signature Pages Continue on Next Page]

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and the Authenticating Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                            MORGAN STANLEY CAPITAL I INC.,
                                                as Depositor



                                            By: ________________________________
                                                Name:      Russell A. Rahbany
                                                Title:     Vice President


                                            CONNING ASSET MANAGEMENT COMPANY,
                                                as Master Servicer



                                            By: ________________________________
                                                Name:
                                                Title:


                                            CONNING ASSET MANAGEMENT COMPANY, as
                                                Special Servicer



                                            By: ________________________________
                                                Name:
                                                Title:


                                            THE CHASE MANHATTAN BANK, as
                                                Trustee, Certificate Registrar
                                                and Authenticating Agent



                                            By: ________________________________
                                                Name:
                                                Title:

STATE OF NEW YORK   )
                    )   ss.:
COUNTY OF NEW YORK  )


                  On this ___th day of _____________, 1999, before me, a notary public in and for said State, personally appeared Russell A. Rahbany, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Morgan Stanley Capital I Inc., and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



___________________________________________
               Notary Public

STATE OF MISSOURI   )
                    ) ss.:
CITY OF ST. LOUIS   )


                  On this ___th day of _____________,  1999, before me, a notary public in and for said State, personally appeared ___________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ______________________________________________ of Conning
Asset Management Company, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



___________________________________________
               Notary Public

STATE OF MISSOURI   )
                    ) ss.:
CITY OF ST. LOUIS   )


                  On the ______ day of July, 1999, before me, a notary public in
and         for         said         State,          personally         appeared
________________________________________________    known    to    me    to   be
__________________________________ of Conning Asset Management Company, one of the entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



___________________________________________
               Notary Public





              [Notarial Seal]

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


                  On this ___ day of July,  1999,  before me, a notary public in
and         for         said         State,          personally         appeared
____________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ____________________________________ on behalf of The Chase Manhattan Bank, and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



___________________________________________
               Notary Public

                        MORGAN STANLEY CAPITAL I INC.,
                                AS DEPOSITOR,


                                     AND


                      CONNING ASSET MANAGEMENT COMPANY,
                             AS MASTER SERVICER,
                                     AND
                              SPECIAL SERVICER,


                                     AND


                     THE CHASE MANHATTAN BANK, AS TRUSTEE




                 -------------------------------------------

                          EXHIBITS AND SCHEDULES TO
                       POOLING AND SERVICING AGREEMENT

                           DATED AS OF JULY 1, 1999

                 -------------------------------------------

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  1999-CAM1

                                 EXHIBIT A-1

                       [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITER, THE TRUSTEE, CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE: 6.54%           CERTIFICATE BALANCE OF THIS CLASS
                                           A-1 CERTIFICATE AS OF THE CLOSING
DATE OF POOLING AND SERVICING AGREEMENT:   DATE:  $_________________
AS OF JULY 1, 1999
                                           MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                 MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                SPECIAL SERVICER: CONNING ASSET
                                           MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                           TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  APRIL 15, 2004                CUSIP NO.   61745M MW 0

AGGREGATE CERTIFICATE BALANCE OF THE       ISIN NO.   US61745MMW00
CLASS A-1 CERTIFICATES AS OF THE CLOSING
DATE:  $95,763,000.00                      NO. ___


                            CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made, by wire  transfer or  otherwise,  in
immediately    available   funds    to_____________   for   the   account   of
________________________________________________         account        number
______________        or,       if       mailed       by       check,       to
______________________________________.   Statements   should   be  mailed  to
____________________. This information is provided by assignee named above, or _______________________, as its agent.

                 [TO BE ATTACHED TO THE GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-2

                       [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1

INITIAL PASS-THROUGH RATE: 6.76%            CERTIFICATE BALANCE OF THIS CLASS
                                            A-2 CERTIFICATE AS OF THE CLOSING
DATE OF POOLING AND SERVICING AGREEMENT:    DATE:  $________________
AS OF JULY 1, 1999
                                            MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                  MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                 SPECIAL SERVICER: CONNING ASSET
                                            MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  NOVEMBER 15, 2008              CUSIP NO.   61745M MX 8

AGGREGATE CERTIFICATE BALANCE OF THE CLASS  ISIN NO.   US61745MMX82
A-2 CERTIFICATES AS OF THE CLOSING DATE:
$180,000,000.00                             NO. ___

                            CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                       [TO BE ATTACHED TO THE GLOBAL CERTIFICATES]

                       SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

            The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-3

                       [FORM OF CLASS A-3 CERTIFICATE]

THIS CLASS A-3 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITER, THE TRUSTEE, CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE: 6.92%           CERTIFICATE BALANCE OF THIS CLASS
                                           A-3 CERTIFICATE AS OF THE CLOSING
DATE OF POOLING AND SERVICING AGREEMENT:   DATE:  $_________________
AS OF JULY 1, 1999
                                           MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                 MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                SPECIAL SERVICER: CONNING ASSET
                                           MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                           TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  NOVEMBER 15, 2008             CUSIP NO.   61745M ND 1

AGGREGATE CERTIFICATE BALANCE OF THE       ISIN NO.   US61745MND10
CLASS A-3 CERTIFICATES AS OF THE CLOSING
DATE:  $167,680,000.00                     NO. ___


                            CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                       (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-4

                       [FORM OF CLASS A-4 CERTIFICATE]

THIS CLASS A-4 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITER, THE TRUSTEE, CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-4 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE: 7.02%           CERTIFICATE BALANCE OF THIS CLASS
                                           A-4 CERTIFICATE AS OF THE CLOSING
DATE OF POOLING AND SERVICING AGREEMENT:   DATE:  $_________________
AS OF JULY 1, 1999
                                           MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                 MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                SPECIAL SERVICER: CONNING ASSET
                                           MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                           TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  NOVEMBER 15, 2009             CUSIP NO.   61745M NE 9

AGGREGATE CERTIFICATE BALANCE OF THE       ISIN NO.   US61745MNE92
CLASS A-4 CERTIFICATES AS OF THE CLOSING
DATE:  $205,751,000.00                     NO. ___


                            CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-5

                        [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  7.12%           CERTIFICATE BALANCE OF THIS CLASS B
                                            CERTIFICATE AS OF THE CLOSING
DATE OF POOLING AND SERVICING AGREEMENT:    DATE:  $___________________
AS OF JULY 1, 1999
                                            MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                  MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                 SPECIAL SERVICER: CONNING ASSET
                                            MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  DECEMBER 15, 2010              CUSIP NO.   61745M MY 6

AGGREGATE CERTIFICATE BALANCE OF THE CLASS  ISIN NO.   US61745MMY65
B CERTIFICATES AS OF THE CLOSING DATE:
$26,209,000.00                              NO. ___


                             CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in
immediately    available    funds    to_____________    for   the   account   of
______________________________________________________       account      number
______________        or,       if        mailed       by       check,        to
_______-________________________________.   Statements   should   be  mailed  to
____________________.  This  information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-6

                        [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  7.36995%        CERTIFICATE BALANCE OF THIS CLASS C
                                            CERTIFICATE AS OF THE CLOSING
DATE OF POOLING AND SERVICING AGREEMENT:    DATE:  $_________________
AS OF JULY 1, 1999
                                            MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                  MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                 SPECIAL SERVICER: CONNING ASSET
                                            MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  DECEMBER 15, 2011              CUSIP NO.   61745M MZ 3

AGGREGATE CERTIFICATE BALANCE OF THE CLASS  ISIN NO.   US61745MMZ31
C CERTIFICATES AS OF THE CLOSING DATE:
$26,210,000.00                              NO. ____


                             CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                         AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                       (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in
immediately    available    funds    to_____________    for   the   account   of
______________________________________________________       account      number
______________        or,       if        mailed       by       check,        to
_______-________________________________.   Statements   should   be  mailed  to
____________________.  This  information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-7

                        [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  7.49995%       CERTIFICATE BALANCE OF THIS CLASS D
                                           CERTIFICATE AS OF THE CLOSING DATE:
DATE OF POOLING AND SERVICING AGREEMENT:   $_________________
AS OF JULY 1, 1999
                                           MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                 MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                SPECIAL SERVICER: CONNING ASSET
                                           MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                           TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  MAY 15, 2012                  CUSIP NO.   61745M NA 7

AGGREGATE CERTIFICATE BALANCE OF THE       ISIN NO.   US61745MNA70
CLASS D CERTIFICATES AS OF THE CLOSING
DATE:  $12,097,000.00                      NO. ___


                             CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to  _______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-8

                        [FORM OF CLASS E CERTIFICATE]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  7.49995%       CERTIFICATE BALANCE OF THIS CLASS E
                                           CERTIFICATE AS OF THE CLOSING DATE:
DATE OF POOLING AND SERVICING AGREEMENT:   $________________
AS OF JULY 1, 1999
                                           MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                 MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                SPECIAL SERVICER: CONNING ASSET
                                           MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                           TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  JUNE 15, 2013                 CUSIP NO.   61745M NB 5

AGGREGATE CERTIFICATE BALANCE OF THE       ISIN NO.   US61745MNB53
CLASS E CERTIFICATES AS OF THE CLOSING
DATE:  $20,161,000.00                      NO. ___


                             CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to  _______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-9

                        [FORM OF CLASS F CERTIFICATE]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY __, 1999, AT AN ISSUE PRICE OF __% OF ITS INITIAL CERTIFICATE BALANCE INCLUDING ACCRUED INTEREST. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH OID OF ___% OF ITS INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _________% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS ___% OF ITS INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  7.49995%        CERTIFICATE BALANCE OF THIS CLASS F
                                            CERTIFICATE AS OF THE CLOSING
DATE OF POOLING AND SERVICING AGREEMENT:    DATE:  $________________
AS OF JULY 1, 1999
                                            MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                  MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                 SPECIAL SERVICER: CONNING ASSET
                                            MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  SEPTEMBER 15, 2013             CUSIP NO.   61745M NC 3

AGGREGATE CERTIFICATE BALANCE OF THE CLASS  ISIN NO.   US61745MNC37
F CERTIFICATES AS OF THE CLOSING DATE:
$8,065,000.00                               NO. ___


                             CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to  _______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-10

                        [FORM OF CLASS G CERTIFICATE]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY __, 1999, AT AN ISSUE PRICE OF __% OF ITS INITIAL CERTIFICATE BALANCE INCLUDING ACCRUED INTEREST. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH OID OF ___% OF ITS INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _________% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS ___% OF ITS INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY __, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  6.54%           CERTIFICATE BALANCE OF THIS CLASS G
                                            CERTIFICATE AS OF THE CLOSING
DATE OF POOLING AND SERVICING AGREEMENT:    DATE:  $_________________
AS OF JULY 1, 1999
                                            MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                  MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                 SPECIAL SERVICER: CONNING ASSET
                                            MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  JANUARY 15, 2014               CUSIP NO.   61745M NF 6

AGGREGATE CERTIFICATE BALANCE OF THE CLASS  ISIN NO.   US61745MNF67
G CERTIFICATES AS OF THE CLOSING DATE:
$14,113,000.00                              NO. ___


                             CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to  _______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-11

                        [FORM OF CLASS H CERTIFICATE]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY __, 1999, AT AN ISSUE PRICE OF __% OF ITS INITIAL CERTIFICATE BALANCE INCLUDING ACCRUED INTEREST. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH OID OF ___% OF ITS INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _________% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS ___% OF ITS INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY __, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  6.54%          CERTIFICATE BALANCE OF THIS CLASS H
                                           CERTIFICATE AS OF THE CLOSING DATE:
DATE OF POOLING AND SERVICING AGREEMENT:   $__________________
AS OF JULY 1, 1999
                                           MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                 MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                SPECIAL SERVICER: CONNING ASSET
                                           MANAGEMENTCOMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                           TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  JULY 15, 2014                 CUSIP NO.   61745M NG 4

AGGREGATE CERTIFICATE BALANCE OF THE       ISIN NO.   US61745MNG41
CLASS H CERTIFICATES AS OF THE CLOSING
DATE:  $14,112,000.00                      NO. ___


                             CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder . All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date (except with respect to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates by the registered owner of these Certificates with an aggregate initial Certificate Balance (or in the case of the Class X Certificates, a Notional Amount) of less than $50,000) or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to  _______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-12

                        [FORM OF CLASS J CERTIFICATE]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY __, 1999, AT AN ISSUE PRICE OF __% OF ITS INITIAL CERTIFICATE BALANCE INCLUDING ACCRUED INTEREST. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH OID OF ___% OF ITS INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _________% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS ___% OF ITS INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY __, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  6.54%           CERTIFICATE BALANCE OF THIS CLASS J
                                            CERTIFICATE AS OF THE CLOSING DATE:
DATE OF POOLING AND SERVICING AGREEMENT:    $_________________
AS OF JULY 1, 1999
                                            MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                  MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                 SPECIAL SERVICER: CONNING ASSET
                                            MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  JANUARY 15, 2015               CUSIP NO.   61745M NH 2

AGGREGATE CERTIFICATE BALANCE OF THE CLASS  ISIN NO.   US61745MNH24
J CERTIFICATES AS OF THE CLOSING DATE:
$6,049,000.00                               NO. ___


                             CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date (except with respect to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates by the registered owner of these Certificates with an aggregate initial Certificate Balance (or in the case of the Class X Certificates, a Notional Amount) of less than $50,000) or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                       (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-13

                        [FORM OF CLASS K CERTIFICATE]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY __, 1999, AT AN ISSUE PRICE OF __% OF ITS INITIAL CERTIFICATE BALANCE INCLUDING ACCRUED INTEREST. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH OID OF ___% OF ITS INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _________% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS ___% OF ITS INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY __, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  6.54%
                                            CERTIFICATE BALANCE OF THIS CLASS K
DATE OF POOLING AND SERVICING AGREEMENT:    CERTIFICATE AS OF THE CLOSING DATE:
AS OF JULY 1, 1999                          $___________

CUT-OFF DATE: JULY 1, 1999                  MASTER SERVICER:  CONNING ASSET
                                            MANAGEMENT COMPANY
CLOSING DATE: JULY 21, 1999
                                            SPECIAL SERVICER: CONNING ASSET
FIRST DISTRIBUTION DATE: AUGUST 16, 1999    MANAGEMENT COMPANY

SCHEDULED FINAL DISTRIBUTION                TRUSTEE:  THE CHASE MANHATTAN BANK
      DATE:  NOVEMBER 15, 2015
                                            CUSIP NO.   61745M NJ 8
AGGREGATE CERTIFICATE BALANCE OF THE CLASS
K CERTIFICATES AS OF THE CLOSING DATE:      ISIN NO.   US61745MNJ89
$8,064,000.00
                                            NO. ___


                             CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date(except with respect to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates by the registered owner of these Certificates with an aggregate initial Certificate Balance (or in the case of the Class X Certificates, a Notional Amount) of less than $50,000) or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-14

                        [FORM OF CLASS L CERTIFICATE]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY __, 1999, AT AN ISSUE PRICE OF __% OF ITS INITIAL CERTIFICATE BALANCE INCLUDING ACCRUED INTEREST. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH OID OF ___% OF ITS INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _________% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS ___% OF ITS INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY __, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  6.54%           CERTIFICATE BALANCE OF THIS CLASS L
                                            CERTIFICATE AS OF THE CLOSING DATE:
DATE OF POOLING AND SERVICING AGREEMENT:    $___________
AS OF JULY 1, 1999
                                            MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                  MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                 SPECIAL SERVICER: CONNING ASSET
                                            MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  MAY 15, 2016                   CUSIP NO.   61745M NK 5

AGGREGATE CERTIFICATE BALANCE OF THE CLASS  ISIN NO.   US61745MNK52
L CERTIFICATES AS OF THE CLOSING DATE:
$6,049,000.00_                              NO. ___


                             CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date (except with respect to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates by the registered owner of these Certificates with an aggregate initial Certificate Balance (or in the case of the Class X Certificates, a Notional Amount) of less than $50,000) or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-15

                        [FORM OF CLASS M CERTIFICATE]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY __, 1999, AT AN ISSUE PRICE OF __% OF ITS INITIAL CERTIFICATE BALANCE INCLUDING ACCRUED INTEREST. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH OID OF ___% OF ITS INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _________% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS ___% OF ITS INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY __, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  6.54%           CERTIFICATE BALANCE OF THIS CLASS M
                                            CERTIFICATE AS OF THE CLOSING DATE:
DATE OF POOLING AND SERVICING AGREEMENT:    $___________
AS OF JULY 1, 1999
                                            MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                  MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                 SPECIAL SERVICER: CONNING ASSET
                                            MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  JUNE 15, 2017                  CUSIP NO.   61745M NL 3

AGGREGATE CERTIFICATE BALANCE OF THE CLASS  ISIN NO.   US61745MNL 36
M CERTIFICATES AS OF THE CLOSING DATE:
$6,048,000.00                               NO. ___


                             CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date (except with respect to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates by the registered owner of these Certificates with an aggregate initial Certificate Balance (or in the case of the Class X Certificates, a Notional Amount) of less than $50,000) or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-16

                        [FORM OF CLASS N CERTIFICATE]

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY __, 1999, AT AN ISSUE PRICE OF __% OF ITS INITIAL CERTIFICATE BALANCE INCLUDING ACCRUED INTEREST. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH OID OF ___% OF ITS INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _________% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS ___% OF ITS INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY __, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  6.54%           CERTIFICATE BALANCE OF THIS CLASS N
                                            CERTIFICATE AS OF THE CLOSING DATE:
DATE OF POOLING AND SERVICING AGREEMENT:    $___________
AS OF JULY 1, 1999
                                            MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                  MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                 SPECIAL SERVICER: CONNING ASSET
                                            MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  JANUARY 15, 2018               CUSIP NO.   61745M NM 1

AGGREGATE CERTIFICATE BALANCE OF THE CLASS  ISIN NO.   US61745MNM19
N CERTIFICATES AS OF THE CLOSING DATE:
$4,032,000.00                               NO. ___


                             CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date (except with respect to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates by the registered owner of these Certificates with an aggregate initial Certificate Balance (or in the case of the Class X Certificates, a Notional Amount) of less than $50,000) or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-17

                        [FORM OF CLASS O CERTIFICATE]

THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY __, 1999, AT AN ISSUE PRICE OF __% OF ITS INITIAL CERTIFICATE BALANCE INCLUDING ACCRUED INTEREST. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH OID OF ___% OF ITS INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _________% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS ___% OF ITS INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY __, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  6.54%           CERTIFICATE BALANCE OF THIS CLASS O
                                            CERTIFICATE AS OF THE CLOSING DATE:
DATE OF POOLING AND SERVICING AGREEMENT:    $___________
AS OF JULY 1, 1999
                                            MASTER SERVICER:  CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                  MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                 SPECIAL SERVICER: CONNING ASSET
                                            MANAGEMENT COMPANY
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE:  THE CHASE MANHATTAN BANK
SCHEDULED FINAL DISTRIBUTION
      DATE:  SEPTEMBER 15, 2018             CUSIP NO.   61745M NN 9

AGGREGATE CERTIFICATE BALANCE OF THE CLASS  ISIN NO.   US61745MNN91
O CERTIFICATES AS OF THE CLOSING DATE:
$6,052,937.00                               NO. ___


                             CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date (except with respect to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates by the registered owner of these Certificates with an aggregate initial Certificate Balance (or in the case of the Class X Certificates, a Notional Amount) of less than $50,000) or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                 EXHIBIT A-18

                       [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS  CERTIFICATE  MAY  NOT  BE  SOLD,  PLEDGED  OR  OTHERWISE   TRANSFERRED  TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION OR AGENT THEREOF OR A NON-UNITED STATES PERSON, AS SUCH TERMS ARE DEFINED IN THE POOLING AND SERVICING AGREEMENT AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A
NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


PERCENTAGE INTEREST OF THIS CLASS R-I      MASTER SERVICER:  CONNING ASSET
CERTIFICATE:  ___%                         MANAGEMENT COMPANY

DATE OF POOLING AND SERVICING AGREEMENT:   SPECIAL SERVICER: CONNING ASSET
AS OF JULY 1, 1999                         MANAGEMENT COMPANY

CUT-OFF DATE: JULY 1, 1999                 TRUSTEE:  THE CHASE MANHATTAN BANK

CLOSING DATE: JULY 21, 1999                CUSIP NO. __________

FIRST DISTRIBUTION DATE: AUGUST 16, 1999   NO. 1


                            CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Class R-I Certificate Owner is not entitled to interest or principal distributions. The Class R-I Certificate Owner will be entitled to receive the proceeds of the remaining assets of REMIC I, if any, on the latest Final Scheduled Distribution Date for the REMIC Regular Certificates, after distributions in respect of any accrued but unpaid interest on the REMIC Regular Certificates and after distributions in reduction of principal balance have reduced the principal balances of the REMIC Regular Certificates to zero. It is not anticipated that there will be any assets remaining in REMIC I or Trust on the Final Scheduled Distribution Date following the distributions on the REMIC Regular Certificates. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Code.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions on this Certificate will be made to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All  distributions  under the Pooling  and  Servicing  Agreement  to
Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                 EXHIBIT A-19

                       [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS  CERTIFICATE  MAY  NOT  BE  SOLD,  PLEDGED  OR  OTHERWISE   TRANSFERRED  TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION OR AGENT THEREOF OR A NON-UNITED STATES PERSON, AS SUCH TERMS ARE DEFINED IN THE POOLING AND SERVICING AGREEMENT AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1

PERCENTAGE INTEREST OF THIS CLASS R-II     MASTER SERVICER:  CONNING ASSET
CERTIFICATE: ___%                          MANAGEMENT COMPANY

DATE OF POOLING AND SERVICING AGREEMENT:   SPECIAL SERVICER: CONNING ASSET
AS OF JULY 1, 1999                         MANAGEMENTCOMPANY

CUT-OFF DATE: JULY 1, 1999                 TRUSTEE:  THE CHASE MANHATTAN BANK

CLOSING DATE: JULY 21, 1999                CUSIP NO. __________

FIRST DISTRIBUTION DATE: AUGUST 16, 1999   NO.  1

                            CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Class R-II Certificate Owner is not entitled to interest or principal distributions. The Class R-II Certificate Owner will be entitled to receive the proceeds of the remaining assets of REMIC II, if any, on the latest Final Scheduled Distribution Date for the REMIC Regular Certificates, after distributions in respect of any accrued but unpaid interest on the REMIC Regular Certificates and after distributions in reduction of principal balance have reduced the principal balances of the REMIC Regular Certificates to zero. It is not anticipated that there will be any assets remaining in REMIC II or Trust on the Final Scheduled Distribution Date following the distributions on the REMIC Regular Certificates. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Code.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions on this Certificate will be made to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All  distributions  under the Pooling  and  Servicing  Agreement  to
Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to  _______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                 EXHIBIT A-20

                      [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS  CERTIFICATE  MAY  NOT  BE  SOLD,  PLEDGED  OR  OTHERWISE   TRANSFERRED  TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION OR AGENT THEREOF OR A NON-UNITED STATES PERSON, AS SUCH TERMS ARE DEFINED IN THE POOLING AND SERVICING AGREEMENT AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1

PERCENTAGE INTEREST OF THIS CLASS R-III    MASTER SERVICER:  CONNING ASSET
CERTIFICATE:  ___%                         MANAGEMENT COMPANY

DATE OF POOLING AND SERVICING AGREEMENT:   SPECIAL SERVICER: CONNING ASSET
AS OF JULY 1, 1999                         MANAGEMENT COMPANY

CUT-OFF DATE: JULY 1, 1999                 TRUSTEE:  THE CHASE MANHATTAN BANK

CLOSING DATE: JULY 21, 1999                CUSIP NO.  __________

FIRST DISTRIBUTION DATE: AUGUST 16, 1999   NO.  1

                           CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Class R-III Certificate Owner is not entitled to interest or principal distributions. The Class R-III Certificate Owner will be entitled to receive the proceeds of the remaining assets of REMIC III, if any, on the latest Final Scheduled Distribution Date for the REMIC Regular Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the REMIC Regular Certificates to zero. It is not anticipated that there will be any assets remaining in REMIC III or Trust on the Final Scheduled Distribution Date following the distributions on the REMIC Regular Certificates. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Code.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions on this Certificate will be made to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All  distributions  under the Pooling  and  Servicing  Agreement  to
Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of ________________________________ account number ______________________ or, if mailed by check, to  ___________________________________.  Statements  should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                 EXHIBIT A-21

                        [FORM OF CLASS X CERTIFICATE]

THIS CLASS X CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY __, 1999 AT AN ISSUE PRICE OF __% OF ITS INITIAL NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH OID OF ___% OF ITS INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS _____% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS ___% OF ITS INITIAL NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NO PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY __, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]

                        MORGAN STANLEY CAPITAL I INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1999-CAM1


INITIAL PASS-THROUGH RATE:  0.61555%       AGGREGATE NOTIONAL AMOUNT OF THE
                                           CLASS X CERTIFICATES AS OF THE
INITIAL NOTIONAL AMOUNT OF THIS CLASS X    CLOSING DATE:  $____________
CERTIFICATE:  $806,455,937.00
                                           MASTER SERVICER:  CONNING ASSET
DATE OF POOLING AND SERVICING AGREEMENT:   MANAGEMENT COMPANY
AS OF JULY 1, 1999
                                           SPECIAL SERVICER: CONNING ASSET
CUT-OFF DATE: JULY 1, 1999                 MANAGEMENT COMPANY

CLOSING DATE: JULY 21, 1999                TRUSTEE:  THE CHASE MANHATTAN BANK

FIRST DISTRIBUTION DATE: AUGUST 16, 1999   CUSIP NO.   61745M NP 4

                                           ISIN NO.   US61745MNP40

                                           NO. ___


                             CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                        MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT ____________ is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, Distribution Account and Interest Reserve Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date (except with respect to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates by the registered owner of these Certificates with an aggregate initial Certificate Balance (or in the case of the Class X Certificates, a Notional Amount) of less than $50,000) or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee created hereby (other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                   THE CHASE MANHATTAN BANK, as Certificate
                                   Registrar



                                   By:  ______________________________________
                                        AUTHORIZED OFFICER

Dated:

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   THE CHASE MANHATTAN BANK, as
                                   AUTHENTICATING AGENT



                                   By:  ______________________________________
                                        AUTHORIZED SIGNATORY

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common          UNIF GIFT MIN ACT.............Custodian
TEN ENT  -  as tenants by the                                (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship
            and not as tenants in
            common                             Act.....................
                                                        (State)

   Additional abbreviations may also be used though not in the above list.
                               FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER

                           IDENTIFYING NUMBER OF ASSIGNEE
__________________________

__________________________
                           _____________________________________________________


________________________________________________________________________________
            Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________________       ___________________________________________
                                     NOTICE:  The  signature to this  assignment
                                     must  correspond  with the name as  written
                                     upon the face of this  Certificate in every
                                     particular     without     alteration    or
                                     enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions  shall be made,  by wire  transfer  or  otherwise,  in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to  _______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT B-1

                   FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                           July __, 1999

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

General American Life Insurance Company
700 Market Street
St. Louis, MO 63101
Attention:  Steve Traynor

The City and County of San Francisco Employee's
Retirement System Pension Trust
c/o Conning Asset Management Company
500 Fifth Avenue, Suite 3130
New York, New York  10036
Attention:  Gregory White

Re:  Pooling  and  Servicing  Agreement  ("Pooling  and  Servicing   Agreement")
     relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1

Ladies and Gentlemen:

            In accordance  with the provisions of Section 2.2 of the Pooling and
Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

            The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the items described in clauses (i) through (iii) of Section 13.12 of the Pooling and Servicing Agreement in the event that the transfer of the Mortgage Loans is determined not to be a sale.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.


                                   The Chase Manhattan Bank, as Trustee



                                 By:  ________________________________________
                                      Name:
                                      Title:

                            SCHEDULE OF EXCEPTIONS

                                 EXHIBIT B-2

                    FORM OF FINAL CERTIFICATION OF TRUSTEE

                                _____ __, 1999

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

General American Life Insurance Company
700 Market Street
St. Louis, MO 63101
Attention:  Steve Traynor

The City and County of San Francisco Employee's
Retirement System Pension Trust
c/o Conning Asset Management Company
500 Fifth Avenue, Suite 3130
New York, New York  10036
Attention:  Gregory White

Re:  Pooling  And  Servicing  Agreement  ("Pooling  And  Servicing   Agreement")
     Relating To Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1

Ladies and Gentlemen:

            In accordance  with the provisions of Section 2.2 of the Pooling and
Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (v) and (viii) of the definition of Mortgage File required to be included in the Mortgage File, and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent known by a Responsible Officer of the Trustee to be required pursuant to this Agreement, are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the Mortgage Note and Mortgage, the street address of the Mortgaged Property and the name of the Mortgagor set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed and each Assignment of Mortgage has been delivered as provided in clause (i) and clause (iv), respectively, of the definition of Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Trustee Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

            The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the items described in clauses (i) through (iii) of Section 13.12 of the Pooling and Servicing Agreement.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                   The Chase Manhattan Bank, as Trustee



                                   By:  ______________________________________
                                        Name:
                                        Title:

                            SCHEDULE OF EXCEPTIONS

                                  EXHIBIT C

                         FORM OF REQUEST FOR RELEASE

To:  The Chase Manhattan Bank, as Trustee
     450 West 33rd Street, 14th Floor
     New York, NY  10001-2697
     Attn: Capital Markets Fiduciary Services (CMBS)


Re:  Morgan   Stanley   Capital  I  Inc.,   Commercial   Mortgage   Pass-Through
     Certificates, Series 1999-CAM1

                                           Date: ______ __, ____

            In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of July 1, 1999 by and among Morgan Stanley Capital I Inc., as Depositor, Conning Asset Management Company, as Master Servicer and Special Servicer, and The Chase Manhattan Bank, as Trustee (the "Pooling and Servicing Agreement"), the undersigned hereby requests a release of the Trustee Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Mortgagor's Name:

            Address:

            Loan No.:

            Reason for requesting file:

_____       1.    Mortgage Loan paid in full.
                  (The [Master]  [Special]  Servicer  hereby  certifies that all amounts  received in  connection  with the Mortgage  Loan have been or will be, following the [Master]  [Special]  Servicer's
                  release  of  the  Trustee  Mortgage  File,   credited  to  the
                  Certificate Account or the Distribution Account pursuant to the Pooling and Servicing Agreement.)

_____       2.    Mortgage Loan repurchased.
                  (The [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

_____       3.    Mortgage Loan substituted.
                  (The [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing Agreement.)

_____       4.    The Mortgage Loan is being foreclosed.

_____       5.    Other.  (Describe)

            The undersigned acknowledges that the above Trustee Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, repurchased or substituted for by a Qualifying Substitute Mortgage Loan (in which case the Trustee Mortgage File will be retained by us in accordance with our normal document retention policy), when no longer required by us for such purpose).

            Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                   CONNING ASSET MANAGEMENT COMPANY



                                 By:  ________________________________________
                                      Name:
                                      Title:

                                 EXHIBIT D-1

                      FORM OF TRANSFEROR CERTIFICATE FOR

            TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                    [DATE]

The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
 Attn:  Capital Markets Fiduciary Services (CMBS)

Re:  Morgan   Stanley   Capital  I  Inc.,   Commercial   Mortgage   Pass-Through
     Certificates, Series 1999-CAM1, (the "Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
a Certificate (the "Transferred Certificate") having an initial Certificate Balance or Notional Amount as of July 21, 1999 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1999, among Morgan Stanley Capital I Inc. as depositor (the "Depositor"), Conning Asset Management Company, as master servicer and special servicer, and The Chase Manhattan Bank, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

                  2. Neither the  Transferor nor anyone acting on its behalf has
      (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.


                                   Very truly yours,


                                   (Transferor)

                                   By:
                                        Name:
                                        Title

                                 EXHIBIT D-2A

                       FORM I OF TRANSFEREE CERTIFICATE

                         FOR TRANSFERS OF DEFINITIVE

                        PRIVATELY OFFERED CERTIFICATES

                                    [DATE]

The Chase Manhattan Bank, as Certificate Registrar
450 West 33rd Street, 14th Floor
New York, NY  10001-2697
Attn: Capital Markets Fiduciary Services (CMBS)

Re:  Morgan   Stanley   Capital  I  Inc.,   Commercial   Mortgage   Pass-Through
     Certificate, Series 1999-CAM1 (the "Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial Certificate Balance or Notional Amount as of July 21, 1999 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1999, among Morgan Stanley Capital I Inc. as depositor (the "Depositor"), Conning Asset Management Company, as master servicer and special servicer and The Chase Manhattan Bank, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only
(i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) such interest sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that each Transferred Certificate will bear the following legend:

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. With respect to any Transferred Certificate that is a Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate, Transferee understands that each Transferred Certificate will bear the following legend:

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            6. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Certificate, any interest in any Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Certificate, any interest in any Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any other similar security.

            7. The Transferee has been furnished with all information  regarding
(a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and
(d) any credit enhancement mechanism associated with the Transferred Certificate, that it has requested.

                                   Very truly yours,

                                       _________________________________________
                                       (Transferee)

                                   By:
                                        Name:
                                        Title:

                                                         ANNEX 1 TO EXHIBIT D-2A

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Trustee and the Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer.  The  Transferee is a dealer  registered  pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

____________________
       (1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.


      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                         Will the Transferee be purchasing the Transferred
                         Certificates
       ___  ___          only for the Transferee's own account
       Yes  No


            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                   Print Name of Transferee

                                   By:
                                        Name:
                                        Title:
                                        Date:

                                                         ANNEX 2 TO EXHIBIT D-2A

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") , and for the benefit of the Depositor, the Trustee and the Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                          Will the Transferee be purchasing the Transferred
                          Certificate
       ___   ___          only for the Transferee's own account
       Yes   No


            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                   Print Name of Transferee

                                   By:
                                        Name:
                                        Title:
                                        Date:

                                 EXHIBIT D-2B

                      FORM II OF TRANSFEREE CERTIFICATE

                         FOR TRANSFERS OF DEFINITIVE

                        PRIVATELY OFFERED CERTIFICATES

                                    [Date]

The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attn:  Capital Markets Fiduciary Services (CMBS)

Re:  Morgan   Stanley   Capital  I  Inc.,   Commercial   Mortgage   Pass-Through
     Certificates, Series 1999-CAM1 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of Class ___ Certificates having an initial Certificate Balance or Notional Amount as of July 21, 1999 (the "Closing Date") of
$__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 1999 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Conning Asset Management Company, as master servicer and special servicer and The Chase Manhattan Bank as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) no Transferred Certificate may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (C) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of
Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that each Transferred Certificate will bear the following legend:

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. With respect to any Transferred Certificate that is a Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate, Transferee understands that each Transferred Certificate will bear the following legend:

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            6. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Certificate, any interest in any Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Certificate, any interest in any Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any other similar security.

            7. The Transferee has been furnished with all information  regarding
(a) the Depositor,  (b) the Transferred  Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and
(e) all related matters, that it has requested.

            8. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                   Very truly yours,

                                       _________________________________________
                                       (Transferee)

                                   By:
                                        Name:
                                        Title:

                                 EXHIBIT D-3A

                       FORM I OF TRANSFEREE CERTIFICATE

                        FOR TRANSFERS OF INTERESTS IN

                  BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES




                                    [Date]

The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attn:  Capital Markets Fiduciary Services (CMBS)

Re:  Morgan   Stanley   Capital  I  Inc.,   Commercial   Mortgage   Pass-Through
     Certificates, Series 1999-CAM1 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates having an initial Certificate Balance or Notional Amount as of July 21, 1999 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 1999 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Conning Asset Management Company, as master servicer and special servicer, and The Chase Manhattan Bank, as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                  2. The Transferee has been furnished with all information regarding (a) the Transferred Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Transferred Certificates, that it has requested.

                  3. Neither the  Transferee nor anyone acting on its behalf has
      (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Certificate, any interest in any Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Certificate, any interest in any Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any other similar security.

                                   Very truly yours,


                                       (Transferee)

                                   By:
                                        Name:
                                        Title:

                                                         ANNEX 1 TO EXHIBIT D-3A

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [for Transferees other than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the commercial mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer.  The  Transferee is a dealer  registered  pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

____________________
       (2) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.


      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                         Will the Transferee be purchasing the Transferred
                         Certificates
      ___   ___          only for the Transferee's own account
      Yes   No


            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                        ________________________________________
                                                Print Name of Transferee

                                   By:
                                        Name:
                                        Title:
                                        Date:

                                                         ANNEX 2 TO EXHIBIT D-3A

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                         Will the Transferee be purchasing the Transferred
                         Certificates
      ___   ___          only for the Transferee's own account
      Yes   No


            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ________________________________________
                                        Print Name of Transferee or Adviser

                                   By:
                                        Name:
                                        Title:

                                   IF AN ADVISER:

                                        ________________________________________
                                        Print Name of Transferee

                                   Date:

                                 EXHIBIT D-3B

                      FORM II OF TRANSFEREE CERTIFICATE

                        FOR TRANSFERS OF INTERESTS IN

                  BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES




                                    [Date]

[TRANSFEROR]

Re:  Morgan   Stanley   Capital  I  Inc.,   Commercial   Mortgage   Pass-Through
     Certificate, Series 1999-CAM1 (the "Certificates)

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial Certificate Balance or Notional Amount as of July 21, 1999 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1999, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Conning Asset Management Company, as master servicer and special servicer and The Chase Manhattan Bank, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) such interest sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

                                   Very truly yours,

                                       _________________________________________
                                       (Transferee)

                                  By:
                                       Name:
                                       Title:

                                 EXHIBIT E-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                 FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES



STATE OF                )
                        ) ss:
COUNTY OF               )

            ____________________, being first duly sworn, deposes and says that:

            1. He/She is the  ____________________ of ____________________  (the
prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc., Mortgage Pass-Through Certificates, Series 1999-CAM1, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is _____________.

            8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (F) of Section 3.3(e) which authorizes the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (G) of Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee has historically paid its debts as they have come due and that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. The Transferee is a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this day of ___________, ____.


                                   [NAME OF TRANSFEREE]



                                   By:  ________________________________________
                                        [Name of Officer]
                                        [Title of Officer]

                         ALL-PURPOSE ACKNOWLEDGEMENT




                                       )
                                       )
                                       )


      On _______________ before me, ______________________________
              Date                          Name and Title of Officer (i.e.,
                                            Your Name, Notary Public)

personally appeared ____________________________________________________________
                                  Name(s) of Document Signer(s)

________________________________________________________________________________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


      WITNESS my hand and official seal.






      __________________________________
            Signature of Notary








                                           (Affix seal in the above blank space)

                                 EXHIBIT E-2

               FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                         REMIC RESIDUAL CERTIFICATES

                                                         _______________, 19__

The Chase Manhattan Bank,
  as Certificate Registrar
450 West 33rd Street, 14th Floor
New York, NY  10001-2697
Attn: Capital Markets Fiduciary Services (CMBS)

Re:  Morgan   Stanley   Capital  I  Inc.,   Commercial   Mortgage   Pass-Through
     Certificates, Series 1999-CAM1 (the "Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 1999 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, Conning Asset Management Company, as Master Servicer and Special Servicer, and The Chase Manhattan Bank, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

cc:   The Chase Manhattan Bank, as Trustee
      450 West 33rd Street, 14th Floor
      New York, NY  10001-2697
      Attn: Capital Markets Fiduciary Services (CMBS)

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                   Very truly yours,



                                   _____________________________________________
                                   (Transferor)
                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                  EXHIBIT F

                       FORM OF REGULATION S CERTIFICATE

                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
               SERIES 1999-CAM1, CLASS ___ (THE "CERTIFICATES")

TO:   Morgan Guaranty Trust Company
            of New York, Brussels Office
            Euroclear Operation Center
                  or
            CEDEL, S.A.

            This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non -U.S person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

            We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

            This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, 199__



                                   By:__________________________________________
                                   As, or as agent for, the beneficial
                                   owner(s) of the Certificates to which this
                                   certificate relates.

                                  EXHIBIT G

                                   RESERVED

                                  EXHIBIT H

                        FORM OF EXCHANGE CERTIFICATION

                             __________ __, _____

TO:   The Depository Trust Company

      CEDEL BANK, S. A. or
      Morgan Guaranty Trust Company
            of New York, Brussels Office
            Euroclear Operation Center

      Conning Asset Management, as Master Servicer

      The Chase Manhattan Bank, as Trustee

      The Chase Manhattan Bank, as Certificate Registrar
            Attn: Capital Markets Fiduciary Services (CMBS)

            This is to notify you as to the transfer of the beneficial interest in $_______________ of Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1, Class __(the "Certificates").

            The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CEDEL] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CEDEL] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

                        Name:
            Address:
            Taxpayer I D. No.:

            The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate3 for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S. $100,000 and integral multiples of U.S. $1 in excess thereof for each such account.


                                   Very truly yours,


                                   [NAME OF HOLDER OF CERTIFICATE]



                                   By:  ________________________________________
                                        [Name], [Chief Financial
                                        or other Executive Officer]


____________________
3 [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                  EXHIBIT I

                    FORM OF EUROCLEAR OR CEDEL CERTIFICATE

                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
              SERIES 1999-CAM1, CLASS      (THE "CERTIFICATES")

TO:   The Chase Manhattan Bank, as Certificate Registrar
      Attn: Capital Markets Fiduciary Services (CMBS)

      The Chase Manhattan Bank, as Trustee
            450 West 33rd Street, 14th Floor
            New York, NY  10001-2697
            Attn: Capital Markets Fiduciary Services (CMBS)

            This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member
Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of July 1, 1999 (the "Pooling and Servicing Agreement") among you both, [_____________], [_______________ and Conning Asset Management, U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

            We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

            [On Release Date: We hereby acknowledge that no portion of the Class
__ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            [Upon  any  payments  under  the   Regulation  S  Temporary   Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:


                                   [MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK, Brussels office,
                                   as operator of the Euroclear
                                   System]

                                          or

                                   [CEDEL BANK, S.A.]



                                   By:  ________________________________________

                                  EXHIBIT J

                            SERVICING FEE SCHEDULE

-------------------------------------------------------------------------------
                                                                      EXCESS
                                                                  SERVICING FEE
TAB #   PROPERTY NAME                                                  RATE
-------------------------------------------------------------------------------
1       Century Park Office Building                                 0.1275%
2       Landow Office Building                                       0.3300%
3       Del Norte Plaza                                              0.1275%
4       Picture Tel Office Building                                  0.1275%
5       Club Hotel & Suites by Doubletree                            0.1275%
6       Ram's Village Apartments                                     0.1275%
7       Walsh Research Center                                        0.2100%
8       45 West 45th Street                                          0.2100%
9       Downtown Woodinville Retail Development #2                   0.1275%
10      Mid Rivers Plaza Shopping Center                             0.1275%
11      Pahrump Valley Junction Shopping Center                      0.1275%
12      Ogden Mall                                                   0.2100%
13      Westlake Village Marketplace                                 0.1275%
14      Ingram Micro Inc.  Facility                                  0.2100%
15      Greylyn Business Park                                        0.1275%
16      1700 Pennsylvania Avenue, N.W.                               0.1275%
17      Federal Express                                              0.2100%
18      Fairview Center                                              0.1275%
19      Stoneridge II Office Building                                0.2100%
20      Fort Collier Industrial Park                                 0.1275%
21      Battelle Environmental Technology Bldg.                      0.1275%
22      Parkview Office Building                                     0.2100%
23      Arboretum IV Office Building                                 0.2100%
24      Drury Inn - Union Station                                    0.1275%
25      Marketplace of Augusta-Phase 2                               0.1275%
26      Sonora Quest Laboratories                                    0.1275%
27      Winder Corners Shopping Center                               0.1275%
28      Battelle Energy & Environmental Sciences Bldg.               0.1275%
29      Encino Spectrum                                              0.1275%
30      Seventh Street Properties                                    0.2100%
31      Townview Square Shopping Center                              0.1275%
32      Highridge Apartments                                         0.2100%
33      Federal Express                                              0.2100%
34      Seven Corners Corporate Center                               0.1275%
35      The Mark Office Building                                     0.1275%
36      Rancho Viejo Apartments                                      0.2100%
37      Eastway Crossing Shopping Center                             0.3600%
38      Fair Oaks Medical Plaza                                      0.1275%
39      First Data Office Building                                   0.1275%
40      1301 Connecticut Avenue, N.W.                                0.1275%
41      Downtown Woodinville Retail Development #1                   0.1275%
42      Melbourne Square Promenade                                   0.1275%
43      Glen Place Shopping Center                                   0.1275%
44      Richmond Plaza Shopping Center                               0.2100%
45      Ocean Terrace Apartments                                     0.1275%
46      Pheasant Run Apartments                                      0.1275%
47      Liberty Crossing                                             0.1275%
48      Loganville Town Center                                       0.3300%
49      Danbury Commons Shopping Center                              0.1275%
50      Dairy Ashford Plaza Office Building                          0.1275%
51      Mt. Vernon Center                                            0.1275%
52      Norwalk Plaza                                                0.1275%
53      Magnolia Plaza                                               0.1275%
54      Atrium Circle At Campus Circle                               0.1275%
55      Fair Oaks Professional Building                              0.1275%
56      Orthologics Building                                         0.1275%
57      Home Depot                                                   0.1275%
58      General Instruments Building                                 0.1275%
59      1875 Charleston Road                                         0.2100%
60      Mountain View Professional Plaza                             0.1275%
61      Ventana Village Shopping Center                              0.1275%
62      MA Bioservices                                               0.1275%
63      65 K Street                                                  0.1275%
64      655 5th Avenue                                               0.2100%
65      14600 Winchester Blvd.                                       0.1275%
66      Best Buy                                                     0.1275%
67      Village Grove Shopping Center                                0.1275%
68      6006 Executive Boulevard                                     0.1275%
69      University Business Center                                   0.2100%
70      4215 Glencoe                                                 0.1275%
71      Snowcreek Crossing                                           0.1275%
72      Lighthouse Crossing Shopping Center                          0.1275%
73      Best Buy                                                     0.1275%
74      Creekside Office Park                                        0.1275%
75      Lithonia Lighting West Building                              0.1275%
76      5353-5499 Downey Road                                        0.1275%
77      Prince Frederick Office Park                                 0.1275%
78      Walgreens and Staples                                        0.1275%
79      Townley Apartments                                           0.1275%
80      Bay Tree Village                                             0.1275%
81      Bugaboo Steak House                                          0.1275%
82      Cotswold Plaza II                                            0.1275%
83      Lake Regency Building                                        0.1275%
84      Merit Abrasiveproducts Inc.                                  0.1275%
85      Totem Ridge Business Park                                    0.1275%
86      DSHS Office Building                                         0.3600%
87      Stafford Corporate Center                                    0.1275%
88      Best Buy                                                     0.1275%
89      R and R Plaza                                                0.1275%
90      Best Buy                                                     0.1275%
91      Circuit City - Colorado Springs                              0.1275%
92      204TH Street Partners                                        0.1275%
93      Commons 1 Office Building                                    0.1275%
94      Hayden Island Business Park                                  0.1275%
95      Quail Business Park                                          0.1275%
96      NW Corner of Hwy 74 & Mail Street                            0.1275%
97      Sportmart Plaza                                              0.1275%
98      Spectrum Business ParkV                                      0.1275%
99      Northwest Business Center III                                0.1275%
100     Mizner Place                                                 0.1275%
101     Kroger                                                       0.1275%
102     Food 4 Less                                                  0.1275%
103     Oxford Hill Apartments                                       0.1275%
104     Linens N' Things                                             0.1275%
105     Parklane Centre                                              0.1275%
106     Goldseker Industrial Portfolio                               0.1275%
107     Walgreens                                                    0.2100%
108     Cahners Publishing Company                                   0.1275%
109     Safeway                                                      0.1275%
110     Walden Woods Village Shopping Center                         0.1275%
111     Grand Terrace Shopping Center                                0.1275%
112     2199 Innerbelt Business Center Drive                         0.1275%
113     Kohl's                                                       0.1275%
114     Office Max                                                   0.1275%
115     Meadows Pavillion II                                         0.1275%
116     Bernardo Gateway Business Park                               0.1275%
117     1371 & 1375 N. Miller Street                                 0.1275%
118     Blakely Corners Shopping Center                              0.1275%
119     Sparks Medical Office Building                               0.1275%
120     North Canal Office Park                                      0.1275%
121     Federal Express                                              0.1275%
122     Behr Processing Building                                     0.1275%
123     The Shoppes at Salisbury II                                  0.1275%
124     Walgreens                                                    0.1275%
125     Eckerd Drug Store                                            0.2100%
126     Shop N' Kart Discount Grocery                                0.1275%
127     Office Max                                                   0.1275%
128     Eckerd Drug Store                                            0.2100%
129     Office Max                                                   0.1275%
130     DEA Building                                                 0.1275%
131     56th Street Commerce Park                                    0.1275%
132     4520 36th Street                                             0.1275%
133     Pacific Park                                                 0.1275%
134     Walgreens                                                    0.1275%
135     North Roseburg Plaza                                         0.1275%
136     Probity International Corp                                   0.1275%
137     NOAA-National Weather Service Building                       0.1275%
138     Winchester Court                                             0.1275%
139     2400 E. Francis                                              0.1275%
140     Walgreens                                                    0.1275%
141     Walgreens                                                    0.1275%
142     The Shoppes at Salisbury                                     0.1275%
143     Ames Department Store                                        0.1275%
144     Eckerd Drug Store                                            0.1275%
145     Pier I Office Building                                       0.1275%
146     Harstad/Coates Industrial Park                               0.1275%
147     Blockbuster Video                                            0.1275%
148     Walgreens                                                    0.1275%
149     Walgreens                                                    0.1275%
150     Airpark Holdings I                                           0.1275%
151     Walgreens                                                    0.1275%
152     The McCormick Executive Center Office Building               0.1275%
153     Blockbuster Video                                            0.1275%
-------------------------------------------------------------------------------
        TOTALS/WEIGHTED AVERAGES
-------------------------------------------------------------------------------

                                  EXHIBIT K

                                   RESERVED

                                  EXHIBIT L


                          FORM OF INSPECTION REPORT

  ===============================================================================================
  CONNING ASSET MANAGEMENT COMPANY
  Commercial Mortgage Servicing
  Annual Property Evaluation Report -
  Office/Retail/Ind.

                                                     Report Date:              Lender No:
  ===============================================================================================
  -----------------------------------------------
  CAMC FILE NO:
  -----------------------------------------------
  PROPERTY ADDRESS:
  -----------------------------------------------

  -----------------------------------------------
  PROPERTY TYPE:
  -----------------------------------------------
  PRIMARY USE:
  -----------------------------------------------
  SECONDARY USE:
  -----------------------------------------------
  OTHER USE:
  -----------------------------------------------
  CURRENT OCCUPANCY:
  -----------------------------------------------
  BUILDING SIZE NET:
  -----------------------------------------------
  NO. OF BUILDINGS:
  -----------------------------------------------
  NO. OF UNITS:
  -----------------------------------------------


  ===============================================================================================
  YEAR BUILT:                                        Managed by:
  -----------------------------------------------------------------------------------------------
  YEAR RENOVATED:                                    Phone:
  -----------------------------------------------------------------------------------------------
  LAND SIZE:                                         On-Site:
  ===============================================================================================

  ===============================================================================================

  -----------------------------------------------------------------------------------------------
  DATE OF PROPERTY INSPECTION:                   INSPECTED BY:
  -----------------------------------------------------------------------------------------------
  DATE REVIEWED:                                 REVIEWED BY:
  -----------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------
     CONDITION OF THE PROPERTY (ATTACH PHOTOGRAPHS - EXTERIOR AND NEIGHBORING: PROPERTIES):
  -----------------------------------------------------------------------------------------------
                                                                           DEFERRED
  EXTERIOR                     EXCELLENT    GOOD       FAIR       POOR     MAINTENANCE
  --------
  LANDSCAPING                  [      ]   [      ]   [      ]   [      ]   [      ]

  PAVED AREAS                  [      ]   [      ]   [      ]   [      ]   [      ]

  SIDEWALKS                    [      ]   [      ]   [      ]   [      ]   [      ]

  EXTERIOR FINISH              [      ]   [      ]   [      ]   [      ]   [      ]

  ROOF                         [      ]   [      ]   [      ]   [      ]   [      ]

  GENERAL MAINTENANCE          [      ]   [      ]   [      ]   [      ]   [      ]

  -----------------------------------------------------------------------------------------------
  COMMENTS (EXPLAIN DEFERRED
  MAINTENANCE)
  -----------------------------------------------------------------------------------------------

  INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

  =============================================================================================
  Interior            Excellent    Good       Fair       Poor       N/A       Deferred
                                                                            Maintenance

  ENTRY/HALLWAYS      [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  WALLS/CEILINGS      [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  LIGHTING            [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  CARPET/FLOOR        [      ]   [      ]   [      ]   [      ]   [      ]   [      ]
  COVERING

  STAIRS              [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  ELEVATORS           [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  KITCHEN/BATHROOMS   [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  HVAC/MECHANICAL     [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  FUNCTIONAL UNITY    [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  OVERALL PHYSICAL    [      ]   [      ]   [      ]   [      ]   [      ]   [      ]
  CONDITION

  ---------------------------------------------------------------------------------------------

  COMMENTS:



  =============================================================================================
                                        STRONG              STABLE            WEAK
  MARKET  STRENGTH                     [      ]            [      ]          [      ]
                                       IMPROVING            STABLE           DECLINING
  ECONOMIC TREND                       [      ]            [      ]          [      ]
                                       IMPROVING            STABLE           DECLINING
  NEIGHBORHOOD TREND                   [      ]            [      ]          [      ]
                             EXCELLENT             GOOD               FAIR             POOR
  MAINTENANCE OF             [      ]            [      ]           [      ]         [      ]
  NEIGHBORING
  PROPERTIES
                             EXCELLENT             GOOD               FAIR             POOR
  OCCUPANCY OF               [      ]            [      ]           [      ]         [      ]
  NEIGHBORING
  PROPERTIES
  ---------------------------------------------------------------------------------------------

  REGIONAL ANALYSIS:



  =============================================================================================

  INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

                                  EXHIBIT M

                   FORM OF MONTHLY CERTIFICATEHOLDER REPORT

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS

DIST DATE:   16-Aug-1999      BOND PAYMENT SUMMARY      PAGE # 1-1
RECORD DATE: 30-Jul-1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         Collateral
                                                                                          Support
                   Original      Beginning                                  Prepayment    Deficit                        Ending
                  Certificate   Certificate    Principal       Interest     Penalties    Allocation/       Total       Certificate
Class   Cusip #    Balance        Balance     Distribution   Distribution    (PP/YMC)      (Reimb)      Distribution     Balance
-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                      Original      Beginning                      Prepayment                         Ending
                      Notional      Notional       Interest         Penalties         Total           Notional
Class     Cusip #      Amount        Amount      Distribution       (PP/YMC)       Distribution       Balance
--------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

Factor Information Per $1,000

---------------------------------------------------------------------------------------------------------------------------------
                       Beginning                                       Prepayment       Ending         Current           Next
                      Certificate      Principal         Interest       Penalties     Certificate    Pass Through    Pass Through
Class     Cusip #       Balance       Distribution     Distribution     (PP/YMC)        Balance          Rate            Rate
---------------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

Factor Information Per $1,000

---------------------------------------------------------------------------------
                       Beginning                         Prepayment       Ending
                       Notional          Interest        Penalties       Notional
Class     Cusip #       Balance        Distribution       (PP/YMC)        Balance
---------------------------------------------------------------------------------




---------------------------------------------------------------------------------

---------------------------------------------------------------------------------


If there are any questions or comments, please contact the Administrator listed below.

                                    SusanLai
                            The Chase Manhattan Bank
                        450 West 33rd Street, 15th Floor
                               New York, NY 10001
                                  212-946-3228

                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER

[LOGO OMITTED]                            (copyright) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS

DIST DATE:   16-Aug-1999      BOND PAYMENT SUMMARY      PAGE # 2-1
RECORD DATE: 30-Jul-1999


Sec.4.2 (a)(iii)             P&I Advances

Sec.4.2 (a)(iv)              Number of Mortgage Loans Outstanding as of Close of Business

Sec.4.2 (a)(v)               Realized Losses



Sec.4.2 (a)(vi)              Aggregate Stated Principal Balance

Sec.4.2 (a)(vii)             Aggregate Unpaid Principal Balance

Sec.4.2 (a)(viii)            Principal Balance of REO Loan and REO Date



Sec.4.2 (a)(ix)              REO Proceeds from Final Recovery Determination and Date



Sec.4.2 (a)(x)               Outstanding Principal Balance of REO loans and Appraisal



Sec.4.2 (a)(xi)              Servicing Compensation

Sec.4.2 (a)(xii)             Special Servicing Fee

Sec.4.2 (a)(xiii)            Prepayment Premium
                             Yield Maintenance
                             Excess Interest



Sec.III.2 (a)(xiv)           Default Interest


                          ---------------------------
                          Class           Loss Amount
                          ---------------------------

                          ---------------------------


                    ---------------------------------------
                    Loan Number         Balance        Date
                    ---------------------------------------

                    ---------------------------------------


                    ---------------------------------------
                    Loan Number         Proceeds       Date
                    ---------------------------------------

                    ---------------------------------------


                    ---------------------------------------
                    Loan Number         Balance        Date
                    ---------------------------------------

                    ---------------------------------------


                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER

[LOGO OMITTED]                            (copyright) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS

DIST DATE:   16-Aug-1999      BOND PAYMENT SUMMARY      PAGE # 2-2
RECORD DATE: 30-Jul-1999


Sec.III.2 (a)(xv)        Appraisal Reduction


                    ------------------------------------------
                                     Reduction      Reduction
                    Loan Number        Amount         Date
                    ------------------------------------------

                    ------------------------------------------


                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER

[LOGO OMITTED]                            (copyright) 1998, CHASE MANHATTAN BANK

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS

                  Distribution Mortgage of Loan Characteristics


DIST DATE:       16-Aug-1999
RECORD DATE:     30-Jul-1999

                STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT

-------------------------------------------------------------------------------------------------
ENDING SCHEDULED              # OF       PRINCIPAL    % OF AGG.       WEIGHTED AVERAGE
                                                                   ------------------------------
 BALANCE AMOUNT               LOANS     BALANCE ($)   PRIN. BAL.    WAM    NOTE RATE(%)    DSCR
-------------------------------------------------------------------------------------------------
$1,000,000 or less              0         0.00           0.00        0      0.000000     0.000000
$1,000,001 to $2,000,000        0         0.00           0.00        0      0.000000     0.000000
$2,000,001 to $4,000,000        0         0.00           0.00        0      0.000000     0.000000
$4,000,001 to $6,000,000        0         0.00           0.00        0      0.000000     0.000000
$6,000,001 to $8,000,000        0         0.00           0.00        0      0.000000     0.000000
$8,000.001 to $10,000,000       0         0.00           0.00        0      0.000000     0.000000
$10,000,001 to $15,000,000      0         0.00           0.00        0      0.000000     0.000000
$15,000,001 to $20,000,000      0         0.00           0.00        0      0.000000     0.000000
-------------------------------------------------------------------------------------------------
     TOTALS                     0         0.00           0.00        0      0.000000     0.000000
-------------------------------------------------------------------------------------------------
  AVERAGE PRINCIPAL BALANCE               0.00

                       STRATIFICATION BY CURRENT NOTE RATE
                                                                    PAGE #  3-1

------------------------------------------------------------------------------------------
                        # OF    PRINCIPAL    % OF AGG.            WEIGHTED AVERAGE
                                                          --------------------------------
CURRENT NOTE RATE       LOANS  BALANCE ($)   PRIN. BAL.    WAM   NOTE RATE(%)       DSCR
------------------------------------------------------------------------------------------
7.50000% or less          0      0.00           0.00        0     0.000000        0.000000
7.51000% to 7.75000%      0      0.00           0.00        0     0.000000        0.000000
7.76000% to 8.00000%      0      0.00           0.00        0     0.000000        0.000000
8.01000% to 8.25000%      0      0.00           0.00        0     0.000000        0.000000
8.26000% to 8.50000%      0      0.00           0.00        0     0.000000        0.000000
8.51000% to 8.75000%      0      0.00           0.00        0     0.000000        0.000000
8.76000% to 9.00000%      0      0.00           0.00        0     0.000000        0.000000
9.01000% to 9.25000%      0      0.00           0.00        0     0.000000        0.000000
9.26000% to 9.50000%      0      0.00           0.00        0     0.000000        0.000000
9.51000% to 9.75000%      0      0.00           0.00        0     0.000000        0.000000
9.75000% to 10.00000%     0      0.00           0.00        0     0.000000        0.000000
10.01000% to 11.01000%    0      0.00           0.00        0     0.000000        0.000000
------------------------------------------------------------------------------------------
     TOTALS               0      0.00           0.00        0     0.000000        0.000000
------------------------------------------------------------------------------------------

                        CONNING ASSET MANAGEMENT COMPANY
                                 MASTER SERVICER

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS

                  Distribution Mortgage of Loan Characteristics


DIST DATE:       16-Aug-1999
RECORD DATE:     30-Jul-1999

          STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)

-------------------------------------------------------------------------------------------------
                              # OF       PRINCIPAL    % OF AGG.         WEIGHTED AVERAGE
                                                                   ------------------------------
 REMAINING STATED TERM        LOANS     BALANCE ($)   PRIN. BAL.    WAM    NOTE RATE(%)    DSCR
-------------------------------------------------------------------------------------------------
70 months or Less              0         0.00           0.00        0      0.000000     0.000000
71 months to 90 months         0         0.00           0.00        0      0.000000     0.000000
91 months to 110 months        0         0.00           0.00        0      0.000000     0.000000
111 months to 115 months       0         0.00           0.00        0      0.000000     0.000000
116 months to 120 months       0         0.00           0.00        0      0.000000     0.000000
121 months to 200 months       0         0.00           0.00        0      0.000000     0.000000
201 months to 274 months       0         0.00           0.00        0      0.000000     0.000000
-------------------------------------------------------------------------------------------------
     TOTALS                    0         0.00           0.00        0      0.000000     0.000000
-------------------------------------------------------------------------------------------------




      STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

                                                                    PAGE #  3-2

------------------------------------------------------------------------------------------------
                           # OF      PRINCIPAL      % OF AGG.            WEIGHTED AVERAGE
                                                          --------------------------------------
REMAINING STATED TERM      LOANS     BALANCE ($)    PRIN. BAL.    WAM   NOTE RATE(%)       DSCR
------------------------------------------------------------------------------------------------
70 months or Less            0        0.00           0.00         0     0.000000        0.000000
71 months to 90 months       0        0.00           0.00         0     0.000000        0.000000
91 months to 110 months      0        0.00           0.00         0     0.000000        0.000000
111 months to 115 months     0        0.00           0.00         0     0.000000        0.000000
116 months to 120 months     0        0.00           0.00         0     0.000000        0.000000
121 months to 200 months     0        0.00           0.00         0     0.000000        0.000000
201 months to 0 months       0        0.00           0.00         0     0.000000        0.000000
------------------------------------------------------------------------------------------------
     TOTALS                  0        0.00           0.00         0     0.000000        0.000000
------------------------------------------------------------------------------------------------

                        CONNING ASSET MANAGEMENT COMPANY
                                 MASTER SERVICER

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS



DIST DATE:    16-AUG-1999       DISTRIBUTION MORTGAGE OF LOAN CHARACTERISTICS          PAGE # 3 - 3
RECORD DATE:  30-Jul-1999



                       STRATIFICATION BY DEBT SERVICE COVERAGE RATIO
-----------------------------------------------------------------------------------------
                                                                WEIGHTED   AVERAGE
DEBT SERVICE       # OF      PRINCIPAL     % OF AGG.     --------------------------------
COVERAGE RATIO     LOANS     BALANCE($)    PRIN. BAL.    WAM    NOTE RATE(%)       DSCR
-----------------------------------------------------------------------------------------
1.00x or Less         0         0.00           0.00       0     0.000000        0.000000
1.01x to 1.20x        0         0.00           0.00       0     0.000000        0.000000
1.21x to 1.24x        0         0.00           0.00       0     0.000000        0.000000
1.25x to 1.30x        0         0.00           0.00       0     0.000000        0.000000
1.31x to 1.40x        0         0.00           0.00       0     0.000000        0.000000
1.41x to 1.50x        0         0.00           0.00       0     0.000000        0.000000
1.51x to 1.60x        0         0.00           0.00       0     0.000000        0.000000
1.61x to 1.70x        0         0.00           0.00       0     0.000000        0.000000
1.71x to 1.80x        0         0.00           0.00       0     0.000000        0.000000
1.81x to 1.90x        0         0.00           0.00       0     0.000000        0.000000
1.91x to 2.00x        0         0.00           0.00       0     0.000000        0.000000
2.01x to 2.30x        0         0.00           0.00       0     0.000000        0.000000
2.31x to 2.40x        0         0.00           0.00       0     0.000000        0.000000











-----------------------------------------------------------------------------------------
     TOTALS           0         0.00           0.00       0     0.000000        0.000000
-----------------------------------------------------------------------------------------



                            STRATIFICATION BY SEASONING
------------------------------------------------------------------------------------
                                                             WEIGHTED AVERAGE
                        # OF    PRINCIPAL   % OF AGG.   ----------------------------
SEASONING               LOANS   BALANCE($)  PRIN. BAL.  WAM  NOTE RATE(%)     DSCR
------------------------------------------------------------------------------------
12 months or Less          0       0.00       0.00       0    0.000000      0.000000
13 months to 24 months     0       0.00       0.00       0    0.000000      0.000000
25 months to 36 months     0       0.00       0.00       0    0.000000      0.000000
37 months to 48 months     0       0.00       0.00       0    0.000000      0.000000
49 months to 60 months     0       0.00       0.00       0    0.000000      0.000000
61 months to 72 months     0       0.00       0.00       0    0.000000      0.000000
73 months to 84 months     0       0.00       0.00       0    0.000000      0.000000
85 months to 96 months     0       0.00       0.00       0    0.000000      0.000000
97 months to 108 months    0       0.00       0.00       0    0.000000      0.000000












------------------------------------------------------------------------------------
         TOTALS            0       0.00         0.00     0   0.000000      0.000000
------------------------------------------------------------------------------------


                        CONNING ASSET MANAGEMENT COMPANT
                                MASTER SERVICER

[LOGO OMITTED]                           (copyright) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS

DIST DATE:    16-AUG-1999       DISTRIBUTION MORTGAGE OF LOAN CHARACTERISTICS          PAGE # 3 - 4
RECORD DATE:  30-Jul-1999

                               STRATIFICATION BY STATE CODE
-----------------------------------------------------------------------------------------
                                                                WEIGHTED   AVERAGE
                    # OF      PRINCIPAL     % OF AGG.     -------------------------------
STATE CODE          LOANS     BALANCE($)    PRIN. BAL.    WAM    NOTE RATE(%)       DSCR
-----------------------------------------------------------------------------------------
ARIZONA               0         0.00           0.00       0     0.000000        0.000000
CALIFORNIA            0         0.00           0.00       0     0.000000        0.000000
COLORADO              0         0.00           0.00       0     0.000000        0.000000
CONNECTICUT           0         0.00           0.00       0     0.000000        0.000000
FLORIDA               0         0.00           0.00       0     0.000000        0.000000
GEORGIA               0         0.00           0.00       0     0.000000        0.000000
ILLINOIS              0         0.00           0.00       0     0.000000        0.000000
INDIANA               0         0.00           0.00       0     0.000000        0.000000
MASSACHUSETTS         0         0.00           0.00       0     0.000000        0.000000
MARYLAND              0         0.00           0.00       0     0.000000        0.000000
MICHIGAN              0         0.00           0.00       0     0.000000        0.000000
MISSOURI              0         0.00           0.00       0     0.000000        0.000000
NEW JERSEY            0         0.00           0.00       0     0.000000        0.000000
NEW YORK              0         0.00           0.00       0     0.000000        0.000000
OHIO                  0         0.00           0.00       0     0.000000        0.000000
OREGON                0         0.00           0.00       0     0.000000        0.000000
PENNSYLVANIA          0         0.00           0.00       0     0.000000        0.000000
SOUTH CAROLINA        0         0.00           0.00       0     0.000000        0.000000
TENNESSEE             0         0.00           0.00       0     0.000000        0.000000
TEXAS                 0         0.00           0.00       0     0.000000        0.000000
VIRGINIA              0         0.00           0.00       0     0.000000        0.000000










-----------------------------------------------------------------------------------------
     TOTALS            0         0.00           0.00       0     0.000000        0.000000
-----------------------------------------------------------------------------------------

                           STRATIFICATION BY PROPERTY TYPE
------------------------------------------------------------------------------------
                                                             WEIGHTED AVERAGE
                        # OF    PRINCIPAL   % OF AGG.   ----------------------------
PROPERTY TYPE           LOANS   BALANCE($)  PRIN. BAL.  WAM  NOTE RATE(%)     DSCR
------------------------------------------------------------------------------------
Office                     0       0.00         0.00     0   0.000000      0.000000
Industrial                 0       0.00         0.00     0   0.000000      0.000000
Multi-Family               0       0.00         0.00     0   0.000000      0.000000
Retail, Anchored           0       0.00         0.00     0   0.000000      0.000000
Retail, Unanchored         0       0.00         0.00     0   0.000000      0.000000
Ministorage                0       0.00         0.00     0   0.000000      0.000000
Multiple                   0       0.00         0.00     0   0.000000      0.000000










------------------------------------------------------------------------------------
         TOTALS            0       0.00         0.00     0   0.000000      0.000000
------------------------------------------------------------------------------------

  Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The TRUSTEE makes no representation as to the accuracy of the data provided by the borrower for this calculation

                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER

[LOGO OMITTED]                            (copyright) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS

DIST DATE:   16-Aug-1999      HISTORICAL INFORMATION                 PAGE # 4-1
RECORD DATE: 30-Jul-1999

-----------------------------------------------------------------------------------------------------------------------------------
                                         Delinquencies                                        Prepayments        Rates & Maturities
          ----------------------------------------------------------------------------  -----------------------  ------------------
                                                                         Modifi-
           1 Month    2 Months   3 Months(+)  Foreclosures     REO       cations   Curtailment    Payoff    Next Weighted Avg.
Distrib.  ---------  ----------  -----------  ------------  ----------  ---------  -----------  ----------  ------------------
  Date    # Balance  # Balance   #   Balance  #    Balance  #  Balance  # Balance  #   Balance  #  Balance  Coupon      Remit   WAM
-----------------------------------------------------------------------------------------------------------------------------------
06/16/99  0  $0.00   0  $0.00    0    $0.00   0     $0.00   0   $0.00   0  $0.00   0    $0.00   0   $0.00   0.000000  0.000000   0





-----------------------------------------------------------------------------------------------------------------------------------


NOTE: FORECLOSURES AND REO TOTALS ARE EXCLUDED FROM THE DELINQUENT AGING CATEGORIES

                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER

[LOGO OMITTED]                            (copyright) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                         STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:    16-Aug-1999                                      LOAN STATUS DETAIL                                PAGE#   5-1
RECORD DATE:  30-Jul-1999

-----------------------------------------------------------------------------------------------------------------------------------
   Loan    Offering    Property    Standard        State    Principal & Interest      Gross     Maturity    Neg      Beginning
  Number     Memo        Type     Metropolitan                    Payment             Coupon      Date      Amt   Scheduled Balance
             Cross        (I)      Statistical                                                             Flag
           Reference                  Area
------------------------------------------------------------------------------------------------------------------------------------
 EXAMPLE      N/A         N/A        N/A            N/A            $0.00              .00000       N/A     N/A          $0.00





  Ending Scheduled      Paid     Appraisal    Appraisal    Has Loan       Loan
       Balance        Through    Reduction    Reduction    Ever Been     Status
                        Date        Date        Amount     Serviced?      Code
                                                            (Y/N)         (II)
-------------------------------------------------------------------------------
        $0.00            N/A        N/A         $0.00         N            N/A





------------------------------------------------------------------------------------------------------------------------------------
 (I) PROPERTY TYPE CODE:   6. Non-Exempt      12. Hotel                         (II) LOAN STATUS CODE:
  1. Single Family         7. Church          13. Industrial                         1. Specially Serviced  6. Discounted Payoff
  2. Multi-Family          8. School,HCF,WF   14. Industrial/Flex                    2. Foreclosure         7. Foreclosure Sale
  3. Condo, Co-op or TH    9. Retail          15. Multiple Properties                3. Bankruptcy          8. Bankruptcy Sale
  4. Mobile Home           10. Office         16. MiniStorage                        4. REO                 9. REO Disposal
  5. Plan Unit Development 11. Retail/Office  32. Warehouse                          5. Prepayment in Full  10. Modification/Workout
                                                                                                            11. Rehabilitation
------------------------------------------------------------------------------------------------------------------------------------
[LOGO OMITTED]                                    CONNING ASSET MANAGEMENT COMPANY
                                                          MASTER SERVICER                         (c) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                         STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:    16-Aug-1999                                      DELINQUENCY DETAIL                                PAGE#   6-1
RECORD DATE:  30-Jul-1999

------------------------------------------------------------------------------------------------------------------------------------
Loan Number       Offering     # of Months     Paid Through    Current Loan Balance      Current     Outstanding P&I     Advance
                 Memo Cross     Delinquent         Date                                    P&I          Advances **    Description
                 Reference                                                               Advances
                                                                                                                            (1)
------------------------------------------------------------------------------------------------------------------------------------






                                       NO DELINQUENT LOANS REPORTED THIS PERIOD




Loan       Special      Foreclosure      Current Property      Outstanding      Outstanding      REO Date
Status     Servicer         Date            Protection           Property         Property
          Start Date                         Advances           Protection       Bankruptcy
(II)                                                             Advances           Date
---------------------------------------------------------------------------------------------------------





                  NO DELINQUENT LOANS REPORTED THIS PERIOD




------------------------------------------------------------------------------------------------------------------------------------
(I) ADVANCE DESCRIPTION:   A. In grace period                                   (II) LOAN STATUS CODE:
                           B. Late but (less than) 1 month                           1. Specially Serviced  6. Discounted Payoff
                           1. 1 month delinquent                                     2. Foreclosure         7. Foreclosure Sale
                           2. 2 months delinquent                                    3. Bankruptcy          8. Bankruptcy Sale
                           3. 3+ months delinquent                                   4. REO                 9. REO Disposal
                                                                                     5. Prepayment in Full  10. Modification/Workout
                                                                                                            11. Rehabilitation

  ** Outstanding P&I advances include current period.
------------------------------------------------------------------------------------------------------------------------------------
[LOGO OMITTED]                                    CONNING ASSET MANAGEMENT COMPANY
                                                          MASTER SERVICER                         (c) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                         STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:    16-Aug-1999                                      MODIFIED LOAN DETAIL                              PAGE#   7-1
RECORD DATE:  30-Jul-1999

------------------------------------------------------------------------------------------------------------------------------------
   Loan        Offering       Modification                               Modification Description
  Number      Memorandum          Date
                Cross
              Reference
------------------------------------------------------------------------------------------------------------------------------------





                                          NO MODIFIED LOANS REPORTED THIS PERIOD






------------------------------------------------------------------------------------------------------------------------------------
[LOGO OMITTED]                                    CONNING ASSET MANAGEMENT COMPANY
                                                          MASTER SERVICER                         (c) 1998, CHASE MANHATTAN BANK


MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                ADVANCED SUMMARY
DIST DATE:     16-AUG-1999                                           PAGE # 8-1
RECORD DATE:   30-JUL-1999

Master Servicer P&I Advances Made
Master Servicer Unreimbursed P&I Advanced Outstanding
Interest Accrued & Payable to Master Servicer in Respect of Advances Made

                            SERVICING FEE BREAKDOWN

Current Period Accrued Servicing Fees
Less Delinquent Servicing Fees
Plus Additional Servicing Fees
Less Reductions to Servicing Fees
Plus Servicing Fees For Delinquent Payments Received
Plus Adjustment for Prior Servicing Calculations
Total Servicing Fees Collected

              ALLOCATION OF INTEREST SHORTFALLS, LOSSES & EXPENSES

---------------------------------------------------------------------------------------------------------
CLASS       ACCRUED CERTIFICATE       PREPAYMENT INTEREST       BEGINNING UNPAID       INTEREST LOSS
               INTEREST                   SHORTFALL                INTEREST
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
EXPENSES        TOTAL INTEREST PAYABLE       CERTIFICATE INTEREST       ENDING UNPAID
                                                DISTRIBUTABLE             INTEREST
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER
--------------------------------------------------------------------------------

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS

-------------------------------------------------------------------------------------------------------------
                              REALIZED LOSS DETAIL
DIST DATE: 16-AUG-1999                                               PAGE # 9-1
RECORD DATE:  30-JUL-1999
--------------------------------------------------------------------------------------------------------------
 LOAN      OFERING       APPRAISAL       APPRAISAL VALUE       BEGINNING       GROSS PROCEEDS       GROSS
NUMBER      MEMO           DATE                                SCHEDULED                            PROCEEDS %
           CROSS                                                BALANCE                             SCHEDULED
          REFERENCE                                                                                 PRINCIPAL
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------
LIQUIDATION         NET            NET           REALIZED LOSS
 EXPENSES       LIQUIDATION      PROCEEDS %
                  PROCEEDS       SCHEDULED
                                  BALANCE
--------------------------------------------------------------


                    NO REALIZED LOSSES REPORTED THIS PERIOD

--------------------------------------------------------------------------------
                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER
--------------------------------------------------------------------------------

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS

-------------------------------------------------------------------------------------------------------------------
                        SPECIALLY SERVICED LOANS DETAIL
DIST DATE:   16-AUG-1999                                             PAGE #10-1
RECORD DATE: 30-JUL-1999
--------------------------------------------------------------------------------------------------------------------
DISTRIBUTION       LOAN      O     SS        SPEC       CURRENT       BALANCE       PROP   ST   INTEREST      NET
DATE              NUMBER     M   TRANSFER    SERV       SCHEDULE      TRANSFER      TYPE          RATE     OPERATING
                             C     DATE      CODE       BALANCE         DATE                                INCOME
                             R               (II)                                   (I)
--------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
NOI       DEBT        MATURITY      REM        INSPECTION       APPRAISAL          APPRAISAL
DATE      SERVICE      DATE         TERM          DATE            DATE               VALUE
          COVERAGE
           RATIO
-------------------------------------------------------------------------------------------------
                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD
-------------------------------------------------------------------------------------------------


(I)PROPERTY TYPE CODE:        6. Non-Exempt             12. Hotel
1. Single Family              7. Church                 13. Industrial
2. Multi-Family               8. School, HCF, WF        14. Industrial/Flex
3. Condo, Co-op or TH         9. Retail                 15. Multiple Properties
4. Mobile Home                10. Office                16. MiniStorage
5. Plan Unit Development      11. Retail/Office         32. Warehouse


(II) SPECIAL SERVICE CODE:
(1) Request to waive prepayment penalty         (5) In Foreclosure
(2) Payment default                             (6) Now REO
(3) Request to modify or workout                (7) Paid Off
(4) Borrower Bankruptcy                         (8) Returned to Master Servicer
--------------------------------------------------------------------------------
                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER
--------------------------------------------------------------------------------

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS

--------------------------------------------------------------------------------
                        PRINCIPAL PREPAYMENT DETAIL
DIST DATE:    16-AUG-1999                                           PAGE # 11-1
RECORD DATE:  30-JUL-1999
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
LOAN       OFFERING       CURTAILMENT AMOUNT      PAYOFF         NET           NET          MORTGAGE
NUMBER       MEMO                                 AMOUNT     LIQUIDATION    INSURANCE      REPURCHASE
            CROSS                                              PROCEEDS     PROCEEDS         PRICE
           REFERNCE
-------------------------------------------------------------------------------------------------------

                  NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD
--------------------------------------------------------------------------------

                       CONNING ASSET MANGEMENT COMPANY
                                MASTER SERVICER
--------------------------------------------------------------------------------

                                  EXHIBIT N


                            FORM OF ANNUAL REPORT

  ===============================================================================================
  CONNING ASSET MANAGEMENT COMPANY
  Commercial Mortgage Servicing
  Annual Property Evaluation Report -
  Multifamily.

                                                     Report Date:              Lender No:
  ===============================================================================================
  -----------------------------------------------
  CAMC FILE NO:
  -----------------------------------------------
  BORROWER:
  -----------------------------------------------
  PROPERTY ADDRESS:
  -----------------------------------------------
  PROPERTY TYPE:
  -----------------------------------------------
  PRIMARY USE:
  -----------------------------------------------
  SECONDARY USE:
  -----------------------------------------------
  OTHER USE:
  -----------------------------------------------
  CURRENT OCCUPANCY:
  -----------------------------------------------
  OCCUPANCY TYPE:
  -----------------------------------------------
     BUILDING SIZE NET               S/F
         RENTABLE:
  -----------------------------------------------
  NO. OF BUILDINGS:
  -----------------------------------------------
  NO. OF APT. UNITS:
  -----------------------------------------------

  ===============================================================================================

  -----------------------------------------------------------------------------------------------
  APT UNIT BREAKDOWN:
  STUDIO #        RENT           1 BR #______    RENT __________  2 BR #______     RENT _________
   3 BR#_______   RENT           OTHER           RENT __________  DESCRIPTION:___________________
  -----------------------------------------------------------------------------------------------
  YEAR BUILT:
  -----------------------------------------------------------------------------------------------
  YEAR RENOVATED:                                    Offsite Management
  -----------------------------------------------------------------------------------------------
  LAND SIZE:                                         Phone:
  -----------------------------------------------------------------------------------------------
  # OF PARKING                  UNCOVERED            On-Site Contact:
  SPACES:                        COVERED
  ===============================================================================================

  -----------------------------------------------------------------------------------------------
  DATE OF PROPERTY INSPECTION:                   INSPECTED BY:
  -----------------------------------------------------------------------------------------------
  DATE REVIEWED:                                 REVIEWED BY:
  -----------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------
      CONDITION OF THE PROPERTY (ATTACH PHOTOGRAPHS - EXTERIOR AND NEIGHBORING: PROPERTIES):
  -----------------------------------------------------------------------------------------------

  EXTERIOR                     EXCELLENT    GOOD       FAIR       POOR
  --------
  LANDSCAPING                  [      ]   [      ]   [      ]   [      ]

  PAVED AREAS                  [      ]   [      ]   [      ]   [      ]

  SIDEWALKS                    [      ]   [      ]   [      ]   [      ]

  EXTERIOR FINISH              [      ]   [      ]   [      ]   [      ]

  ROOF                         [      ]   [      ]   [      ]   [      ]

  GENERAL MAINTENANCE          [      ]   [      ]   [      ]   [      ]

  -----------------------------------------------------------------------------------------------
  COMMENTS (EXPLAIN DEFERRED
  MAINTENANCE)



  ===============================================================================================

  INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

  =============================================================================================
  Interior            Excellent    Good       Fair       Poor       N/A       Deferred
                                                                            Maintenance

  ENTRY/HALLWAYS      [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  WALLS/CEILINGS      [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  LIGHTING            [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  CARPET/FLOOR        [      ]   [      ]   [      ]   [      ]   [      ]   [      ]
  COVERING

  STAIRS              [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  ELEVATORS           [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  KITCHEN/BATHROOMS   [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  HVAC/MECHANICAL     [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  FUNCTIONAL UNITY    [      ]   [      ]   [      ]   [      ]   [      ]   [      ]

  OVERALL PHYSICAL    [      ]   [      ]   [      ]   [      ]   [      ]   [      ]
  CONDITION

  ---------------------------------------------------------------------------------------------

  COMMENTS:



  =============================================================================================
                                        STRONG              STABLE            WEAK
  MARKET  STRENGTH                     [      ]            [      ]          [      ]
                                       IMPROVING            STABLE           DECLINING
  ECONOMIC TREND                       [      ]            [      ]          [      ]
                                       IMPROVING            STABLE           DECLINING
  NEIGHBORHOOD TREND                   [      ]            [      ]          [      ]
                             EXCELLENT             GOOD               FAIR             POOR
  MAINTENANCE OF             [      ]            [      ]           [      ]         [      ]
  NEIGHBORING
  PROPERTIES
                             EXCELLENT             GOOD               FAIR             POOR
  OCCUPANCY OF               [      ]            [      ]           [      ]         [      ]
  NEIGHBORING
  PROPERTIES
  ---------------------------------------------------------------------------------------------

  REGIONAL ANALYSIS:



  =============================================================================================

  INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

 -------------------------------------------------------------
 CONNING ASSET MANAGEMENT CO. - OPERATING  STATEMENT  REVIEW
 -------------------------------------------------------------

                              --------------------------------
                    LOAN#
                                                                              ----------------
                INVESTOR#                                                          Completed
                                                                              ----
            PROPERTY TYPE                                                          Reviewed
                                                                              ----------------
               CITY/STATE
                              --------------------------------

                              ----------------   -------------     ------------   ------------
              # OF MONTHS                             12               12
         ANNUALIZED (Y/N)                             No               No
                              ----------------   -------------     ------------   ------------

                                 12/31/98          12/31/97         12/31/96       At Issue
                              ----------------   -------------     ------------   ------------
              GROSS RENTS
                              ----------------   -------------     ------------   ------------
           REIMBURSEMENTS
                              ----------------   -------------     ------------   ------------
             TOTAL INCOME
                              ----------------   -------------     ------------   ------------
                  VACANCY
                              ----------------   -------------     ------------   ------------
    DISCOUNTS/CONCESSIONS
                              ----------------   -------------     ------------   ------------
             OTHER INCOME
                              ----------------   -------------     ------------   ------------
   EFFECTIVE GROSS INCOME
                              ----------------   -------------     ------------   ------------

                              ----------------   -------------     ------------   ------------
           PROPERTY TAXES
                              ----------------   -------------     ------------   ------------
                INSURANCE
                              ----------------   -------------     ------------   ------------
                UTILITIES
                              ----------------   -------------     ------------   ------------
               MANAGEMENT
                              ----------------   -------------     ------------   ------------
          MAINT & REPAIRS
                              ----------------   -------------     ------------   ------------
         SALARIES & ADMIN
                              ----------------   -------------     ------------   ------------
              ADVERTISING
                              ----------------   -------------     ------------   ------------
             GROUND LEASE
                              ----------------   -------------     ------------   ------------
                    OTHER
                              ----------------   -------------     ------------   ------------
      TOTAL OPER EXPENSES
                              ----------------   -------------     ------------   ------------
                      NOI
                              ----------------   -------------     ------------   ------------

                              ----------------   -------------     ------------   ------------
         CAPITAL RESERVES
                              ----------------   -------------     ------------   ------------
           TI/LC RESERVES
                              ----------------   -------------     ------------   ------------
                    OTHER
                              ----------------   -------------     ------------   ------------
                      NOI
                              ----------------   -------------     ------------   ------------
             DEBT SERVICE
                              ----------------   -------------     ------------   ------------
                     DSCR
                              ----------------   -------------     ------------   ------------

                              ----------------   -------------     ------------   ------------
                OCCUPANCY
                              ----------------   -------------     ------------   ------------
                    AS OF
                              ----------------   -------------     ------------   ------------

  COMMENTS






  Information contained herein has been furnished by borrowers, property managers, or other outside parties, and therefore no assurances are made by Wells Fargo Bank as to the accuracy or completeness of such information.

                                  EXHIBIT O

                   FORM OF SPECIAL SERVICER MONTHLY REPORT

DELINQUENT AND SPECIALLY SERVICED ASSET REPORT

Offering                                                  Paid                          Unpaid       Scheduled    Special
Circular   Loan     Property                   Maturity   Through   Unpaid Balance      Principal    Principal    Servicer
Control#   Number   Type       City    State   Date       Date      At Transfer Date    Balance      Balance      Transfer Date
-------------------------------------------------------------------------------------------------------------------------------



Offering   Reason
Circular   Transfer    Resolution    Current        Outstanding    Advance           Outstanding Property   Purpose of Property
Control#   to SS (1)   Status (2)    P&I Advance    P&I Advances   Description (3)   Protection Advances    Protection Advances
-------------------------------------------------------------------------------------------------------------------------------



Offering
Circular   Appraisal   Appraisal   NOI    Latest       Debt Service     Latest           Latest        Inspection   Foreclosure
Control#   Date        Value       Date   Annual NOI   Coverage Ratio   Occupancy Date   Occupancy %   Date         Date
-------------------------------------------------------------------------------------------------------------------------------



Offering
Circular   Bankruptcy                 Brief Description of Site Inspection, Foreclosure
Control#   Date          REO Date     Proceedings, or Negotiations w/Mortgager
------------------------------------------------------------------------------------------





(3)         0.  P&I Advance - Late Payment but (less than) one month delinquent
Advance     1.  P&I Advance - Loan delinquent 1 month
Description 2.  P&I Advance - Loan delinquent 2 months
            3.  P&I Advance - Loan delinquent 3 months or more
            4.  P&I Advance - Loan in Grace Period
            5.  P&I Advance - Assumed Scheduled Payment

                                                             Determination Date:
                                                                       Due Date:
                                                                     Loan Group:

Delinquent and
Specially Serviced Asset Report


                                                                       Special Servicing Status
                                                                                 Codes

                                                 Sched.      Paid               Transfer  Resol.
Loan    Prop.                         Asset     Balance       to      Transfer   Reason   Status
No.     Type      City      State     Type       ($000)      Date       Date      (1)       (2)
--------------------------------------------------------------------------------------------------




                           Cash Flow Data           Occupancy           Appraisal Data

        Monthly   Total    Latest  Latest             Latest   Latest           Latest
         P&I      Cumul.    Op.    Annual             Occu-     Occu-    Latest  Appr.
Loan     Pmt.    Advance   Stmt.    NOI     Latest    pancy     pancy    Appr.   Value   Latest
No.     ($000)    ($000)   Date    ($000)    DSCR      Date      (%)     Date   ($000)     LTV
--------------------------------------------------------------------------------------------------





--------------------------------------------------- --------------------------------------------------------
   (1) Reason for Transfer to Special Servicer                       (2) Resolution Status
1.  Not _______ (00 only)   5.  Bankruptcy          1.  Status pending          7.  Bankruptcy
2.  Request for             6.  Tax or Insurance        borrower negotiations   8.  REO or loan sale in
    forebearance or             advance             2.  Negotiations in             process
    modification            7.  Nonpayment default      process to cure         9.  Loan repurchase pending
3.  Payment default         8.  Other                   default                 10. Corrected & monitoring
4.  Balloon default                                 3.  Extension of maturity       for return to Master
                                                        in process                  Servicer
                                                    4.  Modification in
                                                        process
                                                    5.  Foreclosure in process
                                                    6.  Intent to foreclose
--------------------------- ----------------------- --------------------------- ----------------------------

          Information contained herein has been furnished by borrowers, property managers, or other outside persons and therefore no assurances are made by _________________ as to the accuracy or correctness of such information.

                                      CSSA
         Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1
                          DELINQUENT LOAN STATUS REPORT
                            as of ___________________

-------------------------------------------------------------------------------------------------------------------------
                                                   S62 or
    S4         S55           S61    S57    S58      S63       P8       P7         P37        P39       P38
-------------------------------------------------------------------------------------------------------------------------
                                                                       (a)        (b)        (c)       (d)  (e) =a+b+c+d
-------------------------------------------------------------------------------------------------------------------------

                                                                                 Total                 Other
             Short Name                                      Paid   Scheduled     P&I       Total    Advances
Prospectus      (When     Property                Sq Ft or   Thru     Loan      Advances   Expenses  (Taxes &    Total
    ID      Appropriate)    Type    City   State    Units    Date    Balance     To Date    To Date   Escrow)   Exposure
-------------------------------------------------------------------------------------------------------------------------

90+ DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------


60 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------


30 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------


Current & at Special
Servicer
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

    S4         P25       P10         P11       P58      P54     P55    P81                  P74
--------------------------------------------------------------------------------------------------
                                                                             (f)=P38/P81
--------------------------------------------------------------------------------------------------
                                                                                 Value
                                                                                 using
              Current   Current                                        ***Cap     NOI
Prospectus    Monthly  Interest   Maturity   LTM NOI            LTM     Rate     & Cap   Valuation
    ID          P&I      Rate       Date      Date    LTM NOI   DSCR  Assigned   Rate       Date
--------------------------------------------------------------------------------------------------

90+ DAYS DELINQUENT
--------------------------------------------------------------------------------------------------


60 DAYS DELINQUENT
--------------------------------------------------------------------------------------------------


30 DAYS DELINQUENT
--------------------------------------------------------------------------------------------------


Current & at Special
Servicer
--------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------


FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL -- in Foreclosure, MOD -- Modification, DPO -- Discount Payoff, NS -- Note Sale, BK -- Bankruptcy, PP -- Payment Plan, TBD -- To Be Determined.

     It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**   App -- Appraisal, BPO -- Broker opinion, Int. -- Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers -- to be provided by a third party.

                                      CSSA
         Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1
                          DELINQUENT LOAN STATUS REPORT
                            as of ___________________

------------------------------------------------------------------------------------------------------
    S4           S55          S61     S57     S58       P75                                   P35
------------------------------------------------------------------------------------------------------
                                                                (g)=(.92*f)   (h)=(g/_)
------------------------------------------------------------------------------------------------------
                                                     Appraisal                               Total
              Short Name                               BPO or    Loss using   Estimated    Appraisal
Prospectus      (When      Property                   Internal    92% Appr.    Recovery    Reduction
    ID       Appropriate)    Type     City    State   Value **   or BPO (f)       %         Realized
------------------------------------------------------------------------------------------------------

90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------


60 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------


30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------


Current & at Special
Servicer
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
    S4             P77           P79          P42           P82           P76
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                                               FCL        Expected
Prospectus       Transfer     Resolution      Start       FCL Sale       Workout
    ID             Date          Date         Date          Date         Strategy        Comments
------------------------------------------------------------------------------------------------------

90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------


60 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------


30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------


Current & at Special
Servicer
------------------------------------------------------------------------------------------------------


FCL-Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

                                      CSSAS
               Commercial Mortgage Pass-Through, Series 1999-CAM1
                                REO STATUS REPORT
                            as of ___________________


---------------------------------------------------------------------------------------------------------------------------------
     S4                 S55            S61       S57    S58     S62 or      P8        P7            P37         P39        P38
---------------------------------------------------------------------------------------------------------------------------------
                                                                 S63                  (a)           (b)         (c)        (d)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Other
                                                                           Paid                  Total P&I     Total    Advances
                    Short Name       Property                  Sq Ft or    Thru     Scheduled     Advances   Expenses   (Taxes &
Prospectus ID   (When Appropriate)     Type     City   State     Units     Date   Loan Balance    To Date     To Date    Escrow)
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
     S4                      P25       P11        P58       P54         P81         P74                       P75
---------------------------------------------------------------------------------------------------------------------------------
              (e)=a+b+c+d                                   (k)         (j)                 (f)=(k/j)         (g)      (h)=(.92*g)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Appraisal
                           Current                                                           Value using     BPO or    Loss Using
                 Total     Monthly   Maturity     LTM     LTM NOI/   Cap Rate    Valuation      NOI &       Internal   92% Appr.
Prospectus ID   Exposure     P&I       Date     NOI Date    DSC     Assign ***     Date       Cap Rate       Value     or BPO(1)
---------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------
     S4                           P35         P77           P88           P79
----------------------------------------------------------------------------------
                  (i)=(g/c)
----------------------------------------------------------------------------------
                                 Total
                  Estimated    Appraisal                    REO         Pending
                  Recovery     Reduction    Transfer    Acquisition    Resolution
Prospectus ID        %          Realized      Date          Date          Date
----------------------------------------------------------------------------------





(1) Use the following codes: App -- Appraisal, BPO -- Brokers Opinion, Int -- Internal Value

*** How to determine the cap rate is agreed upon by Underwiter and servicers -- to be provided by a third party.

                                      CSSA
         Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1
                       COMPARATIVE FINANCIAL STATUS REPORT
                            as of ___________________


-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

     S4          S57        S58                      P7         P8                     S72        S69         S70        S65
-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

                                                                                               Original Underwriting
-------------  ---------  ---------  -----------  ---------  ----------  ---------  --------------------------------------------
                                                                                                    Information
-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------------------  ---------
                                                                                         Under Year
-------------  ---------  ---------  -----------  ---------  ----------  ---------  ---------------------  ----------  ---------
                                        Last                                         Financial
                                      Property    Scheduled    Paid       Annual       Info
   Prospectus                          Inspect      Loan       Thru        Debt        as of       %          Total        $
       Id         City      State       Date       Balance     Date       Service      Date       Occ        Revenue      NOI

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------
                                     yy/mm                                          yy/mm
----------------------------------------------------------------------------------------------------------------------------------

List all properties currently in deal with or without information largest to smallest loan
----------------------------------------------------------------------------------------------------------------------------------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

Total:                                               $                      $                      WA         $           $
-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------
                                                                                                Received
-------------  ---------  ---------  -----------  ---------  ----------  ---------  ---------------------------------  ---------
Financial Information:                                                              Loans                  Balance
------------------------------------------------  ---------  ----------  ---------  ---------------------  ---------------------

                                                                                       $           %          $           %
-----------------------------------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

Current Full Year:
-----------------------------------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

Current Full Yr. received with DSC<1:
-----------------------------------------------------------  ----------  ---------  ----------  ---------  ----------  ---------

Prior Full Year:
-----------------------------------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

Prior Full Yr. received with DSC<1:
-----------------------------------------------------------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

----------------------------------------------------------------------------------------------------------------------------------

(1) DSCR should match to Operating Statement and is normally calculated using
NOI/Debt Service.
----------------------------------------------------------------------------------------------------------------------------------

(2) Net change should compare the latest year to the underwriting year.
----------------------------------------------------------------------------------------------------------------------------------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

     S4           S66        P65         P64        P59         P61        P63         P58        P57         P53        P54
-------------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------
                                       2nd Preceding Annual Operating                             Preceding Annual Operating
-------------  ----------  -------------------------------------------------------  ----------------------------------------------
                                          Information                                               Information
-------------  ----------  ---------  ---------------------  ----------  ---------  ----------  ---------------------  ---------
                           as of _______                          Normalized        as of _______                      Normalized
-------------  ----------  ---------------------  ---------  ---------------------  ---------------------  ----------  -----------
                           Financial                                                 Financial
                             Info                                                      Info
   Prospectus      (1)       as of        %          Total        $          (1)       as of         %          Total        $
       Id         DSCR       Date        Occ        Revenue      NOI        DSCR       Date         Occ        Revenue      NOI

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------
                           yy/mm                                                    yy/mm
-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

------------------------------------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

Total:            WA                     WA          $          $           WA                       WA       $           $
-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------
                                      Required
-------------  ----------  --------------------------------  ----------  ---------  ------------  -------  ----------  ---------
Financial
Information                 Loans                  Balance
-------------------------  ---------------------  ---------------------  ---------  ------------  -------  ----------  ---------

                              $          %           $          %
-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------


-------------------------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------


-------------------------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------


-------------------------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------


-------------------------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------

-------------  ----------  ---------  ----------  ---------  ----------  ---------  ------------  -------  ----------  ---------


(1) DSCR should match to Operating Statement and is normally calculated using
NOI/Debt Service.
--------------------------------------------------------------------------------------------------------------------------------

(2) Net change should compare the latest year to the underwriting year.
--------------------------------------------------------------------------------------------------------------------------------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

     S4           P56         P72        P73         P66        P68         P70        (2)
-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------
                                          Trailing Financial or YTD                       Net Change
-------------  ----------  --------------------------------------------------------  ---------------------  ---------
                               Information
-------------  ----------  ---------------------  ----------  ---------  ----------  ---------  ----------  ---------
               Normalized                Months Reported             Actual                   Preceding & Basis
-------------  ----------  ----------  ---------------------  ---------------------  --------------------------------

                                                                                                   %
   Prospectus        (1)      FS Start   FS End       Total        $          %         %         Total        (1)
       Id           DSCR       Date       Date       Revenue      NOI        DSC       Occ       Revenue     DSRCR

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

                           yy/mm       yy/mm
-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------------------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

Total:            WA                      WA         $           $          WA          WA         $           WA
-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------
Financial
Information
-------------------------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------


-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------


-------------------------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------


-------------------------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------


-------------------------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------


-------------------------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

-------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

(1) DSCR should match to Operating Statement and is normally calculated using
NOI/Debt Service.
---------------------------------------------------------------------------------------------------------------------

(2) Net change should compare the latest year to the underwriting year.
---------------------------------------------------------------------------------------------------------------------

-------------  ---------  ---------  -----------  ---------  ----------  ---------  ----------  ---------  ----------


                                      CSSA
         Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1
                       HISTORICAL LOAN MODIFICATION REPORT
                            as of ___________________

--------------------------------------------------------------------------------------------------------------------------------
    S4        S57       S58      P49       P48      P7*          P7*         P50*             P50*      P25*     P25*     P11*
--------------------------------------------------------------------------------------------------------------------------------


                                                  Balance
                                 Mod/               When    Balance at the
                               Extension          Sent To   Effective Date          # Mths
Prospectus                               Effect   Special         of         Old   for Rate    New               New      Old
    ID        City     State     Flag     Date    Servicer  Rehabilitation   Rate   Change    Rate    Old P&I    P&I    Maturity
--------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------
    S4              P11*                P47
---------------------------------------------------------------------------
                                                (2) Est.
                                                 Future
                             Total #            Interest
                              Mths      (1)     Loss to
                               for   Realized   Trust $
Prospectus          New      Change   Loss to    (Rate
    ID           Maturity    of Mod   Trust $  Reduction)    COMMENT
---------------------------------------------------------------------------





THIS REPORT IS HISTORICAL
--------------------------------------------------------------------------------

Information is as of modification. Each line should not change in the future. Only new modifications should be added.

Total For All Loans:

Total For Loans in Current Month:

                                         # of Loans         $ Balance

Modifications:

Maturity Date Extensions:

Total:

* The information in these columns is from a particular point in time and should not change on this report once assigned.

(1)  Actual principal loss taken by bonds.

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                      CSSA
         Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                            as of ___________________


----------------------------------------------------------------------------------------------------------------------------------
    S4           S55          S61        S57       S58      P45/P7         P75                               P45          P7
----------------------------------------------------------------------------------------------------------------------------------
                                                            (c)=b/a        (a)                    (b)        (d)         (e)
----------------------------------------------------------------------------------------------------------------------------------
                                                               %          Latest
              Short Name                                    Received    Appraisal      Effect              Net AmT.
Prospectus      (When       Property                          From      or Brokers    Date of    Sales     Received    Scheduled
    ID       Appropriate      Type       City      State      Sale       Opinion        Sale     Price    from Sale     Balance
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
    S4           P37       P39+P38
----------------------------------------------------------------------------------------------------------------------------------
                 (f)         (g)         (h)    (i)=d(f+g+h) (k)=(i-o)               (m)        Date      (n)=k+m       (o)=__
----------------------------------------------------------------------------------------------------------------------------------
                                                              Actual     Date                  Minor
                                      Servicing               Losses     Loss                   Adj      Total Loss    Loss % of
Prospectus    Total P&I     Total        Fees       Net       Passed    Passed    Minor Adj    Passed       with       Scheduled
    ID         Advanced    Expenses    Expense    Proceeds     Thru      thru      to Trust     thru     Adjustment     Balance
----------------------------------------------------------------------------------------------------------------------------------





THIS REPORT IS HISTORICAL

All information is from the liquidation date and does not need to be updated.

Total all Loans:

Current Month Only:

                                  EXHIBIT P

                                   RESERVED

                                  EXHIBIT Q

                      FORM OF MORTGAGE LOAN INFORMATION

                   Substantially Similar to the Information

                        Repeated in Appendix II to the

                            Prospectus Supplement

                                   EXHIBIT R-1

               REPRESENTATIONS AND WARRANTIES OF GENERAL AMERICAN
                      IN RESPECT OF GENERAL AMERICAN LOANS

       (Representations and Warranties with respect to the Mortgage Loans)

         1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

         2. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof or was acquired by the Seller, and each such origination or acquisition, as applicable, of a Mortgage Loan complied with the Sellers underwriting policies in effect as of such Mortgage Loans Origination Date.

         3. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

         4. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date.

         5. Lien; Valid Assignment. Subject to the exceptions set forth in paragraph 14 below, the Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and enforceable first priority lien upon the related Mortgaged Property, which includes all buildings located thereon and all fixtures thereto, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet delinquent or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) purchase money security interests and other matters described in the fourth sentence of this paragraph and (e) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c), (d) or
(e) individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the related Borrower to make timely payments due on the Mortgage Loan debt (the foregoing items (a) through
(e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Subject to the exceptions set forth in paragraph 14 below, such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property described therein and reasonably necessary to operate the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

         6. Assignment of Leases and Rents. Subject to the exceptions set forth in paragraph 14 below, the Assignment of Leases set forth in the Mortgage (or in a separate instrument) and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

         7. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, except for any partial reconveyances of real property that do not materially adversely affect the value of the Mortgaged Property and which are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File.

         8. Condition of Property; Condemnation. (a) An engineering report (an "Engineering Report") was conducted by a reputable engineer or consultant in connection with the origination of each Mortgage Loan listed on Schedule A hereto (the "Schedule A Loans") on or after January 1, 1998. With respect to each Schedule A Loan and its related Mortgaged Property, other than as disclosed in the related Engineering Report therefor, to Seller's knowledge such Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. With respect to any condition disclosed in an Engineering Report that would materially and adversely affect the value of the related Mortgaged Property if not remedied, such condition has either been remedied to Seller's satisfaction or funds as deemed necessary by the Seller or the related engineer or consultant have been placed in escrow to remedy such condition to Seller's satisfaction.

         (b) With respect to each Mortgage Loan other than the Schedule A Loans, and its related Mortgaged Property and other than as listed on Schedule B hereto (the "Schedule B Loans"), such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. With respect to each condition listed on Schedule B that would materially and adversely affect the value of the related Mortgaged Property if not remedied, such condition has either been remedied to Seller's satisfaction or funds as deemed necessary by the Seller or the related engineer or consultant have been placed in escrow to remedy such condition to Seller's satisfaction.

         (c) The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

         9. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form adopted in the applicable jurisdiction) lender's title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a pro forma or specimen policy, escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and the Seller has made no claims thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy was, as of the date of origination of such Mortgage Loan, qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

         10. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

         11. Mortgage Loan Provisions. Subject to the exceptions set forth in paragraph 14, the Mortgage Note and Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the Mortgaged Property or any material portion thereof, is transferred, sold or encumbered, excepting, however, those Mortgage Loans allowing junior liens (as listed on Schedule F hereto (the "Schedule F Loans")); or allowing an assumption by a third party upon the satisfaction of certain conditions precedent and upon payment of a transfer fee, if any.

         12.  Trustee  under Deed of Trust.  If any Mortgage is a deed of trust,
(1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related
Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

         13. Environmental Conditions. (a) A Phase I environmental report (an "Environmental Report") was conducted by a reputable environmental engineer or consultant in connection with the origination of each Mortgage Loan listed on Schedule C hereto (the "Schedule C Loans") on or after January 1, 1998. With respect to each Schedule C Loan and its related Mortgaged Property, other than as disclosed in the related Environmental Report therefor, to Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property such that (1) the value of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law (A) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (B) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Material (the "Environmental Laws"). Neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant of all or any of the Mortgaged Property has received any notice of any violation or potential violation of any Environmental Law. With respect to any condition disclosed in an Environmental Report that would materially and adversely affect the value of the related Mortgaged Property if not remedied, such condition has either been remedied to Seller's satisfaction or funds as deemed necessary by the Seller or the related environmental engineer or consultant have been placed in escrow to remedy such condition to Seller's satisfaction.

         (b) With respect to each Mortgage Loan other than the Schedule C Loans, and its related Mortgaged Property, other than as listed on Schedule D hereto,
(X) no Hazardous Material is present on such Mortgaged Property such that (1) the value of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable Environmental Laws. Neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any Environmental Law. With respect to each condition listed on Schedule D hereto that would materially and adversely affect the value of the related Mortgaged Property if not remedied, such condition has either been remedied to Seller's satisfaction or funds as deemed necessary by the Seller or the related environmental engineer or consultant have been placed in escrow to remedy such condition to Seller's satisfaction.

         "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

         14. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures a Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and subject to the foregoing exceptions, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

         15. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage, to be insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, with no deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) with respect to the Mortgage Loans on Schedule G attached hereto, a comprehensive general liability insurance policy in amounts as are generally required by the Seller, and in any event not less than $1 million per occurrence. All premiums on such insurance policies required to be paid as of the date hereof have been paid. Each such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured and requires prior notice to the holder of the Mortgage of termination or cancellation. The Seller has not received any such notice of termination or cancellation (including any notice of nonpayment of premiums) that has not been cured. Other than as set forth in paragraph 18(viii) hereof, each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. With the exception of the Mortgage Loans listed on Schedule H hereto, each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan with the Mortgagee or a trustee appointed by it having the right to hold and disperse such proceeds as the repair or restoration progresses, if the aggregate amount of such proceeds is above a customary specified threshold.

         16. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments and other charges shall not be considered unpaid until the earlier of (a) the date on which interest and/or penalties would be first payable thereon and (b) the date on which enforcement action is entitled to be taken by the relating taxing authority.

         17. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

         18. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), or, where the Mortgage Loan is secured by a Ground Lease and the Fee Interest in the Mortgaged Property, the Fee Interest is subject and subordinate of record to the Mortgage and the Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or lien upon such Fee Interest, and upon the occurrence of an event of default under the terms of the Mortgage, the mortgagee has the right to foreclose or otherwise exercise its rights with respect to the fee interest within a commercially reasonable time (subject to the exceptions set forth in paragraph 14); and as to any Ground Lease:

         (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

         (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

         (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing
                  Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

         (iv) All ground rents under such Ground Lease have been paid. Such Ground Lease is in full force and effect and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

         (v)      Such Ground Lease, or an estoppel  letter or other  agreement,
                  (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee; (B) except with respect to the Mortgage Loans listed on Schedule I hereto, provides that the ground lessor is required to enter into a new ground lease on terms that do not materially differ from the original ground lease upon termination of the Ground Lease for any reason; and (C) provides that no modification of such Ground Lease will be effective without the prior written consent of such mortgagee;

         (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

         (vii)    Such  Ground  Lease  has  an  original  term   (including  any
                  extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

         (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the mortgagee will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except with respect to the Mortgage Loans listed on Schedule J hereto), or (B) to the payment or defeasance of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

         (ix) With the exception of the Mortgage Loans listed on Schedule K hereto, such Ground Lease does not impose any restrictions on subletting.

         19. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are required to be deposited or paid under the terms of the related Mortgage Loan documents (inclusive of any applicable grace or cure period) have been so deposited or paid by the related Mortgagor, and all such deposits and payments have been applied in accordance with their intended purposes or are being transferred to the Purchaser pursuant hereto.

         20. Value to Loan Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the
Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 20 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

         21. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (b) satisfies the provisions of either clause (a)(i) of paragraph 20 (substituting the date of the last such modification for the date the Mortgage Loan was originated in making such determination) or clause (a)(ii) of paragraph 20, including the proviso thereto.

         22. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

         23. No Mechanics' Liens. Each Mortgaged Property was, as of the date of the origination of the related Mortgage Loan, and, to the Seller's knowledge, is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

         24. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws (including applicable exemptions thereto) in effect at its date of origination.

         25.   Cross-collateralization;   Cross-default.  No  Mortgage  Loan  is
cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

         26. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan. The Mortgages relating to those Mortgage Loans identified on Schedule E hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan, the payment of a release price set forth therein and prepayment consideration in connection therewith. No Mortgage Loan permits the release or substitution of collateral if such release or substitution (a) would constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg.ss.1.1001-3 (as of the Closing Date) or
(b) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (as of the Closing Date, but without regard to clauses (A)(i) or (A)(ii) thereof).

         27. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest other than customary payments or charges such as default interest, late charges and prepayment premiums, which may be deemed interest under applicable state law.

         28. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 4, 8, 13, 15, 16, 17 and 18 of this Exhibit 2.

         29. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

         30. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply as of the date of the origination of the related Mortgage Loan with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination.

         31. Junior Liens. Schedule F attached hereto lists all the Mortgage Loans that permit the related Mortgaged Property to be encumbered by any lien junior to the lien of the related Mortgage and describes any related debt service coverage or similar criteria needed to be satisfied to obtain such junior lien. Except as otherwise set forth on Schedule F, the Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

         32. Actions Concerning Mortgage Loans. The Seller has not received notice of any action, suit or proceeding before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended or that might adversely affect the related Borrower's performance under the related Mortgage Loan Documents.

         33. Servicing. The servicing and collection practices used by the Seller or on Seller's behalf have been in all material respects legal, proper and prudent and have met customary industry standards for servicing of commercial and multifamily mortgage loans.

         34. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

         35. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by any collateral (including any mortgage) that is not included in the Trust.

         36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes the non-recourse obligations of the Mortgagors thereon except that either (i) such provision does not apply in the case of fraud by the Mortgagor or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor.

         37. Lender Not Required to Sell Mortgage Loan. The lender under the Mortgage Loans will not be required to sell the Mortgage Loan at any time when such Mortgage Loan is not in default or when a default is not reasonably forseeable.

                                   EXHIBIT R-2

               REPRESENTATIONS AND WARRANTIES OF RETIREMENT SYSTEM
                      IN RESPECT OF RETIREMENT SYSTEM LOANS

       (Representations and Warranties with respect to the Mortgage Loans)

         19. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

         20. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof or was acquired by the Seller, and each such origination or acquisition, as applicable, of a Mortgage Loan complied with the Sellers underwriting policies in effect as of such Mortgage Loans Origination Date.

         21. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

         22. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date.

         23. Lien; Valid Assignment. Subject to the exceptions set forth in paragraph 14 below, the Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and enforceable first priority lien upon the related Mortgaged Property, which includes all buildings located thereon and all fixtures thereto, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet delinquent or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) purchase money security interests and other matters described in the fourth sentence of this paragraph and (e) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c), (d) or
(e) individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the related Borrower to make timely payments due on the Mortgage Loan debt (the foregoing items (a) through
(e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Subject to the exceptions set forth in paragraph 14 below, such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property described therein and reasonably necessary to operate the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

         24. Assignment of Leases and Rents. Subject to the exceptions set forth in paragraph 14 below, the Assignment of Leases set forth in the Mortgage (or in a separate instrument) and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

         25. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, except for any partial reconveyances of real property that do not materially adversely affect the value of the Mortgaged Property and which are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File.

         26. Condition of Property; Condemnation. (a) An engineering report (an "Engineering Report") was conducted by a reputable engineer or consultant in connection with the origination of each Mortgage Loan listed on Schedule A hereto (the "Schedule A Loans") on or after January 1, 1998. With respect to each Schedule A Loan and its related Mortgaged Property, other than as disclosed in the related Engineering Report therefor, to Seller's knowledge such Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. With respect to any condition disclosed in an Engineering Report that would materially and adversely affect the value of the related Mortgaged Property if not remedied, such condition has either been remedied to Seller's satisfaction or funds as deemed necessary by the Seller or the related engineer or consultant have been placed in escrow to remedy such condition to Seller's satisfaction.

         (b) With respect to each Mortgage Loan other than the Schedule A Loans, and its related Mortgaged Property and other than as listed on Schedule B hereto (the "Schedule B Loans"), such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. With respect to each condition listed on Schedule B that would materially and adversely affect the value of the related Mortgaged Property if not remedied, such condition has either been remedied to Seller's satisfaction or funds as deemed necessary by the Seller or the related engineer or consultant have been placed in escrow to remedy such condition to Seller's satisfaction.


         (c) The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

         27. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form adopted in the applicable jurisdiction) lender's title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a pro forma or specimen policy, escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and the Seller has made no claims thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy was, as of the date of origination of such Mortgage Loan, qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

         28. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

         29. Mortgage Loan Provisions. Subject to the exceptions set forth in paragraph 14, the Mortgage Note and Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the Mortgaged Property or any material portion thereof, is transferred, sold or encumbered, excepting, however, those Mortgage Loans allowing junior liens (as listed on Schedule F hereto (the "Schedule F Loans")); or allowing an assumption by a third party upon the satisfaction of certain conditions precedent and upon payment of a transfer fee, if any.

         30.  Trustee  under Deed of Trust.  If any Mortgage is a deed of trust,
(1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related
Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

         31. Environmental Conditions. (a) A Phase I environmental report (an "Environmental Report") was conducted by a reputable environmental engineer or consultant in connection with the origination of each Mortgage Loan listed on Schedule C hereto (the "Schedule C Loans") on or after January 1, 1998. With respect to each Schedule C Loan and its related Mortgaged Property, other than as disclosed in the related Environmental Report therefor, to Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property such that (1) the value of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law (A) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (B) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Material (the "Environmental Laws"). Neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant of all or any of the Mortgaged Property has received any notice of any violation or potential violation of any Environmental Law. With respect to any condition disclosed in an Environmental Report that would materially and adversely affect the value of the related Mortgaged Property if not remedied, such condition has either been remedied to Seller's satisfaction or funds as deemed necessary by the Seller or the related environmental engineer or consultant have been placed in escrow to remedy such condition to Seller's satisfaction.

         (b) With respect to each Mortgage Loan other than the Schedule C Loans, and its related Mortgaged Property, other than as listed on Schedule D hereto,
(X) no Hazardous Material is present on such Mortgaged Property such that (1) the value of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable Environmental Laws. Neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any Environmental Law. With respect to each condition listed on Schedule D hereto that would materially and adversely affect the value of the related Mortgaged Property if not remedied, such condition has either been remedied to Seller's satisfaction or funds as deemed necessary by the Seller or the related environmental engineer or consultant have been placed in escrow to remedy such condition to Seller's satisfaction.

         "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

         32. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures a Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and subject to the foregoing exceptions, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

         33. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage, to be insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, with no deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) with respect to the Mortgage Loans on Schedule G attached hereto, a comprehensive general liability insurance policy in amounts as are generally required by the Seller, and in any event not less than $1 million per occurrence. All premiums on such insurance policies required to be paid as of the date hereof have been paid. Each such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured and requires prior notice to the holder of the Mortgage of termination or cancellation. The Seller has not received any such notice of termination or cancellation (including any notice of nonpayment of premiums) that has not been cured. Other than as set forth in paragraph 18(viii) hereof, each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. With the exception of the Mortgage Loans listed on Schedule H hereto, each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan with the Mortgagee or a trustee appointed by it having the right to hold and disperse such proceeds as the repair or restoration progresses, if the aggregate amount of such proceeds is above a customary specified threshold.

         34. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments and other charges shall not be considered unpaid until the earlier of (a) the date on which interest and/or penalties would be first payable thereon and (b) the date on which enforcement action is entitled to be taken by the relating taxing authority.

         35. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

         36. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), or, where the Mortgage Loan is secured by a Ground Lease and the Fee Interest in the Mortgaged Property, the Fee Interest is subject and subordinate of record to the Mortgage and the Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or lien upon such Fee Interest, and upon the occurrence of an event of default under the terms of the Mortgage, the mortgagee has the right to foreclose or otherwise exercise its rights with respect to the fee interest within a commercially reasonable time (subject to the exceptions set forth in paragraph 14); and as to any Ground Lease:

         (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

         (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

         (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing
                  Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

         (iv) All ground rents under such Ground Lease have been paid. Such Ground Lease is in full force and effect and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

         (v)      Such Ground Lease, or an estoppel  letter or other  agreement,
                  (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee; (B) except with respect to the Mortgage Loans listed on Schedule I hereto, provides that the ground lessor is required to enter into a new ground lease on terms that do not materially differ from the original ground lease upon termination of the Ground Lease for any reason; and (C) provides that no modification of such Ground Lease will be effective without the prior written consent of such mortgagee;

         (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

         (vii)    Such  Ground  Lease  has  an  original  term   (including  any
                  extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

         (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the mortgagee will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except with respect to the Mortgage Loans listed on Schedule J hereto), or (B) to the payment or defeasance of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

         (ix) With the exception of the Mortgage Loans listed on Schedule K hereto, such Ground Lease does not impose any restrictions on subletting.

         38. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are required to be deposited or paid under the terms of the related Mortgage Loan documents (inclusive of any applicable grace or cure period) have been so deposited or paid by the related Mortgagor, and all such deposits and payments have been applied in accordance with their intended purposes or are being transferred to the Purchaser pursuant hereto.

         39. Value to Loan Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the
Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 20 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

         40. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (b) satisfies the provisions of either clause (a)(i) of paragraph 20 (substituting the date of the last such modification for the date the Mortgage Loan was originated in making such determination) or clause (a)(ii) of paragraph 20, including the proviso thereto.

         41. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

         42. No Mechanics' Liens. Each Mortgaged Property was, as of the date of the origination of the related Mortgage Loan, and, to the Seller's knowledge, is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

         43. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws (including applicable exemptions thereto) in effect at its date of origination.

         44.   Cross-collateralization;   Cross-default.  No  Mortgage  Loan  is
cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

         45. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan. The Mortgages relating to those Mortgage Loans identified on Schedule E hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan, the payment of a release price set forth therein and prepayment consideration in connection therewith. No Mortgage Loan permits the release or substitution of collateral if such release or substitution (a) would constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg.ss.1.1001-3 (as of the Closing Date) or
(b) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (as of the Closing Date, but without regard to clauses (A)(i) or (A)(ii) thereof).

         46. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest other than customary payments or charges such as default interest, late charges and prepayment premiums, which may be deemed interest under applicable state law.

         47. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 4, 8, 13, 15, 16, 17 and 18 of this Exhibit 2.

         48. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

         49. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply as of the date of the origination of the related Mortgage Loan with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination.

         50. Junior Liens. Schedule F attached hereto lists all the Mortgage Loans that permit the related Mortgaged Property to be encumbered by any lien junior to the lien of the related Mortgage and describes any related debt service coverage or similar criteria needed to be satisfied to obtain such junior lien. Except as otherwise set forth on Schedule F, the Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

         51. Actions Concerning Mortgage Loans. The Seller has not received notice of any action, suit or proceeding before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended or that might adversely affect the related Borrower's performance under the related Mortgage Loan Documents.

         52. Servicing. The servicing and collection practices used by the Seller or on Seller's behalf have been in all material respects legal, proper and prudent and have met customary industry standards for servicing of commercial and multifamily mortgage loans.

         53. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

         54. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by any collateral (including any mortgage) that is not included in the Trust.

         55. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes the non-recourse obligations of the Mortgagors thereon except that either (i) such provision does not apply in the case of fraud by the Mortgagor or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor.

         56. Lender Not Required to Sell Mortgage Loan. The lender under the Mortgage Loans will not be required to sell the Mortgage Loan at any time when such Mortgage Loan is not in default or when a default is not reasonably forseeable.

                                 EXHIBIT S-1

                FORM OF POWER OF ATTORNEY FOR MASTER SERVICER

RECORDING REQUESTED BY:
CONNING ASSET MANAGEMENT COMPANY

AND WHEN RECORDED MAIL TO:

CONNING ASSET MANAGEMENT COMPANY
700 Market Street
St. Louis, MO  63101
Attention:  Commercial Mortgage Pass-
   Through Series 1999-CAM1


                   Space above this line for Recorder's use
------------------------------------------------------------------------------

                          LIMITED POWER OF ATTORNEY
                                  (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that THE CHASE MANHATTAN BANK, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of July 1, 1999 (the "Pooling and Servicing
Agreement"), does hereby nominate, constitute and appoint CONNING ASSET MANAGEMENT COMPANY ("CAM"), as Master Servicer, under the Pooling and Servicing Agreement as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable CAM to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by CAM of its duties as Master Servicer under the Pooling and Servicing Agreement, giving and granting CAM full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all CAM shall lawfully do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of July, 1999.


                                   THE CHASE MANHATTAN BANK, as trustee for
                                   Morgan Stanley Capital I Inc., Commercial
                                   Mortgage Pass-Through Certificates, Series
                                   1999-CAM1



                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                         ALL-PURPOSE ACKNOWLEDGEMENT




                                       )
                                       )
                                       )


      On _______________ before me, ______________________________
              Date                          Name and Title of Officer (i.e.,
                                            Your Name, Notary Public)

personally appeared ____________________________________________________________
                                  Name(s) of Document Signer(s)

________________________________________________________________________________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


      WITNESS my hand and official seal.






       _________________________________
            Signature of Notary








                                           (Affix seal in the above blank space)

                                 EXHIBIT S-2

                FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER

RECORDING REQUESTED BY:
CONNING ASSET MANAGEMENT COMPANY

AND WHEN RECORDED MAIL TO:

CONNING ASSET MANAGEMENT COMPANY
700 Market Street
St. Louis, MO  63101
Attention:  Commercial Mortgage Pass-
   Through Series 1999-CAM1


                   Space above this line for Recorder's use
------------------------------------------------------------------------------

                          LIMITED POWER OF ATTORNEY
                                  (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that THE CHASE MANHATTAN BANK, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-CAM1 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of July 1, 1999 (the "Pooling and Servicing
Agreement"), does hereby nominate, constitute and appoint CONNING ASSET MANAGEMENT COMPANY ("CAM"), as Special Servicer, under the Pooling and Servicing Agreement as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable CAM to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by CAM of its duties as Special Servicer under the Pooling and Servicing Agreement, giving and granting CAM full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all CAM shall lawfully do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of July, 1999.


                                   THE CHASE MANHATTAN BANK, as trustee for
                                   Morgan Stanley Capital I Inc., Commercial
                                   Mortgage Pass-Through Certificates, Series
                                   1999-CAM1



                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                         ALL-PURPOSE ACKNOWLEDGEMENT




                                       )
                                       )
                                       )


      On _______________ before me, ______________________________
              Date                          Name and Title of Officer (i.e.,
                                            Your Name, Notary Public)

personally appeared ____________________________________________________________
                                  Name(s) of Document Signer(s)

________________________________________________________________________________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


      WITNESS my hand and official seal.






      __________________________________
            Signature of Notary








                                           (Affix seal in the above blank space)

                                  EXHIBIT T

            PROCEDURES FOR CALCULATING DEBT SERVICE COVERAGE RATIO

      "Debt Service Coverage Ratios" generally means the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property to the annualized amount of debt service payable under that Mortgage Loan. "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimate stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritable Cash Flow for a Mortgaged Property, the Master Servicer may rely on rent rolls and other generally unaudited financial information provided by the respective borrowers and may estimate cash flow taking into account historical financial statements, material changes in the operating position of the Mortgaged Property, and estimated capital expenditures, leasing commission and tenant improvement reserves. The Master Servicer may make certain changes to operating statements and operating information obtained from the respective borrowers.

                                  SCHEDULE I

                        GENERAL AMERICAN LOAN SCHEDULE



------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Original
 Tab#  Seller   Property Name                         Street Address                           City             State    Balance
-----  ------   ---------------------------------     -------------------------------------    -------------    -----    -----------

  1     GAL   Century Park Office Building            1880 Century Park East                   Los Angeles          CA   24,000,000
  3     GAL   Del Norte Plaza                         302-360 El Norte Parkway                 Escondido            CA   18,000,000
  4     GAL   Picture Tel Office Building             200 Minuteman Park                       Andover              MA   18,000,000
  5     GAL   Club Hotel & Suites by Doubletree       455 Washington Boulevard                 Jersey City          NJ   17,000,000
  6     GAL   Ram's Village Apartments                900-901 Constitution Avenue              Fort Collins         CO   16,000,000
  9     GAL   Downtown Woodinville Retail
                Development #2                        NWQ NE 175th Street and 138th Ave. NE    Woodinville          WA   13,050,000
 10     GAL   Mid Rivers Plaza Shopping Center        235-281 Mid Rivers Mall Drive            St. Peters           MO   13,150,000
 11     GAL   Pahrump Valley Junction Shopping Center 100-240 S. Highway 160                   Pahrump              NV   12,900,000
 13     GAL   Westlake Village Marketplace            5754-5790 Lindero Canyon Road            Westlake Village     CA   10,818,500
 15     GAL   Greylyn Business Park                   9301 - 9317 Monroe Road                  Charlotte            NC   10,000,000
 16     GAL   1700 Pennsylvania Avenue, N.W.          1700 Pennsylvania Avenue, N.W.           Washington           DC   11,000,000
 18     GAL   Fairview Center                         6601 North Illinois Street               Fairview Heights     IL   $9,000,000
 20     GAL   Fort Collier Industrial Park            265 West Brooke Road                     Winchester           VA   $9,177,717
 21     GAL   Battelle Environmental Technology Bldg. 3200 Q Avenue                            Richland             WA   $8,900,000
 24     GAL   Drury Inn - Union Station               201 South 20TH Street                    St. Louis            MO   $9,500,000
 25     GAL   Marketplace of Augusta - Phase 2        N/S Townsend Road at Civic Center Drive  Augusta              ME   $8,650,000
 26     GAL   Sonora Quest Laboratories               1255 West Washington Street              Tempe                AZ   $8,250,000
 27     GAL   Winder Corners Shopping Center          Intersection of GA HWYS 8 & 11           Winder               GA   $8,500,000
 28     GAL   Battelle Energy & Environmental         3230 Q Avenue                            Richland             WA   $8,100,000
                Sciences Bldg.
 29     GAL   Encino Spectrum                         15503 Ventura Boulevard                  Encino               CA   $8,250,000
 31     GAL   Townview Square Shopping Center         SEC US Highway 301 & Pretty Pond Road    Zephyrhills          FL   $8,283,460
 34     GAL   Seven Corners Corporate Center          6245 Leesburg Pike                       Falls Church         VA   $7,500,000
 35     GAL   The Mark Office Building                9290 West Dodge Street                   Omaha                NE   $7,425,000
 38     GAL   Fair Oaks Medical Plaza                 3700 Joseph Siewick Drive                Fairfax              VA   $7,500,000
 39     GAL   First Data Office Building              2975 Breckenridge                        Norcross             GA   $7,087,500
 40     GAL   1301 Connecticut Avenue, N.W.           1301 Connecticut Avenue N.W.             Washington           DC   $7,500,000
 41     GAL   Downtown Woodinville Retail
                Development #1                        NEQ NE 175th Street and 138th Avenue NE  Woodinville          WA   $6,900,000
 42     GAL   Melbourne Square Promenade              1900 Evans Road                          Melbourne            FL   $7,500,000
 43     GAL   Glen Place Shopping Center              110 Altama Avenue                        Brunswick            GA   $6,927,483
 45     GAL   Ocean Terrace Apartments                1630 Merrill Street                      Santa Cruz           CA   $6,570,000
 46     GAL   Pheasant Run Apartments                 2101 North Evergreen Street              Chandler             AZ   $7,000,000
 47     GAL   Liberty Crossing                        8508-8514 Liberty Road                   Randallstown         MD   $6,500,000
 49     GAL   Danbury Commons Shopping Center         13 Sugar Hollow Road                     Danbury              CT   $6,750,000
 50     GAL   Dairy Ashford Plaza Office Building     2000 & 2020 Dairy Ashford Drive          Houston              TX   $6,400,000
 51     GAL   Mt. Vernon Center                       2480-2520 Mt. Vernon Road                Dunwoody             GA   $6,187,500
 52     GAL   Norwalk Plaza                           11752-94 Firestone Blvd.                 Norwalk              CA   $3,600,000
 53     GAL   Magnolia Plaza                          9035-9126 Garfield Ave and 18926
                                                        Magnolia Ave                           Fountain Valley      CA   $3,200,000
 54     GAL   Atrium Circle At Campus Circle          5800 Campus Circle Drive                 Irving               TX   $6,000,000
 55     GAL   Fair Oaks Professional Building         3650 Joseph Siewick Drive                Fairfax              VA   $5,800,000
 56     GAL   Orthologics Building                    1275 West Washington Street              Tempe                AZ   $5,800,000
 57     GAL   General Instruments Building            1725 Lakepointe Drive                    Lewisville           TX   $5,625,000
 58     GAL   Home Depot                              100 W. Dundee Road                       Cicero               IL   $6,025,000
 60     GAL   Mountain View Professional Plaza        2851 North Tenaya Way                    Las Vegas            NV   $5,500,000
 61     GAL   Ventana Village Shopping Center         SWC Of Sunrise Drive & Kolb Road         Tucson               AZ   $5,681,000
 62     GAL   MA Bioservices                          14920 Broschart Road                     Rockville            MD   $5,200,000
 63     GAL   65 K Street                             65 K Street, N.E.                        Washington           DC   $6,000,000
 65     GAL   14600 Winchester Blvd.                  14600 Winchester Boulevard               Los Gatos            CA   $5,000,000
 66     GAL   Best Buy                                12495 Kendall Drive                      Miami                FL   $5,200,000
 67     GAL   Village Grove Shopping Center           1401-1495 E. Foothill Boulevard          Upland               CA   $5,000,000
 68     GAL   6006 Executive Boulevard                6006 Executive Boulevard                 Rockville            MD   $5,450,000
 70     GAL   4215 Glencoe                            4215 Glencoe Avenue                      Marina Del Rey       CA   $4,600,000
 71     GAL   Snowcreek Crossing                      NEC Park Avenue & Kearns Boulevard       Park City            UT   $4,850,000
 72     GAL   Lighthouse Crossing Shopping Center     NEC Tyrone Boulevard & Park Street       ST. Petersburg       FL   $4,500,000
 73     GAL   Best Buy                                12397 West Sunrise Boulevard             Plantation           FL   $4,575,000
 74     GAL   Creekside Office Park                   1510-1560 140th Avenue NE                Bellevue             WA   $4,400,000
 75     GAL   Lithonia Lighting West Building         18401 East Arenth Avenue                 City of Industry     CA   $4,500,000
 76     GAL   5353-5499 Downey Road                   5353 - 5499 Downey Road                  Vernon               CA   $4,500,000
 77     GAL   Townley Apartments                      Cherry Hill Road (11427-63)              Beltsville           MD   $4,600,000
 78     GAL   Walgreens and Staples                   3402 North Central Avenue & 106 West
                                                        Osborn Street                          Phoenix              AZ   $4,550,000
 79     GAL   Prince Frederick Office Park            201 Prince Frederick Drive               Winchester           VA   $5,300,000
 80     GAL   Bay Tree Village                        1741 Gornto Road                         Valdosta             GA   $3,600,000
 81     GAL   Bugaboo Steak House                     3505 Satellite Boulevard                 Duluth               GA     $800,000
 82     GAL   Cotswold Plaza II                       309 South Sharon Amity Road              Charlotte            NC   $4,125,000
 83     GAL   Lake Regency Building                   444 Regency Parkway Drive                Omaha                NE   $4,000,000
 84     GAL   Merit Abrasiveproducts Inc.             201 West Manville                        Los Angeles          CA   $4,100,000
 85     GAL   Totem Ridge Business Park               13609-13637 N. E. 126TH Place            Kirkland             WA   $4,300,000
 87     GAL   Stafford Corporate Center               7930 SW Burns Way                        Wilsonville          OR   $3,700,000
 88     GAL   Best Buy                                39330 10TH ST. West                      Palmdale             CA   $4,000,000
 89     GAL   R and R Plaza                           8064-8084 West Sahara                    Las Vegas            NV   $4,300,000
 90     GAL   Best Buy                                888 Harriman Place                       San Bernardino       CA   $4,000,000
 91     GAL   Circuit City - Colorado Springs         SEC Academy Boulevard& Platte Avenue     Colorado Springs     CO   $3,700,000
 92     GAL   204TH Street Partners                   6412,6414, & 6416 204TH ST SW            Lynnwood             WA   $3,675,000
 93     GAL   Commons 1 Office Building               720 Goodlette Road North                 Naples               FL   $3,461,250
 94     GAL   Quail Business Park                     5301 Longley Lane                        Reno                 NV   $3,500,000
 95     GAL   Hayden Island Business Park             2408-2725 North Hayden Island Drive      Portland             OR   $3,400,000
 96     GAL   NW Corner of Hwy 74 & Mail Street       NW Corner of Hwy 74 & Mail Street        Rockingham           NC   $3,325,000
 97     GAL   Sportmart Plaza                         SEC Army Trail Rd and Wall St.           Glendale Heights     IL   $3,700,000
 98     GAL   Spectrum Business Park V                101 N. Pecos & 3300-3340 Sunrise         Las Vegas            NV   $3,400,000
 99     GAL   Northwest Business Center III           2220 And 2225 Northwest Parkway          Marietta             GA   $3,297,233
 100    GAL   Mizner Place                            490 East Palmetto Park Road              Boca Raton           FL   $3,350,000
 101    GAL   Kroger                                  3508 High Point Road                     Greensboro           NC   $3,325,000
 102    GAL   Food 4 Less                             N.W. Corner Devonshire Avenue & Fisher
                                                        Road                                   Salem                OR   $3,600,000
 103    GAL   Oxford Hill Apartments                  704-772 Madison Ave and 1017-1033
                                                        Preston Ave                            Charlottesville      VA   $3,250,000
 104    GAL   Linens N' Things                        5880 West 88TH Avenue                    Westminister         CO   $3,250,000
 105    GAL   Parklane Centre                         7499 Parklane Road                       Columbia             SC   $3,050,000
 106    GAL   Goldseker Industrial Portfolio          211 Emmorton Park Road, 2113 Columbia
                                                        Park Road, & 201 Gateway Drive         Bel Air              MD   $3,000,000
 108    GAL   Cahners Publishing Company              8878 Barrons Boulevard                   Higlands Ranch       CO   $3,350,000
 109    GAL   Walden Woods Village Shopping Center    2410 James Redman Parkway                Plant City           FL   $3,000,000
 110    GAL   Grand Terrace Shopping Center           22409-22499 Barton Road                  Grand Terrace        CA   $2,811,330
 111    GAL   2199 Innerbelt Business Center Drive    2199 Innerbelt Business Center Drive     Overland             MO   $3,000,000
 112    GAL   Kohl's                                  3711 Gateway Drive                       Eau Claire           WI   $3,120,000
 113    GAL   Office Max                              300 North York Road                      Upper Moreland
                                                                                                 Township           PA   $3,000,000
 114    GAL   Meadows Pavillion II                    6240 Shiloh Road                         Alpharetta           GA   $2,700,000
 115    GAL   Bernardo Gateway Business Park          10845, 10865, 10875 Ranch Bernardo Road  San Diego            CA   $2,800,000
 116    GAL   1371 & 1375 N. Miller Street            1371 & 1375 N. Miller Street             Anaheim              CA   $2,800,000
 117    GAL   Blakely Corners Shopping Center         Columbia St and South Church St          Blakely              GA   $2,700,000
 118    GAL   Sparks Medical Office Building          2385 East Prater Way                     Sparks               NV   $2,600,000
 119    GAL   North Canal Office Park                 146 North Canal Street                   Seattle              WA   $2,800,000
 120    GAL   Federal Express                         1600 63rd Street                         Emeryville           CA   $2,400,000
 121    GAL   Behr Processing Building                3400 W. Garry Avenue                     Santa Ana            CA   $2,552,764
 122    GAL   The Shoppes at Salisbury II             NWC Of U.S. Route 50 & Tilghman Road     Salisbury            MD   $2,500,000
 123    GAL   Walgreens                               36 W. 16TH Street                        Holland              MI   $2,800,000
 125    GAL   Shop N' Kart Discount Grocery           2000 Queen Avenue                        Albany               OR   $2,334,000
 126    GAL   Office Max                              3110 Browns Mill Road                    Johnson City         TN   $2,400,000
 128    GAL   Office Max                              920 South University Avenue              Provo                UT   $2,325,000
 129    GAL   DEA Building                            5800 Newton Drive                        Carlsbad             CA   $2,330,000
 130    GAL   56th Street Commerce Park               4302-4424 56th St, 5302-5556 56th
                                                        Commerce Park Blvd                     Tampa                FL   $2,400,000
 131    GAL   4520 36th Street                        4520 36th Street                         Orlando              FL   $2,100,000
 132    GAL   Pacific Park                            18081, 18091 & 18101 Redondo Circle      Huntington Beach     CA   $1,900,000
 133    GAL   Walgreens                               1800 Concord                             Concord              CA   $1,860,000
 134    GAL   North Roseburg Plaza                    1350 N.E. Stephens/Garden Valley/1289-97
                                                         Walnut Street                         Roseburg             OR   $2,200,000
 135    GAL   Probity International Corp              2900 Wilshire Blvd                       Santa Monica         CA   $2,200,000
 136    GAL   NOAA-National Weather Service Building  NE 122nd Ave and NE Marx Street          Portland             OR   $2,000,000
 137    GAL   Winchester Court                        1925 South Winchester Blvd               Campbell             CA   $1,800,000
 138    GAL   2400 E. Francis                         2400 E. Francis                          Ontario              CA   $1,898,500
 139    GAL   Walgreens                               11079 South Military Trail               Boynton Beach        FL   $1,750,000
 140    GAL   Walgreens                               NWC 25TH Street and 2ND Avenue           Kearney              NE   $1,800,000
 141    GAL   The Shoppes at Salisbury                The N/W/C OF U.S. RT. 50 & Tilghman Road Salisbury            MD   $2,150,000
 142    GAL   Ames Department Store                   NEC Maryland Route 27 & Twin Arch Road   MT. Airy             MD   $2,000,000
 143    GAL   Eckerd Drug Store                       SEC of SR 19 & County Rd 44              Eustis               FL   $1,500,000
 144    GAL   Pier I Office Building                  West 111 North River Drive               Spokane              WA   $1,700,000
 145    GAL   Harstad/Coates Industrial Park          250 Dittmer Road                         Fairfield            CA   $1,400,000
 146    GAL   Blockbuster Video                       3329 E. Express Court                    Appleton             WI   $1,200,000
 147    GAL   Walgreens                               8615 North Port Washington Rd            Fox Point            WI   $1,325,000
 148    GAL   Walgreens                               4001 Madison Avenue                      Indianapolis         IN   $1,300,000
 149    GAL   15690 North 83rd Way                    15690 North 83RD Way                     Scottsdale           AZ   $1,000,000
 150    GAL   Walgreens                               3003 Kessler Boulevard                   Indianapolis         IN   $1,140,000
 151    GAL   The McCormick Executive Center Office   8070 East Morgan Trail                   Scottsdale           AZ   $1,000,000
              Building
 152    GAL   Blockbuster Video                       6029 W. 10th St and 4903 Emerson Ave     Indianapolis         IN   $1,100,000



------------------------------------------------------------------------------------------------------------------------------------

Tab#    Seller   Property Name                              Borrower Name
------------------------------------------------------------------------------------------------------------------------------------


   1     GAL   Century Park Office Building                 Century Park
   3     GAL   Del Norte Plaza                              Del Norte Plaza, LLC
   4     GAL   Picture Tel Office Building                  200 Minuteman L.P.
   5     GAL   Club Hotel & Suites by Doubletree            Hudson Hospitality Services Urban Renewal Associates, LLC And JC
                                                            Grandview Hotel, LLC
   6     GAL   Ram's Village Apartments                     Gray, Ronald D. And Claudine V.
   9     GAL   Downtown Woodinville Retail Development #2   Downtown Woodinville LLC
  10     GAL   Mid Rivers Plaza Shopping Center             The Grewe Limited Partnership
  11     GAL   Pahrump Valley Junction Shopping Center      Drummer Boy Holdings LLC
  13     GAL   Westlake Village Marketplace                 Westlake Village Marketplace, LLC
  15     GAL   Greylyn Business Park                        9301 Monroe LLC
  16     GAL   1700 Pennsylvania Avenue, N.W.               Mills Building Associates
  18     GAL   Fairview Center                              Pace 64 Associates LLC
  20     GAL   Fort Collier Industrial Park                 Fort Collier Group LC
  21     GAL   Battelle Environmental Technology Bldg.      Sigma Financial Group IX LP
  24     GAL   Drury Inn - Union Station                    Druco, Inc..
  25     GAL   Marketplace of Augusta - Phase 2             Townsend Road Associates LP
  26     GAL   Sonora Quest Laboratories                    Chamberlain Development LLC
  27     GAL   Winder Corners Shopping Center               Winder Corners Associates, LP
  28     GAL   Battelle Energy & Environmental Sciences     Sigma Financial Group VIII LP
               Bldg.
  29     GAL   Encino Spectrum                              Encino Spectrum LLC
  31     GAL   Townview Square Shopping Center              Concire Inc.
  34     GAL   Seven Corners Corporate Center               6245 Leesburg Pike LLC
  35     GAL   The Mark Office Building                     Vann Properties General Part.
  38     GAL   Fair Oaks Medical Plaza                      Fair Oaks Medical Plaza, LP
  39     GAL   First Data Office Building                   C. S. Gwinnett LLC
  40     GAL   1301 Connecticut Avenue, N.W.                Washington Properties LP
  41     GAL   Downtown Woodinville Retail Development #1   Downtown Woodinville LLC
  42     GAL   Melbourne Square Promenade                   Patrick B. Roche, Katherine A. Roche; DDC I, LLC; PB Kids LLC; Anders I
                                                            LLC; PBR E.I. LLC.
  43     GAL   Glen Place Shopping Center                   Village at Glynn Place, LLC
  45     GAL   Ocean Terrace Apartments                     Sobrato Land Holdings
  46     GAL   Pheasant Run Apartments                      Farnam Realty Inc.
  47     GAL   Liberty Crossing                             Liberty Crossing Land LLP
  49     GAL   Danbury Commons Shopping Center              Danbury Commons Associates LP
  50     GAL   Dairy Ashford Plaza Office Building          Dap Plaza
  51     GAL   Mt. Vernon Center                            L. Judson Akin No. Two LLC
  52     GAL   Norwalk Plaza                                W & D Imperial #1
  53     GAL   Magnolia Plaza                               W & D Imperial #1
  54     GAL   Atrium Circle At Campus Circle               Atrium Circle LTD
  55     GAL   Fair Oaks Professional Building              Fair Oaks Professional Bldg. LP
  56     GAL   Orthologics Building                         Chamberlain Family Trust
  57     GAL   General Instruments Building                 Gl Water Ridge LP
  58     GAL   Home Depot                                   Dimucci Development of Cicero
  60     GAL   Mountain View Professional Plaza             Shelby Partners
  61     GAL   Ventana Village Shopping Center              Fidelity National Title Agency, Inc.
  62     GAL   MA Bioservices                               Fp Rockledge LLC
  63     GAL   65 K Street                                  65 K Street Associates Ltd.
  65     GAL   14600 Winchester Blvd.                       C&W Joint Venture
  66     GAL   Best Buy                                     152 Madison Avenue Paramount Corp.
  67     GAL   Village Grove Shopping Center                Ross Revocable Family Trust Et Al, David And Judith Hager, Tuvia And
                                                            Guilat Milsztein, Joseph Bodenstein
  68     GAL   6006 Executive Boulevard                     Trizechahn 6006 Executive Blvd.
  70     GAL   4215 Glencoe                                 Glencoe Seven, LP
  71     GAL   Snowcreek Crossing                           Brentwood Equities, Inc.
  72     GAL   Lighthouse Crossing Shopping Center          Park & Tyrone Associates Ltd
  73     GAL   Best Buy                                     Stanley And Joyce Black, Rose May Kaplan And Bsb Plantation LP
  74     GAL   Creekside Office Park                        Creekside Associates
  75     GAL   Lithonia Lighting West Building              Sultan Enterprizes, Randall Sultan, Bruce Sultan
  76     GAL   5353-5499 Downey Road                        5353 Downey Associates Ltd.
  77     GAL   Townley Apartments                           Townley Associates Joint Venture
  78     GAL   Walgreens and Staples                        S-B Properties No. 8 LP
  79     GAL   Prince Frederick Office Park                 Prince Frederick Group LC
  80     GAL   Bay Tree Village                             Bay Tree Village L.L.C.
  81     GAL   Bugaboo Steak House                          Hudgens, Mark R.
  82     GAL   Cotswold Plaza II                            309 South Sharon Amity, LLC
  83     GAL   Lake Regency Building                        Gordman Properties
  84     GAL   Merit Abrasiveproducts Inc.                  Ys Leasing Limited
  85     GAL   Totem Ridge Business Park                    Buchan Bros. Investment Properties
  87     GAL   Stafford Corporate Center                    Star Properties Group II LLC & Par Five, LLC
  88     GAL   Best Buy                                     Anson Station LP, Piney Grove Plaza LP, Foothills Market LP, Kingston
                                                            Pointe LP
  89     GAL   R and R Plaza                                R And R Plaza
  90     GAL   Best Buy                                     Yates Family Trust Of 1978
  91     GAL   Circuit City - Colorado Springs              Cc Springs LLC
  92     GAL   204TH Street Partners                        204Th Street Partners
  93     GAL   Commons 1 Office Building                    Richard J. Mooney
  94     GAL   Quail Business Park                          Quail Business Park Ltd.
  95     GAL   Hayden Island Business Park                  H.I.B.P. Associates
  96     GAL   NW Corner of Hwy 74 & Mail Street            Richmond City, Inc.
  97     GAL   Sportmart Plaza                              Sportmart Plaza L. P.
  98     GAL   Spectrum Business Park V                     Lewis Properties Inc.
  99     GAL   Northwest Business Center III                Weeks Realty L.P.
  100    GAL   Mizner Place                                 Mizner Place LTD
  101    GAL   Kroger                                       3508 High Point Road Associates, LLC
  102    GAL   Food 4 Less                                  Salem Associates
  103    GAL   Oxford Hill Apartments                       Oxford Hill Land Trust
  104    GAL   Linens N' Things                             Brendon Park Investors LP
  105    GAL   Parklane Centre                              Parklane Centre Associates
  106    GAL   Goldseker Industrial Portfolio               201 Gateway LLLP, 2111 Emmorton Road LLP, 2113 Columbia Park LLP
  108    GAL   Cahners Publishing Company                   Van Schaack Holdings  Ltd.
  109    GAL   Walden Woods Village Shopping Center         Walden Woods Village Ltd.
  110    GAL   Grand Terrace Shopping Center                Viking Investment Properties
  111    GAL   2199 Innerbelt Business Center Drive         Clayco Real Estate LLC
  112    GAL   Kohl's                                       Net 2 Limited Partnership
  113    GAL   Office Max                                   Copo Willow Grove LTD Partnership
  114    GAL   Meadows Pavillion II                         The Commons Development II LLC
  115    GAL   Bernardo Gateway Business Park               Bernardo Gateway Partners
  116    GAL   1371 & 1375 N. Miller Street                 Toy City Properties
  117    GAL   Blakely Corners Shopping Center              Marlec Inc.
  118    GAL   Sparks Medical Office Building               Sparks Med. Off. Bldg. LLC
  119    GAL   North Canal Office Park                      Blume, Bruce M.
  120    GAL   Federal Express                              1600 63rd Street LLC
  121    GAL   Behr Processing Building                     Carson Estate Company
  122    GAL   The Shoppes at Salisbury II                  BLS Salisbury, LLC
  123    GAL   Walgreens                                    Trierweiler-Realty Co. Partner
  125    GAL   Shop N' Kart Discount Grocery                Lyon Associates
  126    GAL   Office Max                                   SJL Investment Company
  128    GAL   Office Max                                   Provo Partners LLC
  129    GAL   DEA Building                                 Deihl Trustee, Richard H. Deihl and Billie D. Deihl
  130    GAL   56th Street Commerce Park                    Eastgroup Tampa, Inc. And Commerce Park Investors, Ltd.
  131    GAL   4520 36th Street                             Lot 44/45 Partnership, 33Rd Street Industrial Park
  132    GAL   Pacific Park                                 Pacific Park LLC
  133    GAL   Walgreens                                    Clair Robison and Darleen Robison, Trustees of Robison Family Trust
  134    GAL   North Roseburg Plaza                         Joseph Felix Realty Co.
  135    GAL   Probity International Corp                   Probity International Corp.
  136    GAL   NOAA-National Weather Service Building       Warren Limited Partnership II
  137    GAL   Winchester Court                             Nmsbpcsldhb
  138    GAL   2400 E. Francis                              David and Judith Hager, Tuvia and Guilat Milsztein
  139    GAL   Walgreens                                    Pbc Realty Associates
  140    GAL   Walgreens                                    Village Investments, Ltd. II
  141    GAL   The Shoppes at Salisbury                     BLS Salisbury L.C.
  142    GAL   Ames Department Store                        DKR Family LTD Partnership
  143    GAL   Eckerd Drug Store                            Rosenberg, Edward
  144    GAL   Pier I Office Building                       Pacific Security Companies
  145    GAL   Harstad/Coates Industrial Park               Ferro Plaza Properties
  146    GAL   Blockbuster Video                            Dial Realty-Appleton LLC
  147    GAL   Walgreens                                    Mred III Inc.
  148    GAL   Walgreens                                    J. Greg Allen And Brian C. Pahud
  149    GAL   15690 North 83rd Way                         Airpark Holdings
  150    GAL   Walgreens                                    30Th And Kessler Partnership
  151    GAL   The McCormick Executive Center Office        Airpark Holdings II LLC
               Building
  152    GAL   Blockbuster Video                            Van Schaack Holdings LTD





TABLE (CONTINUED)

--------------------------------------------------------------------------------

Tab#    Fee/Leasehold         Note Date       Maturity Date        Orig. Term
--------------------------------------------------------------------------------

   1      Fee                 02/23/1999          03/01/2009            120
   3      Fee                 05/11/1999          06/01/2009            120
   4      Fee                 12/22/1998          01/01/2017            216
   5      Fee                 01/14/1999          02/01/2009            120
   6      Fee                 01/27/1995          02/01/2015            240
   9      Fee                 06/10/1999          07/01/2009            120
  10      Fee                 08/27/1998          09/01/2013            180
  11      Fee                 12/23/1998          01/01/2009            120
  13      Fee                 12/29/1998          02/01/2014            180
  15      Fee                 07/24/1997          08/01/2007            120
  16      Fee                 12/30/1993          01/01/2014            240
  18      Fee                 07/02/1998          01/01/2009            126
  20      Fee                 11/23/1998          09/01/2007            105
  21      Leasehold           08/09/1998          09/01/2013            180
  24      Fee                 02/25/1994          03/01/2004            120
  25      Fee                 06/27/1996          07/01/2006            120
  26      Leasehold           10/20/1998          11/01/2008            120
  27      Fee                 10/30/1995          11/01/2017            264
  28      Leasehold           08/09/1998          09/01/2013            180
  29      Fee                 02/12/1996          02/01/2011            180
  31      Fee                 06/12/1996          04/01/2006            120
  34      Fee                 01/11/1999          02/01/2005             72
  35      Fee                 03/15/1999          04/01/2009            120
  38      Leasehold           12/19/1994          01/01/2005            120
  39      Fee                 01/15/1999          02/01/2009            120
  40      Fee                 10/24/1995          11/01/2010            180
  41      Fee                 06/10/1999          07/01/2009            120
  42      Fee                 12/27/1997          01/01/2005            120
  43      Fee                 11/07/1996          11/01/2005            107
  45      Fee                 02/02/1999          03/01/2009            120
  46      Fee                 05/01/1996          05/01/2011            180
  47      Fee                 05/12/1999          06/01/2009            120
  49      Fee/Leasehold       12/21/1995          01/01/2006            120
  50      Fee                 09/23/1998          11/01/2008            120
  51      Fee                 06/12/1998          07/01/2018            240
  52      Fee                 05/14/1996          05/01/2011            180
  53      Fee                 05/14/1996          05/01/2011            180
  54      Fee                 04/09/1998          05/01/2008            120
  55      Leasehold           08/03/1998          08/01/2018            240
  56      Leasehold           06/29/1998          07/01/2008            120
  57      Fee                 01/13/1999          02/01/2009            120
  58      Fee                 04/29/1996          05/01/2016            240
  60      Fee                 04/14/1998          05/01/2018            240
  61      Fee                 08/20/1996          01/01/2015            221
  62      Fee                 10/23/1997          11/01/2008            120
  63      Fee                 05/09/1995          01/01/2005            115
  65      Fee                 02/08/1999          03/01/2009            120
  66      Fee                 10/31/1995          12/01/2010            180
  67      Fee                 09/15/1997          10/01/2007            120
  68      Fee                 04/26/1995          05/01/2005            120
  70      Fee                 04/29/1999          06/01/2009            120
  71      Fee                 07/16/1996          07/01/2006            120
  72      Fee                 04/16/1999          05/01/2009            120
  73      Fee                 11/03/1995          11/01/2015            240
  74      Fee                 05/12/1998          06/01/2008            120
  75      Fee                 10/20/1997          11/01/2012            180
  76      Fee                 04/24/1996          05/01/2016            240
  77      Fee                 08/12/1993          09/01/2003            120
  78      Fee                 03/27/1996          04/01/2016            240
  79      Fee                 09/29/1993          05/01/2009            179
  80      Fee                 10/20/1995          11/01/2005            120
  81      Fee                 10/20/1995          11/01/2005            120
  82      Fee                 02/25/1999          03/01/2009            120
  83      Fee                 03/11/1999          04/01/2009            120
  84      Fee                 10/20/1997          11/01/2007            120
  85      Fee                 05/12/1994          06/01/2014            240
  87      Fee                 05/10/1999          06/01/2009            120
  88      Fee                 02/28/1996          03/01/2016            240
  89      Fee                 05/08/1995          06/01/2010            180
  90      Fee                 09/18/1995          10/01/2015            240
  91      Fee                 12/15/1995          01/01/2016            240
  92      Fee                 07/06/1994          08/01/2004            120
  93      Fee                 04/28/1998          05/01/2008            120
  94      Fee                 07/01/1994          08/01/2004            120
  95      Fee                 11/11/1998          12/01/2008            120
  96      Fee                 05/24/1999          06/01/2009            120
  97      Fee                 07/06/1994          07/01/2014            240
  98      Fee                 04/27/1995          06/01/2005            120
  99      Fee                 06/24/1996          07/01/2006             96
  100     Fee                 05/19/1995          06/01/2005            120
  101     Fee                 11/13/1995          12/01/2015            240
  102     Fee                 10/01/1992          10/01/2012            240
  103     Fee                 12/28/1994          01/01/2005            120
  104     Fee                 01/05/1996          02/01/2011            180
  105     Fee                 05/29/1998          06/01/2008            120
  106     Fee                 05/06/1999          06/01/2009            120
  108     Fee                 07/01/1994          08/01/2014            240
  109     Fee                 07/26/1996          08/01/2006            120
  110     Fee                 12/01/1998          01/01/2009            120
  111     Fee                 12/27/1995          01/01/2009            156
  112     Fee                 06/22/1994          07/01/2014            240
  113     Fee                 10/18/1995          01/01/2015            230
  114     Fee                 10/14/1998          11/01/2008            120
  115     Fee                 08/06/1996          08/01/2006            120
  116     Fee                 05/20/1997          06/01/2015            216
  117     Fee                 08/06/1998          09/01/2018            240
  118     Fee                 01/25/1999          03/01/2009            120
  119     Fee                 04/01/1996          04/01/2011            180
  120     Fee                 03/30/1999          04/01/2009            120
  121     Fee                 02/01/1996          02/01/2006            120
  122     Fee                 07/24/1996          08/01/2016            240
  123     Fee                 11/18/1992          12/01/2011            228
  125     Fee                 01/22/1998          02/01/2018            240
  126     Fee                 12/27/1996          09/01/2015            225
  128     Fee                 03/24/1997          04/01/2017            240
  129     Fee                 01/14/1997          02/01/2017            240
  130     Fee                 07/21/1994          08/01/2004            120
  131     Fee                 12/30/1997          01/01/2008            120
  132     Fee                 10/20/1998          12/01/2008            120
  133     Fee                 02/23/1999          04/01/2014            180
  134     Fee                 01/11/1995          02/01/2010            180
  135     Fee                 07/05/1996          07/01/2008            144
  136     Fee                 06/30/1994          07/01/2012            216
  137     Fee                 09/30/1998          11/01/2008            120
  138     Fee                 02/22/1996          12/01/2005            120
  139     Fee/Leasehold       06/16/1998          07/01/2017            228
  140     Fee                 07/18/1996          08/01/2016            240
  141     Fee                 08/12/1993          09/01/2008            180
  142     Fee                 03/16/1990          04/01/2010            240
  143     Fee                 10/02/1998          04/01/2017            221
  144     Fee                 09/26/1994          10/01/2009            180
  145     Fee                 01/21/1998          02/01/2013            180
  146     Fee                 01/26/1999          02/01/2009            120
  147     Fee                 02/17/1994          03/01/2014            240
  148     Fee                 03/08/1994          03/01/2014            240
  149     Fee                 05/06/1999          06/01/2014            180
  150     Fee                 11/24/1992          12/01/2012            240
  151     Fee                 07/08/1998          08/01/2013            180
  152     Fee                 11/01/1994          11/01/2009            180



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Monthly
Tab#   Seller    Property Name                              Rem. Term      Orig. Amort.    Rem. Amort.   Rate       Debt Service
------------------------------------------------------------------------------------------------------------------------------------
 1       GAL    Century Park Office Building                      116             300             296     7.920%     $183,965.79
 3       GAL    Del Norte Plaza                                   119             300             299     7.375%     $131,558.34
 4       GAL    Picture Tel Office Building                       210             216             210     7.400%     $151,026.71
 5       GAL    Club Hotel & Suites by Doubletree                 115             240             235     7.375%     $135,654.43
 6       GAL    Ram's Village Apartments                          187             240             187     9.750%     $151,762.70
 9       GAL    Downtown Woodinville Retail
                  Development #2                                  120             300             300     7.000%      $92,234.69
 10      GAL    Mid Rivers Plaza Shopping Center                  170             240             230     7.000%     $101,951.82
 11      GAL    Pahrump Valley Junction Shopping Center           114             300             294     7.250%      $93,242.09
 13      GAL    Westlake Village Marketplace                      175             300             295     7.375%      $79,070.22
 15      GAL    Greylyn Business Park                              97             252             229     7.750%      $80,472.72
 16      GAL    1700 Pennsylvania Avenue, N.W.                    174             240             174     7.500%      $88,615.26
 18      GAL    Fairview Center                                   114             300             288     7.125%      $64,329.59
 20      GAL    Fort Collier Industrial Park                       98             105              98     9.000%     $126,605.43
 21      GAL    Battelle Environmental Technology Bldg.           170             180             170     7.125%      $80,618.98
 24      GAL    Drury Inn - Union Station                          56             240             176     8.500%      $82,443.21
 25      GAL    Marketplace of Augusta - Phase 2                   84             276             240     7.750%      $67,240.62
 26      GAL    Sonora Quest Laboratories                         112             240             232     7.000%      $63,962.16
 27      GAL    Winder Corners Shopping Center                    220             264             220     8.200%      $69,615.26
 28      GAL    Battelle Energy & Environmental
                  Sciences Bldg.                                  170             180             170     7.125%      $73,372.33
 29      GAL    Encino Spectrum                                   139             300             259     7.875%      $70,302.32
 31      GAL    Townview Square Shopping Center                    81             240             201     8.250%      $70,580.51
 34      GAL    Seven Corners Corporate Center                     67             300             295     7.125%      $53,608.00
 35      GAL    The Mark Office Building                          117             300             297     7.250%      $53,668.41
 38      GAL    Fair Oaks Medical Plaza                            66             300             246     8.875%      $62,298.99
 39      GAL    First Data Office Building                        115             300             295     7.250%      $51,228.94
 40      GAL    1301 Connecticut Avenue, N.W.                     136             240             196     8.000%      $62,733.01
 41      GAL    Downtown Woodinville Retail
                  Development #1                                  120             300             300     7.250%      $49,873.68
 42      GAL    Melbourne Square Promenade                         66             264             210     8.750%      $64,104.31
 43      GAL    Glen Place Shopping Center                         76             287             256     7.938%      $53,958.58
 45      GAL    Ocean Terrace Apartments                          116             300             296     7.000%      $46,435.40
 46      GAL    Pheasant Run Apartments                           142             240             202     8.000%      $58,550.81
 47      GAL    Liberty Crossing                                  119             240             239     7.250%      $51,374.44
 49      GAL    Danbury Commons Shopping Center                    78             300             258     8.000%      $52,097.60
 50      GAL    Dairy Ashford Plaza Office Building               112             300             292     7.310%      $46,507.33
 51      GAL    Mt. Vernon Center                                 228             240             228     7.125%      $48,436.98
 52      GAL    Norwalk Plaza                                     142             180             142     7.875%      $34,144.20
 53      GAL    Magnolia Plaza                                    142             180             142     7.875%      $30,350.40
 54      GAL    Atrium Circle At Campus Circle                    106             300             286     7.150%      $42,982.61
 55      GAL    Fair Oaks Professional Building                   229             300             289     7.180%      $41,661.59
 56      GAL    Orthologics Building                              108             240             228     7.000%      $44,967.34
 57      GAL    General Instruments Building                      115             300             295     7.125%      $40,206.00
 58      GAL    Home Depot                                        202             240             202     8.125%      $50,865.24
 60      GAL    Mountain View Professional Plaza                  226             240             226     7.500%      $44,307.63
 61      GAL    Ventana Village Shopping Center                   186             220             185     9.500%      $53,170.64
 62      GAL    MA Bioservices                                    112             300             292     7.000%      $36,752.52
 63      GAL    65 K Street                                        66             175             126     9.840%      $64,588.10
 65      GAL    14600 Winchester Blvd.                            116             240             236     7.250%      $39,518.80
 66      GAL    Best Buy                                          137             300             257     8.125%      $40,565.99
 67      GAL    Village Grove Shopping Center                      99             264             243     8.000%      $40,308.89
 68      GAL    6006 Executive Boulevard                           70             204             154     9.125%      $52,674.53
 70      GAL    4215 Glencoe                                      119             300             299     7.500%      $33,993.60
 71      GAL    Snowcreek Crossing                                 84             300             264     7.750%      $36,221.74
 72      GAL    Lighthouse Crossing Shopping Center               118             240             238     7.125%      $35,226.90
 73      GAL    Best Buy                                          196             300             256     8.125%      $35,690.27
 74      GAL    Creekside Office Park                             107             240             227     7.125%      $34,444.08
 75      GAL    Lithonia Lighting West Building                   160             180             160     8.000%      $43,004.35
 76      GAL    5353-5499 Downey Road                             202             264             226     7.750%      $35,562.28
 77      GAL    Townley Apartments                                 50             284             214     8.500%      $37,040.45
 78      GAL    Walgreens and Staples                             201             240             201     7.750%      $37,353.16
 79      GAL    Prince Frederick Office Park                      118             180             119     8.625%      $52,580.27
 80      GAL    Bay Tree Village                                   76             300             256     7.750%      $27,191.84
 81      GAL    Bugaboo Steak House                                76             300             256     7.750%       $6,042.64
 82      GAL    Cotswold Plaza II                                 116             300             296     7.375%      $30,148.79
 83      GAL    Lake Regency Building                             117             300             297     7.250%      $28,912.28
 84      GAL    Merit Abrasiveproducts Inc.                       100             240             220     8.260%      $34,960.44
 85      GAL    Totem Ridge Business Park                         179             240             179     8.500%      $37,316.40
 87      GAL    Stafford Corporate Center                         119             300             299     7.250%      $26,743.86
 88      GAL    Best Buy                                          200             240             200     7.750%      $32,837.95
 89      GAL    R and R Plaza                                     131             180             131     9.750%      $45,552.60
 90      GAL    Best Buy                                          195             240             195     8.125%      $33,769.45
 91      GAL    Circuit City - Colorado Springs                   198             240             198     9.125%      $33,587.90
 92      GAL    204TH Street Partners                              61             300             241     8.875%      $30,526.51
 93      GAL    Commons 1 Office Building                         106             300             286     7.250%      $25,018.16
 94      GAL    Quail Business Park                                61             360             301     9.500%      $29,429.88
 95      GAL    Hayden Island Business Park                       113             300             293     7.000%      $24,030.50
 96      GAL    NW Corner of Hwy 74 & Mail Street                 119             300             299     7.375%      $24,301.75
 97      GAL    Sportmart Plaza                                   180             240             180     8.750%      $32,697.30
 98      GAL    Spectrum Business Park V                           71             300             251     9.625%      $30,001.66
 99      GAL    Northwest Business Center III                      84             216             204     7.950%      $28,749.92
100      GAL    Mizner Place                                       71             240             191     9.100%      $30,356.61
101      GAL    Kroger                                            197             240             197     8.000%      $27,811.64
102      GAL    Food 4 Less                                       159             240             159     9.750%      $34,146.61
103      GAL    Oxford Hill Apartments                             66             300             246     9.375%      $28,113.26
104      GAL    Linens N' Things                                  139             252             211     7.550%      $25,748.68
105      GAL    Parklane Centre                                   107             300             287     7.375%      $22,291.83
106      GAL    Goldseker Industrial Portfolio                    119             300             299     7.375%      $21,926.39
108      GAL    Cahners Publishing Company                        181             240             181     7.875%      $27,760.70
109      GAL    Walden Woods Village Shopping Center               85             240             205     7.875%      $24,860.33
110      GAL    Grand Terrace Shopping Center                     114             300             294     7.500%      $22,647.89
111      GAL    2199 Innerbelt Business Center Drive              114             240             198     8.000%      $25,093.21
112      GAL    Kohl's                                            180             240             180     8.000%      $26,096.94
113      GAL    Office Max                                        186             230             186     8.000%      $25,540.05
114      GAL    Meadows Pavillion II                              112             360             352     7.250%      $18,418.77
115      GAL    Bernardo Gateway Business Park                     85             264             229     8.500%      $23,475.38
116      GAL    1371 & 1375 N. Miller Street                      191             216             191     8.750%      $25,784.94
117      GAL    Blakely Corners Shopping Center                   230             240             230     7.375%      $21,545.12
118      GAL    Sparks Medical Office Building                    116             300             296     7.250%      $18,792.98
119      GAL    North Canal Office Park                           141             180             141     7.750%      $26,355.73
120      GAL    Federal Express                                   117             300             297     7.125%      $17,154.56
121      GAL    Behr Processing Building                           79             240             199     8.250%      $21,751.23
122      GAL    The Shoppes at Salisbury II                       205             240             205     8.375%      $21,498.20
123      GAL    Walgreens                                         149             228             149     9.500%      $26,567.52
125      GAL    Shop N' Kart Discount Grocery                     223             240             223     8.000%      $19,522.52
126      GAL    Office Max                                        194             225             194     8.150%      $20,845.74
128      GAL    Office Max                                        213             240             213     8.625%      $20,361.21
129      GAL    DEA Building                                      211             240             211     8.000%      $19,489.06
130      GAL    56th Street Commerce Park                          61             228             169     8.875%      $21,815.70
131      GAL    4520 36th Street                                  102             240             222     7.625%      $17,078.33
132      GAL    Pacific Park                                      113             300             293     7.500%      $14,040.84
133      GAL    Walgreens                                         177             300             297     7.000%      $13,146.10
134      GAL    North Roseburg Plaza                              127             180             127     9.500%      $22,972.95
135      GAL    Probity International Corp                        108             144             108     8.125%      $23,965.01
136      GAL    NOAA-National Weather Service Building            156             216             156     7.875%      $18,440.83
137      GAL    Winchester Court                                  112             300             292     7.050%      $12,779.50
138      GAL    2400 E. Francis                                    77             232             189     8.000%      $16,103.71
139      GAL    Walgreens                                         216             240             228     7.360%      $13,948.46
140      GAL    Walgreens                                         205             240             205     7.625%      $14,638.57
141      GAL    The Shoppes at Salisbury                          110             180             110     8.500%      $21,171.91
142      GAL    Ames Department Store                             129             240             129     9.875%      $19,135.09
143      GAL    Eckerd Drug Store                                 213             221             213     7.350%      $12,405.00
144      GAL    Pier I Office Building                            123             180             123     9.250%      $17,496.27
145      GAL    Harstad/Coates Industrial Park                    163             180             163     8.125%      $13,480.36
146      GAL    Blockbuster Video                                 115             240             235     7.250%       $9,484.52
147      GAL    Walgreens                                         176             240             176     8.625%      $11,603.70
148      GAL    Walgreens                                         176             240             176     8.250%      $11,076.86
149      GAL    15690 North 83rd Way                              179             180             179     7.450%       $9,241.74
150      GAL    Walgreens                                         161             240             161     9.625%      $10,719.53
151      GAL    The McCormick Executive Center Office
                  Building                                        169             180             169     7.250%       $9,128.63
152      GAL    Blockbuster Video                                 124             180             124     9.250%      $11,321.12



------------------------------------------------------------------------------------------------------------------------------------
                                                            Adm. Cost
 Tab#   Seller                Property Name                 Rate (bps)  Seasoning(1)  Lockout YM   YM1   YM3   YM+0.5%   YM+0.75%

------------------------------------------------------------------------------------------------------------------------------------

   1     GAL   Century Park Office Building                      17.00      4         60           60
   3     GAL   Del Norte Plaza                                   17.00      1         60           60
   4     GAL   Picture Tel Office Building                       17.00      6         60           156
   5     GAL   Club Hotel & Suites by Doubletree                 17.00      5         60           60
   6     GAL   Ram's Village Apartments                          17.00     53         36           204
   9     GAL   Downtown Woodinville Retail Development #2        17.00      0         36           78
  10     GAL   Mid Rivers Plaza Shopping Center                  17.00     10         60           120
  11     GAL   Pahrump Valley Junction Shopping Center           17.00      6         36           81
  13     GAL   Westlake Village Marketplace                      17.00      5         60           120
  15     GAL   Greylyn Business Park                             17.00     23                      120
  16     GAL   1700 Pennsylvania Avenue, N.W.                    17.00     66         36           198
  18     GAL   Fairview Center                                   17.00     12         60           63
  20     GAL   Fort Collier Industrial Park                      17.00      7         36           66
  21     GAL   Battelle Environmental Technology Bldg.           17.00     10                      180
  24     GAL   Drury Inn - Union Station                         17.00     64         36           78
  25     GAL   Marketplace of Augusta - Phase 2                  17.00     36         36           81
  26     GAL   Sonora Quest Laboratories                         17.00      8                      120
  27     GAL   Winder Corners Shopping Center                    17.00     44         36           225
  28     GAL   Battelle Energy & Environmental Sciences          17.00     10                      180
               Bldg.
  29     GAL   Encino Spectrum                                   17.00     41         36           144
  31     GAL   Townview Square Shopping Center                   17.00     39         61           59
  34     GAL   Seven Corners Corporate Center                    17.00      5         36           33
  35     GAL   The Mark Office Building                          17.00      3         36           84
  38     GAL   Fair Oaks Medical Plaza                           17.00     54         36           81
  39     GAL   First Data Office Building                        17.00      5         36           81
  40     GAL   1301 Connecticut Avenue, N.W.                     17.00     44         36           144
  41     GAL   Downtown Woodinville Retail Development #1        17.00      0         36           78
  42     GAL   Melbourne Square Promenade                        17.00     54         36           84
  43     GAL   Glen Place Shopping Center                        17.00     31         23           24
  45     GAL   Ocean Terrace Apartments                          17.00      4         60           60
  46     GAL   Pheasant Run Apartments                           17.00     38         36           144
  47     GAL   Liberty Crossing                                  17.00      1         60           58
  49     GAL   Danbury Commons Shopping Center                   17.00     42         36           84
  50     GAL   Dairy Ashford Plaza Office Building               17.00      8         36           81
  51     GAL   Mt. Vernon Center                                 17.00     12         60           180
  52     GAL   Norwalk Plaza                                     17.00     38         36           144
  53     GAL   Magnolia Plaza                                    17.00     38         36           144
  54     GAL   Atrium Circle At Campus Circle                    17.00     14         36                 81
  55     GAL   Fair Oaks Professional Building                   17.00     11         60           177
  56     GAL   Orthologics Building                              17.00     12                      120
  57     GAL   General Instruments Building                      17.00      5         36                 81
  58     GAL   Home Depot                                        17.00     38         36           198
  60     GAL   Mountain View Professional Plaza                  17.00     14         60           180
  61     GAL   Ventana Village Shopping Center                   17.00     35         76
  62     GAL   MA Bioservices                                    17.00      8         60           60
  63     GAL   65 K Street                                       17.00     49         36           79
  65     GAL   14600 Winchester Blvd.                            17.00      4         60           60
  66     GAL   Best Buy                                          17.00     43         36           138
  67     GAL   Village Grove Shopping Center                     17.00     21         36           84
  68     GAL   6006 Executive Boulevard                          17.00     50         36           84
  70     GAL   4215 Glencoe                                      17.00      1         60           60
  71     GAL   Snowcreek Crossing                                17.00     36         12           108
  72     GAL   Lighthouse Crossing Shopping Center               17.00      2         60           60
  73     GAL   Best Buy                                          17.00     44         36           204
  74     GAL   Creekside Office Park                             17.00     13         36           84
  75     GAL   Lithonia Lighting West Building                   17.00     20         36           84
  76     GAL   5353-5499 Downey Road                             17.00     38         36           192
  77     GAL   Townley Apartments                                17.00     70         36           84
  78     GAL   Walgreens and Staples                             17.00     39         36           204
  79     GAL   Prince Frederick Office Park                      17.00     61         36           143
  80     GAL   Bay Tree Village                                  17.00     44         36           24
  81     GAL   Bugaboo Steak House                               17.00     44         36           24
  82     GAL   Cotswold Plaza II                                 17.00      4         60           60
  83     GAL   Lake Regency Building                             17.00      3         60           57
  84     GAL   Merit Abrasiveproducts Inc.                       17.00     20         60           60
  85     GAL   Totem Ridge Business Park                         17.00     61         36           201
  87     GAL   Stafford Corporate Center                         17.00      1         60           60
  88     GAL   Best Buy                                          17.00     40         36           204
  89     GAL   R and R Plaza                                     17.00     49         36           144
  90     GAL   Best Buy                                          17.00     45         36           204
  91     GAL   Circuit City - Colorado Springs                   17.00     42         36           204
  92     GAL   204TH Street Partners                             17.00     59         36           84
  93     GAL   Commons 1 Office Building                         17.00     14         60           60
  94     GAL   Quail Business Park                               17.00     59         60           60
  95     GAL   Hayden Island Business Park                       17.00      7         36           84
  96     GAL   NW Corner of Hwy 74 & Mail Street                 17.00      1         36           84
  97     GAL   Sportmart Plaza                                   17.00     60                      240
  98     GAL   Spectrum Business Park V                          17.00     49         36           84
  99     GAL   Northwest Business Center III                     17.00     12         12           81
  100    GAL   Mizner Place                                      17.00     49         36           84
  101    GAL   Kroger                                            17.00     43         36           201
  102    GAL   Food 4 Less                                       17.00     81         36           192
  103    GAL   Oxford Hill Apartments                            17.00     54         36           81
  104    GAL   Linens N' Things                                  17.00     41         36           84
  105    GAL   Parklane Centre                                   17.00     13         36           84
  106    GAL   Goldseker Industrial Portfolio                    17.00      1         36           81
  108    GAL   Cahners Publishing Company                        17.00     59         36           204
  109    GAL   Walden Woods Village Shopping Center              17.00     35                      117
  110    GAL   Grand Terrace Shopping Center                     17.00      6         36           84
  111    GAL   2199 Innerbelt Business Center Drive              17.00     42         36           120
  112    GAL   Kohl's                                            17.00     60                      240
  113    GAL   Office Max                                        17.00     44         36           194
  114    GAL   Meadows Pavillion II                              17.00      8         24           96
  115    GAL   Bernardo Gateway Business Park                    17.00     35         36           84
  116    GAL   1371 & 1375 N. Miller Street                      17.00     25         60           156
  117    GAL   Blakely Corners Shopping Center                   17.00     10         60           180
  118    GAL   Sparks Medical Office Building                    17.00      4         36           84
  119    GAL   North Canal Office Park                           17.00     39         36           144
  120    GAL   Federal Express                                   17.00      3         36           84
  121    GAL   Behr Processing Building                          17.00     41         36           84
  122    GAL   The Shoppes at Salisbury II                       17.00     35         36           204
  123    GAL   Walgreens                                         17.00     79         60     165
  125    GAL   Shop N' Kart Discount Grocery                     17.00     17         60           180
  126    GAL   Office Max                                        17.00     31         36           189
  128    GAL   Office Max                                        17.00     27         36           204
  129    GAL   DEA Building                                      17.00     29         36           204
  130    GAL   56th Street Commerce Park                         17.00     59         36           84
  131    GAL   4520 36th Street                                  17.00     18         60           57
  132    GAL   Pacific Park                                      17.00      7
  133    GAL   Walgreens                                         17.00      3         36           144
  134    GAL   North Roseburg Plaza                              17.00     53         36           144
  135    GAL   Probity International Corp                        17.00     36         36           108
  136    GAL   NOAA-National Weather Service Building            17.00     60         36           180
  137    GAL   Winchester Court                                  17.00      8         36           84
  138    GAL   2400 E. Francis                                   17.00     43         37           83
  139    GAL   Walgreens                                         17.00     12         60           168
  140    GAL   Walgreens                                         17.00     35         36           204
  141    GAL   The Shoppes at Salisbury                          17.00     70         36           141
  142    GAL   Ames Department Store                             17.00     111        36           204
  143    GAL   Eckerd Drug Store                                 17.00      8         60           161
  144    GAL   Pier I Office Building                            17.00     57         36           144
  145    GAL   Harstad/Coates Industrial Park                    17.00     17         60           120
  146    GAL   Blockbuster Video                                 17.00      5         60           60
  147    GAL   Walgreens                                         17.00     64                      240
  148    GAL   Walgreens                                         17.00     64                      240
  149    GAL   15690 North 83rd Way                              17.00      1         60           120
  150    GAL   Walgreens                                         17.00     79         60           177
  151    GAL   The McCormick Executive Center Office             17.00     11         60           120
               Building
  152    GAL   Blockbuster Video                                 17.00     56                      180




TABLE (CONTINUED)




------------------------------------------------------------------------------------------------
                  Prepayment Code(2)
 Tab#  <YM5    <YM4   <YM3    <YM2   <YM1   5.0%  4.5%  4.0%  3.5%  3.0%  2.5%  2.0%  1.0%  Open

------------------------------------------------------------------------------------------------

   1
   3
   4
   5
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   9                                                                                          6
  10
  11                                                                                          3
  13
  15
  16                                                                                          6
  18                                                                                          3
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  21
  24                                                                                          6
  25                                                                                          3
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  27                                                                                          3
  28

  29
  31
  34                                                                                          3
  35
  38                                                                                          3
  39                                                                                          3
  40
  41                                                                                          6
  42
  43                                         12          12          12          12     9     3
  45
  46
  47                                                                                          2
  49
  50                                                                                          3
  51
  52
  53
  54                                                                                          3
  55                                                                                          3
  56
  57                                                                                          3
  58                                                                                          6
  60
  61                                                                 48          48    24    25
  62
  63
  65
  66                                                                                          6
  67
  68
  70
  71
  72
  73
  74
  75    12      12     12      12     12
  76                                                                                         12
  77
  78
  79
  80                                         12          12          12          12     9     3
  81                                         12          12          12          12     9     3
  82
  83                                                                                          3
  84
  85                                                                                          3
  87
  88
  89
  90
  91
  92
  93
  94
  95
  96
  97
  98
  99                                                                                          3
  100
  101                                                                                         3
  102                                                                                   9     3
  103                                                                                         3
  104                                                    12          24          24
  105
  106                                                                                         3
  108
  109                                                                                         3
  110
  111
  112
  113
  114
  115
  116
  117
  118
  119
  120
  121
  122
  123                                                                                         3
  125
  126
  128
  129
  130
  131                                                                                         3
  132                                                    36          36          24    18     6
  133
  134
  135
  136
  137
  138
  139
  140
  141                                                                                         3
  142
  143
  144
  145
  146
  147
  148
  149
  150                                                                                         3
  151
  152



------------------------------------------------------------------------------------------------------------------------------------
                                                                                YM           Partial
                                                                                           Prepayment
Tab#    Seller    Property Name                                              Formula(3)    Permitted(4)         Cut-Off Date Balance

------------------------------------------------------------------------------------------------------------------------------------
   1       GAL    Century Park Office Building                                   A             Yes                      $23,896,720
   3       GAL    Del Norte Plaza                                                A             Yes                      $17,979,067
   4       GAL    Picture Tel Office Building                                    A             Yes                      $17,756,107
   5       GAL    Club Hotel & Suites by Doubletree                              A             Yes                      $16,842,081
   6       GAL    Ram's Village Apartments                                       E             No                       $14,565,552
   9       GAL    Downtown Woodinville Retail Development #2                     A             Yes                      $13,050,000
   10      GAL    Mid Rivers Plaza Shopping Center                               A             Yes                      $12,898,672
   11      GAL    Pahrump Valley Junction Shopping Center                        A             Yes                      $12,806,774
   13      GAL    Westlake Village Marketplace                                   A             Yes                      $10,754,814
   15      GAL    Greylyn Business Park                                          A             Yes                       $9,607,369
   16      GAL    1700 Pennsylvania Avenue, N.W.                                 E             No                        $9,383,281
   18      GAL    Fairview Center                                                A             Yes                       $8,933,670
   20      GAL    Fort Collier Industrial Park                                   C             No                        $8,764,095
   21      GAL    Battelle Environmental Technology Bldg.                        A             Yes                       $8,614,708
   24      GAL    Drury Inn - Union Station                                      A             No                        $8,278,530
   25      GAL    Marketplace of Augusta - Phase 2                               A             Yes                       $8,190,600
   26      GAL    Sonora Quest Laboratories                                      A             Yes                       $8,120,686
   27      GAL    Winder Corners Shopping Center                                 A             Yes                       $7,910,389
   28      GAL    Battelle Energy & Environmental Sciences Bldg.                 A             Yes                       $7,840,352
   29      GAL    Encino Spectrum                                                E             Yes                       $7,798,047
   31      GAL    Townview Square Shopping Center                                A             Yes                       $7,676,106
   34      GAL    Seven Corners Corporate Center                                 A             Yes                       $7,454,074
   35      GAL    The Mark Office Building                                       A             Yes                       $7,398,413
   38      GAL    Fair Oaks Medical Plaza                                        C             No                        $7,046,651
   39      GAL    First Data Office Building                                     A             Yes                       $7,044,946
   40      GAL    1301 Connecticut Avenue, N.W.                                  A             Yes                       $6,888,586
   41      GAL    Downtown Woodinville Retail Development #1                     A             Yes                       $6,900,000
   42      GAL    Melbourne Square Promenade                                     A             Yes                       $6,849,537
   43      GAL    Glen Place Shopping Center                                     B             No                        $6,648,658
   45      GAL    Ocean Terrace Apartments                                       A             Yes                       $6,537,273
   46      GAL    Pheasant Run Apartments                                        A             Yes                       $6,487,978
   47      GAL    Liberty Crossing                                               A             Yes                       $6,487,896
   49      GAL    Danbury Commons Shopping Center                                A             Yes                       $6,397,909
   50      GAL    Dairy Ashford Plaza Office Building                            B             No                        $6,338,536
   51      GAL    Mt. Vernon Center                                              A             Yes                       $6,042,439
   52      GAL    Norwalk Plaza                                                  E             No                        $3,147,689
   53      GAL    Magnolia Plaza                                                 E             No                        $2,797,946
   54      GAL    Atrium Circle At Campus Circle                                 B             No                        $5,894,727
   55      GAL    Fair Oaks Professional Building                                A             Yes                       $5,721,128
   56      GAL    Orthologics Building                                           A             Yes                       $5,662,021
   57      GAL    General Instruments Building                                   B             No                        $5,590,556
   58      GAL    Home Depot                                                     B             No                        $5,590,230
   60      GAL    Mountain View Professional Plaza                               A             Yes                       $5,355,150
   61      GAL    Ventana Village Shopping Center                               N/A            Yes                       $5,151,783
   62      GAL    MA Bioservices                                                 A             Yes                       $5,147,586
   63      GAL    65 K Street                                                    A             Yes                       $5,038,665
   65      GAL    14600 Winchester Blvd.                                         A             Yes                       $4,962,419
   66      GAL    Best Buy                                                       E             No                        $4,933,616
   67      GAL    Village Grove Shopping Center                                  E             No                        $4,843,323
   68      GAL    6006 Executive Boulevard                                       A             Yes                       $4,769,832
   70      GAL    4215 Glencoe                                                   A             Yes                       $4,594,756
   71      GAL    Snowcreek Crossing                                             B             No                        $4,583,447
   72      GAL    Lighthouse Crossing Shopping Center                            A             Yes                       $4,482,933
   73      GAL    Best Buy                                                       E             No                        $4,334,333
   74      GAL    Creekside Office Park                                          A             Yes                       $4,287,914
   75      GAL    Lithonia Lighting West Building                                E             No                        $4,222,763
   76      GAL    5353-5499 Downey Road                                          E             Yes                       $4,221,076
   77      GAL    Townley Apartments                                             C             No                        $4,197,916
   78      GAL    Walgreens and Staples                                          A             Yes                       $4,197,905
   79      GAL    Prince Frederick Office Park                                   C             No                        $4,195,792
   80      GAL    Bay Tree Village                                               B             No                        $3,400,147
   81      GAL    Bugaboo Steak House                                            B             No                          $755,588
   82      GAL    Cotswold Plaza II                                              A             Yes                       $4,105,633
   83      GAL    Lake Regency Building                                          A             Yes                       $3,985,677
   84      GAL    Merit Abrasiveproducts Inc.                                    E             No                        $3,956,036
   85      GAL    Totem Ridge Business Park                                      E             Yes                       $3,778,994
   87      GAL    Stafford Corporate Center                                      A             No                        $3,695,610
   88      GAL    Best Buy                                                       E             No                        $3,681,463
   89      GAL    R and R Plaza                                                  E             No                        $3,664,222
   90      GAL    Best Buy                                                       E             No                        $3,649,630
   91      GAL    Circuit City - Colorado Springs                                B             No                        $3,431,393
   92      GAL    204TH Street Partners                                          E             No                        $3,428,490
   93      GAL    Commons 1 Office Building                                      A             No                        $3,401,447
   94      GAL    Quail Business Park                                            B             No                        $3,371,177
   95      GAL    Hayden Island Business Park                                    A             Yes                       $3,370,101
   96      GAL    NW Corner of Hwy 74 & Mail Street                              A             No                        $3,321,133
   97      GAL    Sportmart Plaza                                                B             No                        $3,269,186
   98      GAL    Spectrum Business Park V                                       E             No                        $3,236,873
   99      GAL    Northwest Business Center III                                  B             No                        $3,211,277
  100      GAL    Mizner Place                                                   E             No                        $3,057,427
  101      GAL    Kroger                                                         E             No                        $3,044,970
  102      GAL    Food 4 Less                                                    B             No                        $3,041,913
  103      GAL    Oxford Hill Apartments                                         C             No                        $3,022,303
  104      GAL    Linens N' Things                                               E             No                        $3,002,944
  105      GAL    Parklane Centre                                                A             Yes                       $3,002,149
  106      GAL    Goldseker Industrial Portfolio                                 A             Yes                       $2,996,511
  108      GAL    Cahners Publishing Company                                     B             No                        $2,935,451
  109      GAL    Walden Woods Village Shopping Center                           A             Yes                       $2,797,215
  110      GAL    Grand Terrace Shopping Center                                  A             Yes                       $2,780,387
  111      GAL    2199 Innerbelt Business Center Drive                           A             Yes                       $2,754,074
  112      GAL    Kohl's                                                         B             No                        $2,730,798
  113      GAL    Office Max                                                     A             Yes                       $2,717,802
  114      GAL    Meadows Pavillion II                                           A             Yes                       $2,683,897
  115      GAL    Bernardo Gateway Business Park                                 E             No                        $2,655,912
  116      GAL    1371 & 1375 N. Miller Street                                   E             No                        $2,653,366
  117      GAL    Blakely Corners Shopping Center                                A             Yes                       $2,649,094
  118      GAL    Sparks Medical Office Building                                 B             No                        $2,587,549
  119      GAL    North Canal Office Park                                        E             Yes                       $2,434,443
  120      GAL    Federal Express                                                A             Yes                       $2,391,234
  121      GAL    Behr Processing Building                                       E             No                        $2,354,579
  122      GAL    The Shoppes at Salisbury II                                    A             Yes                       $2,329,992
  123      GAL    Walgreens                                                      E             No                        $2,319,467
  125      GAL    Shop N' Kart Discount Grocery                                  A             Yes                       $2,262,922
  126      GAL    Office Max                                                     A             Yes                       $2,243,737
  128      GAL    Office Max                                                     A             No                        $2,216,658
  129      GAL    DEA Building                                                   E             No                        $2,203,906
  130      GAL    56th Street Commerce Park                                      B             No                        $2,100,632
  131      GAL    4520 36th Street                                               A             Yes                       $2,029,021
  132      GAL    Pacific Park                                                  N/A            Yes                       $1,884,552
  133      GAL    Walgreens                                                      E             Yes                       $1,853,071
  134      GAL    North Roseburg Plaza                                           E             No                        $1,835,871
  135      GAL    Probity International Corp                                     E             No                        $1,831,682
  136      GAL    NOAA-National Weather Service Building                         E             No                        $1,797,159
  137      GAL    Winchester Court                                               A             Yes                       $1,781,997
  138      GAL    2400 E. Francis                                                E             Yes                       $1,727,502
  139      GAL    Walgreens                                                      E             Yes                       $1,710,090
  140      GAL    Walgreens                                                      E             No                        $1,674,970
  141      GAL    The Shoppes at Salisbury                                       E             No                        $1,613,896
  142      GAL    Ames Department Store                                          B             No                        $1,517,427
  143      GAL    Eckerd Drug Store                                              A             Yes                       $1,473,701
  144      GAL    Pier I Office Building                                         E             No                        $1,387,116
  145      GAL    Harstad/Coates Industrial Park                                 A             Yes                       $1,328,168
  146      GAL    Blockbuster Video                                              B             Yes                       $1,188,692
  147      GAL    Walgreens                                                      B             No                        $1,156,706
  148      GAL    Walgreens                                                      B             No                        $1,128,736
  149      GAL    15690 North 83rd Way                                           A             Yes                         $996,967
  150      GAL    Walgreens                                                      E             No                          $967,171
  151      GAL    The McCormick Executive Center Office Building                 A             Yes                         $964,999
  152      GAL    Blockbuster Video                                              B             No                          $901,914
                                                                                                                       $625,552,838

---------

      FOOTNOTES TO MORTGAGE LOAN SCHEDULE

1 Seasoning represents the approximate number of months elapsed from the date of the first regularly scheduled payment or due date to the Cut-Off Date.

2 Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance. "YM1", and "YM3", represent the greater of the product of the applicable yield maintenance formula and one percent and three percent of the outstanding principal balance prepaid, respectively. "YM+0.5%" and "YM+0.75%" represent the product of the applicable yield maintenance formula plus one half of one percent and three quarters of one percent of the principal balance prepaid, respectively. "<YM5", "<YM4", "<YM3", "<YM2", and "<YM1", represent the lesser of the product of the applicable yield maintenance formula and five percent, four percent, three percent, two percent and one percent of the outstanding principal balance prepaid, respectively. The stated percentages represent fixed percentage premiums based on the amount prepaid.

      Loan No. 2, Landow Office Building, has a six month open prepayment period, without premium, during months 58-63 of the loan term (February 1, 2003 through July 31, 2003), if the borrower is denied a request to increase the loan balance subject to certain conditions. The Master
      Servicer will be prohibited from advancing additional principal; therefore, investors should assume the borrower will have this prepayment option.

      Loan No. 3, Del Norte Plaza, in addition to the prepayment option indicated above, has the option of defeasing the subject loan after the earlier of the second anniversary of the date the Del Norte Loan is transferred to a REMIC or the expiration of the fifth year of the loan term. Any such defeasance will include the release of the related Del
      Norte Property and the pledge of substitute collateral in the form of direct, non-callable, non-redeemable United States Treasury obligations providing for payments prior, but as close as possible, to all successive dates (including the maturity date of the Del Norte Loan) on which a payment of principal and interest under the Del Norte Loan is due, with each such payment being equal to or greater than such scheduled principal or interest payment due on such date.

      Loan No. 5, Club Hotel & Suites by Doubletree, has a $2,000,000 letter of credit in place as a performance enhancement. If certain performance thresholds are not met by the fifth anniversary of the note date, the letter of credit may be applied to the then outstanding principal balance of the loan, subject to a 4% prepayment premium. Such letter of credit application is at the lender's option.

      Loan No. 18, Fairview Center, permits the prepayment of up to $800,000 of the outstanding principal balance, without premium, should the Borders tenant elect to prepay the non-amortized cost of their outstanding borrower-financed tenant improvements. Such prepayment may occur at any time. Such prepayment would result in a recalculation of the applicable monthly P&I payment.

      Loan No. 27, Winder Corners Shopping Center, permits prepayment of up to three (3) payments during the loan term, so long as each separate payment is no less than $500,000 and no greater than $1,500,000. Such prepayments are subject to a 1% prepayment premium.

      Loan No. 58, Home Depot, is currently subject to partial condemnation proceedings. As a result, it is expected a condemnation award of approximately $342,000 will be applied to the outstanding loan balance within 90 days of the Cut-off date. Such principal reduction will be without a prepayment premium.

      Loan Nos. 15, Greylyn Business Park; 29, Encino Spectrum; 37, Eastway Crossing Shopping Center; 85, Totem Ridge Business Park; 86, DSHS Office Building; 116, 1371&1375 N. Miller Street; 119, North Canal Office Park; 132, Pacific Park; and 138, 2400 E. Francis, permit prepayment of up to 10% of the original principal balance in any loan year, including any applicable lockout period (except Loan No. 85, Totem Ridge Business Park, which does not permit prepayment during its related lockout period), without the payment of a prepayment premium. The original principal balances for the above loans were $10,000,000; $8,250,000; $7,500,000;
      $4,300,000; $3,900,000; $2,800,000; $2,800,000; $1,900,000 and $1,898,500,
      respectively.

3 Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are nine different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are reference by the letters "A", "B", "C", "D", "E", "F", "G", "H", and "I". Summaries for the nine formulas are listed below under "Yield Maintenance Formulas".

4 "Yes" indicates that during any period in which the borrower is permitted to prepay the outstanding principal balance of the related mortgage loan (with or without a prepayment premium), such borrower may prepay an amount less than the entire outstanding principal balance. Loans so noted include the nine mortgage loans which permit prepayment in any loan year of up to 10% of the original principal balance without premium. Eight of the nine mortgage loans that permit such 10% prepayment without premium also permit partial prepayments outside the scope of the 10% prepayment without premium option, but such additional partial prepayments are subject to any applicable prepayment premium.

YIELD MAINTENANCE FORMULAS

      The following are summaries of yield maintenance provisions, or formulas, contained in the related promissory note for certain of the mortgage loans. There are nine unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C", "D", "E", "F", "G", "H", or "I". Each mortgage loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula".

A At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the percentage of the outstanding principal balance being prepaid multiplied by an amount equal to the remainder obtained by subtracting (i) the entire outstanding principal balance of this Note as of the date of the prepayment from (ii) the present value as of the date of the prepayment of the remaining scheduled payments of principal and interest under this Note including any final installment of principal payable on the maturity date of this Note determined by discounting such payments at the U.S. Treasury rate, as such rate is reported in the Federal Reserve Statistical Release H.15(519) Selected Interest Rates (or comparable publication as determined by the holder of this Note) under the heading "U.S. government securities/Treasury constant maturities" f

B At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the product obtained by multiplying (i) the difference obtained by subtracting from the then applicable interest rate on this Note the yield rate on United States Treasury Notes having a maturity date closest to the maturity date of this Note, as such yield rate is reported in the Wall Street Journal or similar publication on the fifth business day preceding the prepayment date, and (ii) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of this Note, and (iii) the prepaid principal amount.

C At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the present value of an annuity with (i) a monthly payment equal to the product obtained by multiplying the prepaid principal amount by the difference obtained by subtracting from the then applicable interest rate on this Note the yield rate on United States Treasury Notes having a maturity date closest to the maturity date of this Note, as such yield rate is reported in the Wall Street Journal or similar publication on the fifth business day preceding the prepayment date, and
      (ii) the number of months and fraction thereof remaining between the prepayment date and the scheduled maturity date of this Note, and (iii) a discount rate equal to the yield rate of the Treasury Notes described above.

D "Yield Maintenance Amount" shall mean the amount equal to (a) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest hereunder (allocable to the amount of principal being prepaid), calculated by discounting such payments monthly at a rate equal to one-twelfth of the Treasury Yield (as defined below) less (b) the amount of principal then due (including any amount then being prepaid and any amount then due remaining to be paid). The Treasury Yield shall equal the yield on the Treasury Constant Maturities series having a maturity date equal to the Stated Maturity, as set forth in Federal Reserve
      Statistical Release H.15(519) (or a comparable publication or source selected by Lender if such publication is no longer available) for the first week ending not less than two full weeks before the date of prepayment. If the Stated Maturity does not correspond to one of the Treasury Constant Maturities published in Federal Reserve Statistical Release H.15(519) (or such successor publication or source), the Treasury Yield shall be determined by Lender by interpolating between the yield on securities having the next longer and the next shorter maturity date. Maker agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any Treasury obligation as a condition to receiving the Yield Maintenance Amount.

E At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the present value (as determined by discounting back on a monthly basis, at the Treasury Notes rate identified below in this paragraph, from the maturity date of this Note to such prepayment date) of the product obtained by multiplying (i) the difference obtained by subtracting from the then applicable interest rate on this Note the yield rate on United States Treasury Notes having a maturity date closest to the maturity date of this Note, as such yield rate is reported in The Wall Street Journal or similar publication on the fifth business day preceding the prepayment date, and (ii) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of this Note, and (iii) the prepaid principal amount.

F "Yield Maintenance Amount" at any time shall mean the amount equal to (a) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest hereunder (allocable to the amount of principal being prepaid), calculated by discounting such payments monthly at a rate equal to one-twelfth of the Treasury Yield (as defined below) less (b) the amount of principal being prepaid. The Treasury Yield shall equal the yield on the Treasury Bonds series having a maturity date equal to the Stated Maturity, as set forth in The Wall Street Journal (or a comparable publication or source selected by the Lender if such publication is no longer available) as of the close of business for the Friday that is two full weeks prior to the date of prepayment (or the previous Thursday should the Treasury bond market be closed on that Friday). Application of the previous sentence is illustrated by the following examples:

      If Prepayment Date is:             Then apply Treasury Rate as of the end
                                         of the following day:

      Monday, January 26, 1998           Friday, January 9, 1998
      Thursday, January 29,1998          Friday, January 9, 1998
      Friday, January 30, 1998           Friday, January 16, 1998

      If the Stated Maturity does not correspond to one of the Treasury Bonds published in The Wall Street Journal (or such successor publication or source), the Treasury Yield shall be determined by Lender by interpolating between the yield on securities having the next longer and the next shorter maturity date. Maker agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any treasury obligation as a condition to receiving the Yield Maintenance Amount. The Yield Maintenance Amount shall be calculated by Lender in a commercially reasonable manner and such calculation shall be binding on Maker absent manifest error.

G "Yield Maintenance Amount" at any time shall mean the amount equal to (a) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest hereunder (allocable to the amount of principal being prepaid), calculated by discounting such payments monthly at a rate equal to (y) one-twelfth of the Treasury Yield (as defined below) for any prepayment made before the fourth anniversary of the date of execution hereof and (z) one-twelfth of the sum of Treasury Yield plus 0.50% for any prepayment after such fourth anniversary less (b) the amount of principal then due (including any amount then being prepaid and any amount then due remaining to be paid). The Treasury Yield shall equal the yield on the Treasury Constant Maturities series having a maturity date equal to the Stated Maturity, as set forth in Federal Reserve Statistical Release H.15(519) (or a comparable publication or source selected by Lender if such publication is no longer available) for the first week ending

       If the  Stated  Maturity  does  not  correspond  to  one of the  Treasury
      Constant Maturities published in Federal Reserve Statistical Release H.15(519) (or such successor publication or source), the Treasury Yield shall be determined by Lender by interpolating between the yield on securities having the next longer and the next shorter maturity date. Maker agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any treasury obligation as a condition to receiving the Yield Maintenance Amount. Not withstanding anything to the contrary in this paragraph, the Yield Maintenance Amount shall be subject to the terms and provisions of Section 8A hereof (Maximum Interest clause).

H "Yield Maintenance Premium" shall mean the premium which shall be the product of (1) a fraction, the numerator of which is the positive excess, if any, of (i) the present value of all future Payments of principal and interest on the Principal Amount, including the Principal Amount due at maturity, to be made on the Note before the prepayment in question, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Note, plus 35 basis points, over (ii) the Principal Amount immediately before such prepayment, and the denominator of which is the Principal Amount immediately prior to the prepayment, and (2) the Principal Amount being prepaid; provided, however, that if there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the Note, then the index re if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

I "Yield Maintenance Premium" shall mean the premium which shall be the product of (1) a fraction, the numerator of which is the positive excess, if any, of (i) the present value of all future Payments of principal and interest on the Principal Amount, including the Principal Amount due at maturity, to be made on the Note before the prepayment in question, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Note, over (ii) the Principal Amount immediately before such prepayment, and the denominator of which is the Principal Amount immediately prior to the prepayment, and (2) the Principal Amount being prepaid; provided, however, that if there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the Note, then the index referred to in (1) above shall be equal to the weighted average yeild to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining duration of the Note, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

                                 SCHEDULE II

                       RETIREMENT SYSTEM LOAN SCHEDULE




------------------------------------------------------------------------------------------------------------------------------------

Tab#  Seller   Property Name                         Street Address                                    City

------------------------------------------------------------------------------------------------------------------------------------

  2   SF    Landow Office Building                   7910 Woodmont Avenue                              Bethesda
  7   SF    Walsh Research Center                    2401-2403 Walsh Avenue                            Santa Clara
  8   SF    45 West 45th Street                      45 West 45th Street                               New York
 12   SF    Ogden Mall                               NW Corner Ogden Avenue & Naperville-Weaton Road   Naperville
 14   SF    Ingram Micro Inc. Facility               1759 Wehrle Drive & 395 Youngs Road               Amherst
 17   SF    Federal Express                          300 Fulling Mill Road                             Middletown
 19   SF    Stoneridge II Office Building            2050 North Woodward Avenue                        Bloomfield Hills
 22   SF    Parkview Office Building                 5821 Fairview Road                                Charlotte
 23   SF    Arboretum IV Office Building             34705 West 12 Mile Road                           Farmington Hills
 30   SF    Seventh Street Properties                2910 Seventh ST. & 890 Heinz Avenue               Berkley
 32   SF    Highridge Apartments                     9353 Viscount Boulevard                           El Paso
 33   SF    Federal Express                          1500 Blueball Avenue                              Lower Chichester Township
 36   SF    Rancho Viejo Apartments                  8530 North 22nd Avenue                            Phoenix
 37   SF    Eastway Crossing Shopping Center         3304-3330 Eastway Drive                           Charlotte
 44   SF    Richmond Plaza Shopping Center           NE Quad & I-520 Wrightsboro Road                  Augusta
 48   SF    Loganville Town Center                   4325 Atlanta Highway                              Loganville
 59   SF    1875 Charleston Road                     1875 Charleston Road                              Mountain View
 64   SF    655 5th Avenue                           655 5TH Avenue                                    New York
 69   SF    University Business Center               3019 Alvin Devane Boulevard                       Austin
 86   SF    DSHS Office Building                     900 East College Way                              Mount Vernon
107   SF    Walgreens                                NEC Marks Avenue & Ashlan Avenue                  Fresno
124   SF    Eckerd Drug Store                        8522 US Highway 19                                Port Richey
127   SF    Eckerd Drug Store                        8401 Armenia Avenue                               Tampa





TABLE (CONTINUED)

--------------------------------------------------------------------------------

Tab#  State       Original Balance       Borrower Name

--------------------------------------------------------------------------------

  2     MD        $19,000,000      Landow Building LP
  7     CA        $14,400,000      G & I Walsh LLC
  8     NY        $14,000,000      Tmt-45Th Street Inc.
 12     IL        $11,250,000      Norcor Naperville Assoc. LLC
 14     NY        $10,761,000      Amherst Investors Business
 17     PA         $9,375,000      Woodland Harris, LLC
 19     MI         $8,970,000      Woodward Ventures LLC
 22     NC         $8,631,595      G & I Parkview LLC
 23     MI         $8,750,000      Arboretum Properties LP Phase IV
 30     CA         $7,800,000      Seventh Street Property General Partnership
 32     TX         $7,900,000      Sovereign Realty 1983-II LTD.
 33     PA         $7,600,000      Kendall Holdings-Pa LLC
 36     AZ         $7,391,247      G & I Rancho Viejo LLC
 37     NC         $7,500,000      Eastway Crossing II-Charlotte LLC
 44     GA         $6,577,158      G & I Augusta LLC
 48     GA         $6,500,000      Walton Capital LLC
 59     CA         $5,400,000      Charleston/Landings Associates LP
 64     NY         $5,000,000      655 Property LLC
 69     TX         $5,100,000      UBC LTD
 86     WA         $3,900,000      MV LLC
107     CA         $3,000,000      BDC Ashlan, LP
124     FL         $2,298,591      U.S. 19 Property LLC
127     FL         $2,248,169      Armenia Property LLC


-----------------------------------------------------------------------------------------------------------------------------------

Tab#  Seller  Property Name                    Fee/Leasehold              Note Date      Maturity Date    Orig. Term    Rem. Term

-----------------------------------------------------------------------------------------------------------------------------------

  2    SF     Landow Office Building                 Fee                  03/19/1998       04/01/2008          120           105
  7    SF     Walsh Research Center                  Fee                  02/26/1999       03/01/2004           60            56
  8    SF     45 West 45th Street                    Fee                  12/28/1998       01/01/2009          120           114
 12    SF     Ogden Mall                             Fee                  10/20/1995       10/31/2007          144           100
 14    SF     Ingram Micro Inc. Facility             Fee                  10/26/1998       11/01/2013          180           172
 17    SF     Federal Express                        Fee                  01/28/1999       02/01/2009          120           115
 19    SF     Stoneridge II Office Building          Fee                  03/31/1998       03/31/2008          120           105
 22    SF     Parkview Office Building               Fee                  02/26/1999       03/01/2004           60            56
 23    SF     Arboretum IV Office Building           Fee                  10/31/1996       11/01/2006          120            88
 30    SF     Seventh Street Properties              Fee                  03/30/1999       05/01/2009          120           118
 32    SF     Highridge Apartments                   Fee                  09/28/1996       08/31/2003           84            50
 33    SF     Federal Express                        Fee                  04/08/1998       05/01/2012          168           154
 36    SF     Rancho Viejo Apartments                Fee                  02/26/1999       03/01/2004           60            56
 37    SF     Eastway Crossing Shopping Center       Fee                  03/09/1998       04/01/2018          240           225
 44    SF     Richmond Plaza Shopping Center         Fee                  02/26/1999       03/01/2004           60            56
 48    SF     Loganville Town Center                 Fee                  08/04/1998       08/01/2018          240           229
 59    SF     1875 Charleston Road                   Leasehold            04/12/1999       05/01/2014          180           178
 64    SF     655 5th Avenue                         Fee                  04/23/1999       05/01/2004           60            58
 69    SF     University Business Center             Fee                  10/31/1995       10/31/2002           84            40
 86    SF     DSHS Office Building                   Fee                  02/18/1998       04/01/2008          120           105
107    SF     Walgreens                              Fee                  06/28/1999       07/01/2009          120           120
124    SF     Eckerd Drug Store                      Fee                  12/17/1998       01/01/2018          228           222
127    SF     Eckerd Drug Store                      Fee                  12/17/1998       08/01/2017          223           217



--------------------------------------------------------------------------------------------------
                                                                          Adm. Cost
Tab#    Orig. Amort    Rem. Amort       Rate      Monthly Debt Service   Rate (bps)   Seasoning(1)

--------------------------------------------------------------------------------------------------
  2           300            285        7.000%          $134,288.05         37.25       15
  7           360            356        6.530%           $91,302.09         25.25       4
  8           N/A            N/A        7.000%           $81,666.67         25.25       6
 12           264            220        8.280%           $92,717.77         25.25       44
 14           300            292        6.310%           $71,386.65         25.25       8
 17           300            295        7.000%           $66,260.55         25.25       5
 19           324            309        7.250%           $63,166.20         25.25       15
 22           360            356        6.530%           $54,727.96         25.25       4
 23           300            268        8.670%           $71,462.59         25.25       32
 30           300            298        7.125%           $55,752.32         25.25       2
 32           324            290        8.680%           $65,341.64         25.25       34
 33           360            346        7.030%           $50,716.21         25.25       14
 36           360            356        6.530%           $46,863.63         25.25       4
 37           240            225        7.500%           $60,419.49         40.25       15
 44           360            356        6.530%           $41,701.96         25.25       4
 48           300            289        7.200%           $46,773.27         37.25       11
 59           180            178        7.250%           $49,294.60         25.25       2
 64           N/A            N/A        6.580%           $27,416.67         25.25       2
 69           264            220        8.250%           $41,933.38         25.25       44
 86           180            165        7.250%           $35,601.66         40.25       15
107           300            300        7.000%           $21,203.38         25.25       0
124           300            294        6.625%           $15,700.27         25.25       6
127           300            294        6.625%           $15,355.86         25.25       6


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Prepayment Code(2)
Tab#   Seller Property Name                          Lockout    YM   YM1   YM3      YM+0.5%      YM+0.75%     <YM5    <YM4    <YM3

------------------------------------------------------------------------------------------------------------------------------------

  2    SF     Landow Office Building                     60
  7    SF     Walsh Research Center                      24           33
  8    SF     45 West 45th Street                        36           78
 12    SF     Ogden Mall                                 24           36               36           42
 14    SF     Ingram Micro Inc. Facility                 60           117
 17    SF     Federal Express                            36           81
 19    SF     Stoneridge II Office Building              12           102
 22    SF     Parkview Office Building                   24           33
 23    SF     Arboretum IV Office Building               12           102
 30    SF     Seventh Street Properties                  36           84
 32    SF     Highridge Apartments                       12           69
 33    SF     Federal Express                            84           81
 36    SF     Rancho Viejo Apartments                    24           33
 37    SF     Eastway Crossing Shopping Center          120
 44    SF     Richmond Plaza Shopping Center             24           33
 48    SF     Loganville Town Center                     24           210
 59    SF     1875 Charleston Road                       96           78
 64    SF     655 5th Avenue                             5       47
 69    SF     University Business Center                 24           54
 86    SF     DSHS Office Building
107    SF     Walgreens                                  36           84
124    SF     Eckerd Drug Store                          60           168
127    SF     Eckerd Drug Store                          60           163



TABLE (CONTINUED)


---------------------------------------------------------------------------------------------

Tab#    <YM2     <YM1    5.0%   4.5%    4.0%    3.5%    3.0%    2.5%    2.0%   1.0%   Open

---------------------------------------------------------------------------------------------
  2                                      12              12              12     21      3
  7                                                                                     3
  8                                                                                     6
 12                                                                                     6
 14                                                                                     3
 17                                                                                     3
 19                                                                                     6
 22                                                                                     3
 23                                                                                     6
 30
 32                                                                                     3
 33                                                                                     3
 36                                                                                     3
 37                       36     12      12      12      12      12      21             3
 44                                                                                     3
 48                                                                                     6
 59                                                                                     6
 64                                                                                     8
 69                                                                                     6
 86                                      60              60
107
124
127



-----------------------------------------------------------------------------------------------------------------------------
                                                          YM         Partial Prepayment
Tab#  Seller               Property Name               Formula(3)       Permitted(4)              Cut-Off Date Balance
-----------------------------------------------------------------------------------------------------------------------------

  2    SF     Landow Office Building                     N/A                No                        $18,633,444
  7    SF     Walsh Research Center                       H                 No                        $14,347,808
  8    SF     45 West 45th Street                         A                Yes                        $14,000,000
 12    SF     Ogden Mall                                  D                 No                        $11,219,710
 14    SF     Ingram Micro Inc. Facility                  I                 No                        $10,640,384
 17    SF     Federal Express                             A                Yes                         $9,316,456
 19    SF     Stoneridge II Office Building               F                 No                         $8,829,570
 22    SF     Parkview Office Building                    H                 No                         $8,600,310
 23    SF     Arboretum IV Office Building                D                 No                         $8,454,403
 30    SF     Seventh Street Properties                   A                Yes                         $7,781,064
 32    SF     Highridge Apartments                        D                 No                         $7,615,631
 33    SF     Federal Express                             A                 No                         $7,509,920
 36    SF     Rancho Viejo Apartments                     H                 No                         $7,364,458
 37    SF     Eastway Crossing Shopping Center           N/A               Yes                         $7,287,699
 44    SF     Richmond Plaza Shopping Center              H                 No                         $6,553,319
 48    SF     Loganville Town Center                      A                Yes                         $6,411,882
 59    SF     1875 Charleston Road                        A                Yes                         $5,366,560
 64    SF     655 5th Avenue                              A                 No                         $5,000,000
 69    SF     University Business Center                  G                 No                         $4,748,373
 86    SF     DSHS Office Building                       N/A               Yes                         $3,711,572
107    SF     Walgreens                                   E                Yes                         $3,000,000
124    SF     Eckerd Drug Store                           A                Yes                         $2,280,279
127    SF     Eckerd Drug Store                           A                Yes                         $2,230,258



      FOOTNOTES TO MORTGAGE LOAN SCHEDULE

1 Seasoning represents the approximate number of months elapsed from the date of the first regularly scheduled payment or due date to the Cut-Off Date.

2 Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance. "YM1", and "YM3", represent the greater of the product of the applicable yield maintenance formula and one percent and three percent of the outstanding principal balance prepaid, respectively. "YM+0.5%" and "YM+0.75%" represent the product of the applicable yield maintenance formula plus one half of one percent and three quarters of one percent of the principal balance prepaid, respectively. "<YM5", "<YM4", "<YM3", "<YM2", and "<YM1", represent the lesser of the product of the applicable yield maintenance formula and five percent, four percent, three percent, two percent and one percent of the outstanding principal balance prepaid, respectively. The stated percentages represent fixed percentage premiums based on the amount prepaid.

      Loan No. 2, Landow Office Building, has a six month open prepayment period, without premium, during months 58-63 of the loan term (February 1, 2003 through July 31, 2003), if the borrower is denied a request to increase the loan balance subject to certain conditions. The Master
      Servicer will be prohibited from advancing additional principal; therefore, investors should assume the borrower will have this prepayment option.

      Loan No. 3, Del Norte Plaza, in addition to the prepayment option indicated above, has the option of defeasing the subject loan after the earlier of the second anniversary of the date the Del Norte Loan is transferred to a REMIC or the expiration of the fifth year of the loan term. Any such defeasance will include the release of the related Del
      Norte Property and the pledge of substitute collateral in the form of direct, non-callable, non-redeemable United States Treasury obligations providing for payments prior, but as close as possible, to all successive dates (including the maturity date of the Del Norte Loan) on which a payment of principal and interest under the Del Norte Loan is due, with each such payment being equal to or greater than such scheduled principal or interest payment due on such date.

      Loan No. 5, Club Hotel & Suites by Doubletree, has a $2,000,000 letter of credit in place as a performance enhancement. If certain performance thresholds are not met by the fifth anniversary of the note date, the letter of credit may be applied to the then outstanding principal balance of the loan, subject to a 4% prepayment premium. Such letter of credit application is at the lender's option.

      Loan No. 18, Fairview Center, permits the prepayment of up to $800,000 of the outstanding principal balance, without premium, should the Borders tenant elect to prepay the non-amortized cost of their outstanding borrower-financed tenant improvements. Such prepayment may occur at any time. Such prepayment would result in a recalculation of the applicable monthly P&I payment.

      Loan No. 27, Winder Corners Shopping Center, permits prepayment of up to three (3) payments during the loan term, so long as each separate payment is no less than $500,000 and no greater than $1,500,000. Such prepayments are subject to a 1% prepayment premium.

      Loan No. 58, Home Depot, is currently subject to partial condemnation proceedings. As a result, it is expected a condemnation award of approximately $342,000 will be applied to the outstanding loan balance within 90 days of the Cut-off date. Such principal reduction will be without a prepayment premium.

      Loan Nos. 15, Greylyn Business Park; 29, Encino Spectrum; 37, Eastway Crossing Shopping Center; 85, Totem Ridge Business Park; 86, DSHS Office Building; 116, 1371&1375 N. Miller Street; 119, North Canal Office Park; 132, Pacific Park; and 138, 2400 E. Francis, permit prepayment of up to 10% of the original principal balance in any loan year, including any applicable lockout period (except Loan No. 85, Totem Ridge Business Park, which does not permit prepayment during its related lockout period), without the payment of a prepayment premium. The original principal balances for the above loans were $10,000,000; $8,250,000; $7,500,000;
      $4,300,000; $3,900,000; $2,800,000; $2,800,000; $1,900,000 and $1,898,500,
      respectively.

3 Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are nine different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are reference by the letters "A", "B", "C", "D", "E", "F", "G", "H", and "I". Summaries for the nine formulas are listed below under "Yield Maintenance Formulas".

4 "Yes" indicates that during any period in which the borrower is permitted to prepay the outstanding principal balance of the related mortgage loan (with or without a prepayment premium), such borrower may prepay an amount less than the entire outstanding principal balance. Loans so noted include the nine mortgage loans which permit prepayment in any loan year of up to 10% of the original principal balance without premium. Eight of the nine mortgage loans that permit such 10% prepayment without premium also permit partial prepayments outside the scope of the 10% prepayment without premium option, but such additional partial prepayments are subject to any applicable prepayment premium.

YIELD MAINTENANCE FORMULAS

      The following are summaries of yield maintenance provisions, or formulas, contained in the related promissory note for certain of the mortgage loans. There are nine unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C", "D", "E", "F", "G", "H", or "I". Each mortgage loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula".

A At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the percentage of the outstanding principal balance being prepaid multiplied by an amount equal to the remainder obtained by subtracting (i) the entire outstanding principal balance of this Note as of the date of the prepayment from (ii) the present value as of the date of the prepayment of the remaining scheduled payments of principal and interest under this Note including any final installment of principal payable on the maturity date of this Note determined by discounting such payments at the U.S. Treasury rate, as such rate is reported in the Federal Reserve Statistical Release H.15(519) Selected Interest Rates (or comparable publication as determined by the holder of this Note) under the heading "U.S. government securities/Treasury constant maturities" f

B At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the product obtained by multiplying (i) the difference obtained by subtracting from the then applicable interest rate on this Note the yield rate on United States Treasury Notes having a maturity date closest to the maturity date of this Note, as such yield rate is reported in the Wall Street Journal or similar publication on the fifth business day preceding the prepayment date, and (ii) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of this Note, and (iii) the prepaid principal amount.

C At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the present value of an annuity with (i) a monthly payment equal to the product obtained by multiplying the prepaid principal amount by the difference obtained by subtracting from the then applicable interest rate on this Note the yield rate on United States Treasury Notes having a maturity date closest to the maturity date of this Note, as such yield rate is reported in the Wall Street Journal or similar publication on the fifth business day preceding the prepayment date, and
      (ii) the number of months and fraction thereof remaining between the prepayment date and the scheduled maturity date of this Note, and (iii) a discount rate equal to the yield rate of the Treasury Notes described above.

D "Yield Maintenance Amount" shall mean the amount equal to (a) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest hereunder (allocable to the amount of principal being prepaid), calculated by discounting such payments monthly at a rate equal to one-twelfth of the Treasury Yield (as defined below) less (b) the amount of principal then due (including any amount then being prepaid and any amount then due remaining to be paid). The Treasury Yield shall equal the yield on the Treasury Constant Maturities series having a maturity date equal to the Stated Maturity, as set forth in Federal Reserve
      Statistical Release H.15(519) (or a comparable publication or source selected by Lender if such publication is no longer available) for the first week ending not less than two full weeks before the date of prepayment. If the Stated Maturity does not correspond to one of the Treasury Constant Maturities published in Federal Reserve Statistical Release H.15(519) (or such successor publication or source), the Treasury Yield shall be determined by Lender by interpolating between the yield on securities having the next longer and the next shorter maturity date. Maker agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any Treasury obligation as a condition to receiving the Yield Maintenance Amount.

E At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the present value (as determined by discounting back on a monthly basis, at the Treasury Notes rate identified below in this paragraph, from the maturity date of this Note to such prepayment date) of the product obtained by multiplying (i) the difference obtained by subtracting from the then applicable interest rate on this Note the yield rate on United States Treasury Notes having a maturity date closest to the maturity date of this Note, as such yield rate is reported in The Wall Street Journal or similar publication on the fifth business day preceding the prepayment date, and (ii) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of this Note, and (iii) the prepaid principal amount.

F "Yield Maintenance Amount" at any time shall mean the amount equal to (a) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest hereunder (allocable to the amount of principal being prepaid), calculated by discounting such payments monthly at a rate equal to one-twelfth of the Treasury Yield (as defined below) less (b) the amount of principal being prepaid. The Treasury Yield shall equal the yield on the Treasury Bonds series having a maturity date equal to the Stated Maturity, as set forth in The Wall Street Journal (or a comparable publication or source selected by the Lender if such publication is no longer available) as of the close of business for the Friday that is two full weeks prior to the date of prepayment (or the previous Thursday should the Treasury bond market be closed on that Friday). Application of the previous sentence is illustrated by the following examples:

      If Prepayment Date is:             Then apply Treasury Rate as of the end
                                         of the following day:

      Monday, January 26, 1998           Friday, January 9, 1998
      Thursday, January 29,1998          Friday, January 9, 1998
      Friday, January 30, 1998           Friday, January 16, 1998

      If the Stated Maturity does not correspond to one of the Treasury Bonds published in The Wall Street Journal (or such successor publication or source), the Treasury Yield shall be determined by Lender by interpolating between the yield on securities having the next longer and the next shorter maturity date. Maker agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any treasury obligation as a condition to receiving the Yield Maintenance Amount. The Yield Maintenance Amount shall be calculated by Lender in a commercially reasonable manner and such calculation shall be binding on Maker absent manifest error.

G "Yield Maintenance Amount" at any time shall mean the amount equal to (a) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest hereunder (allocable to the amount of principal being prepaid), calculated by discounting such payments monthly at a rate equal to (y) one-twelfth of the Treasury Yield (as defined below) for any prepayment made before the fourth anniversary of the date of execution hereof and (z) one-twelfth of the sum of Treasury Yield plus 0.50% for any prepayment after such fourth anniversary less (b) the amount of principal then due (including any amount then being prepaid and any amount then due remaining to be paid). The Treasury Yield shall equal the yield on the Treasury Constant Maturities series having a maturity date equal to the Stated Maturity, as set forth in Federal Reserve Statistical Release H.15(519) (or a comparable publication or source selected by Lender if such publication is no longer available) for the first week ending

       If the  Stated  Maturity  does  not  correspond  to  one of the  Treasury
      Constant Maturities published in Federal Reserve Statistical Release H.15(519) (or such successor publication or source), the Treasury Yield shall be determined by Lender by interpolating between the yield on securities having the next longer and the next shorter maturity date. Maker agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any treasury obligation as a condition to receiving the Yield Maintenance Amount. Not withstanding anything to the contrary in this paragraph, the Yield Maintenance Amount shall be subject to the terms and provisions of Section 8A hereof (Maximum Interest clause).

H "Yield Maintenance Premium" shall mean the premium which shall be the product of (1) a fraction, the numerator of which is the positive excess, if any, of (i) the present value of all future Payments of principal and interest on the Principal Amount, including the Principal Amount due at maturity, to be made on the Note before the prepayment in question, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Note, plus 35 basis points, over (ii) the Principal Amount immediately before such prepayment, and the denominator of which is the Principal Amount immediately prior to the prepayment, and (2) the Principal Amount being prepaid; provided, however, that if there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the Note, then the index re if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

I "Yield Maintenance Premium" shall mean the premium which shall be the product of (1) a fraction, the numerator of which is the positive excess, if any, of (i) the present value of all future Payments of principal and interest on the Principal Amount, including the Principal Amount due at maturity, to be made on the Note before the prepayment in question, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Note, over (ii) the Principal Amount immediately before such prepayment, and the denominator of which is the Principal Amount immediately prior to the prepayment, and (2) the Principal Amount being prepaid; provided, however, that if there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the Note, then the index referred to in (1) above shall be equal to the weighted average yeild to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining duration of the Note, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).